    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

           CANADIAN FOREST                              FOREST OIL
               OIL LTD.                                CORPORATION
      (Exact name of Registrant                 (Exact name of Registrant
     as specified in its charter)              as specified in its charter)
           ALBERTA, CANADA                               NEW YORK
     (State of other jurisdiction              (State of other jurisdiction
  of incorporation or organization)         of incorporation or organization)
                 N/A                                    25-0484900
           (I.R.S. Employer                          (I.R.S. Employer
         Identification No.)                       Identification No.)
                 1311                                      1311
     (Primary Standard Industrial              (Primary Standard Industrial
     Classification Code Number)               Classification Code Number)

                                                    DANIEL L. MCNAMARA
                                             CORPORATE COUNSEL AND SECRETARY
    800 6TH AVENUE S.W., SUITE 600                FOREST OIL CORPORATION
            CALGARY T2P3G3                      1600 BROADWAY, SUITE 2200
                CANADA                            DENVER, COLORADO 80202
  (Address, including zip code, and                   (303) 812-1400
          telephone number,                (Name, Address, including zip code,
   including area code, of Canadian               and telephone number,
Forest Oil Ltd.'s principal executive       including area code, of Forest Oil
               offices)                          Corporation's principal
                                             executive offices and agent for
                                               service for each registrant)

                           --------------------------

                                    COPY TO:

                                 ALAN P. BADEN
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2430
                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
    AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                             TITLE OF EACH CLASS OF                                      AMOUNT TO               AMOUNT OF
                           SECURITIES TO BE REGISTERED                                 BE REGISTERED        REGISTRATION FEE(1)
8 3/4% Senior Subordinated Notes due 2007........................................       $125,000,000              $37,879
Guarantee of Forest Oil Corporation (2)..........................................      Not applicable          Not applicable

(1) Calculated in accordance with Rule 457.

(2) Represents separate guarantee of Forest Oil Corporation, parent of Canadian Forest Oil Ltd., of 8 3/4% Senior Subordinated Notes due 2007 to be registered hereunder.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

CANADIAN FOREST OIL LTD.

OFFER TO EXCHANGE

8 3/4% SENIOR SUBORDINATED NOTES DUE 2007
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR ALL OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2007

PAYMENT UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY

FOREST OIL CORPORATION

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
ON                , 1997, UNLESS EXTENDED

Canadian Forest Oil Ltd., an Alberta, Canada corporation ("Canadian Forest" or the "Issuer"), and Forest Oil Corporation, a New York corporation and the parent of the Issuer ("Forest" or the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of the 8 3/4% Senior Subordinated Notes due 2007 of the Issuer and which are unconditionally guaranteed on a senior subordinated basis by Forest (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of the outstanding 8 3/4% Senior Subordinated Notes due 2007 of the Issuer and which are unconditionally guaranteed on a senior subordinated basis by Forest (the "Old Notes"), of which $125,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (as defined herein). The Exchange Notes and the Old Notes are collectively referred to herein as the "Notes."

The Notes are unsecured senior subordinated obligations of the Issuer. The payment of the principal of, premium, if any, on and interest on the Notes is subordinated in right of payment to the payment when due in cash of all Senior Indebtedness (as defined herein) of the Issuer. The Notes rank subordinate in right of payment to all existing and future Senior Indebtedness of the Issuer, PARI PASSU with any future PARI PASSU Indebtedness (as defined herein) of the Issuer and senior to any future Subordinated Indebtedness (as defined herein) of the Issuer. The Notes are unconditionally guaranteed on a senior subordinated basis (the "Company Guarantee") by the Company. The Company Guarantee ranks subordinate in right of payment to all existing and future Senior Indebtedness of the Company, PARI PASSU with any existing and future Pari Passu Indebtedness of the Company and senior to any future Subordinated Indebtedness of the Company.

(COVER CONTINUED ON NEXT PAGE)

SEE "RISK FACTORS" BEGINNING ON PAGE 20 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is             , 1997

    The Issuer and the Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the
date the Exchange Offer expires, which will be             , 1997, unless the
Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments." Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date (as defined herein), unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Issuer and the Company and to the terms and provisions of the Registration Agreement (as defined herein). Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. The Issuer and the Company have agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."

    The Exchange Notes will bear interest at the rate of 8 3/4% per annum, payable semi-annually on March 15 and September 15 of each year, commencing March 15, 1998, to holders of record on the March 1 and September 1 immediately preceding such interest payment date. Holders of Exchange Notes of record on March 1, 1998 will receive interest on March 15, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, September 29, 1997, to the date of exchange thereof. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

    The Old Notes were sold by the Issuer and the Company on September 29, 1997 to the Initial Purchasers (as defined herein) in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchasers only to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act, each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Issuer under the Registration Agreement entered into with the Initial Purchasers in connection with the offering of the Old Notes. See "Exchange Offer; Registration Rights."

    Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") to third parties, including EXXON CAPITAL HOLDINGS CORPORATION, SEC No-Action Letter (available April 13,
1989), MORGAN STANLEY & CO. INC., SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and MARY KAY COSMETICS, INC., SEC No-Action Letter (available June 5, 1991), the Issuer and the Company believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Issuer or the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Issuer and the Company that such conditions have been met. Holders who tender Old Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Notes may not rely upon the Morgan Stanley Letter or similar no-action letters. See "The Exchange Offer -- General." Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Issuer have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Neither the Issuer nor the Company will receive any proceeds from the Exchange Offer.

    The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or as to the ability of the holders of Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the operating results of the Issuer and the Company and the market for similar securities. The Issuer and the Company do not intend to apply for listing of the Exchange Notes on any securities exchange. Salomon Brothers Inc, Lehman Brothers, Chase Securities Inc. and Morgan Stanley Dean Witter (the "Initial Purchasers") have informed the Issuer and the Company that they currently intend to make a market for the Exchange Notes. However, they are not so obligated, and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY OR THE ISSUER ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                               TABLE OF CONTENTS

                                                                                       PAGE NO.
                                                                                     -------------
Available Information..............................................................            4
Incorporation of Certain Documents by Reference....................................            5
Prospectus Summary.................................................................            6
Forward-Looking Statements.........................................................           20
Risk Factors.......................................................................           20
Private Placement..................................................................           29
Use of Proceeds....................................................................           29
Capitalization.....................................................................           30
Selected Financial and Operating Data..............................................           31
Management's Discussion and Analysis of Financial Condition and Results of
  Operations.......................................................................           35
Business and Properties............................................................           47
Management.........................................................................           68
Beneficial Owners of Securities....................................................           70
The Anschutz and JEDI Transactions.................................................           71
Description of Bank Credit Facilities..............................................           72
The Exchange Offer.................................................................           74
Description of the Notes...........................................................           81
Certain United States and Canadian Federal Income Tax Considerations...............          119
Exchange Offer; Registration Rights................................................          122
Plan of Distribution...............................................................          124
Transfer Restrictions on Old Notes.................................................          125
Legal Matters......................................................................          128
Experts............................................................................          128
Certain Definitions................................................................          128
Index to Financial Statements......................................................          F-1

                             AVAILABLE INFORMATION

    The Company, but not the Issuer, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov. While any Old Notes remain outstanding, the Company and the Issuer will make available, upon request, to any holder and any prospective purchaser of Old Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to Daniel L. McNamara, Corporate Counsel and Secretary, Forest Oil Corporation at 1600 Broadway, Suite 2200, Denver Colorado 80202.

    This Prospectus constitutes part of a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Issuer and the Company with the Commission under the Securities Act. This Prospectus omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Issuer and the Company and the securities offered hereby. Statements contained herein concerning the provisions of contracts or other documents are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of the applicable contract or other document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-4597) and are incorporated herein by reference:

        (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

        (3) the Company's Current Reports on Form 8-K dated February 7, March 7, and May 9, 1997, and on Form 8-K/A filed January 28, 1997; and

        (4) the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 14, 1997.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Issuer and the Company hereby undertake to provide without charge to each person, including any beneficial owner to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such copies should be directed to Daniel L. McNamara, Corporate Counsel and Secretary, Forest Oil Corporation at 1600 Broadway, Suite 2200, Denver, Colorado 80202.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) INCLUDED ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. CERTAIN TERMS USED HEREIN ARE DEFINED UNDER "CERTAIN DEFINITIONS." UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES IN THIS PROSPECTUS TO
(I)"CANADIAN FOREST" OR THE "ISSUER" ARE TO CANADIAN FOREST OIL LTD. (THE ISSUER OF THE NOTES) AND ITS SUBSIDIARIES, AND (II) "FOREST" OR THE "COMPANY" ARE TO FOREST OIL CORPORATION (THE CORPORATE PARENT OF THE ISSUER AND THE GUARANTOR OF THE NOTES) AND ITS CONSOLIDATED SUBSIDIARIES.

THE COMPANY

    Forest Oil Corporation is an independent oil and natural gas company engaged in the exploration, exploitation, development and acquisition of oil and gas properties and the production and marketing of oil and natural gas in North America. The Company's reserves and producing properties are located primarily in three core areas: (i) the Gulf of Mexico and Gulf Coast (the "Gulf Region");
(ii) West Texas, Oklahoma and the Rocky Mountain region of the United States (the "Western Region"); and (iii) Canada (the "Canadian Region"). In 1996, production from the United States and Canada accounted for approximately 60% and 40%, respectively, of the Company's production on an MCFE basis. The Company currently operates 40 offshore platforms in the Gulf of Mexico, and 1996 production from the Gulf of Mexico accounted for approximately 42% of the Company's production on an MCFE basis.

    The Company's average daily production in the first six months of 1997 and estimated proved reserves at December 31, 1996 are summarized below:

                                                                                    ESTIMATED PROVED RESERVES AT DECEMBER
                                              AVERAGE DAILY PRODUCTION
                                               FIRST SIX MONTHS 1997                              31, 1996
                                  ------------------------------------------------  -------------------------------------
                                                             TOTAL                                               TOTAL
                                  OIL (BBLS)   GAS (MCF)    (MCFE)     % OF TOTAL   OIL (MBBLS)  GAS (MMCF)     (MMCFE)
                                  -----------  ---------  -----------  -----------  -----------  -----------  -----------
Gulf Region.....................       2,713      81,199      97,477          55         4,313      157,448      183,326
Western Region..................         320       7,370       9,290           5         1,485       76,877       85,787
Canadian Region.................       5,204      38,685      69,909          40        18,216      102,925      212,221
                                       -----   ---------  -----------        ---    -----------  -----------  -----------
    Total.......................       8,237     127,254     176,676         100%       24,014      337,250      481,334


                                  % OF TOTAL
                                  -----------
Gulf Region.....................         38
Western Region..................         18
Canadian Region.................         44
                                        ---
    Total.......................        100%

    At December 31, 1996, approximately 73% of the Company's estimated proved reserves was classified as proved developed and approximately 70% was natural gas. At such date, the Company owned interests in 1,403 gross (572 net) producing wells in the United States and Canada. The Company currently operates approximately 77% of its production in the United States and 48% of its production in Canada.

    Forest has been operating offshore in the Gulf Region since 1954 and currently has interests in 75 lease blocks (approximately 330,000 gross acres) in the Gulf of Mexico, of which 49 are held by production. The Company has developed a significant gathering and processing infrastructure in the Gulf of Mexico that facilitates production from its lease blocks. The Company has interests in approximately 72,000 gross acres onshore in the Gulf Region, of which 8% is undeveloped. The Company currently has an inventory of approximately 35 drilling projects in the Gulf Region.

    The Company re-established its exploration efforts in the Western Region in 1996, focusing on the Rocky Mountain states. The Company's Western Region staff is also responsible for development of the Company's producing properties in Wyoming, Oklahoma and West Texas. The Company has interests in approximately 240,000 gross acres in the Western Region, of which 38% is undeveloped. The Company currently has an inventory of approximately 18 drilling projects in the Western Region.

    The Company established a new core area in Canada in December 1995 with the acquisition of a 56% economic interest (subsequently increased to 66%) in Saxon Petroleum Inc. ("Saxon") and the January 1996 acquisition of Canadian Forest (formerly ATCOR Resources Ltd.). The Company believes that the generally longer reserve life and lower aggregate cost nature of its Canadian properties complements its Gulf of Mexico properties, which tend to have shorter reserve lives and higher aggregate finding, development and operating costs. The Company has interests in approximately 1,021,000 gross acres in Canada, of which 70% is undeveloped. The Company currently has an inventory of approximately 33 drilling projects in Canada.

    The Company's 1997 planned capital expenditures of approximately $130 million are currently allocated as follows: $69 million to the Gulf Region, $12 million to the Western Region and $49 million to Canada. Approximately 68% of the 1997 planned expenditures is allocated to drilling costs and 32% to lease acquisition, seismic and other costs.

    Since the first quarter of 1996, the Company has devoted most of its capital spending program to exploratory, exploitation and development drilling, as well as lease acquisition and seismic costs. This expanded drilling budget has resulted in significant discoveries on Company-generated prospects including:
(i) a High Island Block 116 well in March 1996, which had initial daily gross production of approximately 55 MMCFE (24 MMCFE net); (ii) a Eugene Island Block 53 well in the first quarter of 1997, which had initial daily gross production of approximately 31 MMCFE (21 MMCFE net) and (iii) 27 BCFE of net estimated proved reserves in the Bigoray Field in western central Alberta, Canada during 1996. The Company attributes this success to its high quality property base, as well as to the integration of 3-D seismic with geological interpretations, advanced drilling and production techniques and other technologies applied by its experienced regional technical staff.

    The Company's acquisition activity and drilling successes have resulted in production growth and increased revenues and cash provided by operating activities. The Company's average daily production increased from approximately 111 MMCFE per day in 1995, to approximately 162 MMCFE per day in 1996 and to approximately 177 MMCFE per day during the first six months of 1997. For the year ended December 31, 1996, the Company generated revenues of $317.5 million, cash provided by operating activities of $67.8 million and EBITDA (as defined) of $92.9 million. For the six months ended June 30, 1997, the Company generated revenues of $172.4 million, cash provided by operating activities of $24.3 million and EBITDA of $51.2 million.

BUSINESS STRENGTHS

    The Company believes it has certain strengths that provide it with significant competitive advantages, including the following:

WELL POSITIONED IN PROSPECTIVE NORTH AMERICAN BASINS

    Management believes that its core regions contain substantial reserve potential and are among the most prospective areas in North America. Forest holds interests in approximately 1.5 million total gross acres in its three core regions and an interest in 22 Canadian frontier licenses in the Beaufort/North McKenzie region of the Northwest Territories and Sable Island, Nova Scotia.

DIVERSIFIED NATURAL GAS MARKETS

    The Company believes that through its acquisitions in Canada and its operations in the Western Region, it has positioned itself to achieve greater stability in its overall operating margin in the event of any narrowing of natural gas pricing differentials between the United States and Canada. Management believes that improvements in the infrastructure of the North American gas transportation system have the potential to create a more efficient transportation grid that may result in price differentials that are more closely related to proximity to market rather than the availability of transportation.

EXPERTISE AND INFRASTRUCTURE IN THE GULF OF MEXICO

    In over 40 years of operating in the Gulf Region, Forest has developed an extensive proprietary database, including seismic, well logs, velocity surveys and paleo and regional studies. The Company's exploration team integrates this data in evaluating drilling prospects. The Company's senior operating personnel, as well as its geoscientists and engineers, have substantial experience in the technical challenges arising from exploitation and exploration of this region. During the period from 1992 through 1996, the Company drilled 39 offshore wells in this region, of which 77% were completed as commercially productive. The Company has interests in 75 lease blocks in the Gulf of Mexico of which 49 are held by production rather than being subject to expiration by the passage of time. In addition, the Company has developed an extensive production and transportation infrastructure to better control costs and minimize the time interval between discoveries and production. Forest owns interests in 50 platforms, 55 processing facilities, and an estimated 325 miles of gathering systems in the Gulf Region.

APPLICATION OF TECHNOLOGY

    The Company uses advanced technology in its exploration and development activities to reduce drilling risks and finding costs and to more effectively prioritize drilling prospects. As of June 30, 1997, the Company had acquired 3-D seismic surveys on 85 offshore lease blocks and had 425,000 acres of 3-D seismic data and 300,000 miles of 2-D seismic data. The ability to obtain 3-D seismic data at reasonable costs and integrate such data into the Company's extensive proprietary database has enabled the Company to identify multiple development and exploratory prospects in mature producing fields which had not been identified through earlier technologies.

    In addition, the Company uses new drilling and completion technology to stimulate production. For example, Saxon has utilized new production and completion techniques to enhance production in the Pekisko formation in the Bigoray field. These techniques included horizontal drilling into the formation with a newly developed mud system, and subsequent artificial lifting of oil and water with long-stroke pumps. Saxon's share of this field's current production is 2,720 equivalent barrels of oil per day. The Company believes this drilling and completion methodology can be used in other non-commercial properties in Canada.

STRATEGY

    The Company's strategy is to focus on exploration, exploitation, development and acquisition of oil and gas producing properties located in selected areas in North America where the Company has expertise and experience. The Company will pursue this strategy through the following initiatives:

    EXPAND EXPLORATION. The Company is expanding exploration as a source of future growth, particularly opportunities that benefit from the selective use of advanced technologies such as new 3-D seismic processing techniques and production and completion methods. The Company is also seeking to apply proven technologies to deeper water prospects in the Gulf of Mexico and to prospects in the Northwest Territories in Canada. Since improving its capitalization, the Company has accelerated the exploration and development of its inventory of prospects and generally retained a larger working interest in such prospects. In addition, the Company has continued to acquire additional prospects identified by the Company's exploration teams. The Company seeks to maintain a balanced exploration portfolio that includes higher risk exploration prospects that have the potential for larger reserves, as well as lower risk projects.

    INCREASE EXPLOITATION AND DEVELOPMENT OF EXISTING PROPERTIES. The Company continually evalutates new imaging, drilling and completion technologies and their potential application to the Company's existing properties in order to identify additional exploitation and development opportunities. The Company intends to increase exploitation and development expenditures and activities on its existing properties in 1997 as compared to prior years. For example, the Company is reprocessing and reshooting seismic data at Eugene Island Block 292 in order to identify additional drilling prospects at deeper horizons. Wells in the Eugene Island Block 292 field in which the Company has an interest have produced cumulative volumes of over 2,900 BCFE, primarily from shallow producing formations. The Company also pursues workovers, recompletions, secondary recovery operations and other production enhancement techniques on its properties to increase production.

    CONTINUE TO PURSUE ACQUISITIONS. The Company continues to pursue acquisitions of producing properties that meet selection criteria that include
(i) strategic location in a core area of operations or establishment of a new core area through the acquisition of a significant property base, (ii) potential for increasing reserves and production through lower risk exploitation and development, (iii) attractive potential return on investment, and (iv) opportunities for improved operating efficiencies. In Canada, Forest has an additional criterion that natural gas properties include sufficient plant processing capacity and adequate access to markets.

    MAINTAIN FINANCIAL FLEXIBILITY. The Company is committed to maintaining financial flexibility, which management believes is important for the successful execution of its strategy. The Company has substantially reduced its debt as a percentage of book capitalization from 98% as of December 31, 1994 to 47% as of June 30, 1997. From 1995 through August 1997, the Company added a total of approximately $300 million of common equity. Management seeks to continue to reduce the Company's level of debt as a percentage of book capitalization. Giving effect to (i) the issuance of the Old Notes, (ii) the exercise of the warrant described below and (iii) additional borrowings under the Company's U.S. Credit Facility (as defined), and the use of the aggregate proceeds from such sources to repay the Canadian Credit Facility and to purchase all of the 11 1/4% Notes in the Tender Offer, the Company would have had debt as a percentage of pro forma as adjusted book capitalization of 45% as of June 30, 1997.

RECENT DEVELOPMENTS

    ANSCHUTZ WARRANT EXERCISE. On August 28, 1997, The Anschutz Corporation ("Anschutz") purchased 3,500,000 shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock") at an exercise price of $8.60 per share by exercising a warrant (the "Anschutz Warrant"), resulting in cash proceeds to Forest of $30.1 million. As a result of the exercise of the Anschutz Warrant, outstanding shares of Common Stock increased from 32.6 million shares to 36.1 million shares. See "Use of Proceeds," "Capitalization" and "The Anschutz and JEDI Transactions."

    TENDER OFFER FOR 11 1/4% SENIOR SUBORDINATED NOTES. On September 29, 1997, the Company completed a tender offer and solicitation of consents to certain amendments to the related indenture (the "Tender Offer") for approximately $90.2 million of its $100 million aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2003 (the "11 1/4% Notes"), in advance of the first call date of September 1, 1998. The consideration for the 11 1/4% Notes was $1,096.96 for each $1,000 principal amount tendered (including the related consent fee), based upon a fixed spread over the yield on the 6.125% U.S. Treasury Notes due August 31, 1998, plus accrued and unpaid interest.

    The Tender Offer was funded by (i) $72.0 million of the net proceeds from the sale of the Old Notes, and (ii) a portion of the $30.1 million of proceeds of the exercise of the Anschutz Warrant. The Company recorded an extraordinary loss on early extinguishment of debt of approximately $12.4 million related to the purchase of the 11 1/4% Notes and payment of the related consent fees.

    SAXON. The board of directors of Saxon has created a special committee of directors, which has engaged a third party to assess the asset base of Saxon and to determine strategic alternatives to maximize shareholder value. The Company anticipates that this assessment may result in a transaction in which Forest would sell its entire interest in Saxon. No assurance can be given as to whether any such transaction will occur or as to the terms thereof.

    The Company acquired a 56% economic interest in Saxon on December 20, 1995 in exchange for cash, property and shares of Common Stock and, through a series of additional transactions, increased its equity ownership to 66%. Saxon has operated as a separate entity under its own management during this period.

    Forest owns 89,840,316 common shares of Saxon and has the right to purchase an additional 6,531,500 common shares of Saxon at an average cost CDN$0.54 per share. On October 30, 1997, the closing price of the common shares of Saxon on the Toronto Stock Exchange was CDN$0.82 per share.

                   THE PRIVATE PLACEMENT AND USE OF PROCEEDS

    The Old Notes were sold by the Issuer on September 29, 1997 to the Initial Purchasers and were thereupon offered and sold by the Initial Purchasers only to qualified institutional buyers and to purchasers outside the United States. The net proceeds of $121.6 million received by the Issuer in connection with the sale of the Old Notes were used as follows: $72.0 million was transferred to the Company to be used to purchase a portion of the Company's 11 1/4% Notes and $34.5 million was used to repay the outstanding balance under the Canadian Credit Facility. It is anticipated that the remainder of the net proceeds will be used for general corporate purposes. See "Private Placement" and "Capitalization."

                               THE EXCHANGE OFFER

    The Exchange Offer relates to the exchange of up to $125,000,000 principal amount of Exchange Notes for up to $125,000,000 principal amount of Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and will not contain certain transfer restrictions and hence are not entitled to the benefits of the Registration Agreement relating to the contingent increases in the interest rate provided for pursuant thereto. See "Exchange Offer; Registration Rights." The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture governing the Old Notes. See "Description of the Notes."

THE EXCHANGE OFFER................  Each $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 principal amount of
                                    outstanding Old Notes. As of the date hereof,
                                    $125,000,000 principal amount of Old Notes are issued
                                    and outstanding. The Company will issue the Exchange
                                    Notes to tendering holders of Old Notes on or promptly
                                    after the Expiration Date.

RESALE............................  The Company believes that the Exchange Notes issued pursuant to the Exchange Offer generally will be freely
                                    transferable by the holders thereof without registration
                                    or any prospectus delivery requirement under the
                                    Securities Act, except for certain Restricted Holders
                                    who may be required to deliver copies of this Prospectus
                                    in connection with any resale of the Exchange Notes
                                    issued in exchange for such Old Notes. See "The Exchange
                                    Offer -- General" and "Plan of Distribution."

EXPIRATION DATE...................  5:00 p.m., New York City time, on             , 1997,
                                    unless the Exchange Offer is extended, in which case the
                                    term "Expiration Date" means the latest date to which
                                    the Exchange Offer is extended. See "The Exchange Offer
                                    -- Expiration Date; Extensions; Amendments."

INTEREST ON THE NOTES.............  The Exchange Notes will bear interest payable semi-annually on March 15 and September 15 of each year,
                                    commencing March 15, 1998. Holders of Exchange Notes of
                                    record on March 1, 1998 will receive interest on March
                                    15, 1998 from the date of issuance of the Exchange
                                    Notes, plus an amount equal to the accrued interest on
                                    the Old Notes from the date of issuance of the Old
                                    Notes, September 29, 1997, to the date of exchange
                                    thereof. Consequently, assuming the Exchange Offer is
                                    consummated prior to the record date in respect of the
                                    March 15, 1998 interest payment for the Old Notes,
                                    holders

                                    who exchange their Old Notes for Exchange Notes will
                                    receive the same interest payment on March 15, 1998 that
                                    they would have received had they not accepted the
                                    Exchange Offer. Interest on the Old Notes accepted for
                                    exchange will cease to accrue upon issuance of the
                                    Exchange Notes. See "The Exchange Offer -- Interest on
                                    the Exchange Notes."

PROCEDURES FOR TENDERING OLD
  NOTES...........................  Each holder of Old Notes wishing to accept the Exchange
                                    Offer must complete, sign and date the Letter of
                                    Transmittal, or a facsimile thereof, in accordance with
                                    the instructions contained herein and therein, and mail
                                    or otherwise deliver such Letter of Transmittal, or such
                                    facsimile, or an Agent's Message (as defined herein)
                                    together with the Old Notes to be exchanged and any
                                    other required documentation to the Exchange Agent at
                                    the address set forth herein and therein or effect a
                                    tender of Old Notes pursuant to the procedures for
                                    book-entry transfer as provided for herein. See "The
                                    Exchange Offer -- Procedures for Tendering."

SPECIAL PROCEDURES FOR BENEFICIAL
  HOLDERS.........................  Any beneficial holder whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender in the
                                    Exchange Offer should contact such registered holder
                                    promptly and instruct such registered holder to tender
                                    on the beneficial holder's behalf. If such beneficial
                                    holder wishes to tender directly, such beneficial holder
                                    must, prior to completing and executing the Letter of
                                    Transmittal and delivering the Old Notes, either make
                                    appropriate arrangements to register ownership of the
                                    Old Notes in such holder's name or obtain a properly
                                    completed bond power from the registered holder. The
                                    transfer of record ownership may take considerable time.
                                    See "The Exchange Offer -- Procedures for Tendering."

GUARANTEED DELIVERY PROCEDURES....  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who
                                    cannot deliver their Old Notes and a properly completed
                                    Letter of Transmittal or any other documents required by
                                    the Letter of Transmittal to the Exchange Agent prior to
                                    the Expiration Date, or who cannot complete the
                                    procedure for book-entry transfer on a timely basis and
                                    deliver an Agent's Message, may tender their Old Notes
                                    according to the guaranteed delivery procedures set
                                    forth in "The Exchange Offer -- Guaranteed Delivery
                                    Procedures."

WITHDRAWAL RIGHTS.................  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day
                                    prior to the Expiration Date, unless previously accepted
                                    for exchange. See "The Exchange Offer -- Withdrawal of
                                    Tenders."

TERMINATION OF THE EXCHANGE
  OFFER...........................  The Issuer and the Company may terminate the Exchange
                                    Offer if they determine that the Exchange Offer violates
                                    any

                                    applicable law or interpretation of the staff of the
                                    SEC. Holders of Old Notes will have certain rights
                                    against the Issuer and the Company under the
                                    Registration Agreement should the Issuer and the Company
                                    fail to consummate the Exchange Offer. See "Exchange
                                    Offer; Registration Rights."

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF EXCHANGE NOTES......  Subject to certain conditions (as summarized above in
                                    "Termination of the Exchange Offer" and described more
                                    fully in "The Exchange Offer -- Termination"), the
                                    Issuer and the Company will accept for exchange any and
                                    all Old Notes which are properly tendered in the
                                    Exchange Offer prior to 5:00 p.m., New York City time,
                                    on the Expiration Date. The Exchange Notes issued
                                    pursuant to the Exchange Offer will be delivered
                                    promptly following the Expiration Date. See "The
                                    Exchange Offer -- General."

EXCHANGE AGENT....................  Marine Midland Bank is serving as exchange agent (the
                                    "Exchange Agent") in connection with the Exchange Offer.
                                    The mailing address of the Exchange Agent is and hand
                                    deliveries and deliveries by overnight courier should be
                                    sent to: Marine Midland Bank, 140 Broadway -- Level A,
                                    New York, New York 10005-1180, Attention: Corporate
                                    Trust Services. For information with respect to the
                                    Exchange Offer, the telephone number for the Exchange
                                    Agent is (212) 658-5931 and the facsimile number for the
                                    Exchange Agent is (212) 658-2292. See "The Exchange
                                    Offer -- Exchange Agent."

USE OF PROCEEDS...................  There will be no cash proceeds payable to the Issuer or the Company from the issuance of the Exchange Notes
                                    pursuant to the Exchange Offer. See "Use of Proceeds."
                                    For a discussion of the use of the net proceeds received
                                    by the Issuer and the Company from the sale of the Old
                                    Notes, see "Private Placement."

                                     TERMS OF THE NOTES

SECURITIES OFFERED................  $125,000,000 aggregate principal amount of 8 3/4% Senior
                                    Subordinated Notes due 2007.

ISSUER............................  Canadian Forest Oil Ltd.

MATURITY DATE.....................  September 15, 2007.

INTEREST PAYMENT DATES............  March 15 and September 15 of each year, and in the case of the Old Notes and the Exchange Notes will commence on
                                    March 15, 1998.

COMPANY GUARANTEE.................  The Notes will be unconditionally guaranteed on a senior subordinated basis by Forest Oil Corporation (the
                                    "Company Guarantee").

SUBSIDIARY GUARANTEES.............  Under certain circumstances, the Notes will in the future be unconditionally guaranteed (the "Subsidiary
                                    Guarantees") on a senior subordinated basis by
                                    Restricted Subsidiaries of the Company (the "Subsidiary
                                    Guarantors"). The terms of such

                                    subordination will be the same as those for the Notes
                                    and the Company Guarantee. See "Description of the Notes
                                    -- Subsidiary Guarantees."

OPTIONAL REDEMPTION...............  Except as otherwise described below, the Notes will not be redeemable at the Issuer's option prior to September
                                    15, 2002. Thereafter, the Notes will be subject to
                                    redemption at the option of the Issuer, in whole or in
                                    part, at the redemption prices set forth herein, plus
                                    accrued and unpaid interest thereon to the applicable
                                    redemption date. In addition, prior to September 15,
                                    2000, the Issuer may, at its option, on any one or more
                                    occasions, redeem up to 33 1/3% of the original
                                    aggregate principal amount of the Notes at a redemption
                                    price equal to 108.75% of the principal amount thereof,
                                    plus accrued and unpaid interest, if any, thereon to the
                                    redemption date with all or a portion of the net
                                    proceeds of public sales of Common Stock of Forest;
                                    provided that at least 66 2/3% of the original aggregate
                                    principal amount of the Notes remains outstanding
                                    immediately after the occurrence of such redemption. See
                                    "Description of the Notes -- Optional Redemption."

ADDITIONAL AMOUNTS................  All payments made by the Issuer under or with respect to the Notes, by the Company under or with respect to the
                                    Company Guarantee and by any Subsidiary Guarantor under
                                    or with respect to its Subsidiary Guarantee will be made
                                    free and clear of, and without withholding or deduction
                                    for Canadian taxes unless required by law or by the
                                    interpretation or administration thereof by the relevant
                                    government authority or agency, in which case the
                                    Issuer, the Company and the Subsidiary Guarantors will
                                    pay such additional amounts as may be necessary so that
                                    the net amount received by holders of the Notes (other
                                    than certain excluded holders of the Notes) after such
                                    withholding or deduction will not be less than the
                                    amount that would have been received in the absence of
                                    such withholding or deduction. See "Description of the
                                    Notes -- Additional Amounts."

OPTIONAL TAX REDEMPTION...........  In the event of certain changes affecting Canadian withholding taxes, the Notes will be subject to
                                    redemption as a whole, but not in part, at the option of
                                    the Issuer at any time, at 100% of the principal amount
                                    thereof, plus accrued and unpaid interest thereon (if
                                    any) to but excluding the redemption date. See
                                    "Description of the Notes -- Redemption for Changes in
                                    Canadian Withholding Taxes."

SUBORDINATION.....................  The Notes are unsecured senior subordinated obligations of the Issuer. The payment of the principal of, premium,
                                    if any, on and interest on the Notes is subordinated in
                                    right of payment to the payment when due in cash of all
                                    Senior Indebtedness (as defined) of the Issuer. The
                                    Notes rank subordinate in right of payment to all
                                    existing and future Senior Indebtedness of the Issuer,
                                    PARI PASSU with any future Pari Passu Indebtedness (as
                                    defined) of the Issuer and senior to any future
                                    Subordinated Indebtedness (as defined) of the Issuer.
                                    The Company

                                    Guarantee and the Subsidiary Guarantee of any Subsidiary
                                    Guarantor will rank subordinate in right of payment to
                                    all existing and future Senior Indebtedness, PARI PASSU
                                    with any future Pari Passu Indebtedness and senior to
                                    any future Subordinated Indebtedness of the Company of
                                    such Subsidiary Guarantor, as applicable. At September
                                    30, 1997, the Issuer had no outstanding Senior
                                    Indebtedness and the Company had $78.0 million of
                                    outstanding Senior Indebtedness (not including
                                    approximately $48.0 million of aggregate borrowing
                                    capacity available under the Bank Credit Facilities (as
                                    defined) which, if borrowed, would be Senior
                                    Indebtedness of the Issuer or the Company) and the
                                    Issuer and the Company had no outstanding Pari Passu
                                    Indebtedness or Subordinated Indebtedness other than the
                                    Old Notes. Outstanding 11 1/4% Notes constitute Pari
                                    Passu Indebtedness of the Company. See "Description of
                                    the Notes -- Certain Covenants" and " -- Limitation on
                                    Indebtedness", "Risk Factors -- Subordination" and "--
                                    Possible Limitations on Enforceability of Subsidiary
                                    Guarantees" and "Description of the Notes --
                                    Subordination." The Indenture under which the Old Notes
                                    were, and the Exchange Notes will be, issued permits the
                                    Issuer, the Company and the Restricted Subsidiaries (as
                                    defined) to incur additional indebtedness, including
                                    Senior Indebtedness and Pari Passu Indebtedness.

CHANGE OF CONTROL.................  Upon the occurrence of a Change of Control (as defined), the Issuer will be required to offer to repurchase all
                                    or a portion of each Holder's Notes, at an offer price
                                    in cash equal to 101% of the aggregate principal amount
                                    of such Notes plus accrued and unpaid interest, if any,
                                    thereon to the date of repurchase, and to repurchase all
                                    Notes tendered pursuant to such offer. The Bank Credit
                                    Facilities prohibit the Issuer and the Company from
                                    repurchasing any Notes pursuant to a Change of Control
                                    offer prior to the repayment in full of the Senior
                                    Indebtedness of the Issuer and the Company under the
                                    Bank Credit Facilities. In the event of a Change of
                                    Control, there can be no assurance that the Company and
                                    the Issuer will have sufficient funds to repurchase any
                                    of the Notes or be permitted under the terms of any
                                    other indebtedness to repurchase or redeem the Notes.
                                    See "Risk Factors -- Payment Upon a Change of Control,"
                                    "Description of Other Debt" and "Description of the
                                    Notes -- Repurchase at the Option of Holders Upon a
                                    Change of Control."

CERTAIN COVENANTS.................  The Old Notes were and the Exchange Notes will be issued pursuant to an indenture (the "Indenture") that contains
                                    certain covenants that, among other things, limit the
                                    ability of the Company and its Restricted Subsidiaries,
                                    including the Issuer, to incur additional indebtedness,
                                    pay dividends, make distributions, make investments,
                                    make certain other Restricted Payments (as defined),
                                    enter into certain transactions with affiliates, dispose
                                    of certain assets, incur liens securing

                                    Indebtedness (as defined) of any kind other than
                                    Permitted Liens (as defined) and engage in mergers and
                                    consolidations. See "Description of the Notes -- Certain
                                    Covenants."
EXCHANGE OFFER; REGISTRATION
  RIGHTS..........................  The Company agreed to use its reasonable best efforts to file and cause to become effective the Exchange Offer
                                    Registration Statement (as defined) relating to the
                                    Exchange Offer for the Old Notes or, in lieu thereof, to
                                    file and cause to become effective the Shelf
                                    Registration Statement (as defined) for the resale of
                                    the Old Notes. If (i) neither the Exchange Registration
                                    Statement nor the Shelf Registration Statement has been
                                    filed with the Commission on or prior to the 60th day
                                    following the original issuance of the Old Notes, (ii)
                                    neither the Exchange Offer Registration Statement nor
                                    the Shelf Registration Statement has been declared
                                    effective by the Commission on or prior to the 120th day
                                    following the original issuance of the Old Notes, (iii)
                                    neither the Exchange Offer has been consummated nor the
                                    Shelf Registration Statement has been declared effective
                                    on or prior to the 150th day following the original
                                    issuance of the Old Notes or (iv) after either the
                                    Exchange Offer Registration Statement or the Shelf
                                    Registration Statement has been declared effective, such
                                    registration statement thereafter ceases to be effective
                                    or usable (subject to certain exceptions) in connection
                                    with resales of Old Notes or Exchange Notes in
                                    accordance with and during the periods specified in the
                                    Registration Agreement (as defined), then Special
                                    Interest (in addition to the stated interest on the Old
                                    Notes and the Exchange Notes) will accrue on the Old
                                    Notes and the Exchange Notes. Upon the consummation of
                                    the Registered Exchange Offer or the declaration of
                                    effectiveness of such Shelf Registration Statement with
                                    respect to the Old Notes, the Special Interest will
                                    cease accruing. See "Exchange Offer; Registration
                                    Rights."
ABSENCE OF A PUBLIC MARKET FOR THE
  NOTES...........................  The Exchange Notes will be a new issue of securities for which there is currently no market. The Issuer and the
                                    Company do not intend to apply for listing of the Notes
                                    on any securities exchange or stock market. Although the
                                    Initial Purchasers have informed the Issuers and the
                                    Company that they each currently intend to make a market
                                    in the Notes and, if issued, the Exchange Notes, they
                                    are not obligated to do so, and any such market making
                                    may be discontinued at any time without notice.
                                    Accordingly, there can be no assurance as to the
                                    development or liquidity of any market for the Notes.
                                    The Old Notes currently trade in The Portal Market.

                                  RISK FACTORS

    Prior to making an investment decision, prospective investors in the Notes should consider all the information set forth in the Prospectus and should carefully evaluate the considerations set forth in "Risk Factors."

                             SUMMARY FINANCIAL DATA

    The following table sets forth summary historical financial data for the Company for the six months ended June 30, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1996. The data presented below under the captions "Consolidated Statement of Operations Data" and "Consolidated Balance Sheet Data" for, and as of the end of, each of the years in the three-year period ended December 31, 1996 are derived from the Consolidated Financial Statements of the Company which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The Consolidated Financial Statements as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and the Independent Auditors' Report thereon, are included elsewhere in this Prospectus. The summary data for the six months ended June 30, 1997 and 1996 have been derived from the unaudited Condensed Consolidated Financial Statements included elsewhere in this Prospectus. The summary financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Condensed Consolidated Financial Statements and the Consolidated Financial Statements of the Company (including the Notes thereto).

                                                        SIX MONTHS ENDED JUNE
                                                                 30,                 YEARS ENDED DECEMBER 31,
                                                        ----------------------  ----------------------------------
                                                           1997        1996      1996(1)       1995      1994(1)
                                                        ----------  ----------  ----------  ----------  ----------
                                                                      (DOLLAR AMOUNTS IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenue(2):
  Marketing and processing............................  $   98,209      83,589     187,374          --          --
  Oil and gas sales...................................      72,509      56,522     128,713      82,275     114,541
  Miscellaneous, net..................................       1,650         303       1,387         181       1,406
                                                        ----------  ----------  ----------  ----------  ----------
    Total revenue.....................................     172,368     140,414     317,474      82,456     115,947
Expenses:
  Marketing and processing............................      93,906      79,165     178,706          --          --
  Oil and gas production..............................      18,671      15,856      32,199      22,463      22,384
  General and administrative..........................       8,547       6,337      13,623       9,081      11,166
  Interest (2)........................................      10,033      12,220      23,307      25,323      26,773
  Depreciation and depletion..........................      36,756      26,989      63,068      43,592      65,468
  Minority interest in earnings (loss) of
    subsidiary........................................         161        (171)        (19)         --          --
  Provision for impairment of oil and gas
    properties........................................          --          --          --          --      58,000
                                                        ----------  ----------  ----------  ----------  ----------
    Total expenses....................................     168,074     140,396     310,884     100,459     183,791
                                                        ----------  ----------  ----------  ----------  ----------
Earnings (loss) before income taxes, cumulative effect
  of change in accounting principle and extraordinary
  item................................................  $    4,294          18       6,590     (18,003)    (67,844)
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------
Earnings (loss) before cumulative effect of change in
  accounting principle and extraordinary item.........  $    1,326      (3,287)      1,139     (17,996)    (67,853)
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------
Net earnings (loss)...................................  $    1,326      (3,287)      3,305     (17,996)    (81,843)
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------

CONSOLIDATED BALANCE SHEET DATA (AT END OF PERIOD):
Net property and equipment............................  $  497,030     418,278     458,242     277,599     276,609
Total assets..........................................  $  592,012     520,834     563,458     321,043     324,832
Long-term debt (2)....................................  $  223,884     201,886     168,859     193,879     207,054
Shareholders' equity..................................  $  241,646     178,537     242,443      44,297       6,086
                                                                                 (SEE FOOTNOTES ON FOLLOWING PAGE)

                                                        SIX MONTHS ENDED JUNE
                                                                 30,                 YEARS ENDED DECEMBER 31,
                                                        ----------------------  ----------------------------------
                                                           1997        1996      1996(1)       1995      1994(1)
                                                        ----------  ----------  ----------  ----------  ----------
                                                                      (DOLLAR AMOUNTS IN THOUSANDS)
OTHER CONSOLIDATED FINANCIAL DATA:
EBITDA (2)(3).........................................  $   51,244      39,056      92,946      50,912      82,397
Cash provided (used) by operating activities (2)......  $   24,290      21,953      67,815      (3,062)     42,441
Cash used by investing activities.....................  $   73,832     161,227     226,867      17,219      32,307
Cash provided (used) by financing activities..........  $   46,583     140,200     164,500      20,698     (14,126)
Total capital expenditures............................  $   82,647     163,815     244,118      52,744      42,544
Historical credit ratios:
  Ratio of earnings to fixed charges (4)..............         1.4          --         1.3          --          --
  Ratio of EBITDA to interest expense.................         5.1         3.2         4.0         2.0         3.1
  Ratio of debt to EBITDA (5).........................         2.2         2.7         1.9         4.1         3.0
Pro forma credit ratios:
  Pro forma ratio of earnings to fixed charges (6)....         1.3                     1.2
  Pro forma as adjusted ratio of earnings to fixed
    charges (7).......................................         1.6                     1.4
  Pro forma as adjusted ratio of EBITDA to interest
    expense (7).......................................         5.7                     4.4
  Pro forma as adjusted ratio of debt to
    EBITDA (5)(7).....................................         2.2                     1.8

------------------------

(1) In 1996, the Company realized a gain on extinguishment of debt of $2,166,000 as a result of the extinguishment of nonrecourse secured debt. The Company changed its method of accounting for oil and gas sales from the sales method to the entitlements method effective January 1, 1994.

(2) The following table sets forth certain financial data for Saxon, a consolidated subsidiary in which the Company holds a 66% economic interest. Saxon will not initially be a Restricted Subsidiary under the Indenture. See "-- Recent Developments" and Note 2 of Notes to the Consolidated Financial
    Statements:

                                                        SIX MONTHS ENDED        YEAR ENDED
                                                         JUNE 30, 1997       DECEMBER 31, 1996
                                                       ------------------  ---------------------
                                                                    (IN THOUSANDS)
Revenue..............................................     $      7,336               9,722
Interest expense.....................................     $        256                 741
Long-term debt.......................................     $     22,104                  --
EBITDA...............................................     $      3,544               5,155
Cash provided (used) by operating activities.........     $     (1,583)              9,541

(3) EBITDA represents earnings before income taxes, cumulative effect of changes in accounting principles, extraordinary items, interest, depreciation and depletion, and impairment of proved oil and gas properties. EBITDA is included as supplemental disclosure because it is commonly accepted as providing useful information regarding a company's ability to incur and service debt and to fund capital expenditures and because certain covenants contained in the Indenture are based in part on EBITDA. In evaluating EBITDA, the Company believes that investors should consider, among other things, the amount by which EBITDA exceeds interest costs for the period, how EBITDA compares to principal repayments on debt for the period and how EBITDA compares to capital expenditures for the period. To evaluate EBITDA, the components of EBITDA, such as revenue and operating expenses, and the variability of such components over time, should be also be considered. Investors should be cautioned, however, that EBITDA should not be construed as an alternative to operating income (as determined in accordance with GAAP) as an indicator of the Company's operating performance, or to cash provided by operating activities (as determined in accordance with GAAP) as a measure of liquidity. The Company's method of calculating EBITDA may differ from the methods used by other companies, and as a result the EBITDA measures disclosed herein may not be comparable to other similarly titled measures disclosed by other companies.

(4) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net earnings before income taxes and fixed charges. Fixed charges consist of interest expense (which includes amortization of debt discount) and that portion of rental cost equivalent to interest (estimated to be one-third of rental cost).
    The historical earnings for the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994 were inadequate to cover fixed charges. The coverage deficiencies were $324,000, $18,327,000 and $68,127,000, respectively.

(5) The historical ratio of debt to EBITDA and the pro forma as adjusted ratio of debt to EBITDA represent the ratio of debt (consisting of long-term debt, other long-term liabilities that are interest-bearing and deferred revenue) at the end of the period to the amount of EBITDA for the period (annualized in the case of EBITDA for the six months ended June 30, 1997).

(6) The pro forma ratio of earnings to fixed charges gives effect to the application of $72.0 million of the proceeds from the sale of the Old Notes to purchase $64.8 million of the $100 million principal amount outstanding on the 11 1/4% Notes in the Tender Offer, the application of $32.9 million of the proceeds of the Old Notes to repay outstanding borrowings under the Canadian Credit Facility, and the retention of $16.5 million by the Issuer for working capital and to fund capital expenditures.

(7) The pro forma as adjusted ratios of earnings to fixed charges, EBITDA to interest expense and debt to EBITDA give effect to (i) the issuance of the Old Notes for net proceeds of $121.6 million, and (ii) the exercise of the Anschutz Warrant for proceeds of $30.1 million, and the use of the aggregate proceeds from such sources to repay the outstanding balance of $32.9 million under the Canadian Credit Facility, to purchase approximately $90.2 million principal amount of the 11 1/4% Notes in the Tender Offer for approximately $99.0 million plus approximately $375,000 of related expenses and to retain the balance of the proceeds for working capital and to fund capital expenditures.

                       SUMMARY RESERVE AND OPERATING DATA

    The following table sets forth summary information with respect to the Company's estimates of its proved oil and gas reserves and the discounted future net cash flows from these reserves as of December 31, 1996 and certain production information for the six months ended June 30, 1997. The Company's U.S. reserves have been reviewed by Ryder Scott Company ("Ryder Scott"). A report on Canadian Forest's reserves has been prepared by McDaniel & Associates Consultants Ltd. ("McDaniel"). A report on Saxon's reserves has been prepared by Fekete Associates Inc. ("Fekete"). The Ryder Scott review and the McDaniel and Fekete reports are collectively referred to as the "Reserve Engineer Reports." For additional information relating to reserves, see "Risk Factors -- Ceiling Limitation Writedowns" and "-- Uncertainty of Estimates of Oil and Gas Reserves," "Business and Properties -- Oil and Gas Reserves" and Note 18 of Notes to Consolidated Financial Statements of the Company.

                                                                  UNITED     CANADIAN                     TOTAL
                                                                  STATES      FOREST      SAXON (1)   CONSOLIDATED
                                                                ----------  -----------  -----------  -------------
Proved Developed
  Natural Gas (MMCF)..........................................     165,629      58,162       12,694       236,485
  Liquids (MBBLS) (2).........................................       5,311       9,223        4,037        18,571
    Total (MMCFE).............................................     197,495     113,500       36,916       347,911
Proved Undeveloped
  Natural Gas (MMCF)..........................................      65,626      21,507       10,562        97,695
  Liquids (MBBLS) (2).........................................         487         202        4,754         5,443
    Total (MMCFE).............................................      68,548      22,719       39,086       130,353
                                                                ----------  -----------  -----------  -------------
Total Proved (MMCFE)..........................................     266,043     136,219       76,002       478,264
Proved reserves attributable to volumetric production
  payments, all of which are proved developed:
    Natural gas (MMCF)........................................       3,070          --           --         3,070
    Liquids (MBBLS) (2).......................................          --          --           --            --
Total proved reserves attributable to volumetric production
  payments (MMCFE)............................................       3,070          --           --         3,070
                                                                ----------  -----------  -----------  -------------
Total proved reserves including amounts attributable to
  volumetric payments (MMCFE).................................     269,113     136,219       76,002       481,334
                                                                ----------  -----------  -----------  -------------
                                                                ----------  -----------  -----------  -------------
Standardized measure of discounted future net cash flows
  relating to proved oil and gas reserves (in thousands)......  $  384,211     106,183       69,475       559,869
                                                                ----------  -----------  -----------  -------------
                                                                ----------  -----------  -----------  -------------
Total discounted future net cash flows relating to proved oil and gas reserves, including amounts attributable to
  volumetric production payments (in thousands)...............  $  387,337     106,183       69,475       562,995
                                                                ----------  -----------  -----------  -------------
                                                                ----------  -----------  -----------  -------------
Weighted average price used to calculate discounted future net cash flows relating to proved oil and gas reserves at
  December 31, 1996:
    Natural gas (per Mcf).....................................  $     3.52        1.73         1.55          2.88
                                                                ----------  -----------  -----------  -------------
                                                                ----------  -----------  -----------  -------------
    Liquids (per Bbl) (2).....................................  $    23.82       18.03        22.02         20.63
                                                                ----------  -----------  -----------  -------------
                                                                ----------  -----------  -----------  -------------
Average daily production for the six months ended June 30,
  1997:
  Natural gas (MCF)...........................................      88,569      33,276        5,409       127,254
  Liquids (BBLS) (2)..........................................       3,033       3,552        1,652         8,237
  Total (MCFE)................................................     106,767      54,588       15,321       176,676
                                                                ----------  -----------  -----------  -------------
                                                                ----------  -----------  -----------  -------------

--------------------------
(1) Includes 100% of the reserves owned by Saxon, a consolidated subsidiary in which the Company holds a 66% economic interest. Saxon will not initially be a Restricted Subsidiary under the Indenture. See "-- Recent Developments" and Note 2 to the Consolidated Financial Statements.

(2) Includes oil, condensate and natural gas liquids.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus and in the documents incorporated herein by reference, including without limitation statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" regarding planned capital expenditures, the availability of capital resources to fund capital expenditures, estimates of proved reserves, the number of anticipated wells to be drilled in 1997 and thereafter, the Company's financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary from one another. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revisions of such estimate and such revisions, if significant, would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered. Additional important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, THE FOLLOWING FACTORS RELATING TO THE COMPANY AND THE EXCHANGE OFFER SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING AN INVESTMENT IN THE NOTES.

VOLATILITY OF OIL AND NATURAL GAS PRICES

    The Company's revenue, profitability and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, oil and natural gas. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond the control of the Company. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions in the Middle East, the foreign supply of oil and natural gas, the price of oil and gas imports and overall economic conditions. From time to time, oil and gas prices have been depressed by excess domestic and imported supplies. There can be no assurance that current price levels will be sustained. It is impossible to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices will adversely affect the Company's financial condition, liquidity and results of operations and may reduce the amount of the Company's oil and natural gas that can be produced economically.

    The Company is impacted more by natural gas prices than by oil prices, because the majority of its production and reserves are natural gas. At December 31, 1996, 70% of the Company's estimated proved reserves consisted of natural gas on an MCFE basis. During 1996, 72% of the Company's total production consisted of natural gas. The average Gulf Coast spot price received by the Company for natural gas decreased from $3.89 per MCF at December 31, 1996 to approximately $3.24 per MCF at

October 1, 1997. During the same period, the West Texas Intermediate price for crude oil decreased from $23.75 per barrel to $18.75 per barrel.

    In order to attempt to minimize the product price volatility to which the Company is subject, the Company, from time to time, enters into energy swap agreements and other financial arrangements with third parties to attempt to reduce the Company's short-term exposure to fluctuations in future oil and natural gas prices. There can be no assurance, however, that such hedging transactions will reduce risk or mitigate the effect of any substantial or extended decline in oil or natural gas prices. Any substantial or extended decline in the prices of oil or natural gas would have a material adverse effect on the Company's financial condition, liquidity and results of operation. For further information concerning market conditions, long-term contracts, production payments and energy swap agreements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

UNCERTAINTY OF ESTIMATES OF OIL AND GAS RESERVES

    This Prospectus contains estimates of the Company's proved oil and gas reserves and the estimated future net revenues therefrom that rely upon various assumptions, including assumptions required by the Commission as to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. As a result, such estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in the Reserve Engineer Reports. Any significant variance in these assumptions could materially affect the estimated quantities and present value of reserves set forth in this Prospectus. In addition, the Company's proved reserves may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond the Company's control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to the Company's reserves will likely vary from the estimates used, and such variances may be material.

    Approximately 27% of the Company's total estimated proved reserves at December 31, 1996 were undeveloped, which are by their nature less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. The reserve data set forth in the Reserve Engineer Reports assumes that substantial capital expenditures by the Company will be required to develop such reserves. Although cost and reserve estimates attributable to the Company's oil and gas reserves have been prepared in accordance with industry standards, no assurance can be given that the estimated costs are accurate, that development will occur as scheduled or that the results will be as estimated. See "Business and Properties -- Oil and Gas Reserves."

    The present value of future net revenues referred to in this Prospectus should not be construed as the current market value of the estimated oil and gas reserves attributable to the Company's properties. In accordance with applicable requirements of the Commission, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows will also be affected by increases or decreases in consumption by gas purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from proved reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with development and production of oil and gas properties. In addition, the 10% discount factor, which is required by the Commission to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company or the oil and gas industry in general.

EFFECTS OF LEVERAGE

    As of June 30, 1997, on a pro forma as adjusted basis, the Company's long-term debt would have been $224.0 million and the Company estimates that it would have had approximately $70.0 million of aggregate borrowing capacity under the Bank Credit Facilities, subject to the borrowing base formula at the time. In addition, the Indenture will allow the Company to incur additional Indebtedness on a secured basis. See "Use of Proceeds" and "Capitalization."

    The Company's level of indebtedness will have several important effects on its operations, including (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) the covenants contained in the Bank Credit Facilities and Indenture limit its ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for, and reacting to, changes in business conditions, (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired, and (iv) the terms of certain of the Company's indebtedness permit its creditors to accelerate payments upon certain events of default or a change of control of the Company. Moreover, future acquisition or development activities may require the Company to alter its capitalization significantly. These changes in capitalization may significantly alter the leverage of the Company. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's future performance will not be adversely affected by such economic conditions and financial, business and other factors or that the Company will be able to meet its debt service obligations, including its obligations under the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

    Furthermore, to the extent that the Company is unable to repay its indebtedness at maturity out of cash on hand, it could attempt to refinance such indebtedness, or repay such indebtedness with the proceeds of an equity offering, at or prior to their maturity. There can be no assurance that the Company will be able to generate sufficient cash flow to service its interest payment obligations under its indebtedness or that future borrowings or equity financing will be available for the payment or refinancing of the Company's indebtedness. To the extent that the Company is not successful in negotiating renewals of its borrowings or in arranging new financing, it may have to sell significant assets which would have a material adverse effect on the Company's business and results of operations. Among the factors that will affect the Company's ability to effect an offering of its capital stock or refinance the Notes are financial market conditions and the value and performance of the Company at the time of such offering or refinancing. There can be no assurance that any such offering or refinancing can be successfully completed. Any failure by the Company to satisfy its obligations with respect to its indebtedness at maturity or prior thereto would constitute a default under such indebtedness and could cause a default under agreements governing other indebtedness, if any, of the Company. Such defaults could result in a default on the Notes and could delay or preclude payment of interest or principal thereon. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Bank Credit Facilities."

SUBORDINATION OF NOTES

    The Indenture governing the Notes limits, but does not prohibit, the incurrence by the Company of additional indebtedness that is senior in right of payment to the Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company, the assets of the Company will be available to pay the Company's obligations on the Notes only after all Senior Indebtedness (as defined herein) has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Notes. In addition, under certain circumstances, no payments may be made with respect to principal of, premium, if any, or interest on the Notes if a default exists with respect to any Senior Indebtedness. See "Description of the Notes -- Subordination."

    In addition, the Notes are effectively subordinated to any indebtedness and liabilities (including trade payables) of the Company's Subsidiaries that are not Subsidiary Guarantors.

    The Indenture imposes limits on the ability of the Company and its future Restricted Subsidiaries (as defined herein) to incur additional indebtedness and liens and to enter into agreements that would restrict the ability of such future Restricted Subsidiaries to make distributions, loans or other payments to the Company. These limitations are subject to various qualifications. Subject to certain limitations, the Company and its Subsidiaries may incur additional secured indebtedness. For additional details of these provisions and the applicable qualifications, see "Description of the Notes -- Subordination" and "-- Certain Covenants."

AVAILABILITY OF FINANCING

    The Company has historically addressed its long-term liquidity needs through the issuance of debt and equity securities when market conditions permit, and through the use of credit facilities and cash provided by operating activities. The Company continues to examine alternative sources of long-term capital, including bank borrowings or the issuance of debt instruments, the sale of common stock, preferred stock or other equity securities of the Company, the issuance of nonrecourse production-based financing or net profits interests, sales of non-strategic properties, prospects and technical information, or joint venture financing. Availability of these sources of capital and, therefore, the Company's ability to execute its operating strategy will depend upon a number of factors, including general economic and financial market conditions, oil and natural gas prices and the value and performance of the Company, some of which are beyond the control of the Company.

REPLACEMENT OF RESERVES

    In general, the volume of production from oil and gas properties declines as reserves are depleted. The decline rates depend on reservoir characteristics and vary from the steep declines characteristic of Gulf of Mexico reservoirs, where the Company has a significant portion of its production, to the relatively slow declines characteristic of long-lived fields in other regions. Except to the extent the Company acquires properties containing proved reserves or conducts successful development and exploration activities, or both, the proved reserves of the Company will decline as reserves are produced. The Company's future natural gas and oil production is, therefore, highly dependent upon its level of success in finding or acquiring additional reserves. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, the Company's ability to make the necessary capital investment to maintain or expand its asset base of oil and gas reserves would be impaired. In addition, there can be no assurance that the Company's future development, acquisition and exploration activities will result in additional proved reserves or that the Company will be able to drill productive wells at acceptable costs.

INDUSTRY RISKS

    Oil and gas drilling and production activities are subject to numerous risks, many of which are beyond the Company's control. These risks include the risk that no commercially productive oil or natural gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs, work boats and other equipment may limit the Company's ability to develop, produce and market its reserves. The Company has encountered particular difficulties in securing drilling equipment in certain of its core areas in the past 12 months. There can be no assurance that new wells drilled by the Company will be productive or that the Company will recover all or any portion of its investment. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. In addition, the Company's properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

    Industry operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. Additionally, a substantial portion of the Company's oil and gas operations are located in the Gulf of Mexico, an area that is subject to tropical weather disturbances, some of which can be severe enough to cause substantial damage to facilities and possibly interrupt production. In accordance with customary industry practice, the Company maintains insurance against some, but not all, of the risks described above. There can be no assurance that any insurance will be adequate to cover losses or liabilities. The Company cannot predict the continued availability of insurance at premium levels that justify its purchase.

CONCENTRATION OF ASSETS

    At October 1, 1997, the Company had three offshore Gulf of Mexico properties, the combined production from which represented approximately 30% of the Company's daily deliverability. The Company's production, revenue and cash flow could be adversely affected if production from these properties decreases to a significant degree.

GAS MARKETING -- TRADING AND CREDIT RISK

    The Company's operations include gas marketing through its subsidiary, Producers Marketing Ltd. ("ProMark"). ProMark's gas marketing operations consist of the marketing of Canadian Forest's gas production, the purchase and direct sale of third parties' natural gas, the handling of transportation and operations of third party gas and spot purchasing and selling of natural gas. The profitability of such natural gas marketing operations depends in large part on the ability of the Company to assess and respond to changing market conditions, including credit risk. Profitability of such natural gas marketing operations also depends in large part on the ability of the Company to maximize the volume of third party natural gas which the Company purchases and resells and on the ability of the Company to obtain a satisfactory margin between the purchase price and the sales price for such volumes. The inability of the Company to respond appropriately to changing conditions in the gas marketing business could materially adversely affect the Company's results of operations. In addition, a significant portion of the volumes sold by ProMark are sold at fixed prices under long-term contracts. The loss of one or more such long term buyers could have a material adverse effect on the Company. ProMark buys and sells gas in its trading operation for terms as short as one day and as long as one to two years. Profits generated by trading are derived from the spread between the prices of gas purchased and sold. ProMark endeavors to offset its gas purchase or sales commitments with other gas purchase or sales contracts, thereby limiting its exposure to price risk. The Company is, however, exposed to credit risk in that there exists the possibility that the counterparties to agreements will fail to perform their contractual obligations.

INTERNATIONAL OPERATIONS

    A substantial portion of the Company's operations is located in Canada. The expenses of such operations are payable in Canadian dollars and most of the revenue derived from natural gas and oil sales is based upon U.S. dollar prices. As a result, the Company's Canadian operations are subject to the risk of fluctuations in the relative value of the Canadian and U.S. dollar. The Company's Canadian operations may also be adversely affected by Canadian local political and economic developments, royalty and tax increases and other Canadian laws or policies, as well as U.S. policies affecting trade, taxation and investment in Canada. To the extent that the Company pursues opportunities in other countries, similar risks will apply.

COMPETITION

    The Company operates in a highly competitive environment. The Company competes with major and independent oil and gas companies for the acquisition of desirable oil and gas properties, as well as the equipment and labor required to develop and operate such properties. The Company also competes with major and independent oil and gas companies in the marketing and sale of oil and natural gas to marketers and end-users. Many of these competitors have financial and other resources substantially greater than those of the Company.

DRILLING RISKS

    Drilling involves numerous risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. The cost of drilling and completing wells is often unpredictable, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages or delays in delivery of equipment. There can be no assurance as to the success of the Company's future drilling activities. The Company's current inventory of 2-D and 3-D seismic surveys will not necessarily increase the likelihood that the Company will drill or complete commercially productive wells or that the volumes of reserves discovered, if any, would necessarily be greater than the Company would have discovered without its current inventory of seismic surveys.

ACQUISITION RISKS

    The Company's recent growth has been attributable in part to acquisitions of producing properties. The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors beyond the Company's control. Such assessments are necessarily inexact and their accuracy inherently uncertain. In connection with such an assessment, the Company performs a review of the subject properties that it believes to be generally consistent with industry practices. Such a review, however, will not reveal all existing or potential problems nor will it permit a buyer to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every platform or well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. The Company is generally not entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and generally acquires interests in the properties on an "as is" basis with limited remedies for breaches of representations and warranties. In addition, competition for producing oil and gas properties is intense and many of the Company's competitors have financial and other resources which are substantially greater than those available to the Company. Therefore, no assurance can be given that the Company will be able to acquire producing oil and gas properties which contain economically recoverable reserves or that it will make such acquisitions at acceptable prices.

MARKETABILITY OF OIL AND GAS PRODUCTION

    The marketability of the Company's production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. U.S. federal and state regulation and Canadian regulation of oil and gas production and transportation, general economic conditions, and changes in supply and demand all could adversely affect the Company's ability to produce and market its oil and natural gas. If market factors were to change dramatically, the financial impact on the Company could be substantial. The availability of markets is beyond the control of the Company and thus represents a significant risk.

GOVERNMENT REGULATION

    The Company's oil and gas operations are subject to various U.S. federal, state and local and Canadian federal and provincial governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. In addition, the Oil Pollution Act of 1990 ("OPA") requires operators of offshore facilities to establish evidence of financial responsibility to address potential oil spills. OPA, together with other federal and state environmental statutes, also imposes strict liability on owners and operators of certain defined facilities for such spills, subject to certain limitations. A substantial spill from one of the Company's facilities could have a material adverse effect on the Company's results of operations, competitive position or financial condition. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations primarily relating to the protection of human health and the environment. To date, expenditures related to complying with these laws and for remediation of existing environmental contamination have not been significant in relation to the results of operations of the Company. Although the Company believes it is in substantial compliance with all applicable laws and regulations, the requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and the Company is unable to predict the ultimate cost of compliance with these requirements or their effect on its operations. See "Business and Properties -- Regulation."

CEILING LIMITATION WRITEDOWNS

    The Company reports its operations using the full cost method of accounting for oil and gas properties. The Company capitalizes the cost to acquire, explore for and develop oil and gas properties. Under full cost accounting rules, the net capitalized costs of oil and gas properties may not exceed a "ceiling limit" which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of oil and gas properties exceed the ceiling limit, the Company is subject to a ceiling limitation writedown to the extent of such excess. A ceiling limitation writedown is a charge to earnings which does not impact cash flow from operating activities. However, such writedowns impact the amount of the Company's shareholders' equity. The risk that the Company will be required to write down the carrying value of its oil and gas properties increases when oil and gas prices are depressed or volatile. In addition, writedowns may occur if the Company has substantial downward revisions in its estimated proved reserves or if purchasers abrogate long-term contracts for its natural gas production. Although the Company did not have a ceiling test writedown in 1996 or 1995, the Company had a writedown of $58,000,000 in 1994. No assurance can be given that the Company will not experience additional ceiling limitation writedowns in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PAYMENT UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of the Notes may require the Issuer to purchase all or a portion of such holder's Notes at 101% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of purchase. Prior to any such repurchase of the Notes, the Company may be required to (i) repay or cause to be repaid all or a portion of the outstanding indebtedness under the Bank Credit Facilities or other indebtedness of the Company and its subsidiaries which ranks senior to or PARI PASSU with the Notes, the Company Guarantee or any Subsidiary Guarantee containing similar change of control provisions, or (ii) obtain any requisite consent to permit the repurchase of the Notes. If the Company is unable to repay or cause to be repaid all of such indebtedness or is unable to obtain the necessary consents, the Issuer would be unable to offer to repurchase the Notes, which would constitute an Event of Default under the Indenture. There can be no assurance that the Company and the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchase of Notes) as described above. The definition of "Change of Control" in the Indenture includes a sale, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to a person or group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Notes to require the Issuer to repurchase such Notes as a result of a sale, lease, conveyance or transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain. See "Description of the Notes -- Certain Covenants -- Repurchase at the Option of Holders Upon a Change of Control."

    The events that constitute a Change of Control under the Indenture may also be events of default under the Bank Credit Facilities or other senior indebtedness of the Company and its subsidiaries. Such events may permit the lenders under the Bank Credit Facilities to reduce the borrowing base thereunder or permit such lenders or other holders of indebtedness to accelerate such indebtedness and, if the indebtedness is not paid, to enforce security interests in, or commence litigation that could ultimately result in a sale of, substantially all of the assets of the Company, thereby limiting the Issuer's ability to raise cash to repurchase the Notes.

POSSIBLE LIMITATIONS ON ENFORCEABILITY OF SUBSIDIARY GUARANTEES

    The Issuer's obligations under the Notes may under certain circumstances be guaranteed on an unsecured senior subordinated basis by the Subsidiary Guarantors. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or void any Subsidiary Guarantee issued by a Subsidiary Guarantor. It is also possible that under certain circumstances a court could hold that the direct obligations of a Subsidiary Guarantor could be superior to the obligations under its Subsidiary Guarantee.

    To the extent that a court were to find that at the time a Subsidiary Guarantor entered into a Subsidiary Guarantee either (x) the Subsidiary Guarantee was incurred by the Subsidiary Guarantor with the intent to hinder, delay or defraud any present or future creditor or that the Subsidiary Guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others or (y) the Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing the Subsidiary Guarantee and, at the time it issued the Subsidiary Guarantee, the Subsidiary Guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the Subsidiary Guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of the Subsidiary Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could void or subordinate the Subsidiary Guarantee in favor of the Subsidiary Guarantor's other creditors. Among other things, a legal challenge of a Subsidiary Guarantee issued by a Subsidiary Guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by the Company of the Notes. To the extent that proceeds from the Offering are used to refinance the indebtedness of the Company, a court might find that the Subsidiary Guarantors did not benefit from incurrence of the indebtedness represented by the Notes.

    The measure of insolvency for purposes of determining whether a transfer is voidable as a fraudulent transfer varies depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its debts, including contingent liabilities, was greater than the value of all its assets at a fair valuation or if the present fair saleable value of the debtor's assets was less than the amount required to repay its probable liability on its debts, including contingent liabilities, as they become absolute and mature.

    To the extent that a Subsidiary Guarantee is voided as a fraudulent conveyance or found unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of the applicable Subsidiary Guarantor. In such event, the claims of the holders of the Notes against such Subsidiary Guarantor would be subject to the prior payment of all liabilities and preferred stock claims of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided portion of such Subsidiary Guarantee.

ENFORCEABILITY OF JUDGMENTS

    Since substantially all of the assets of the Issuer are outside the United States, any judgments obtained in the United States against the Issuer, including judgments with respect to the payments of principal, interest, redemption price, Change of Control Payment or other amounts payable under the Notes, may not be collectible within the United States.

    The Issuer has been informed by its Canadian counsel, Bennett Jones Verchere, that the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta (a "Canadian Court") on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in the City of New York (a "New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the Indenture or the Notes if
(i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the Canadian Court (and submission by the Issuer in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose), (ii) the judgment debtor was properly served in connection with any action leading to final judgment, (iii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is applied by a Canadian Court, or contrary to any order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURE ACT (Canada) or the Competition Tribunal under the Competition Act (Canada), (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws and (v) the action to enforce such judgment is commenced within the applicable limitation period. The Issuer has been advised by Bennett Jones Verchere that it knows of no reason, based upon public policy under the laws of the Province of Alberta and the federal laws of Canada applicable therein for avoiding recognition of a judgment of a New York Court to enforce the Indenture or the Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESTRICTIONS ON RESALE OF OLD NOTES

    The Old Notes not exchanged for Exchange Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. See "Transfer Restrictions on Old Notes." Because the Issuer and the Company anticipated that most holders of Old Notes will elect to exchange such Old Notes for Exchange Notes due to the general lack of restrictions on the resale of Exchange Notes under the Securities Act, the Issuer and the Company anticipate that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited. Additionally, holders (other than Restricted Holders) of any Old Notes not tendered in the Exchange Offer prior to the Expiration Date will not be entitled to require the Issuer and the Company to file the Shelf Registration Statement and the stated interest rate on such Old Notes will remain at its initial level of 8 3/4%. See "Exchange Offer; Registration Rights."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

    The Exchange Notes will be new securities for which currently there is no trading market. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or stock market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. The liquidity of any market for the Exchange Notes will depend upon the number of Holders of the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes, and even if a market does develop, the price at which the holders of Exchange Notes will be able to sell such Exchange Notes is not assured and the Exchange Notes could trade at a price above or below either their purchase price or face value.

OWNERSHIP POSITION OF ANSCHUTZ

    Based on the number of shares outstanding on September 30, 1997, Anschutz owned approximately 31% of the outstanding shares of Common Stock. Pursuant to a shareholders agreement between Anschutz and the Company (the "Anschutz Agreement"), Anschutz may designate three of the Company's 11 directors. Therefore, Anschutz has the ability to exert substantial influence with respect to matters considered by the Company's Board of Directors. The Anschutz Agreement prohibits Anschutz from acquiring in excess of 40% of the outstanding shares of Common Stock. The Anschutz Agreement terminates on July 27, 2000. Under certain circumstances Anschutz could have a veto power over proposed transactions between the Company and third parties such as a merger, which, under applicable law, requires the approval of the holders of two-thirds of the outstanding shares of Common Stock. It is unlikely that control of the Company could be transferred to a third party without Anschutz's consent and agreement. It is also unlikely that a third party would offer to pay a premium to acquire the Company without the prior agreement of Anschutz, even if if the Board of Directors should choose to attempt to sell the Company in the future.

                               PRIVATE PLACEMENT

    On September 29, 1997, the Company completed the private sale to the Initial Purchasers of $125,000,000 principal amount of the Old Notes at a price of 99.245% of the principal amount thereof in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Initial Purchasers thereupon offered and resold the Old Notes only to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A and pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act at an initial price to such purchasers of 99.745% of the principal amount thereof. The net proceeds of $121.6 million received by the Issuer in connection with the sale of the Old Notes were used as follows: $72.0 million was transferred to the Company to be used to purchase a portion of the 11 1/4% Notes and $34.5 million was used to repay the outstanding balance under the Canadian Credit Facility. It is anticipated that the remainder of the net proceeds will be used for general corporate purposes.

                                USE OF PROCEEDS

    Neither the Issuer nor the Company will receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Issuer and the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in capitalization of the Company.

                                 CAPITALIZATION

    The following table sets forth the actual capitalization of the Company as of June 30, 1997 and the pro forma as adjusted capitalization of the Company as of June 30, 1997 after giving effect to (i) the issuance of the Old Notes, (ii) the exercise of the Anschutz Warrant and (iii) additional borrowings under the Company's U.S. Credit Facility, and the use of the aggregate proceeds from such sources to repay the Canadian Credit Facility and to purchase all of the 11 1/4% Notes in the Tender Offer. See "Use of Proceeds" and "Prospectus Summary -- Recent Developments."

                                                                          JUNE 30, 1997
                                                                    --------------------------
                                                                                   PRO FORMA
                                                                     HISTORICAL   AS ADJUSTED
                                                                    ------------  ------------

                                                                          (IN THOUSANDS)
Long-term debt:
  U.S. Credit Facility............................................  $     58,500       56,433
  Canadian Credit Facility........................................        32,948           --
  Saxon Credit Facility...........................................        22,104       22,104
  8 3/4% Senior Subordinated Notes offered hereby.................            --      124,681
  11 1/4% Senior Subordinated Notes...............................        99,452        9,713
  Production payment obligation...................................        10,880       10,880
                                                                    ------------  ------------
    Total long-term debt..........................................       223,884      223,812

Minority interest (1).............................................        12,985       12,985

Shareholders' equity:
  Common stock, par value $.10 per share, 32,787,664 shares issued
    and 36,287,664 shares issued pro forma as adjusted (2)........         3,279        3,629
  Capital surplus.................................................       456,617      486,367
  Accumulated deficit.............................................      (212,861)    (225,313)
  Foreign currency translation....................................        (2,572)      (2,572)
  Treasury stock (196,856 shares).................................        (2,817)      (2,817)
                                                                    ------------  ------------
    Total shareholders' equity....................................       241,646      259,294
                                                                    ------------  ------------
Total capitalization..............................................  $    478,515      496,091
                                                                    ------------  ------------
                                                                    ------------  ------------

------------------------

(1) Represents a 34% minority economic interest in Saxon.

(2) Does not include a total of 1,415,080 shares reserved for issuance upon exercise of outstanding stock options.

                     SELECTED FINANCIAL AND OPERATING DATA

    The following table sets forth selected historical financial and operating data for the Company for the six months ended June 30, 1997 and 1996, and for each of the years in the five-year period ended December 31, 1996. The selected data presented below under the captions "Consolidated Statement of Operations Data" and "Consolidated Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1996 are derived from the Consolidated Financial Statements of the Company which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The Consolidated Financial Statements as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and the Independent Auditors' Report thereon, are included elsewhere in this Prospectus. The financial information for the six months ended June 30, 1997 and 1996 has been derived from the unaudited Condensed Consolidated Financial Statements included elsewhere in this Prospectus. The selected financial and operating data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business and Properties," the Condensed Consolidated Financial Statements and the Consolidated Financial Statements of the Company (including the Notes thereto).

                                               SIX MONTHS ENDED
                                                   JUNE 30,                       YEARS ENDED DECEMBER 31,
                                             ---------------------  -----------------------------------------------------
                                                1997       1996       1996       1995       1994       1993      1992(1)
                                             ----------  ---------  ---------  ---------  ---------  ---------  ---------

                                                        (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenue (2):
  Marketing and processing.................  $   98,209     83,589    187,374         --         --         --         --
  Oil and gas sales........................      72,509     56,522    128,713     82,275    114,541    102,883     99,239
  Miscellaneous, net.......................       1,650        303      1,387        181      1,406      2,265     13,947
                                             ----------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenue..........................  $  172,368    140,414    317,474     82,456    115,947    105,148    113,186
Earnings (loss) before income taxes,
  cumulative effects of changes in
  accounting principles and extraordinary
  items....................................  $    4,294         18      6,590    (18,003)   (67,844)   (10,705)    11,286
Earnings (loss) before cumulative effects
  of changes in accounting principles and
  extraordinary items......................  $    1,326     (3,287)     1,139    (17,996)   (67,853)    (9,355)     7,298
Net earnings (loss)........................  $    1,326     (3,287)     3,305    (17,996)   (81,843)   (21,213)     7,298
Weighted average number of shares
  outstanding..............................      33,353     22,477     27,163      7,360      5,619      4,399      2,755
Net earnings (loss) attributable to common
  stock....................................  $    1,137     (4,367)     1,147    (20,156)   (84,004)   (23,463)     4,950
Primary earnings (loss) per share (3):
  Earnings (loss) attributable to common
    stock before cumulative effects of
    changes in accounting principles and
    extraordinary items....................  $      .03       (.19)      (.04)     (2.74)    (12.46)     (2.64)      1.80
  Cumulative effect of changes in
    accounting principles (4)..............          --         --         --         --      (2.49)      (.26)        --
  Extraordinary items (4)..................          --         --        .08         --         --      (2.44)        --
                                             ----------  ---------  ---------  ---------  ---------  ---------  ---------
  Net earnings (loss) attributable to
    common stock...........................  $      .03       (.19)       .04      (2.74)    (14.95)     (5.34)      1.80
                                             ----------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ----------  ---------  ---------  ---------  ---------  ---------  ---------

                                              SIX MONTHS ENDED
                                                  JUNE 30,                        YEARS ENDED DECEMBER 31,
                                            ---------------------  ------------------------------------------------------
                                               1997       1996        1996       1995       1994       1993      1992(1)
                                            ----------  ---------  ----------  ---------  ---------  ---------  ---------

                                                          (DOLLAR AMOUNTS IN THOUSANDS EXCEPT SALES PRICES)
CONSOLIDATED BALANCE SHEET DATA (AT END OF
  PERIOD):
Total assets..............................  $  592,012    520,834     563,458    321,043    324,832    426,755    378,532
Long-term debt (2)........................  $  223,884    201,886     168,859    193,879    207,054    194,307    168,321
Other long-term liabilities...............  $   53,018     60,818      53,560     27,139     28,166     27,053     25,161
Deferred revenue..........................  $       --      9,985       7,591     15,137     35,908     67,228     67,066
Shareholders' equity......................  $  241,646    178,537     242,443     44,297      6,086     88,156     59,881

OPERATING DATA:
Production (5):
  Gas (MMCF)..............................      23,033     19,444      42,496     33,342     48,048     41,114     29,174
  Liquids (MBBLS).........................       1,491      1,233       2,749      1,173      1,543      1,493      1,450
Average sales price (5):
  Gas (per MCF) (6).......................  $     1.98       1.82        1.89       1.77       1.90       1.88       1.70
  Liquids (per BBL).......................  $    17.98      17.01       17.59      15.86      14.83      16.97      18.14
Proved Reserves (5) (7):
  Gas (MMCF)..............................                            337,250    238,128    246,996    273,382    194,655
  Liquids (MBBLS).........................                             24,014     10,541      7,532      8,198      7,560
  Total (MMCFE)...........................                            481,334    301,374    292,188    322,570    240,015
Standardized measure of discounted future
  net cash flows relating to proved oil
  and gas reserves (7)....................                         $  559,869    256,917    207,549    262,176    190,971
Total discounted future net cash flows
  relating to proved oil and gas reserves,
  including amounts attributable to
  volumetric production payments (7)......                         $  562,995    265,393    230,149    299,053    227,009
Weighted Average price used to calculate
  discounted future net cash flows
  relating to proved oil and gas reserves
  at end of period:
    Natural gas (per MCF).................                         $     2.88       1.94       1.63       2.22       2.14
    Liquids (per BBL).....................                              20.63      17.37      16.33      13.21      17.67

OTHER FINANCIAL DATA:
EBITDA (2) (8)............................  $   51,244     39,056      92,946     50,912     82,397     73,605     85,710
Cash provided (used) by operating
  activities (2)..........................  $   24,290     21,953      67,815     (3,062)    42,441     41,722     97,241
Cash used by investing activities.........  $   73,832    161,227     226,867     17,219     32,307    170,134     83,354
Cash provided (used) by financing
  activities..............................  $   46,583    140,200     164,500     20,698    (14,126)    71,886     30,846
Capital expenditures:
  Property acquisitions...................  $    6,135    139,800     158,955     26,807      9,762    144,916     88,772
  Exploration.............................      45,957     10,909      43,439     12,739     15,693      5,433      2,297
  Development.............................      30,555     13,106      41,724     13,198     17,089     20,472     15,558
                                            ----------  ---------  ----------  ---------  ---------  ---------  ---------
    Total capital expenditures............  $   82,647    163,815     244,118     52,744     42,544    170,821    106,627
                                            ----------  ---------  ----------  ---------  ---------  ---------  ---------
                                            ----------  ---------  ----------  ---------  ---------  ---------  ---------

                                              SIX MONTHS ENDED
                                                  JUNE 30,                        YEARS ENDED DECEMBER 31,
                                            ---------------------  ------------------------------------------------------
                                               1997       1996        1996       1995       1994       1993      1992(1)
                                            ----------  ---------  ----------  ---------  ---------  ---------  ---------
                                                          (DOLLAR AMOUNTS IN THOUSANDS EXCEPT SALES PRICES)
Historical credit ratios:
  Ratio of earnings to fixed charges
    (9)...................................         1.4         --         1.3         --         --         --        1.4
  Ratio of EBITDA to interest
    expense...............................         5.1        3.2         4.0        2.0        3.1        3.1        3.1
  Ratio of debt to EBITDA (10)............         2.2        2.7         1.9        4.1        3.0        3.6        2.8
Pro forma credit ratios:
  Pro forma ratio of earnings to fixed
    charges (11)..........................         1.3                    1.2
  Pro forma as adjusted ratio of earnings
    to fixed
    charges (11) (12).....................         1.6                    1.4
  Pro forma as adjusted ratio of
    EBITDA to interest expense (12).......         5.7                    4.4
  Pro forma as adjusted ratio of
    debt to EBITDA (10)(12)...............         2.2                    1.8

--------------------------

(1) Consolidated statement of operations data, consolidated balance sheet data and other financial data for the year ended December 31, 1992 include the effects of a natural gas contract settlement which increased total revenue by $37,541,000 and net earnings by $24,043,000 or $8.73 per share. Operating data for the year ended December 31, 1992 exclude the effects of the ONEOK Settlement.

(2) The following table sets forth certain financial data for Saxon, a consolidated subsidiary in which the Company holds a 66% economic interest. Saxon will not initially be a Restricted Subsidiary under the Indenture. See "Offering Memorandum Summary--Recent Developments" and Note 2 of Notes to Consolidated Financial Statements.

                                                                  SIX MONTHS ENDED        YEAR ENDED
                                                                   JUNE 30, 1997       DECEMBER 31, 1996
                                                                 ------------------  ---------------------
                                                                              (IN THOUSANDS)
 Revenue.......................................................      $    7,336                9,722
  Long-term debt...............................................      $   22,104                   --
  EBITDA.......................................................      $    3,544                5,155
  Cash provided (used) by operating activities.................      $   (1,583)               9,541

(3) Fully diluted earnings (loss) per share was the same as primary earnings
    (loss) per share in all years except 1992. In 1992, fully diluted earnings per share was $1.45.

(4) In 1996, the Company realized a gain on extinguishment of debt as a result of the extinguishment of nonrecourse secured debt. The Company changed its method of accounting for oil and gas sales from the sales method to the entitlements method effective January 1, 1994. The Company adopted the provisions of Statements of Financial Accounting Standards No. 106 and No. 109 effective January 1, 1993. These statements required the Company to accrue the expected cost of postretirement benefits and to adopt the liability method of accounting for income taxes, respectively. In 1993, the Company realized a loss on extinguishment of debt of $10,735,000 as a result of the redemption of its outstanding Senior Secured Notes and long-term subordinated debentures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 1, 3, 5 and 10 of Notes to Consolidated Financial Statements.

(5) Includes amounts attributable to required deliveries under volumetric production payments. See Notes 6 and 18 of Notes to Consolidated Financial Statements.

(6) Amounts shown for 1995 exclude the effects of a gas contract settlement. Including such amount, the average sales price for 1995 was $1.90 per MCF. For further information, regarding the gas contract settlement see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 15 of Notes to Consolidated Financial Statements.

(7) The 1996 and 1995 amounts include 100% of the reserves owned by Saxon, a consolidated subsidiary in which the Company holds a 66% economic interest. Saxon will not initially be a Restricted Subsidiary under the Indenture. See "Prospectus Summary--Recent Developments" and Note 2 of Notes to Consolidated Financial Statements.

(8) EBITDA represents earnings before income taxes, cumulative effect of changes in accounting principles, extraordinary items, interest, depreciation and depletion, and impairment of proved oil and gas properties. EBITDA is included as supplemental disclosure because it is commonly accepted as providing useful information regarding a company's ability to incur and service debt and to fund capital expenditures and because certain covenants contained in the Indenture are based in part on EBITDA. In evaluating EBITDA, the Company believes that investors should consider, among other things, the amount by which EBITDA exceeds interest costs for the period, how EBITDA compares to principal repayments on debt for the period and how EBITDA compares to capital expenditures for the period. To evaluate EBITDA, the components of EBITDA, such as revenue and operating expenses, and the variability of such components over time, should be also be considered. Investors should be cautioned, however, that EBITDA should not be construed as an alternative to operating income (as determined in accordance with GAAP) as an indicator of the Company's operating performance, or to cash provided by operating activities (as determined in accordance with GAAP) as a measure of liquidity. The Company's method of calculating EBITDA may differ from the methods used by other companies, and as a result the EBITDA measures disclosed herein may not be comparable to other similarly titled measures disclosed by other companies.

(9) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net earnings before income taxes and fixed charges. Fixed charges consist of interest expense (which includes amortization of debt discount) and that portion of rental cost equivalent to interest (estimated to be one-third of rental cost).
    The historical earnings for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993 were inadequate to cover fixed charges. The coverage deficiencies were $324,000, $18,327,000, $68,127,000 and $10,934,000, respectively. Excluding the effects of the gas contract settlement discussed in Note 1 above, the historical earnings for the year ended December 31, 1992 were inadequate to cover fixed charges by $25,434,000.

(10) The historical ratio of debt to EBITDA and the pro forma as adjusted ratio of debt to EBITDA represent the ratio of debt (consisting of long-term debt, other long-term liabilities that are interest-bearing and deferred revenue) at the end of the period to the amount of EBITDA for the period (annualized in the case of EBITDA for the six months ended June 30, 1997).

(11) The pro forma ratio of earnings to fixed charges gives effect to the application of $72.0 million of the proceeds from the sale of the Old Notes to purchase $64.8 million of the $100 million principal amount outstanding on the 11 1/4% Notes in the Tender Offer, the application of $32.9 million of the proceeds of the Old Notes to repay outstanding borrowings under the Canadian Credit Facility, and the retention of $16.5 million by the Issuer for working capital and to fund capital expenditures.

(12) The pro forma as adjusted ratios of earnings to fixed charges, EBITDA to interest expense and debt to EBITDA give effect to (i) the issuance of the Old Notes for net proceeds of $121.6 million, and (ii) the exercise of the Anschutz Warrant for proceeds of $30.1 million, and the use of the aggregate proceeds from such sources to repay the outstanding balance of $32.9 million under the Canadian Credit Facility, to purchase approximately $90.2 million principal amount of the 11 1/4% Notes in the Tender Offer for approximately $99.0 million plus approximately $375,000 of related expenses and to retain the balance of the proceeds for working capital and to fund capital expenditures.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

    Net earnings for the first six months of 1997 were $1,326,000 or $.03 per common share compared to a net loss of $3,287,000 or $.19 per common share in the first six months of 1996. The improved results for the first six months of 1997 were attributable primarily to increased production as well as higher natural gas and liquids prices.

    The Company's marketing and processing revenue increased 17% to $98,209,000 in the first six months of 1997 from $83,589,000 in the five months of operations of ProMark subsequent to its purchase on January 31, 1996. The related marketing and processing expense increased by 19% to $93,906,000 in the 1997 period from $79,165,000 in the 1996 period. The gross margin reported for marketing and processing activities of $4,303,000 in the first six months of 1997 was slightly lower than the gross margin of $4,424,000 in the first six months of 1996 because the 1996 period included a non-recurring income item of approximately $350,000 and also had higher third party contract processing volumes.

    The Company's oil and gas sales revenue increased by 28% to $72,509,000 in the first six months of 1997 compared to $56,522,000 in the first six months of 1996. The 1996 period includes five months of operations of Canadian Forest subsequent to its purchase on January 31, 1996. The increase in 1997 is also attributable to increased production in the U.S. as well as higher natural gas and liquids prices. Production volumes for natural gas in the first six months of 1997 increased 18% from the comparable 1996 period due primarily to new production from Gulf of Mexico properties and to recording six months of activity for Canadian Forest in 1997 compared to only five months in 1996. The average sales price for natural gas in the first six months of 1997 increased 9% compared to the average sales price in the corresponding 1996 period. Production volumes for liquids (consisting of oil, condensate and natural gas liquids) were 21% higher in the first six months of 1997 than in the first six months of 1996, due primarily to new production from Gulf of Mexico and Canadian properties. The average sales price for liquids production during the first six months of 1997 increased 6% compared to the average sales price during the comparable 1996 period.

    Oil and gas production expense of $18,671,000 in the first six months of 1997 increased 18% from $15,856,000 in the comparable period of 1996 due primarily to expenses relating to use of a mobile production unit at High Island 274 and temporary transportation expenses associated with the Bigoray field. On an MCFE basis, production expense decreased approximately 2% in the first six months of 1997 to $.58 per MCFE from $.59 per MCFE in the first six months of 1996.

    Production volumes, weighted average sales prices and production expenses during the periods were as follows:

                                                                       SIX MONTHS ENDED
                                               ----------------------------------------------------------------
                                                        JUNE 30, 1997                    JUNE 30, 1996
                                               -------------------------------  -------------------------------
                                                UNITED                           UNITED
                                                STATES     CANADA      TOTAL     STATES     CANADA      TOTAL
                                               ---------  ---------  ---------  ---------  ---------  ---------
NATURAL GAS
  Total production (MMCF) (1)................     16,090      6,943     23,033     13,092      6,352     19,444
  Sales price received (per MCF).............  $    2.37       1.54       2.12       2.27       1.43       1.99
  Effects of energy swaps (per MCF) (2)......       (.19)      (.01)      (.14)      (.24)      (.03)      (.17)
                                               ---------  ---------  ---------  ---------  ---------  ---------
  Average sales price (per MCF)..............  $    2.18       1.53       1.98       2.03       1.40       1.82

LIQUIDS
Oil and condensate:
  Total production (MBBLS)...................        498        748      1,246        435        621      1,056
  Sales price received (per BBL).............  $   19.41      19.32      19.35      18.20      19.83      19.16
  Effects of energy swaps (per BBL) (2)......       (.61)      (.35)      (.45)     (1.61)     (1.58)     (1.59)
                                               ---------  ---------  ---------  ---------  ---------  ---------
  Average sales price (per BBL)..............  $   18.80      18.97      18.90      16.59      18.25      17.57

Natural gas liquids:
  Total production (MBBLS)...................         53        192        245         46        131        177
  Average sales price (per BBL)..............  $    9.00      13.28      14.46       9.31      15.20      13.66
Total liquids production (MBBLS).............        551        940      1,491        481        752      1,233
Average sales price (per BBL)................  $   17.86      18.05      17.98      15.90      17.72      17.01
Total production (MMCFE).....................     19,396     12,583     31,979     15,978     10,864     26,842
Operating expense (per MCFE).................  $     .55        .64        .58        .63        .54        .59

------------------------

(1) Total natural gas production includes scheduled deliveries under volumetric production payments, net of royalties, of 801 MMCF and 2,082 MMCF in the 1997 and 1996 periods, respectively. Natural gas delivered pursuant to volumetric production payment agreements represented approximately 4% and 11% of total natural gas production in the 1997 and 1996 periods, respectively. On June 30, 1997, the Company repurchased its last remaining volumetric production payment.

(2) Energy swaps were entered into to hedge the price of spot market volumes against price fluctuations. Hedged natural gas volumes were 5,919 MMCF and 5,525 MMCF for the 1997 and 1996 periods, respectively. Hedged oil and condensate volumes were 437,000 barrels and 597,000 barrels for the 1997 and 1996 periods, respectively. Aggregate losses under energy swap agreements were $3,741,000 and $5,009,000 in the 1997 and 1996 periods, respectively, which were accounted for as reductions of revenue.

    General and administrative expense was $8,547,000 in the first six months of 1997 compared to $6,337,000 in the comparable period of 1996. Total overhead costs (capitalized and expensed general and administrative costs) were $12,612,000 in the first six months of 1997 compared to $10,171,000 in the comparable period of 1996. The increase is primarily attributable to the inclusion of six months of costs for Canadian Forest and ProMark in 1997 versus only five months in 1996, as well as to a larger number of technical and operating employees who were hired in support of the Company's expanded capital budget for exploration and development. Direct exploration and development expenditures in the first six months of 1997 were approximately $72,000,000 compared to approximately $20,000,000 in the first six months of 1996.

    The following table summarizes the total overhead costs incurred during the periods:

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                            --------------------
                                                              1997       1996
                                                            ---------  ---------
                                                               (IN THOUSANDS)
Overhead costs capitalized................................  $   4,065      3,834
General and administrative costs expensed (1).............      8,547      6,337
                                                            ---------  ---------
  Total overhead costs....................................  $  12,612     10,171
                                                            ---------  ---------
                                                            ---------  ---------

------------------------

(1) Includes $1,462,000 and $1,457,000 related to marketing and processing operations for the six month periods ended June 30, 1997 and 1996, respectively.

    Interest expense decreased 18% to $10,033,000 in the first six months of 1997 compared to $12,220,000 in the corresponding 1996 period, due primarily to the extinguishment of the nonrecourse secured loan with JEDI in the fourth quarter of 1996, offset in part by increased interest charges on higher outstanding balances under bank credit facilities.

    Depreciation and depletion expense increased 36% to $36,756,000 in the first six months of 1997 from $26,989,000 in the first six months of 1996 due to higher production and higher per-unit expense. On a per-unit basis, depletion expense was approximately $1.09 per MCFE in the first six months of 1997 compared to $.94 per MCFE in the corresponding 1996 period. The increase in per-unit depletion results primarily from higher estimated future development costs in the U.S. due to expected increased costs for services. At June 30, 1997 the Company had undeveloped properties with a cost basis of approximately $64,000,000 which were excluded from depletion, compared to approximately $49,000,000 at June 30, 1996. The increase is attributable primarily to costs of acquiring undeveloped acreage.

    The Company was not required to record a writedown of the carrying value of its United States or Canadian oil and gas properties in the first half of 1997 or 1996. Writedowns of the full cost pools in the United States and Canada may be required, however, if prices decline, undeveloped property values decrease, estimated proved reserve volumes are revised downward or costs incurred in exploration, development, or acquisition activities in the respective full cost pools exceed the discounted future net cash flows from the additional reserves, if any, attributable to each of the cost pools.

    CHANGES IN ACCOUNTING. In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share" (SFAS No. 128), which revises the calculation and presentation provisions of Accounting Principles Board Opinion 15 and related interpretations. SFAS No. 128 is effective for the Company's fiscal year ending December 31, 1997. Retroactive application will be required but early adoption is not permitted. The Company believes the adoption of SFAS No. 128 will not have a significant effect on its reported earnings per share.

RESULTS OF OPERATIONS FOR THE THREE YEARS ENDED DECEMBER 31, 1996

    NET EARNINGS (LOSS). Net earnings for 1996 were $3,305,000 compared to a net loss of $17,996,000 in 1995. Earnings for the 1996 period include an extraordinary gain on extinguishment of debt of $2,166,000. The improved earnings from continuing operations in 1996 were attributable primarily to increased natural gas and liquids prices as well as increased natural gas and liquids production as a result of the acquisitions of Saxon Petroleum Inc. ("Saxon") and Canadian Forest Oil Ltd. ("Canadian Forest"), which were completed in December 1995 and January 1996, respectively, and to the contribution made by Forest's Canadian marketing and processing subsidiary ("ProMark"), which was also acquired in January 1996. The net loss for 1995 was $17,996,000 compared to a net loss of $81,843,000 in 1994. The 1995 loss was primarily due to decreased oil and natural gas volumes and lower natural gas prices, offset by $4,263,000 of income associated with a gas contract settlement. The 1994 loss included a $58,000,000 writedown of the book value of the Company's oil and gas properties due to a ceiling test limitation and a charge of $13,990,000 relating to the change in the method of accounting for oil and gas sales from the sales method to the entitlements method. See "Accounting Policies".

    REVENUE. Total revenue increased 285% to $317,474,000 in 1996 from $82,456,000 in 1995 and decreased 29% in 1995 from $115,947,000 in 1994. The significant increase in total revenue in 1996 is due primarily to the acquisitions of ProMark, Canadian Forest and Saxon.

    Marketing and processing revenue attributable to the marketing activities of ProMark subsequent to its purchase on January 31, 1996 was $187,374,000. For the eleven months ended December 31, 1996 ProMark marketed approximately 851 MMCF of natural gas per day.

    Oil and gas sales revenue increased to $128,713,000 in 1996 from $82,275,000 in 1995, or by approximately 56%. Oil and gas sales in 1995 included $4,263,000 of income associated with a gas contract settlement with Columbia Gas Transmission ("Columbia"). The Company had entered into gas sales contracts with Columbia which were rejected by Columbia in connection with its bankruptcy proceedings. The income related to the settlement with Columbia represented approximately 5% of total oil and gas sales in 1995. Natural gas and liquids volumes increased 27% and 134% in 1996, respectively, primarily as a result of the Canadian acquisitions and new production from the Company's offshore Gulf of Mexico platform at High Island 116, partially offset by anticipated production declines in the United States. The average sales price for natural gas in 1996 increased 7% compared to 1995, exclusive of the effects of income associated with the gas contract settlement. The average sales price for liquids production in 1996 increased 11% compared to 1995.

    Oil and gas sales revenue decreased to $82,275,000 in 1995 from $114,541,000 in 1994, or by approximately 28%. In 1995, natural gas and oil production volumes were down 31% and 24%, respectively, compared to 1994. These decreases resulted primarily from limited capital expenditures in 1994 and 1995 that did not allow the Company to replace existing production through acquisitions and drilling. The average sales price for natural gas in 1995 decreased 7% compared to 1994, exclusive of the effects of the income associated with the gas contract settlement. The average sales price for oil in 1995 increased 7% compared to 1994.

    Oil and gas sales to Enron and certain of its affiliates ("Enron Affiliates"), the Company's largest customer, represented approximately 25% of oil and gas sales in 1996, compared to 38% in 1995 and 51% in 1994. The decreases during these periods are attributable primarily to the decreases in delivery requirements pursuant to volumetric production payments. In addition, the Company's spot market sales to Enron Affiliates increased to approximately 11 BCFE in 1996 from approximately 8 BCFE in 1995 as a result of higher production volumes available for sale. Spot market sales to Enron Affiliates in 1994 were approximately 16 BCFE.

    The production volumes and average sales prices for the years ended December 31, 1996, 1995 and 1994 for Forest and its subsidiaries were as follows:

                                                      YEARS ENDED DECEMBER 31,
                                                   -------------------------------
                                                    1996(5)     1995       1994
                                                   ---------  ---------  ---------
NATURAL GAS
Total production (MMCF)(1).......................     42,496     33,342     48,048
Sales price received (per MCF)(2)................  $    2.06       1.65       1.86
Effects of energy swaps (per MCF)(3).............       (.17)       .12        .04
                                                   ---------  ---------  ---------
Average sales price (per MCF)(2).................  $    1.89       1.77       1.90

LIQUIDS
Oil and condensate:
  Total production (MBBLS)(4)....................      2,272      1,121      1,482
  Sales price received (per BBL).................  $   20.38      16.36      14.97
  Effects of energy swaps (per BBL)(3)...........      (1.50)      (.50)      (.14)
                                                   ---------  ---------  ---------
  Average sales price (per BBL)..................  $   18.88      15.86      14.83

Natural gas liquids:
  Total production (MBBLS).......................        477         52         61
  Average sales price (per BBL)..................  $   11.46      15.81      14.79

Total liquids production (MBBLS).................      2,749      1,173      1,543
Average sales price (per BBL)....................  $   17.59      15.86      14.83

------------------------

(1) Total natural gas production includes scheduled deliveries under volumetric production payments, net of royalties, of 3,168 MMCF, 9,120 MMCF and 16,005 MMCF in 1996, 1995 and 1994, respectively. Natural gas delivered pursuant to volumetric production payment agreements represented approximately 7%, 27% and 33% of total natural gas production in 1996, 1995 and 1994, respectively. For further information concerning volumes and prices recorded under volumetric production payments, see Notes 6 and 18 of Notes to Consolidated Financial Statements.

(2) Amounts shown for 1995 exclude the effects of a gas contract settlement. Including such amount, the sales price received and average sales price for natural gas in 1995 were $1.78 and $1.90 per MCF, respectively. For further information regarding the gas contract settlement, see Note 15 of Notes to Consolidated Financial Statements.

(3) Energy swaps were entered into to hedge the price of spot market volumes against price fluctuation. Hedged natural gas volumes were 12,741 MMCF, 10,146 MMCF and 12,184 MMCF for the years ended December 31, 1996, 1995 and 1994, respectively. Hedged oil and condensate volumes were 895,600 barrels, 498,000 barrels and 370,000 barrels for the years ended December 31, 1996, 1995 and 1994, respectively. The aggregate gains (losses) under energy swap agreements were $(10,422,000), $3,536,000 and $1,810,000, respectively, for the years ended December 31, 1996, 1995 and 1994, which were accounted for as additions to (reductions of) revenue.

(4) An immaterial amount of oil production is covered by scheduled deliveries under volumetric production payments.

(5) Alberta's royalty program was restructured in 1994 and remained uncertain throughout much of 1995 and 1996. Production of natural gas liquids for the year ended December 31, 1996 was reduced by 79,000 barrels as a result of royalty adjustments, resulting in an increase in the reported average sales price for natural gas liquids to $11.46 per barrel from $9.70 or by approximately 18%. The royalty adjustments did not have a significant effect on reported volumes or average sales prices for natural gas or oil and condensate. Canadian Forest continues to receive additional information with respect to royalty calculations and anticipates that revisions to such calculations will continue to occur throughout 1997. The effects of future royalty adjustments cannot be predicted at this time.

    Miscellaneous net revenue of $1,387,000 in 1996 included the reversal of a $1,136,000 liability for royalties on the proceeds from the gas contract settlement with Columbia. Miscellaneous net revenue was $181,000 in 1995. Miscellaneous net revenue of $1,406,000 in 1994 included income from the sale of miscellaneous pipeline systems and equipment and the reversal of an accounts receivable reserve, partially offset by a reserve for settlement of a royalty dispute and a payment of deferred maintenance costs of a real estate complex formerly used for general business purposes.

    MARKETING AND PROCESSING EXPENSE. In 1996, marketing and processing expense of $178,706,000 was recorded which relates primarily to the marketing activities of ProMark subsequent to its purchase on January 31, 1996.

    OIL AND GAS PRODUCTION EXPENSE. Oil and gas production expense increased 43% to $32,199,000 in 1996 from $22,463,000 in 1995 due primarily to production expense associated with the newly-acquired Canadian properties. On an MCFE basis, production expense was $.55 per MCFE in 1996 compared to $.56 in 1995. Oil and gas production expense increased slightly to $22,463,000 in 1995 from $22,384,000 in 1994. On an MCFE basis, however, production expense increased to $.56 per MCFE in 1995 from $.39 per MCFE in 1994. The increased cost per MCFE from 1994 to 1995 is directly attributable to fixed components of oil and gas production expense being allocated over a smaller production base.

    GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense increased 50% to $13,623,000 in 1996 compared to $9,081,000 in 1995 due primarily to the effect of Canadian acquisitions. General and administrative expense decreased 19% to $9,081,000 in 1995 compared to $11,166,000 in 1994 due primarily to a reduction in the size of the Company's workforce on March 1, 1995. The capitalization rate was approximately 36% of total overhead costs in 1996 compared to 43% in 1995 and 40% in 1994. Changes in the capitalization rate result from changes in the percentage of employees' time spent working directly on exploration and development projects.

    Total overhead costs (capitalized and expensed general and administrative costs) were $21,396,000 in 1996, $15,857,000 in 1995 and $18,719,000 in 1994.
Total overhead costs were approximately 35% higher in 1996 compared to 1995 due primarily to the addition of the Canadian operations, which increased Forest's salaried workforce to 179 at December 31, 1996 compared to 115 at December 31, 1995. Total overhead costs were approximately 15% lower in 1995 than in 1994. The Company's salaried workforce in the United States was 115 at December 31, 1995 compared to 143 at December 31, 1994. The decreases in total overhead costs and personnel in 1995 were due primarily to a reduction in the size of the Company's workforce effective March 1, 1995. The following table summarizes the total overhead costs incurred during the periods:

                                                      YEARS ENDED DECEMBER 31,
                                                   -------------------------------
                                                     1996       1995       1994
                                                   ---------  ---------  ---------
                                                           (IN THOUSANDS)
Overhead costs capitalized.......................  $   7,773      6,776      7,553
General and administrative costs expensed (1)....     13,623      9,081     11,166
                                                   ---------  ---------  ---------
  Total overhead costs...........................  $  21,396     15,857     18,719
                                                   ---------  ---------  ---------
                                                   ---------  ---------  ---------

------------------------

(1) Includes $2,555,000 in 1996 related to marketing and processing operations.

    INTEREST EXPENSE. Interest expense of $23,307,000 in 1996 decreased $2,016,000 or 8% compared to 1995 due primarily to the restructuring and extinguishment of a nonrecourse secured loan and lower effective interest on a dollar denominated production payment. Interest expense of $25,323,000 in 1995 decreased $1,450,000 or 5% compared to 1994 due primarily to lower effective interest rates related to such nonrecourse secured loan and dollar denominated production payment.

    DEPRECIATION AND DEPLETION EXPENSE. Depreciation and depletion expense increased 45% to $63,068,000 in 1996 from $43,592,000 in 1995 due to the increase in production, offset by a decrease in the depletion rate per unit of production. The depletion rate decreased to $1.01 per MCFE in 1996 compared to $1.06 per MCFE in 1995, resulting from the addition of lower cost Canadian production, partially offset by higher anticipated future costs in the United States due to expected increased costs for services. Depreciation and depletion expense decreased 33% to $43,592,000 in 1995 from $65,468,000 in 1994 due to decreased production, as well as a decrease in the depletion rate per unit of production. The depletion rate decreased to $1.06 per MCFE for United States production in 1995 compared to $1.13 in 1994 due to writedowns of the Company's oil and gas properties taken in the third and fourth quarters of 1994.

    At December 31, 1996 the Company had undeveloped properties with a cost basis of approximately $30,046,000 in the U.S. and $13,870,000 in Canada which were excluded from depletion compared to $28,380,000 in the U.S. at December 31, 1995 and $30,441,000 in the U.S. at December 31, 1994. The increase in 1996 compared to 1995 is due primarily to the acquisition of undeveloped properties in the Canadian Forest purchase.

    IMPAIRMENT OF OIL AND GAS PROPERTIES. The Company was not required to record a writedown of the carrying value of its oil and gas properties in 1996 or 1995. The Company recorded a writedown of its oil and gas properties of $58,000,000 in 1994 due primarily to a decrease in spot market prices for natural gas.

    The average Gulf Coast spot price received by the Company for natural gas decreased from $3.89 per MCF at December 31, 1996 to approximately $2.63 per MCF at September 1, 1997. The West Texas Intermediate price for crude oil decreased from $23.75 per barrel at December 31, 1996 to approximately $16.50 per barrel at September 1, 1997. The average spot price received for Canadian natural gas production decreased from CDN$2.76 per MMBTU at December 31, 1996 to approximately CDN$1.60 per MMBTU at September 1, 1997. The Canadian spot price received for crude oil decreased from CDN$25.92 per barrel at December 31, 1996 to approximately CDN$24.23 per barrel at September 1, 1997.

    Writedowns of the full cost pools in the United States and Canada may be required if a depressed price environment persists, undeveloped property values decrease, estimated proved reserve volumes are revised downward or costs incurred in exploration, development, or acquisition activities exceed the discounted future net cash flows from the additional reserves, if any.

    ACCOUNTING POLICIES. The Company changed its method of accounting for oil and gas sales from the sales method to the entitlements method effective January 1, 1994. Under the sales method previously used by the Company, all proceeds from production credited to the Company were recorded as revenue until such time as the Company had produced its share of related reserves. Under the entitlements method, revenue is recorded based upon the Company's share of volumes sold, regardless of whether the Company has taken its proportionate share of volumes produced. Under the entitlements method, the Company records a receivable or payable to the extent it receives less or more than its proportionate share of the related revenue. The Company believes that the entitlements method is preferable because it allows for recognition of revenue based on the Company's actual share of jointly owned production and provides a better matching of revenue and related expenses. The cumulative effect of the change for the periods through December 31, 1993, was a charge of $13,990,000. The effect of this change on 1994 was an increase in earnings from operations of $3,584,000 and an increase in production volumes of 1,555 MMCF. There were no related income tax effects in 1994.

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). Oil and gas properties accounted for under the full cost method of accounting are excluded from the scope of SFAS No. 121, but will continue to be subject to the ceiling test limitation.

SFAS No. 121 requires that impairment losses be recorded on other long-lived assets used in operations when indicators of impairment are present and either the undiscounted future cash flows estimated to be generated by those assets or the fair market value are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 effective January 1, 1996. The adoption of SFAS No. 121 had no effect on the Company's financial statements.

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), was issued by the Financial Accounting Standards Board in October 1995. SFAS No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. The Company adopted SFAS No. 123 effective January 1, 1996, and will continue to use the measurement method prescribed by APB Opinion 25, as permitted under SFAS No. 123. The Company has included the pro forma disclosures required by SFAS No. 123 in Note 9 of Notes to Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has historically addressed its long-term liquidity needs through the issuance of debt and equity securities, when market conditions permit, and through use of bank credit facilities and cash provided by operating activities.

    From 1995 through August 1997, the Company completed several transactions that improved its financial position considerably and increased common equity by approximately $300,000,000.

    In 1995 the Company completed transactions with Anschutz and JEDI which raised a total of approximately $59,000,000 of equity. (See "The Anschutz and JEDI Transactions").

    On January 31, 1996 the Company and Saxon sold 13,200,000 shares of Common Stock for $11.00 per share in a public offering (the 1996 Public Offering). Of this amount, 1,060,000 shares were sold by Saxon and 12,140,000 shares were sold by Forest. The net proceeds to Forest from the issuance of the shares totaled approximately $125,000,000 after deducting issuance costs and underwriting fees, and were used, along with an additional approximately $8,300,000 drawn under the Company's Credit Facility, to complete the purchase of Canadian Forest and ProMark. The net proceeds to Saxon of approximately $11,000,000 were used to reduce its bank debt.

    On August 1, 1996 Anschutz exercised an option to purchase 2,250,000 shares of Common Stock for $26,200,000 or approximately $11.64 per share. Proceeds received by Forest were used primarily to fund a portion of 1996 capital expenditures.

    On November 5, 1996 the Company exchanged 2,000,000 shares of Common Stock plus approximately $13,500,000 in cash to extinguish approximately $43,000,000 of nonrecourse secured debt owed to JEDI. In connection with this transaction, Anschutz acquired 1,628,888 shares of Common Stock by exercising warrants to purchase 388,888 shares of Common Stock at $10.50 per share and by converting 620,000 shares of Forest's Second Series Preferred Stock into 1,240,000 shares of Common Stock.

    On November 14, 1996 the Company filed a shelf registration (the "Shelf Registration Statement") with the Securities and Exchange Commission to issue up to $250,000,000 in one or more forms of debt or equity securities. Except as otherwise provided in an applicable prospectus supplement, the net proceeds from the sale of the securities will be used for the acquisition of oil and gas properties, capital expenditures, the repayment of subordinated debentures or other debt, repayments of borrowings under revolving credit agreements, or for other general corporate purposes.

    On February 7, 1997, the Company called for redemption all 2,877,673 shares of its $.75 Convertible Preferred Stock. In response to its call for redemption, 2,783,945 shares or 96.7% of the shares outstanding were tendered for conversion into Common Stock on or before the February 21, 1996 deadline. The remaining 93,728 preferred shares were redeemed by the Company at the redemption price of $10.06 per share (at a total cost of $942,904) on February 28, 1997. Lehman Brothers Inc. purchased 65,616 shares of Common Stock issued pursuant to the Shelf Registration Statement to fund the cash requirement of the redemption in accordance with the terms of its standby purchase agreement with Forest. This conversion and redemption eliminated all outstanding preferred stock from the Company's capital structure and eliminates approximately $2,200,000 of annual preferred dividend payments.

    On August 28, 1997, The Anschutz Corporation purchased 3,500,000 shares of Common Stock through the exercise of the Anschutz Warrant for $8.60 per share, resulting in cash proceeds to Forest of $30,100,000. Proceeds from the exercise were used to reduce borrowings under the Credit Facilities.

    Many of the factors which may affect the Company's future operating performance and long-term liquidity are beyond the Company's control, including, but not limited to, oil and natural gas prices, governmental actions and taxes, the availability and attractiveness of properties for acquisition, the adequacy and attractiveness of financing and operational results. The Company continues to examine alternative sources of long-term capital, including bank borrowings, the issuance of debt instruments, the sale of common stock, preferred stock or other equity securities of the Company, the issuance of net profits interests, sales of non-strategic assets, prospects and technical information, or joint venture financing. Availability of these sources of capital and, therefore, the Company's ability to execute its operating strategy will depend upon a number of factors, some of which are beyond the control of the Company. In addition, the prices the Company receives for its future oil and natural gas production and the level of the Company's production will significantly impact future operating cash flows. No prediction can be made as to the prices the Company will receive for its future oil and gas production. At September 1, 1997, the Company has three offshore Gulf of Mexico properties whose combined production represents approximately 29% of the Company's daily deliverability. The Company's production, revenue and cash flow could be adversely affected if production from these properties decreases to a significant degree.

    BANK CREDIT FACILITIES. The Company has a credit agreement with a syndicate of banks led by The Chase Manhattan Bank (the "U.S. Credit Facility"). The U.S. Credit Facility is secured by a lien on, and a security interest in, a majority of the Company's U.S. proved oil and gas properties and related assets, pledges of accounts receivable and a pledge of 66% of the capital stock of Canadian Forest. Funds under the U.S. Credit Facility can be used for general corporate purposes. Under the terms of the U.S. Credit Facility, the Company is subject to certain covenants and financial tests, including restrictions or requirements with respect to working capital, cash flow, additional debt, liens, asset sales, investments, mergers, cash dividends and reporting responsibilities.

    A Canadian finance subsidiary of Forest has a credit agreement (the "Canadian Credit Facility," together with the U.S. Credit Facility, the "Bank Credit Facilities") with a syndicate of Canadian banks led by The Chase Manhattan Bank of Canada for the benefit of Canadian Forest and ProMark. The Canadian Credit Facility is indirectly secured by substantially all the assets of Canadian Forest. Funds drawn under the Canadian Credit Facility can be used for general corporate purposes. Under the terms of the Canadian Credit Facility, the three Canadian subsidiaries are subject to certain covenants and financial tests, including restrictions or requirements with respect to working capital, cash flow, additional debt, liens, asset sales, investments, mergers, cash dividends and reporting responsibilities.

    On August 29, 1997, the Company amended both its U.S. Credit Facility and its Canadian Credit Facility. The primary purpose of the amendments was to create one Global Borrowing Base for both facilities. The initial Global Borrowing Base is $130,000,000, representing an increase of approximately $20,000,000 from the combined borrowing bases under the previous facilities. Under the Bank Credit Facilities as amended, the Company will be able to allocate the Global Borrowing base between the United States and Canada, subject to the limitation that borrowings in either the United States or Canada cannot exceed $100,000,000. In addition to increasing the Company's global borrowing capability, the amendments provide for a much less restricted ability to move funds between the United States and Canada, extend the maturity date for both facilities to August 2001 and require the Company to guarantee the Canadian Credit Facility. Other major provisions of the credit facilities remain largely unchanged.

    At September 30, 1997, the outstanding borrowings under the U.S. Credit Facility were $78,000,000 and there were no outstanding borrowings under the Canadian Credit Facility. The Company has used the U.S. Credit Facility for a $1,500,000 Letter of Credit. The Company has also used the Canadian Credit Facility for a Letter of Credit in the amount of $2,184,000.

    In addition to the credit facilities described above, Saxon has a demand credit facility (the "Saxon Credit Facility") with a borrowing base of $35,000,000 CDN. The loan is subject to semi-annual review and has demand features; however, repayments are not required provided that borrowings are not in excess of the borrowing base and Saxon complies with other existing covenants. At September 30, 1997, the outstanding balance under this facility was $31,055,000 CDN.

    For a description of these facilities, see "Description of Bank Credit Facilities."

    WORKING CAPITAL. The Company had a working capital deficit of approximately $1,242,000 at June 30, 1997 compared to a deficit of approximately $12,649,000 at December 31, 1996. The decrease in the deficit was funded by borrowings under the Company's bank credit facilities.

    The Company generally reports a working capital deficit at the end of a period. The working capital deficit is principally the result of accounts payable for capitalized exploration and development costs. Settlement of these payables is funded by cash flow from the Company's operations or, if necessary, by drawdowns on the Company's long-term bank credit facilities. For cash management purposes, drawdowns on the credit facilities are not made until the due dates of the payables.

    At June 30, 1997, the Company had available borrowing capacity of approximately $16,000,000 under its existing bank credit facilities. The Company's available credit at June 30, 1997 was adequate to fund the working capital deficit at that date.

    CASH FLOW. Historically, one of the Company's primary sources of short-term capital has been net cash provided by operating activities. The following summary table reflects comparative cash flow data for the Company for the six months ended June 30, 1997 and 1996 and the three years ended December 31, 1996.

                                                      SIX MONTHS ENDED
                                                          JUNE 30,           YEARS ENDED DECEMBER 31,
                                                    --------------------  -------------------------------
                                                      1997       1996       1996       1995       1994
                                                    ---------  ---------  ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Net cash provided (used) by operating
  activities......................................  $  24,290     21,953     67,815     (3,062)    42,441
Net cash used by investing activities.............     73,832    161,227    226,867     17,219     32,307
Net cash provided (used) by financing
  activities......................................     46,583    140,200    164,500     20,698    (14,126)

    Net cash provided by operating activities increased to $24,290,000 in the first six months of 1997 compared to $21,953,000 in the first six months of 1996, due primarily to increased production as well as higher natural gas and liquids prices. The 1997 amount is net of $6,832,000 used to settle the Company's remaining volumetric production payment obligation. The Company used $73,832,000 for investing activities in the first six months of 1997 compared to $161,227,000 in the first six months of 1996. The 1996 outlays included $136,191,000 for the acquisition of Canadian Forest, whereas the 1997 outlays consisted primarily of exploration and development costs. Cash provided by financing activities was $46,583,000 in the first six months of 1997 compared to $140,200,000 in the first six months of 1996. The 1996 period included $136,591,000 of net proceeds from a common stock offering.

    Net cash provided by operating activities increased to $67,815,000 in 1996 compared to a net use of cash for operating activities of $3,062,000 in 1995, due to higher natural gas and liquids prices, increased natural gas and liquids production as a result of the Saxon and Canadian Forest acquisitions and the contribution made by ProMark and an increase in accounts payable during 1996. The Company used $226,867,000 for investing activities in 1996 compared to $17,219,000 in 1995. The increase is due primarily to the use of funds to acquire Canadian Forest and higher capital expenditures. Cash provided by financing activities was $164,500,000 in 1996 compared to $20,698,000 in 1995. The increase is due primarily to the net proceeds received from the 1996 Public Offering and the exercise by Anschutz of options and warrants.

    CAPITAL EXPENDITURES. The Company's expenditures for property acquisition, exploration and development for the first six months of 1997 and 1996 and the three years ended December 31, 1996, 1995 and 1994 were as follows:

                                  SIX MONTHS ENDED
                                      JUNE 30,           YEARS ENDED DECEMBER 31,
                                --------------------  -------------------------------
                                  1997       1996       1996       1995       1994
                                ---------  ---------  ---------  ---------  ---------
                                                   (IN THOUSANDS)
Property acquisition costs:
  Proved properties...........  $   3,048    121,992    140,875     26,487      9,553
  Undeveloped properties......      3,087     17,808     18,080        320        209
                                ---------  ---------  ---------  ---------  ---------
                                    6,135    139,800    158,955     26,807      9,762

Exploration costs:
  Direct costs................     44,181      9,713     40,831     11,528     15,229
  Overhead capitalized........      1,776      1,196      2,608      1,211        464
                                ---------  ---------  ---------  ---------  ---------
                                   45,957     10,909     43,439     12,739     15,693

Development costs:
  Direct costs................     28,266     10,468     36,559      7,633     10,000
  Overhead capitalized........      2,289      2,638      5,165      5,565      7,089
                                ---------  ---------  ---------  ---------  ---------
                                   30,555     13,106     41,724     13,198     17,089
                                ---------  ---------  ---------  ---------  ---------
                                $  82,647    163,815    244,118     52,744     42,544
                                ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------

    Property acquisition costs for the six months ended June 30, 1996 and the year ended December 31, 1996 consist primarily of the allocation of purchase price to the oil and gas properties acquired in the purchase of Canadian Forest. 1995 amounts consist primarily of the allocation of purchase price to the oil and gas properties acquired in the purchase of Saxon.

    Direct exploration costs of $44,181,000 incurred in the six months ended June 30, 1997 includes approximately $15,000,000 of land and seismic costs, primarily for acquisition of leases in the Gulf of Mexico, as well as approximately $29,000,000 expended for drilling, completion and production facilities on exploratory wells, of which a significant portion (approximately 50%) relates to work at the Company's Eugene Island 53 field.

    Direct development spending of $28,266,000 in the first six months of 1997 includes approximately $16,000,000 for wells and plant facilities at the Bigoray field in Alberta operated by Saxon, approximately $3,000,000 in the Western Region of U.S. operations and approximately $3,000,000 in the Gulf of Mexico.

    The Company's planned 1997 expenditures for exploration and development are approximately $130,000,000. The Company expects to be able to meet its 1997 capital expenditure financing requirements using cash flows generated by operations, sales of non-strategic assets and borrowings under existing lines of credit. However, there can be no assurance that the Company will have access to sufficient capital to meet its capital requirements. The planned levels of capital expenditures could be reduced if the Company experiences lower than anticipated net cash provided by operations or other liquidity needs or could be increased if the Company experiences increased cash flow or accesses additional sources of capital.

    In addition, while the Company intends to continue a strategy of acquiring reserves that meet its investment criteria, no assurance can be given that the Company can locate or finance any property acquisitions.

    LONG-TERM SALES CONTRACTS. A significant portion of Canadian Forest's natural gas production is sold through the ProMark Netback Pool (the "Netback Pool"). The operations of the Netback Pool are described in "Business and Properties -- Sales and Markets." At June 30, 1997, the ProMark Netback Pool had entered into fixed price contracts to sell approximately 4.8 BCF of natural gas through the remainder of 1997 at an average price of $1.64 CDN per MCF and approximately 5.4 BCF of natural gas in 1998 at an average price of approximately $1.90 CDN per MCF. Canadian Forest is obligated to deliver approximately 27% of the volumes of natural gas subject to these contracts.

    HEDGING PROGRAM. In addition to the volumes of natural gas and oil sold under long-term sales contracts, the Company also uses energy swaps and other financial agreements to hedge against the effects of fluctuations in the sales prices for oil and natural gas produced. In a typical swap agreement, the Company receives the difference between a fixed price per unit of production and a price based on an agreed upon third-party index if the index price is lower. If the index price is higher, the Company pays the difference. The Company's current swaps are settled on a monthly basis. At June 30, 1997, the Company had natural gas swaps and collars for an aggregate of approximately 33,000 MMBTU per day of natural gas during the remainder of 1997 at fixed prices ranging from $1.16 per MMBTU on an Alberta Energy Company "C" (AECO "C") basis to $2.54 per MMBTU on a New York Mercantile Exchange (NYMEX) basis and an aggregate of approximately 10,000 MMBTU per day of natural gas during 1998 at fixed prices ranging from $1.16 (AECO "C" basis) to $2.62 (NYMEX basis) per MMBTU. The weighted average hedged price for natural gas under such agreements is $2.15 and $2.13 per MMBTU in 1997 and 1998, respectively. At June 30, 1997, the Company had oil swaps for an aggregate of 2,534 barrels per day of oil during the remainder of 1997 at fixed prices ranging from $18.65 to $23.67 (NYMEX basis) and an aggregate of 547 barrels per day during 1998 at fixed prices of $20.00 and $20.52 (NYMEX basis). The weighted average hedged price for oil under such agreements is $20.21 and $20.29 per barrel in 1997 and 1998, respectively.

    Subsequent to June 30, 1997, the Company entered into three natural gas swaps. One hedges 10,000 MMBTU of natural gas per day from March 1998 through October 1998 at a fixed price of $2.15 per MMBTU (NYMEX basis). Another hedges 7,500 MMBTU of natural gas per day for September 1997 and October 1997 at a fixed price of $2.465 per MMBTU (NYMEX basis). Another hedges 7,500 MMBTU of natural gas per day for September 1997 and October 1997 at a fixed price of $2.50 per MMBTU (NYMEX basis).

    GAS BALANCING. It is customary in the industry for various working interest partners to produce more or less than their entitlement share of natural gas from time to time. The Company's net overproduced position decreased in the first six months of 1997 to approximately 2.5 BCF from approximately 2.6 BCF at December 31, 1996. At June 30, 1997, the undiscounted value of this imbalance is approximately $5,065,000, of which $500,000 is recorded as a short-term liability and the remaining $4,565,000 is included in other long-term liabilities. In the absence of a gas balancing agreement, the Company is unable to determine when its partners will make up their share of production. If and when the Company's partners do make up their share of production, the Company's deliverable natural gas volumes could decrease, adversely affecting cash flow.

                            BUSINESS AND PROPERTIES

THE COMPANY

    Forest Oil Corporation is an independent oil and natural gas company engaged in the exploration, exploitation, development and acquisition of oil and gas properties and the production and marketing of oil and natural gas in North America. The Company's reserves and producing properties are located primarily in three core areas: (i) the Gulf of Mexico and Gulf Coast (the "Gulf Region");
(ii) West Texas, Oklahoma and the Rocky Mountain region of the United States (the "Western Region"); and (iii) Canada (the "Canadian Region"). In 1996, production from the United States and Canada accounted for approximately 60% and 40%, respectively, of the Company's production on an MCFE basis. The Company currently operates 40 offshore platforms in the Gulf of Mexico, and 1996 production from the Gulf of Mexico accounted for approximately 42% of the Company's production on an MCFE basis.

    The Company's average daily production in the first six months of 1997 and estimated proved reserves at December 31, 1996 are summarized below:

                                                                                    ESTIMATED PROVED RESERVES AT DECEMBER
                                              AVERAGE DAILY PRODUCTION
                                               FIRST SIX MONTHS 1997                              31, 1996
                                  ------------------------------------------------  -------------------------------------
                                                             TOTAL                                               TOTAL
                                  OIL (BBLS)   GAS (MCF)    (MCFE)     % OF TOTAL   OIL (MBBLS)  GAS (MMCF)     (MMCFE)
                                  -----------  ---------  -----------  -----------  -----------  -----------  -----------
Gulf Region.....................       2,713      81,199      97,477          55         4,313      157,448      183,326
Western Region..................         320       7,370       9,290           5         1,485       76,877       85,787
Canadian Region.................       5,204      38,685      69,909          40        18,216      102,925      212,221
                                       -----   ---------  -----------        ---    -----------  -----------  -----------
    Total.......................       8,237     127,254     176,676         100%       24,014      337,250      481,334


                                  % OF TOTAL
                                  -----------
Gulf Region.....................         38
Western Region..................         18
Canadian Region.................         44
                                        ---
    Total.......................        100%

    At December 31, 1996, approximately 73% of the Company's estimated proved reserves was classified as proved developed and approximately 70% was natural gas. At such date, the Company owned interests in 1,403 gross (572 net) producing wells in the United States and Canada. The Company currently operates approximately 77% of its production in the United States and 48% of its production in Canada.

    Forest has been operating offshore in the Gulf Region since 1954 and currently has interests in 75 lease blocks (approximately 330,000 acres) in the Gulf of Mexico, of which 49 are held by production. The Company has developed a significant gathering and processing infrastructure in the Gulf of Mexico that facilitates production from its lease blocks. The Company has interests in approximately 72,000 gross acres onshore in the Gulf Region, of which 8% is undeveloped. The Company currently has an inventory of approximately 35 drilling projects in the Gulf Region.

    The Company re-established its exploration efforts in the Western Region in 1996, focusing on the Rocky Mountain states. The Company's Western Region staff is also responsible for development of the Company's producing properties in Wyoming, Oklahoma and West Texas. The Company has interests in approximately 240,000 gross acres in the Western Region, of which 38% is undeveloped. The Company currently has an inventory of approximately 18 drilling projects in the Western Region.

    The Company established a new core area in Canada in December 1995 with the acquisition of a 56% economic interest (subsequently increased to 66%) in Saxon and the January 1996 acquisition of Canadian Forest (formerly ATCOR Resources Ltd.). The Company believes that the generally longer reserve life and lower aggregate cost nature of its Canadian properties complements its Gulf of Mexico properties, which tend to have shorter reserve lives and higher aggregate finding, development and operating costs. The Company has interests in approximately 1,021,000 gross acres in Canada, of which 70% is undeveloped. The Company currently has an inventory of approximately 33 drilling projects in Canada.

    The Company's 1997 planned capital expenditures of approximately $130 million are currently allocated as follows: $69 million to the Gulf Region, $12 million to the Western Region and $49 million to

Canada. Approximately 68% of the 1997 planned expenditures is allocated to drilling costs and 32% to lease acquisition, seismic and other costs.

    Since the first quarter of 1996, the Company has devoted most of its capital spending program to exploratory, exploitation and development drilling, as well as lease acquisition and seismic costs. This expanded drilling budget has resulted in significant discoveries on Company-generated prospects including:
(i) a High Island Block 116 well in March 1996, which had initial daily gross production of approximately 55 MMCFE (24 MMCFE net); (ii) a Eugene Island Block 53 well in the first quarter of 1997, which had initial daily gross production of approximately 31 MMCFE (21 MMCFE net) and (iii) 27 BCFE of net estimated proved reserves in the Bigoray Field in western central Alberta, Canada during 1996. The Company attributes this success to its high quality property base, as well as to the integration of 3-D seismic with geological interpretations, advanced drilling and production techniques and other technologies applied by its experienced regional technical staff.

    The Company's acquisition activity and drilling successes have resulted in production growth and increased revenues and cash provided by operating activities. The Company's average daily production increased from approximately 111 MMCFE per day in 1995, to approximately 162 MMCFE per day in 1996 and to approximately 177 MMCFE per day during the first six months of 1997. For the year ended December 31, 1996, the Company generated revenues of $317.5 million, cash provided by operating activities of $67.8 million and EBITDA (as defined) of $92.9 million. For the six months ended June 30, 1997, the Company generated revenues of $172.4 million, cash provided by operating activities of $24.3 million and EBITDA of $51.2 million.

BUSINESS STRENGTHS

    The Company believes it has certain strengths that provide it with significant competitive advantages, including the following:

WELL POSITIONED IN PROSPECTIVE NORTH AMERICAN BASINS

    Management believes that its core regions contain substantial reserve potential and are among the most prospective areas in North America. Forest holds interests in approximately 1.5 million total gross acres in its three core regions and an interest in 22 Canadian frontier licenses in the Beaufort/North McKenzie region of the Northwest Territories and Sable Island, Nova Scotia.

DIVERSIFIED NATURAL GAS MARKETS

    The Company believes that through its acquisitions in Canada and its operations in the Western Region, it has positioned itself to achieve greater stability in its overall operating margin in the event of any narrowing of natural gas pricing differentials between the United States and Canada. Management believes that improvements in the infrastructure of the North American gas transportation system have the potential to create a more efficient transportation grid that may result in price differentials that are more closely related to proximity to market rather than the availability of transportation.

EXPERTISE AND INFRASTRUCTURE IN THE GULF OF MEXICO

    In over 40 years of operating in the Gulf Region, Forest has developed an extensive proprietary database, including seismic, well logs, velocity surveys and paleo and regional studies. The Company's exploration team integrates this data in evaluating drilling prospects. The Company's senior operating personnel, as well as its geoscientists and engineers, have substantial experience in the technical challenges arising from exploitation and exploration of this region. During the period from 1992 through 1996, the Company drilled 39 offshore wells in this region, of which 77% were completed as commercially productive. The Company has interests in 75 lease blocks in the Gulf of Mexico of which 49 are held by production rather than being subject to expiration by the passage of time. In addition, the

Company has developed an extensive production and transportation infrastructure to better control costs and minimize the time interval between discoveries and production. Forest owns interests in 50 platforms, 55 processing facilities, and an estimated 325 miles of gathering systems in the Gulf Region.

APPLICATION OF TECHNOLOGY

    The Company uses advanced technology in its exploration and development activities to reduce drilling risks and finding costs and to more effectively prioritize drilling prospects. As of June 30, 1997, the Company had acquired 3-D seismic surveys on 85 offshore lease blocks and had 425,000 acres of 3-D seismic data and 300,000 miles of 2-D seismic data. The ability to obtain 3-D seismic data at reasonable costs and integrate such data into the Company's extensive proprietary database has enabled the Company to identify multiple development and exploratory prospects in mature producing fields which had not been identified through earlier technologies.

    In addition, the Company uses new drilling and completion technology to stimulate production. For example, Saxon has utilized new production and completion techniques to enhance production in the Pekisko formation in the Bigoray field. These techniques included horizontal drilling into the formation with a newly developed mud system, and subsequent artificial lifting of oil and water with new long-stroke pumps. Saxon's share of the field's current production is 2,720 equivalent barrels of oil per day. The Company believes this drilling and completion methodology can be used in other non-commercial properties in Canada.

STRATEGY

    The Company's strategy is to focus on exploration, exploitation, development and acquisition of oil and gas producing properties located in selected areas in North America where the Company has expertise and experience. The Company will pursue this strategy through the following initiatives:

    EXPAND EXPLORATION. The Company is expanding exploration as a source of future growth, particularly opportunities that benefit from the selective use of advanced technologies such as new 3-D seismic processing techniques and production and completion methods. The Company is also seeking to apply proven technologies to deeper water prospects in the Gulf of Mexico and to prospects in the Northwest Territories in Canada. Since improving its capitalization, the Company has accelerated the exploration and development of its inventory of prospects and generally retained a larger working interest in such prospects. In addition, the Company has continued to acquire additional prospects identified by the Company's exploration teams. The Company seeks to maintain a balanced exploration portfolio that includes higher risk exploration prospects that have the potential for larger reserves, as well as lower risk projects.

    INCREASE EXPLOITATION AND DEVELOPMENT OF EXISTING PROPERTIES. The Company continually evalutates new imaging, drilling and completion technologies and their potential application to the Company's existing properties in order to identify additional exploitation and development opportunities. The Company intends to increase exploitation and development expenditures and activities on its existing properties in 1997 as compared to prior years. For example, the Company is reprocessing and reshooting seismic data at Eugene Island Block 292 in order to identify additional drilling prospects at deeper horizons. Wells in the Eugene Island Block 292 field in which the Company has an interest have produced cumulative volumes of over 2,900 BCFE, primarily from shallow producing formations. The Company also pursues workovers, recompletions, secondary recovery operations and other production enhancement techniques on its properties to increase production.

    CONTINUE TO PURSUE ACQUISITIONS. The Company continues to pursue acquisitions of producing properties that meet selection criteria that include
(i) strategic location in a core area of operations or establishment of a new core area through the acquisition of a significant property base, (ii) potential for increasing reserves and production through lower risk exploitation and development, (iii) attractive potential return on investment, and (iv) opportunities for improved operating efficiencies. In Canada, Forest has an additional criterion that natural gas properties include sufficient plant processing capacity and adequate access to markets.

    MAINTAIN FINANCIAL FLEXIBILITY. The Company is committed to maintaining financial flexibility, which management believes is important for the successful execution of its strategy. The Company has substantially reduced its debt as a percentage of book capitalization from 98% as of December 31, 1994 to 47% as of June 30, 1997. From 1995 through August 1997, the Company added a total of approximately $300 million of common equity. Management seeks to continue to reduce the Company's level of debt as a percentage of book capitalization. Giving effect to (i) the issuance of the Old Notes, (ii) the exercise of the Anschutz Warrant and (iii) additional borrowings under the Company's U.S. Credit Facility, and the use of the aggregate proceeds from such sources to repay the Canadian Credit Facility and to purchase all of the 11 1/4% Notes in the Tender Offer, the Company would have had debt as a percentage of pro forma as adjusted book capitalization of 45% as of June 30, 1997.

OPERATIONS
GULF REGION

    The Company has been active in the Gulf Region both onshore and offshore since 1954. At December 31, 1996, the Company had estimated proved reserves in the Gulf Region of 157 BCF of gas and 4.3 MMBBLS of oil (189 BCFE). For the first six months of 1997, average daily production from this region was approximately 97 MMCFE.

    The Company currently has interests in 75 blocks offshore, eight of which are considered "deep water blocks" in depths greater than 400 feet. The Company has 26 blocks that are unexplored and in their primary term and 49 blocks which are held by production. In the past five years the Company has undertaken nine 3-D seismic surveys on its inventory of existing producing properties. This new generation of 3-D seismic has enabled the Company to enhance its interpretation of certain of these properties, resulting in new development and exploration prospects.

    The Company has a database consisting of 300,000 miles of 2-D seismic and 425,000 acres of 3-D seismic, along with 265,000 well logs, 6,000 velocity surveys and numerous paleo and regional studies relating to the Gulf Region that the Company has acquired throughout its history. The Company employs seven geoscientists and has exclusive contracts with an additional eight geoscientists dedicated to the Gulf Region, including both geologists and geophysicists as well as three reservoir engineers. The Company has eleven UNIX workstations, including three in Lafayette, Louisiana and eight in the Denver, Colorado office.

    The Company's primary offshore production comes from High Island Block 116, Eugene Island Block 53 and Eugene Island Block 65, which combined currently account for 29% of the Company's average daily production.

    The Company intends to continue to increase its ownership of offshore blocks in the Central and Western Gulf of Mexico both on the Continental Shelf and in deep water through participation in future lease sales and farm-ins with existing operators.

    In 1996, the Company participated in 18 Gulf of Mexico wells, 14 of which were successful. The preliminary 1997 Gulf of Mexico planned capital spending is estimated at $70 million to drill 33 gross wells, acquire additional 3-D seismic for prospect delineation, lease additional prospects and to put into production four wells drilled in 1996. This amount represents 54% of the Company's 1997 planned capital spending.

    HIGH ISLAND BLOCK 116. The High Island Block 116 B-1 well is the Company's most prolific well and accounts for approximately 11% of the Company's average daily production. The Company acquired High Island Block 116 in 1993. The Company farmed-out a 45% interest in the well in exchange for a

100% carry of the drilling costs of the B-1 well. The well was drilled in March 1996 to a true vertical depth of 11,013 feet and encountered 224 net feet of pay. Initial production from the well was 50 MMCF per day of gas and 650 BBLS per day of oil. Subsequent to the discovery, Forest increased its working interest to 55% and became the operator of the block.

    The Company periodically applies acid treatments to the B-1 well in order to treat scale build-up and maintain high rates of production. The Company successfully treated the B-1 well in June 1997, increasing gross production from 31 MMCF per day of gas and 600 BBLS per day of oil to 57 MMCF per day of gas and 1,011 BBLS per day of oil. The Company is currently evaluating 3-D seismic and other data on the block for further exploratory and drilling potential.

    EUGENE ISLAND BLOCK 53. Eugene Island Block 53 was acquired in 1993. In the first quarter of 1997 the Company drilled the #10 exploratory well in which it had a 100% working interest. The #10 well was logged with 115 feet of net gas pay in the Cib Carst sands and is currently producing 25 MMCF per day of gas and 1,000 BBLS per day of oil (31 MMCFE per day). Subsequently, the Company drilled the #11 well which failed due to mechanical problems. The cost of the #11 well should be reimbursed to the Company with insurance proceeds. The Company recently completed the #12 well and logged approximately 20 feet of net gas pay, and is currently evaluating completion alternatives. The Company plans additional drilling on this block in early 1998.

    EUGENE ISLAND BLOCKS 64 & 65. The Company acquired a non-operated 25% working interest (20% after payout) in Eugene Island Block 65 and the south half of Eugene Island Block 64 through a farm-in in late 1996. These blocks are adjacent to Eugene Island Block 53. Two wells drilled in early 1997 commenced production from Eugene Island Block 65 at initial rates of 54 MMCF per day of gas and 1,850 BBLS per day of oil (10 MMCF per day of gas and 350 BBL per day of oil net to the Company).

    The Eugene Island Block 65 #1 exploratory well was drilled in January 1997 to a true vertical depth of 13,221 feet and logged 111 net feet of natural gas and condensate pay from two hydrocarbon-bearing zones. The Eugene Island Block 65 #2 delineation well, drilled in March 1997, logged 145 net feet of pay from the same zones. Both wells were dual-completed. A used production platform was refurbished and installed on the block to facilitate early production.

    EUGENE ISLAND BLOCK 325. Eugene Island Block 325 was originally discovered in 1987 by the Company and is currently producing 7.7 MMCF per day of gas and 93 BBLS per day of oil net to the Company's interest. The Company has a 66 2/3% working interest and has now purchased and is currently evaluating enhanced 3-D seismic data over a three block area that includes this block. It is anticipated that this new 3-D will assist in the development of additional drilling opportunities, which were not previously apparent using older 3-D seismic data due to poor image quality below the producing shallow gas sands.

    EUGENE ISLAND 292 COMPLEX. The Eugene Island 292 Complex consists of 13 blocks. This field was discovered by the Company in 1966. The Company has working interests that range from 20% to 59% in the complex. To date the wells in which the Company has an interest have produced 2.4 TCF of gas and 80 MMBBLS of oil gross (420 BCF of gas and 14.1 MMBBLS of oil net to the Company).

    The primary production is from Pleistocene sands which are at depths shallower than 9,000 feet. In 1997, the Company initiated an enhanced 3-D survey to be shot over this entire complex. Ocean bottom seismic cables will be used in order to acquire data which is close to the existing structures which have previously been identified on the complex. The new 3-D shoot is expected to enhance the structural and stratigraphic interpretation and will be delivered in the fourth quarter of 1997.

    The Company anticipates that new shallow and deeper prospects may be identified by the new 3-D seismic which could result in exploratory drilling in the second quarter of 1998.

    KATY FIELD. The Company acquired a working interest in the Katy field in Texas in December 1993. The Company has exercised its preferential right to purchase additional working interests, which has resulted in the Company having working interests ranging from 16% to 44% in the units in this field. These additions make the Company the second largest working interest owner in the Katy Field.

    The Katy field covers approximately 50 sections and has gross cumulative production of 6.7 TCF of gas and 168 MBBLS of oil. The Company views this long-life field as having upside potential which the Company intends to exploit through more efficient field operations, such as increased pressure maintenance. The Company and the operator believe there is possible upside in the deeper formations, such as the Wilcox, where only two penetrations have been drilled below existing pay sands to date. The Company plans to continue its strategy of aggressively pursuing unsolicited offers to purchase additional working interests in the field and intends to pursue the deep potential within the field.

    EUGENE ISLAND BLOCK 43. Eugene Island Block 43 was acquired in the OCS lease sale in March 1997 for $3.9 million. This block is located in 18 feet of water and was acquired for three distinct prospects, identified as bright spots in the 3-D seismic analysis. Two prospects are in the Cib Carst Interval and the third prospect is deeper at the Cib-op level. The Company is seeking an industry partner to participate in an exploratory well which is planned for the fourth quarter of 1997.

WESTERN REGION

    The Western Region's existing production and properties are located primarily in West Texas, Oklahoma, North Dakota and Wyoming. In this region the Company has 86 BCFE of estimated proved reserves, 28,000 net undeveloped acres and currently produces approximately 10 MMCFE net daily. The Company has been active in the Western Region since 1954, beginning with the discovery of the Grieve Field in the Wind River Basin of Wyoming. The Company intends to focus its exploration efforts on four to six lower risk plays in the region, where Forest can control development by being the operator.

WYOMING

    WIND RIVER BASIN. The Company's Wind River Basin project areas are the Austin Creek and Grieve Unit fields. In August 1997, the Company drilled a field extension well at Austin Creek, where it has a 36% working interest. The well had an initial gross production rate of 170 BBLS per day of oil. Forest is evaluating additional offsets to this field extension well.

    At Grieve Field, where it has a 94% working interest, the Company will attempt a shallow (3,000 feet) Cody formation recompletion in the fourth quarter of 1997. If successful, the Company believes significant additional production potential exists and approximately 24 additional recompletions may be available in current well bores. The Grieve field, discovered by Forest, has cumulative gross production of 52 BCF of gas and 30 MMBBLS of oil.

    GREEN RIVER BASIN. The Whiskey Buttes Prospect is located in Lincoln County, Wyoming, along the western margin of the Moxa Arch of the Green River Basin. Production from the adjacent Whiskey Buttes Field is from the Second Frontier, Muddy and Dakota sandstones. The Company has a 100% working interest in the initial test well and will have a 75% working interest in all subsequent wells drilled within the prospect.

    The initial test well in Whiskey Buttes resulted in a discovery, which is not yet completed. Pay thickness of approximately 40 feet was found, which is comparable to, or in excess of, that observed in nearby offset wells. The northeast offset to the well has cumulative gross production of over 3 BCF and estimated ultimate recovery of 6 BCF of gas.

    Based upon initial well test results, the Company plans three offset wells in the field. Plans are in progress to secure a pipeline connection and complete the initial well in the fourth quarter of 1997. An offset may be drilled in late 1997, and all three are anticipated to be drilled by late 1998.

WEST TEXAS

    The Company operates the Vermejo field, where it has a 75% working interest which has current gross production of 3 MMCF per day of gas. Significant opportunity remains at Vermejo to exploit the deep Ellenburger (21,000 feet), Fusselman (19,000 feet), Atoka (16,000 feet), Wolfcamp (12,000 feet) and Delaware (6,000 feet) reservoirs. The Company began a work program in 1997 to recomplete existing wellbores in the Ellenberger formation, which will carry through the majority of 1998.

NORTH DAKOTA

    WILLISTON BASIN. The Company has acquired 48 square miles of 3-D seismic data over the Bow Creek Project Area where the Company has interests in approximately 20,000 gross and 6,000 net acres. Bow Creek is located along the southwestern flank of the Williston Basin, within an area of significant multi-pay production from the Lodgepole, Tyler, Mission Canyon, Red River and Interlake formations. To date, interpretation of the 3-D seismic program has generated seven drillable prospects. The Company expects to test the first of these opportunities during the fourth quarter of 1997 and continue the program into early 1998.

CANADIAN REGION

    The Company has been active in Canada since the mid-1950s. Currently, the Company's operations are located almost exclusively in the provinces of Alberta and British Columbia. As of December 31, 1996, in Canada, the Company had estimated proved reserves of 18 MMBBLS of liquids and 103 BCF of gas representing 212 BCFE of estimated proved reserves.

CENTRAL ALBERTA

    CAROLINE UNIT. Caroline Swan Hills Unit was discovered in the mid-1980s and came into full production in 1993. Following a recent plant expansion, the Company's net sales from the field have increased to 1,560 BBLS per day of liquids and 3.1 MMCF per day of natural gas. This long life property forms a strong producing base for the Company's Canadian operations.

    BIGORAY. Saxon is continuing to develop the Pekisko formation in its Bigoray oil field in central Alberta. Gross production in December 1996 averaged about 275 BBLS of oil and 2 MMCF per day of natural gas. Current production has increased to approximately 1,420 BBLS of oil and 7.8 MMCF per day of gas net to Saxon's interest from three producing wells. Seven additional wells have been drilled that are expected to be completed over the coming months as production facilities are further expanded. Saxon has also commenced drilling in the Ostracod formation in this field, where it has drilled five consecutive wells that have been completed as commercially productive, and a sixth well that it believes will also be commercially productive.

    HERRONTON. This field is located in Southwestern Alberta, approximately 70 miles from Calgary. Current gross production averages 280 BBLS per day of liquids and 2.3 MMCF per day of natural gas. A horizontal well is currently being drilled to evaluate the potential for improved recovery. Should this prove to be successful, potential exists for up to six additional horizontal locations.

    BRITISH COLUMBIA/PEACE RIVER ARCH. In British Columbia, the Company's principal producing property is located in the Rigel/Doig area. Current gross production averages 5 MMCF per day of gas. This total is expected to increase by 2 MMCF per day during the fourth quarter of 1997 with the addition of compression, as well as the closing of a pending acquisition. Additional drilling is also planned for this area during the fourth quarter of 1997.

    In the Progress Doe Creek field, the Company currently produces 330 BBLS per day of oil. A portion of this field is currently being water flooded and has shown good response. Negotiations are under way to expand the flood into adjacent leases in which a 33% working interest is held by the Company.

    The Company has an exploration project which is located in the Slave Point/Keg River gas producing area of Northeast British Columbia. The Company has a 30% working interest in 5,120 acres of land that has a 3-D seismically defined pinnacle reef. The Company has identified an anomaly in this reef within one mile of an existing pipeline and plans to spud a well on this prospect in the fourth quarter of 1997.

NORTHWEST TERRITORIES

    The Company is participating in a 10,500 foot exploratory well 12 miles from Amoco's Pointed Mountain field in the southern Northwest Territories, 25 miles north of the British Columbia/Northwest Territories border. The Company has a 15% working interest in this prospect (3,700 net acres). The Company can also earn a similar interest on an adjacent 52,000 acre tract that has a similar prospect.

OTHER FOREIGN OPERATIONS

    Forest considers, and from time to time makes, investments in oil and gas opportunities in other foreign countries. Foreign oil and natural gas operations are subject to certain risks, such as nationalization, confiscation, terrorism, renegotiation of existing contracts and currency fluctuations. Forest monitors the political, regulatory and economic developments in any foreign countries in which it operates.

OIL AND GAS RESERVES

    The following table sets forth summary information with respect to estimates of proved oil and gas reserves of the Company and the discounted future net cash flows for these reserves as of December 31, 1996. The Company's United States Reserves have been reviewed by Ryder Scott. A report on Canadian Forest's reserves has been prepared by McDaniel. A report on Saxon's reserves has been prepared by Fekete. For additional information relating to reserves, see "Risk Factors -- Ceiling Limitation Writedowns," "-- Uncertainty of Estimates of Reserves," and Note 18 of Notes to Consolidated Financial Statements of the Company.

                                                                             CANADIAN                     TOTAL
                                                                 FOREST       FOREST      SAXON (1)   CONSOLIDATED
                                                               -----------  -----------  -----------  -------------
Proved Developed
  Natural Gas (MMCF).........................................      165,629      58,162       12,694        236,485
  Liquids (MBBLS) (2)........................................        5,311       9,223        4,037         18,571
    Total (MMCFE)............................................      197,495     113,500       36,916        347,911
Proved Undeveloped
  Natural Gas (MMCF).........................................       65,626      21,507       10,562         97,695
  Liquids (MBBLS) (2)........................................          487         202        4,754          5,443
    Total (MMCFE)............................................       68,548      22,719       39,086        130,353
                                                               -----------  -----------  -----------  -------------
Total Proved (MMCFE).........................................      266,043     136,219       76,002        478,264
Proved reserves attributable to volumetric production
  payments, all of which are proved developed:
  Natural gas (MMCF).........................................        3,070      --           --              3,070
  Liquids (MBBLS) (2)........................................      --           --           --            --
                                                               -----------  -----------  -----------  -------------
Total proved reserves attributable to volumetric production
  payments (MMCFE)...........................................        3,070      --           --              3,070
                                                               -----------  -----------  -----------  -------------
Total proved reserves including amounts attributable to
  volumetric production payments (MMCFE).....................      269,113     136,219       76,002        481,334
                                                               -----------  -----------  -----------  -------------
                                                               -----------  -----------  -----------  -------------
Standardized measure of discounted future net cash flows
  relating to proved oil and gas reserves (in thousands).....  $   384,211     106,183       69,475        559,869
                                                               -----------  -----------  -----------  -------------
                                                               -----------  -----------  -----------  -------------
Total discounted future net cash flows relating to proved oil and gas reserves, including amounts attributable to
  volumetric production payments (in thousands)..............  $   387,337     106,183       69,475        562,995
                                                               -----------  -----------  -----------  -------------
                                                               -----------  -----------  -----------  -------------
Weighted average price used to calculate discounted future
  net cash flows relating to proved oil and gas reserves at
  December 31, 1996:
  Natural gas (per MCF)......................................  $      3.52        1.73         1.55           2.88
                                                               -----------  -----------  -----------  -------------
                                                               -----------  -----------  -----------  -------------
  Liquids (per BBL)..........................................  $     23.82       18.03        22.02          20.63
                                                               -----------  -----------  -----------  -------------
                                                               -----------  -----------  -----------  -------------

------------------------

(1) Includes 100% of the reserves owned by Saxon, a consolidated subsidiary in which the Company holds a 66% economic interest. Saxon will not initially be a Restricted Subsidiary under the Indenture. See "Prospectus Summary -- Recent Developments" and Note 2 to the Consolidated Financial Statements.

(2) Includes crude oil, condensate and natural gas liquids.

PRODUCTION

    The following table shows net oil and natural gas production for Forest for each of the years ended December 31, 1996, 1995 and 1994:

                                                              NET NATURAL GAS AND LIQUIDS
                                                                   PRODUCTION (1)(2)
                                                           ---------------------------------
                                                             1996      1995 (3)      1994
                                                           ---------  -----------  ---------
United States:
  Natural Gas (MMCF).....................................     28,624      33,342      48,048
  Liquids (MBBLS)........................................      1,104       1,173       1,543
  Total (MMCFE)..........................................     35,248      40,380      57,306

Canadian Forest:
  Natural Gas (MMCF).....................................     12,173      --          --
  Liquids (MBBLS)........................................      1,249      --          --
  Total (MMCFE)..........................................     19,667      --          --

Saxon:
  Natural Gas (MMCF).....................................      1,699      --          --
  Liquids (MBBLS)........................................        396      --          --
  Total (MMCFE)..........................................      4,075      --          --

Total Company:
  Natural Gas (MMCF).....................................     42,496      33,342      48,048
  Liquids (MBBLS)........................................      2,749       1,173       1,543
  Total (MMCFE)..........................................     58,990      40,380      57,306

------------------------

(1) Includes amounts delivered pursuant to volumetric production payments. See
    Note 6 of Notes to Consolidated Financial Statements.

(2) Volumes reported for natural gas include immaterial amounts of sulfur production on the basis that one long ton of sulfur is equivalent to 15 MCF of natural gas. Liquids volumes include both oil and condensate and natural gas liquids.

(3) Does not include any production relating to the acquisition of Saxon on December 20, 1995 as the amounts involved were not significant.

AVERAGE SALES PRICES AND PRODUCTION COSTS PER UNIT OF PRODUCTION

    The following table sets forth the average sales prices per MCF of natural gas and per barrel of liquids and the average production cost per equivalent unit of production for the years ended December 31, 1996, 1995 and 1994 for
Forest:

                                                                            UNITED STATES           CANADA (5)
                                                                   -------------------------------  -----------
                                                                     1996       1995       1994        1996
                                                                   ---------  ---------  ---------  -----------
Average Sales Prices:
  NATURAL GAS
    Total production (MMCF)(1)...................................     28,624     33,342     48,048      13,872
    Sales price received (per MCF)(2)............................  $    2.36       1.65       1.86        1.41
    Effects of energy swaps (per MCF) (3)........................       (.23)       .12        .04        (.04)
                                                                   ---------  ---------  ---------  -----------
    Average sales price (per MCF)(2).............................  $    2.13       1.77       1.90        1.37

  LIQUIDS
  Oil and Condensate:
    Total production (MBBLS)(4)..................................        964      1,121      1,482       1,308
    Sales price received (per BBL)...............................  $   20.03      16.36      14.97       20.64
    Effects of energy swaps (per BBL)(3).........................      (1.07)      (.50)      (.14)      (1.82)
                                                                   ---------  ---------  ---------  -----------
    Average sales price (per BBL)................................  $   18.96      15.86      14.83       18.82

  Natural gas liquids:
    Total production (MBBLS).....................................        140         52         61         337
    Average sales price (per BBL)................................  $   10.48      15.81      14.79       11.87

  Total liquids production (MBBLS)...............................      1,104      1,173      1,543       1,645
  Average sales price (per BBL)..................................  $   17.88      15.86      14.83       17.40

Average production cost (per MCFE)(6)............................  $     .56        .56        .39         .52

------------------------

(1) Total natural gas production includes scheduled deliveries under volumetric production payments, net of royalties, of 3,168 MMCF, 9,120 MMCF, and 16,005 MMCF in 1996, 1995 and 1994, respectively. Natural gas delivered pursuant to volumetric production payment agreements represented approximately 7%, 27% and 33% of total natural gas production in 1996, 1995 and 1994, respectively. For further information concerning volumes and prices recorded under volumetric production payments, see Notes 6 and 14 of Notes to Consolidated Financial Statements.

(2) Amounts shown for 1995 exclude the effects of a gas contract settlement. Including such amount, the sales price received and average sales price for natural gas in 1995 were $1.78 and $1.90 per MCF, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 15 of Notes to Consolidated Financial Statements.

(3) Energy swaps were entered into to hedge the price of spot market volumes against price fluctuations. Hedged natural gas volumes were 12,741 MMCF, 10,146 MMCF and 12,184 MMCF for the years ended December 31, 1996, 1995 and 1994, respectively. Hedged oil and condensate volumes were 895,600 barrels, 498,000 barrels and 370,000 barrels for 1996, 1995 and 1994, respectively. The aggregate gains (losses) under energy swap agreements were $(10,422,000), $3,536,000 and $1,810,000, respectively, for the years ended
    December 31, 1996, 1995 and 1994 and were recorded as additions to (reductions of) of revenue.

(4) An immaterial amount of oil production is covered by scheduled deliveries under volumetric production payments.

(5) Alberta's royalty program was restructured in 1994 and remained uncertain throughout much of 1995 and 1996. Canadian production of natural gas liquids for the year ended December 31, 1996 was reduced by 79,000 barrels as a result of royalty adjustments, resulting in an increase in the reported average sales price for natural gas liquids in Canada to $11.87 per barrel from $9.44 or by approximately 26%. The royalty adjustments did not have a significant effect on reported volumes or average sales prices for natural gas or oil and condensate. Canadian Forest continues to receive additional information with respect to royalty calculations and anticipates that revisions to such calculations will continue to occur throughout 1997. The effects of future royalty adjustments cannot be predicted at this time.

(6) Production costs were converted to common units of measure using a conversion ratio of one barrel of oil to six MCF of natural gas and one long ton of sulfur to 15 MCF of natural gas. Such production costs exclude all depreciation, depletion and provision for impairment associated with property and equipment.

PRODUCTIVE WELLS

    The following summarizes total gross and net productive wells of the Company at December 31, 1996:

                                                                          PRODUCTIVE WELLS (1)
                                                                      ----------------------------
                                                                       UNITED STATES     CANADA
                                                                      ---------------  -----------
Gross (2)
  Gas...............................................................           278            379
  Oil...............................................................           180            566
                                                                             -----          -----
    Total (3).......................................................           458            945
                                                                             -----          -----
                                                                             -----          -----
Net (4)
  Gas...............................................................         100.7          127.0
  Oil...............................................................         118.5          225.9
                                                                             -----          -----
    Total...........................................................         219.2          352.9
                                                                             -----          -----
                                                                             -----          -----

------------------------

(1) Productive wells are producing wells and wells capable of production, including wells that are shut-in.

(2) A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

(3) Includes 27 dual completions in the United States and 20 dual completions in Canada. Dual completions are counted as one well. If one completion is an oil completion, the well is classified as an oil well.

(4) A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

DEVELOPED AND UNDEVELOPED ACREAGE

    Forest and its subsidiaries held acreage as set forth below at December 31, 1996. A majority of the developed acreage is subject to mortgage liens securing either the bank indebtedness or nonrecourse secured debt of the Company. A portion of the developed acreage is also subject to production payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 5 and 6 of Notes to Consolidated Financial Statements.

                                                                                   UNDEVELOPED ACREAGE
                                                          DEVELOPED ACREAGE (1)            (2)
                                                          ----------------------  ----------------------
                                                           GROSS (3)    NET (4)    GROSS (3)    NET (4)
                                                          -----------  ---------  -----------  ---------
United States:
  Louisiana offshore....................................     145,549      58,662      53,212      20,774
  Oklahoma..............................................      63,334      21,710       7,504       1,396
  Texas onshore.........................................     123,959      61,529      15,813       8,394
  Texas offshore........................................      45,382      22,694      40,347      31,694
  Wyoming...............................................       8,517       4,484      51,076      21,343
  Other.................................................      26,304      10,959       6,114       1,773
                                                          -----------  ---------  -----------  ---------
                                                             413,045     180,038     174,066      85,374

Canada
  Alberta...............................................     323,451     111,907     234,625     123,480
  Other.................................................      61,301      41,191     283,124      43,731
                                                          -----------  ---------  -----------  ---------
                                                             384,752     153,098     517,749     167,211
                                                          -----------  ---------  -----------  ---------

Total acreage at December 31, 1996......................     797,797     333,136     691,815     252,585
                                                          -----------  ---------  -----------  ---------
                                                          -----------  ---------  -----------  ---------

------------------------

(1) Developed acres are those acres which are spaced or assigned to productive wells.

(2) Undeveloped acres are those acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether such acreage contains proved reserves. It should not be confused with undrilled acreage held by production under the terms of a lease.

(3) A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(4) A net acre is deemed to exist when the sum of the fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

    During 1996, the Company's gross and net developed acreage increased approximately 61% and 57%, respectively, and gross and net undeveloped acreage increased approximately 301% and 204%, respectively. The increases were due primarily to the purchase of Canadian Forest. Approximately 29% of the Company's total net undeveloped acreage is under leases that have terms expiring in 1997, if not held by production, and another approximately 8% of net undeveloped acreage will expire in 1998 if not also held by production.

DRILLING ACTIVITY

    Forest owned interests in gross and net exploratory and development wells for the years ended December 31, 1996, 1995 and 1994 as set forth below. This information does not include wells drilled by others under farmout agreements.

                                                                                  UNITED STATES             CANADA
                                                                         -------------------------------  -----------
                                                                           1996       1995       1994        1996
                                                                         ---------  ---------  ---------  -----------
Gross Exploratory Wells:
  Dry (1)..............................................................          4          3          2           4
  Productive (2).......................................................          9          1          2           2
                                                                               ---        ---        ---         ---
                                                                                13          4          4           6
                                                                               ---        ---        ---         ---
                                                                               ---        ---        ---         ---
Net Exploratory Wells:(3)
  Dry (1)..............................................................        2.0        1.3        2.0         2.9
  Productive (2).......................................................        3.5        0.3        1.3         1.4
                                                                               ---        ---        ---         ---
                                                                               5.5        1.6        3.3         4.3
                                                                               ---        ---        ---         ---
                                                                               ---        ---        ---         ---
Gross Development Wells:
  Dry (1)..............................................................          3         --         --           4
  Productive (2).......................................................         15          6          5          70
                                                                               ---        ---        ---         ---
                                                                                18          6          5          74
                                                                               ---        ---        ---         ---
                                                                               ---        ---        ---         ---
Net Development Wells:(3)
  Dry (1)..............................................................        0.5         --         --         0.9
  Productive (2).......................................................        1.9        0.6        2.1        19.9
                                                                               ---        ---        ---         ---
                                                                               2.4        0.6        2.1        20.8
                                                                               ---        ---        ---         ---
                                                                               ---        ---        ---         ---

------------------------

(1) A dry well (hole) is a well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

(2) Productive wells are producing wells and wells capable of production, including wells that are shut-in.

(3) A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

SALES AND MARKETS

    Forest's U.S. production is generally sold at the wellhead to oil and natural gas purchasing companies in the areas where it is produced. Crude oil and condensate are typically sold at prices which are based upon posted field prices. Natural gas in the U.S. is generally sold month to month on the spot market. For the month of March 1997, approximately 94% of the Company's U.S. natural gas was sold at the wellhead at spot market prices. The term "spot market" as used herein refers to contracts with a term of six months or less or contracts which call for a redetermination of sales prices every six months or earlier. The remainder of the Company's U.S. natural gas was committed to both interstate and intrastate natural gas pipeline companies, primarily under volumetric production payment agreements and long-term contracts. The Company believes that the loss of one or more of its current natural gas spot purchasers should not have a material adverse effect on the Company's business in the United States because any individual spot purchaser could be readily replaced by another spot purchaser who would pay approximately the same sales price.

    In Canada, Canadian Forest's natural gas production is sold primarily through the ProMark Netback Pool. The Netback Pool matches major end users with providers of gas supply through arranged transportation channels and uses a netback pricing mechanism to establish the wellhead price paid to producers. Under this netback arrangement, producers receive the blended market price less related transportation and other direct costs. ProMark charges a marketing fee for marketing and administering the gas supply pool.

    Canadian Forest sold approximately 81% of its natural gas production through the Netback Pool in 1996.

    The Netback Pool gas sales in 1996 averaged 125 MMCF per day, of which Canadian Forest supplied approximately 35 MMCF per day or 28%. Approximately 12% of the volumes sold in the Netback Pool in 1996 were sold at fixed prices under long-term contracts. The loss of one or more of such long-term buyers could have a material adverse effect on ProMark and Canadian Forest.

    In addition to operating the Netback Pool, ProMark provides two other marketing services for producers and purchasers of natural gas. ProMark manages long-term gas supply contracts for its industrial customers by providing full-service purchasing, accounting and gas nomination services for these customers on a fee-for-services basis. ProMark also buys and sells gas in its trading operation for terms as short as one day and as long as one to two years. Profits generated by trading are derived from the spread between the prices of gas purchased and sold. ProMark endeavors to offset its gas purchase or sales commitments with other gas purchase or sales contracts, thereby limiting its exposure to price risk. The Company is, however, exposed to credit risk in that there exists the possibility that the counterparties to agreements will fail to perform their contractual obligations.

    Substantially all of Forest's oil production in the United States and Canada is sold under short-term contracts at prices which are based upon posted field prices.

COMPETITION

    The oil and natural gas industry is intensely competitive. Competition is particularly intense in the acquisition of prospective oil and natural gas properties and oil and gas reserves. Forest's competitive position depends on its geological, geophysical and engineering expertise, on its financial resources, its ability to develop its properties and its ability to select, acquire and develop proved reserves. Forest competes with a substantial number of other companies having larger technical staffs and greater financial and operational resources. Many such companies not only engage in the acquisition, exploration, development and production of oil and natural gas reserves, but also carry on refining operations, generate electricity and market refined products. The Company also competes with major and independent oil and gas companies in the marketing and sale of oil and gas to transporters, distributors and end users. There is also competition between the oil and natural gas industry and other industries supplying energy and fuel to industrial, commercial and individual consumers. Forest also competes with other oil and natural gas companies in attempting to secure drilling rigs and other equipment necessary for drilling and completion of wells. Such equipment may be in short supply from time to time. Finally, companies not previously investing in oil and natural gas may choose to acquire reserves to establish a firm supply or simply as an investment. Such companies will also provide competition for Forest.

    Forest's business is affected not only by such competition, but also by general economic developments, governmental regulations and other factors that affect its ability to market its oil and natural gas production. The prices of oil and natural gas realized by Forest are highly volatile. The price of oil is generally dependent on world supply and demand, while the price Forest receives for its natural gas is tied to the specific markets in which such gas is sold. Declines in crude oil prices or natural gas prices adversely impact Forest's activities. The Company's financial position and resources may also adversely affect the Company's competitive position. Lack of available funds or financing alternatives will prevent the Company from executing its operating strategy and from deriving the expected benefits therefrom.

For further information concerning the Company's financial position, see Management's Discussion and Analysis of Financial Condition and Results of Operations.

    ProMark also faces significant competition from other gas marketers, some of whom are significantly larger in size and have greater financial resources than ProMark, Canadian Forest or the Company.

REGULATION

    UNITED STATES. Various aspects of the Company's oil and natural gas operations are regulated by administrative agencies under statutory provisions of the states where such operations are conducted and by certain agencies of the Federal government for operations on Federal leases. The Federal Energy Regulatory Commission ("FERC") regulates the transportation and sale for resale of natural gas in interstate commerce pursuant to the Natural Gas Act of 1938 ("NGA") and the Natural Gas Policy Act of 1978 ("NGPA"). In the past, the Federal government has regulated the prices at which oil and gas could be sold. While sales by producers of natural gas, and all sales of crude oil, condensate and natural gas liquids can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead sales in the natural gas industry began with the enactment of the NGPA in 1978. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act (the "Decontrol Act"). The Decontrol Act removed all NGA and NGPA price and nonprice controls affecting wellhead sales of natural gas effective January 1, 1993.

    Commencing in April 1992, the FERC issued Order Nos. 636, 636-A, 636-B and 636-C (Order No. 636), which require interstate pipelines to provide transportation separate, or "unbundled", from the pipelines' sales of gas. Also, Order No. 636 requires pipelines to provide open-access transportation on a basis that is equal for all gas supplies. Although Order No. 636 does not directly regulate the Company's activities, the FERC has stated that it intends for Order No. 636 to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry under Order No. 636 will have on the Company's activities. Although Order No. 636, assuming it is upheld in its entirety, could provide the Company with additional market access and more fairly applied transportation service rates, Order No. 636 could also subject the Company to more restrictive pipeline imbalance tolerances and greater penalties for violation of those tolerances. Order 636 and subsequent FERC orders issued in individual pipeline restructuring proceedings have been the subject of appeals, the results of which have generally supported the FERC's open-access policy. Last year, the United States Court of Appeals for the District of Columbia Circuit largely upheld Order No. 636. Because further review of certain of these orders is still possible and other appeals remain pending, it is difficult to predict the ultimate impact of the orders on the Company and its production efforts.

    The FERC has announced several important transportation-related policy statements and proposed rule changes, including the appropriate manner in which interstate pipelines release capacity under Order No. 636 and, more recently, the price which shippers can charge for their released capacity. In addition, in 1995, FERC issued a policy statement on how interstate natural gas pipelines can recover the costs of new pipeline facilities. In January 1996, the FERC issued a policy statement and a request for comments concerning alternatives to its traditional cost-of-service ratemaking methodology. A number of pipelines have obtained FERC authorization to charge negotiated rates as one such alternative. In February 1997, the FERC announced a broad inquiry into issues facing the natural gas industry to assist the FERC in establishing regulatory goals and priorities in the post-Order No. 636 environment. While these changes would affect the Company only indirectly, they are intended to further enhance competition in the natural gas markets. The Company cannot predict what action the FERC will take on these matters, nor can it predict whether the FERC's actions will achieve its stated goal of increasing competition in natural gas markets. However, the Company does not believe that it will be treated materially differently than other natural gas producers and markets with which it competes.

    Commencing in October 1993, the FERC issued a series of rules (Order Nos. 561 and 561-A) establishing an indexing system under which oil pipelines will be able to change their transportation rates, subject to prescribed ceiling levels. The indexing system, which allows or may require pipelines to make rate changes to track changes in the Producer Price Index for Finished Goods, minus one percent, became effective January 1, 1995. The Company is not able at this time to predict the effects of Order Nos. 561 and 561-A, if any, on the transportation costs associated with oil production from the Company's oil producing operations.

    The Outer Continental Shelf Lands Act ("OCSLA") requires that all pipelines operating on or across the Outer Continental Shelf (the "OCS") provide open-access, non-discriminatory service. Although the FERC has opted not to impose the regulations of Order No. 509, in which the FERC implemented the OCSLA, on gatherers and other non-jurisdictional entities, the FERC has retained the authority to exercise jurisdiction over those entities if necessary to permit non-discriminatory access to service or the OCS.

    The Company owns certain natural gas pipeline facilities that it believes meet the traditional tests the FERC has used to establish a pipeline's status as a gatherer not subject to FERC jurisdiction. Whether on state or federal land or in offshore waters subject to the OCSLA, natural gas gathering may receive greater regulatory scrutiny in the post-Order No. 636 environment.

    The Company conducts certain operations on federal oil and gas leases, which the Minerals Management Service (the "MMS") administers. The MMS issues such leases through competitive bidding. These leases contain relatively standardized terms and require compliance with detailed MMS regulations and orders (which are subject to change by the MMS) pursuant to the OCSLA. For offshore operations, lessees must obtain MMS approval for exploration plans and development and production plans prior to the commencement of such operations. In addition to permits required from other agencies (such as the Coast Guard, the Army Corps of Engineers and the Environmental Protection Agency), lessees must obtain a permit from the MMS prior to the commencement of drilling. The MMS has promulgated regulations requiring offshore production facilities located on the OCS to meet stringent engineering and construction specifications. The MMS proposed additional safety-related regulations concerning the design and operating procedures for OCS production platforms and pipelines. These proposed regulations were withdrawn pending further discussions among interested federal agencies. The MMS also has regulations restricting the flaring or venting of natural gas and has recently proposed to amend such regulations to prohibit the flaring of liquid hydrocarbons and oil without prior authorization. Similarly, the MMS has promulgated other regulations governing the plugging and abandonment of wells located offshore and the removal of all production facilities. To cover the various obligations of lessees on the OCS, the MMS generally requires that lessees post substantial bonds or other acceptable assurances that such obligations will be met. The cost of such bonds or other surety can be substantial and there is no assurance that the Company can continue to obtain bonds or other surety in all cases. Under certain circumstances, the MMS may require any Company operations on federal leases to be suspended or terminated. Any such suspension or termination could materially and adversely affect the Company's financial condition and operations.

    In addition, the MMS is conducting an inquiry into certain contract agreements from which producers on MMS leases have received settlement proceeds that are royalty bearing and the extent to which producers have paid the appropriate royalties on those proceeds. The Company believes that this inquiry will not have a material impact on its financial condition, liquidity or results of operations.

    The MMS issued a notice of proposed rulemaking in which it proposes to amend its regulations governing the calculation of royalties and the valuation of crude oil produced from federal leases. This proposed rule would modify the valuation procedures for both arm's length and non-arm's length crude oil transactions to decrease reliance on oil posted prices and assign a value to crude oil that better reflects market value, establish a new MMS form for collecting value differential data, and amend the valuation procedure for the sale of federal royalty oil. The Company cannot predict what action the MMS will take on this matter, nor can it predict at this stage of the rulemaking proceeding how the Company might be affected by this amendment to the MMS' regulations.

    In April 1997, after two years of study, the MMS withdrew proposed changes to the way it values natural gas for royalty payments. These proposed changes would have established an alternative market-based method to calculate royalties on certain natural gas sold to affiliates or pursuant to non-arm's length sales contracts.

    Additional proposals and proceedings that might affect the oil and gas industry are pending before the FERC and the courts. The Company cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry has been heavily regulated. There is no assurance that the regulatory approach currently pursued by the FERC will continue indefinitely. Notwithstanding the foregoing, the Company does not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material or significantly adverse effect upon the capital expenditures, earnings or competitive position of the Company or its subsidiaries. No material portion of Forest's business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the Federal government.

    STATE REGULATION -- UNITED STATES. The Company's operations are also subject to regulation at the state level. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used in connection with operations. The Company's operations are also subject to various conservation laws and regulations. These include the size of drilling and spacing units or proration units and the density of wells which may be drilled and the unitization or pooling of oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the ratability of production. To the extent any of the Company's natural gas gathering facilities are subject to state regulation, regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, nondiscriminatory take requirements, but does not generally entail rate regulation. These regulatory burdens may affect profitability, and the Company is unable to predict the future cost or impact of complying with such regulations.

    OIL SPILL FINANCIAL RESPONSIBILITY REQUIREMENTS -- UNITED STATES. As originally enacted, the Oil Pollution Act of 1990 ("OPA") would have required the Company to establish $150 million in financial responsibility to cover oil spill related liabilities. Under recent amendments to OPA, the responsible person for an offshore facility located seaward of state waters, including OCS facilities, will be required to provide evidence of financial responsibility in the amount of $35 million. Although the financial responsibility requirement for offshore facilities located landward of the seaward boundary of state waters (including certain facilities in coastal inland waters) is a lesser amount ($10 million), the Company currently has a number of offshore facilities located beyond state waters and, thus, is subject to the $35 million financial responsibility requirement. The amount of financial responsibility may be increased, to a maximum of $150 million, if the MMS determines that a greater amount is justified based on specific risks posed by the operations. Financial responsibility may be established through insurance, guaranty, indemnity, surety bond, letter of credit, qualification as a self insurer or a combination thereof. On March 25, 1997, the MMS proposed regulations to implement these financial assurance requirements, under the terms of which an offshore facility's worst case oil spill discharge volume would be used to determine whether the responsible party must demonstrate increased financial responsibility. The Company cannot predict the final form of any financial responsibility rule that may be adopted by the MMS under OPA, but in any event, the impact of the rule is not expected to be any more burdensome to the Company than it will be to other similarly situated companies involved in oil and gas exploration and production. The Company currently satisfies similar requirements for its OCS leases under OCSLA.

    CANADA. The oil and natural gas industry in Canada is subject to extensive controls and regulations imposed by various levels of government. It is not expected that any of these controls or regulations will affect the operations of the Company in a manner materially different than they would affect other oil and gas companies of similar size.

    In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil. The price depends in part on oil quality, prices of competing fuels, distance to market and the value of refined products. Oil exports may be made pursuant to export contracts with terms not exceeding one year in the case of light crude, and not exceeding two years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board ("NEB"). Any oil export to be made pursuant to a contract of longer duration requires an exporter to obtain an export license from the NEB and the issue of such a license requires the approval of the Canadian federal government.

    In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by the Government of Canada through the NEB. Producers and exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts must continue to meet certain criteria prescribed by the NEB. As is the case with oil, natural gas exports for a term of less than two years must be made pursuant to an NEB order, or, in the case of exports for a longer duration, pursuant to an NEB license and Canadian federal government approval.

    The provincial governments of Alberta, British Columbia and Saskatchewan also regulate the volume of natural gas which may be removed from those provinces for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

    On January 1, 1994, the North American Free Trade Agreement ("NAFTA") among the governments of Canada, the United States and Mexico became effective. NAFTA carries forward most of the material energy terms contained in the Canada-U.S. Free Trade Agreement. In the context of energy resources, Canada continues to remain free to determine whether exports to the United States or Mexico will be allowed provided that any export restrictions do not: (i) reduce the proportion of energy resource exported relative to domestic use (based upon the proportion prevailing in the most recent 36 month period), (ii) impose an export price higher than the domestic price, and (iii) disrupt normal channels of supply. All three countries are prohibited from imposing minimum export or import price requirements. NAFTA contemplates clearer disciplines on regulators to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports.

    In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee. Crown royalties are determined by government regulation and are generally calculated as a percentage of the value of the gross production, and the rate of royalties payable generally depends in part on prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

    From time to time the governments of Canada, Alberta, British Columbia and Saskatchewan have established incentive programs which have included royalty rate deductions, royalty holidays and tax credits for the purpose of encouraging oil and natural gas exploration or enhanced recovery projects.

    In Alberta, a producer of oil or natural gas is entitled to a credit against the royalties payable to the Crown by virtue of the ARTC (Alberta royalty tax credit) program. The ARTC program is based on a price sensitive formula, and the ARTC rate varies between 75%, at prices for oil below $100 per cubic meter, and 25%, at prices above $210 per cubic meter. The ARTC rate is applied to a maximum of $2,000,000 of Alberta Crown royalties payable for each producer or associated group of producers. Crown royalties on production from producing properties acquired from corporations claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate is established quarterly based on the average "par price", as determined by the Alberta Department of Energy for the previous quarterly period. Canadian Forest is eligible for ARTC credits only on eligible properties acquired and wells drilled after the change of control.

    Oil and natural gas royalty holidays and reductions for specific wells reduce the amount of Crown royalties paid by the Company to the provincial governments. The ARTC program provides a rebate on Crown royalties paid in respect of eligible producing properties in Alberta.

    ENVIRONMENTAL MATTERS. Extensive federal, state, provincial and local laws affecting oil and natural gas operations, including those carried on by the Company, regulate the discharge of materials into the environment or otherwise protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose "strict liability" for environmental contamination, rendering a person liable for environmental damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault on the part of such person. Other laws, rules and regulations may restrict the rate of oil and natural gas production below the rate that would otherwise exist or even prohibit exploration or production activities in environmentally sensitive areas. In addition, state and provincial laws often require some form of remedial action to prevent pollution from former operations, such as closure of inactive pits and plugging of abandoned wells. Legislation has been proposed in Congress from time to time that would reclassify certain oil and gas exploration and production wastes as "hazardous wastes," which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were to be enacted, it could have a significant impact on the operating costs of the Company, as well as the oil and gas industry in general. Initiatives to further regulate the disposal of oil and gas wastes are also pending in certain states, and these various initiatives could have a similar impact on the Company. The regulatory burden on the oil and natural gas industry increases its cost of doing business and consequently affects its profitability. Compliance with these environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect upon the capital expenditures, earnings or competitive position of the Company and its subsidiaries. The Company believes that it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on the Company. Nevertheless, changes in environmental law have the potential to adversely affect the Company's operations. For instance, at least two separate courts have recently ruled that certain wastes associated with the production of crude oil may be classified as hazardous substances under the Comprehensive Environmental Response, Compensation, and Liability Act (commonly called Superfund) and thus the Company could become subject to the burdensome cleanup and liability standards established under the federal Superfund program if significant concentrations of such wastes were determined to be present at the Company's properties or to have been disposed of at another location as a result of the Company's operations.

    OPA and regulations thereunder impose a variety of requirements on "responsible parties" related to the prevention of oil spills and liability for damages resulting from such spills in U.S. waters. A "responsible party" includes the owner or operator of a facility or vessel, or the lessee or permittee of the area in which an offshore facility is located. OPA assigns liability to each responsible party for oil clean-up costs and a variety of public and private damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operating regulation. If the party fails to report a spill or to cooperate fully in the cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. Few defenses exist to the liability imposed by OPA.

    The Federal Water Pollution Control Act ("FWPCA") imposes restrictions and strict controls regarding the discharge of produced waters and other oil and gas wastes in navigable waters. Many state discharge regulations and the Federal National Pollutant Discharge Elimination System generally prohibit the discharge of produced water and sand, drilling fluids, drill cuttings and certain other substances related to the oil and gas industry into coastal waters. Although the costs to comply with these recently-enacted zero discharge mandates under federal or state law may be significant, the entire industry is expected to experience similar costs and the Company believes that these costs will not have a material adverse impact on the Company's financial condition and operations.

    In Canada, the oil and natural gas industry is currently subject to environmental regulation pursuant to provincial and federal legislation. Environmental legislation provides for restrictions and prohibitions on releases or emissions of various substances produced or utilized in association with certain oil and gas industry operations. In addition, legislation requires that well and facility sites be abandoned and reclaimed so as to prevent pollution from former operations, and to the satisfaction of provincial authorities. A breach of such legislation may result in the imposition of fines and penalties, in addition to the costs of abandonment and reclamation.

    Environmental legislation in Alberta has undergone a major revision and has been consolidated into the ENVIRONMENTAL PROTECTION AND ENHANCEMENT ACT. Under the new Act, environmental standards and requirements applicable to compliance, cleanup and reporting are stricter. Also, the range of enforcement actions available and the severity of penalties have been significantly increased. These changes will have an incremental increase in the cost of conducting operations in Alberta.

    British Columbia's ENVIRONMENTAL ASSESSMENT ACT became effective June 30, 1995. This legislation rolled the previous process for review of major energy projects into a single environmental assessment process which contemplates public participation in the review process.

    Although the Company maintains insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that such insurance will be adequate to cover all such costs, that such insurance will continue to be available in the future or that such insurance will be available at premium levels that justify its purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on the Company's financial condition and operations.

    The Company has established guidelines to be followed to comply with environmental laws, rules and regulations. The Company has designated a compliance officer whose responsibility is to monitor regulatory requirements and their impacts on the Company and to implement appropriate compliance procedures. The Company also employs an environmental manager whose responsibilities include causing Forest's operations to be carried out in accordance with applicable environmental guidelines and implementing adequate safety precautions.

LEGAL PROCEEDINGS

    The Company, in the ordinary course of business, is a party to various legal actions. In the opinion of management, none of these actions, either individually or in the aggregate, will have a material adverse effect on the Company's financial condition, liquidity or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The names of the directors and executive officers of the Company and a description of their experience and certain other information are listed below (ages provided are as of September 30, 1997). Executive officers are appointed by the Company's Board of Directors:

                    AGE AND
                    YEARS OF
                    SERVICE
                      WITH    PRINCIPAL OCCUPATION, POSITIONS WITH COMPANY AND
NAME                COMPANY      BUSINESS EXPERIENCE DURING LAST FIVE YEARS
------------------  --------  ------------------------------------------------
*William L. Dorn    48 -- 26  Chairman of the Board and Chairman of the
                                Company's Executive Committee. Chief Executive
                                Officer until December 1995. President until
                                November 1993. Chairman of the Company's
                                Nominating Committee. Chairman of the Board of
                                Directors of Saxon Petroleum Inc.
*Robert S. Boswell  48 -- 12  President since November 1993 and Chief
                                Executive Officer since December 1995. Vice
                                President until November 1993 and Chief
                                Financial Officer until December 1995. Member
                                of the Board of Directors since 1986. Employed
                                by the Company since October 1985. Member of
                                the Company's Executive Committee. Director of
                                C.E. Franklin Ltd. and Saxon Petroleum Inc.
David H. Keyte      41 -- 10  Vice President and Chief Financial Officer since
                                December 1995. Vice President and Chief
                                Accounting Officer from December 1993 until
                                December 1995. Prior thereto Corporate
                                Controller. Chairman of the Company's Employee
                                Benefits Committee. Director of Saxon
                                Petroleum Inc.
Forest D. Dorn      42 -- 20  Vice President-Gulf Coast Region since August
                                1996. Vice President from February 1991 and
                                General Business Manager from December 1993 to
                                August 1996. Prior thereto General Manager-
                                Operations since January 1992.
Kenton M. Scroggs   45 -- 14  Vice President and Treasurer since December 1993 and prior thereto Treasurer. Member of the
                                Company's Employee Benefits Committee.
Neal A. Stanley     50 --  1  Vice President-Western Region since August 1996.
                                Prior thereto President of Teton Oil and Gas
                                Corporation.
Donald H. Stevens   45 --  0  Vice President-Capital Markets and Strategic
                                Initiatives since August 1997. Prior thereto
                                Vice President of Corporate Relations for
                                Barrett Resources Corporation.
V. Bruce Thompson   50 --  3  Vice President and General Counsel since August
                                1994. Vice President-Legal of Mid-America
                                Dairymen, Inc. from November 1993 to August
                                1994. Chief of Staff for U.S. Congressman
                                James M. Inhofe from February 1990 to November
                                1993.
Daniel L. McNamara  51 -- 26  Secretary and Corporate Counsel. Member of the
                                Company's Employee Benefits Committee.
Joan C. Sonnen      44 --  8  Controller since December 1993. Prior thereto
                                Director of Financial Accounting and
                                Reporting.
*Philip F.          57 --  2  Director and Chairman of the Board of Anschutz,
  Anschutz                      and Anschutz Company, the corporate parent of
                                Anschutz, for more than five

------------------------

* Director

                    AGE AND
                    YEARS OF
                    SERVICE
                      WITH    PRINCIPAL OCCUPATION, POSITIONS WITH COMPANY AND
NAME                COMPANY      BUSINESS EXPERIENCE DURING LAST FIVE YEARS
------------------  --------  ------------------------------------------------
                                years, and President of Anschutz and Anschutz
                                Company until December 1996. Director and
                                Vice-Chairman of Union Pacific Corporation
                                since September 1996. Director and Chairman of
                                Southern Pacific Rail Corporation ("SPRC") to
                                September 1996, and President and Chief
                                Executive Officer of SPRC to 1993. Member of
                                the Company's Nominating Committee.
*William L.         62 --  1  Partner in the law firm of Bennett Jones
  Britton, Q.C.                 Verchere. Director of Akita Drilling Ltd.,
                                ATCO Ltd., Canadian Western Natural Gas Ltd.,
                                Canadian Utilities Limited, CanUtilities
                                Holdings Ltd. and Northwestern Utilities
                                Limited.
*Cortlandt S.       76 --  1  Chairman and Chief Executive Officer of
  Dietler                       TransMontaigne Oil Company since April 1995.
                                Prior thereto founder, Chairman and Chief
                                Executive Officer of Associated Natural Gas
                                prior to its 1994 merger with Panhandle
                                Eastern Corporation. Advisory Director of
                                PanEnergy Corporation. Director of Hallador
                                Petroleum Company, Key Production Company,
                                Inc. and Grease Monkey Holding Corporation.
                                Member of the Company's Compensation
                                Committee.
*Jordan L. Haines   70 --  1  Chairman of the Board of Fourth Financial
                                Corporation, a Kansas based bank holding
                                company, and its subsidiary Bank IV Wichita,
                                N.A. from 1983 until his retirement in 1991.
                                Director of Coleman Company, Inc. and a
                                Director of KN Energy, Inc. Member of the
                                Company's Audit Committee.
*James H. Lee       49 --  6  Managing Partner, Lee, Hite & Wisda Ltd., a
                                private oil and gas consulting firm. Member of
                                the Company's Executive Committee since
                                February 1994. Chairman of the Company's Audit
                                Committee.
*J. J. Simmons,     72 --  0  President of The Simmons Company, a consulting
  III                           firm. Mr. Simmons was Vice Chairman of the
                                Surface Transportation Board from 1995 to 1996
                                and prior thereto Commissioner-Vice Chairman
                                of the U.S. Interstate Commerce Commission.
*Craig D. Slater    40 --  2  Vice President of Anschutz, and Anschutz
                                Company, the corporate parent of Anschutz,
                                since 1995. Corporate Secretary of Anschutz
                                and Anschutz Company from 1991 to 1996, and
                                other positions with Anschutz from 1988 to
                                1996. Director of Internet Communications
                                Corporation since September 1996. Member of
                                the Company's Executive Committee.
*Drake S. Tempest   44 --  2  Partner in the law firm of O'Melveny & Myers
                                LLP. Member of the Company's Compensation
                                Committee.
*Michael B. Yanney  63 --  5  Chairman and Chief Executive Officer of the
                                America First Companies, L.L.C. Director of
                                Burlington Northern Santa Fe Corporation,
                                C-Tec Corporation, WorldCom, Inc, and Mid-
                                America Apartment Communities, Inc. Chairman
                                of the Company's Compensation Committee.
                                Member of the Company's Nominating Committee.

------------------------

* Director

                        BENEFICIAL OWNERS OF SECURITIES

    The following table summarizes certain information as of September 30, 1997 with respect to the ownership by each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

                  NAME/ADDRESS                       NUMBER OF SHARES         PERCENT AS OF
            OF BENEFICIAL OWNER (1)               BENEFICIALLY OWNED (1)   SEPTEMBER 30, 1997
------------------------------------------------  ----------------------  ---------------------

The Anschutz Corporation (2)                              11,136,475                 30.7
  2400 Anaconda Tower
  555 17th Street
  Denver, CO 80202

Joint Energy Development                                   3,680,000                 10.1
  Investments Limited Partnership
  P.O. Box 1188
  Houston, TX 77251-1188

Heartland Advisors, Inc.                                   2,372,500                  6.5
  790 North Milwaukee Street
  Milwaukee, WI 53202

The Crabbe Huson Group, Inc.                               2,080,600                  5.7
  121 SW Morrison, Suite 1400
  Portland, OR 97204

------------------------

(1) Based on Schedules 13D, 13G and 13F and amendments thereto filed with the SEC and/or the Company by the reporting person through September 30, 1997, and the amount of Common Stock outstanding on September 30, 1997.

(2) Includes 1,587 shares owned by Philip F. Anschutz.

                       THE ANSCHUTZ AND JEDI TRANSACTIONS

    During 1995 and 1996, the Company consummated transactions with Anschutz and JEDI, a Delaware limited partnership the general partner of which is an affiliate of Enron Corp. See Note 3 to the Consolidated Financial Statements.

    Pursuant to a purchase agreement between the Company and Anschutz, Anschutz purchased 3,760,000 shares of the Company's Common Stock and shares of preferred stock which were convertible into 1,240,000 additional shares of Common Stock for a total consideration of $45,000,000. In addition, Anschutz received a warrant that entitled it to purchase 3,888,888 shares of the Company's Common Stock for $10.50 per share (the "Anschutz Warrant"). The Anschutz Warrant was scheduled to expire July 27, 1998.

    Concurrent with the Anschutz investment, Forest and JEDI restructured JEDI's existing loan which had a principal balance of approximately $62,368,000. As a part of the restructuring, the existing JEDI loan balance was divided into two tranches: a $40,000,000 tranche, which bore interest at the rate of 12.5% per annum and was due and payable in full on December 31, 2000; and an approximately $22,400,000 tranche, which did not bear interest and was due and payable in full on December 31, 2002. JEDI also relinquished the net profits interest that it held in certain properties of the Company. In consideration, JEDI received a warrant (the "JEDI Warrant") that entitled it to purchase 2,250,000 shares of the Company's Common Stock for $10.00 per share.

    Also concurrent with the Anschutz investment, JEDI granted an option to Anschutz (the "Anschutz Option"), pursuant to which Anschutz was entitled to purchase from JEDI up to 2,250,000 shares of the Company's Common Stock at a purchase price per share equal to the lesser of (a) $10.00 plus 18% per annum from July 27, 1995 to the date of exercise of the option, or (b) $15.50. The Anschutz Option was scheduled to terminate on July 27, 1998. JEDI was to satisfy its obligations under the Anschutz Option by exercising the JEDI Warrant. The Company also agreed to use the proceeds from the exercise of the Anschutz Warrant to pay principal and interest on the $40,000,000 tranche of the JEDI loan.

    In December 1995, JEDI exchanged the $22,400,000 tranche and the JEDI Warrant for 1,680,000 shares of Common Stock (the "1995 JEDI Exchange"). Pursuant to the 1995 JEDI Exchange, the Company assumed JEDI's obligations under the Anschutz Option. Under the Anschutz Option, the Company was then obligated to issue shares directly to Anschutz that previously would have been issued to JEDI pursuant to the JEDI Warrant. On August 1, 1996, Anschutz exercised the Anschutz Option to purchase 2,250,000 shares of Common Stock for $26,200,000 or approximately $11.64 per share.

    On November 5, 1996, the Company exchanged 2,000,000 shares of Common Stock plus approximately $13,500,000 cash to extinguish approximately $43,000,000 of nonrecourse secured debt then owed to JEDI. In connection with this transaction, Anschutz acquired 1,628,888 shares of Common Stock by exercising a portion of the Anschutz Warrant to purchase 388,888 shares of common stock at $10.50 per share and by converting 620,000 shares of Forest's Second Series Preferred Stock into 1,240,000 shares of Common Stock. The term of the remaining Anschutz Warrant was extended to July 27, 1999.

    On August 28, 1997, the Anschutz Corporation purchased 3,500,000 shares of Common Stock through the exercise of the Anschutz Warrant at an exercise price of $8.60 per share resulting in cash proceeds to Forest of $30,100,000. The reduction in exercise price offered to Anschutz reflects an approximate 10% present value discount computed to the warrants' expiration date of July 27, 1999. As a result of the exercise, outstanding shares of Common Stock increased from approximately 32,600,000 shares to approximately 36,100,000 shares.

    The Company intends to farm out to Anschutz a 50% interest in a prospect in the Gulf of Mexico. Pursuant to the proposed farmout, Anschutz would pay 50% of the Company's costs already incurred relating to the prospect and 66.67% of the drilling costs of an exploratory well on the prospect.

                     DESCRIPTION OF BANK CREDIT FACILITIES

    GENERAL. The Bank Credit Facilities are comprised of two related agreements, the U.S. Credit Facility and the Canadian Credit Facility. The U.S. Credit Facility is among Forest, The Chase Manhattan Bank, as agent (the "U.S. Agent"), and other lending institutions party thereto (the "U.S. Banks"). The Canadian Credit Facility is among a Canadian subsidiary of Forest, The Chase Manhattan Bank of Canada, as administrative agent (the "Canadian Agent"), and other Canadian lending institutions party thereto (the "Canadian Banks") for the benefit of Canadian Forest and its subsidiaries. The U.S. Agent, the U.S. Banks, the Canadian Agent and Canadian Banks are collectively referred to as the "Lender Group". The Bank Credit Facilities provide for an aggregate principal amount of revolving loans and letters of credit of up to the lesser of $250 million or the borrowing base as in effect from time to time, which includes a subfacility from the U.S. Agent for letters of credit of up to $10 million under the U.S. Credit Facility and a subfacility from the Canadian Agent for letters of credit of up to CDN $15 million under the Canadian Credit Facility. Loans under the Canadian Credit Facility may be made in either U.S. or Canadian dollars. A default under either credit facility would constitute a default under the other credit facility.

    Initially, the borrowing base is $130 million, which may be allocated between the U.S. Credit Facility and the Canadian Credit Facility. Currently, the allocated U.S. borrowing base is $100 million and the allocated Canadian borrowing base is an amount equal to $30 million. The borrowing base may be redetermined by the Lender Group at its discretion and may be reallocated periodically by Forest, subject to the approval of the U.S. Banks or the Canadian Banks, as applicable; PROVIDED that Forest and Canadian Forest may not allocate more than $100,000,000 (or its equivalent in Canadian dollars) to either credit facility.

    SECURITY. Indebtedness under the U.S. Credit Facility is secured by Liens on substantially all of the oil and gas properties and other assets of Forest in the United States and a pledge of 66% of the outstanding capital stock of Canadian Forest. Indebtedness under the Canadian Credit Facility is secured by liens on substantially all of the oil and gas properties and other assets of Forest and Canadian Forest and are guaranteed by Forest.

    INTEREST. Indebtedness under the U.S. Credit Facility bears interest at a floating rate based (at Forest's option) upon (i) the Base Rate with respect to Base Rate loans, plus the Applicable Margin for Base Rate loans or (ii) the London Interbank Offered Rate for one, two, three or six months, plus the Applicable Margin for Eurodollar loans. The Base Rate is the greater of (i) the Prime Rate or (ii) the Federal Funds Rate plus 1/2 of 1%. The Applicable Margin for Base Rate loans varies from 0.00% to 0.50% depending on the Borrowing Base Usage Ratio; and the Applicable Margin for Eurodollar loans varies from 1.00% to 1.50% depending on the Borrowing Base Usage Ratio. Borrowing Base Usage is a ratio of (i) outstanding loans, letters of credit, swing-line loans and bankers' acceptances under both the U.S. Credit Facility and the Canadian Credit Facility to (ii) the then effective borrowing base. Interest on Base Rate loans is payable quarterly in arrears and interest on Eurodollar loans is payable on the last day of the interest period therefor and, if longer than three months, at three month intervals.

    Indebtedness under the Canadian Credit Facility bears interest at a floating rate based (at Forest's option) upon (i) the Bankers' Acceptance rate for bankers' acceptances having a maturity of 30, 60, 90 or 180 days, plus a discount rate, (ii) the Canadian Prime Rate with respect to Canadian Prime Rate loans, plus the Applicable Margin for Canadian Prime Rate loans, (iii) the Base Rate with respect to Base Rate loans, plus the Applicable Margin for Base Rate loans, or (iv) the London Interbank Offered Rate for one, two, three or six months, plus the Applicable Margin for Eurodollar loans. The Applicable Margin for Canadian Prime Rate loans and Base Rate loans will vary from 0.00% to 0.50% depending on the Borrowing Base Usage Ratio; and the discount fee for Bankers' Acceptances and Applicable Margin for Eurodollar loans will vary from 1.00% to 1.50% depending on the Borrowing Base Usage Ratio. Interest on Canadian Prime Rate loans and Base Rate loans will be payable quarterly in arrears and interest on

Eurodollar loans will be payable on the last day of the interest period therefor and, if longer than three months, at three month intervals.

    MATURITY. The Bank Credit Facilities will terminate on August 19, 2001. The Bank Credit Facilities provide that loans may be borrowed, repaid and reborrowed from time to time until such termination date, subject to the satisfaction of certain conditions on the date of any such borrowing and, in the case of repayment of Eurodollar loans and Bankers' Acceptances, compliance with certain yield protection provisions.

    SCHEDULED PAYMENTS AND PREPAYMENTS. The Bank Credit Facilities do not require any scheduled payments of principal. The Bank Credit Facilities provide for mandatory repayments of loans (i) if, following any redetermination of the Borrowing Base, the aggregate principal amount of the loans, the letters of credit, swing-line loans and bankers' acceptances under the Bank Credit Facilities exceed the Borrowing Base, (ii) with the net cash proceeds in excess of $5,000,000 from any asset sale or sales, and (iii) with the net casualty proceeds in excess of $2,500,000 from any casualty event. In the case of clause
(i), such prepayment must be within 90 days of the date such deficiency is determined to exist.

    Amounts under the Bank Credit Facilities may be voluntarily prepaid without premium or penalty, subject to certain notice requirements, certain required minimum prepayment amounts and, in the case of Eurodollar loans and Bankers' Acceptances, certain yield protection provisions.

    COMMITMENT AND LETTER OF CREDIT FEES. Commitment fees are due and payable to the Lender Group based on the committed undrawn amount of the lesser of their respective aggregate commitments or the then effective Allocated U.S. Borrowing Base or Allocated Canadian Borrowing Base (as applicable) during the preceding quarter equal to a percent which varies from 0.30% to 0.375% depending on the Borrowing Base Usage Ratio. Such commitment fees will be payable in arrears on a quarterly basis. Forest is also required to pay letter of credit fees as follows: (i) to the Banks, an amount equal to the Applicable Margin for Eurodollar loans for the daily aggregate amount available to be drawn under each letter of credit outstanding; and (ii) to the U.S. Agent for the account of the Issuing Bank, an issuance fee equal to the greater of $1,000 or 0.5% of the stated amount of each letter of credit. Fees payable under clause (i) will be payable quarterly in arrears and fees payable under clause (ii) will be payable on the issuance date. Similar fees are payable under the Canadian Bank Facility for letters of credit issued thereunder.

    COVENANTS. The Bank Credit Facilities require Forest and its subsidiaries to meet certain financial tests, including meeting a minimum interest coverage ratio and current ratio. The Bank Credit Facilities also contain covenants which, among other things, will limit the incurrence of additional indebtedness, the nature of the business of Forest and its subsidiaries, investments, leases of assets, ownership of subsidiaries, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, Liens and other matters customarily restricted in such agreements. The Bank Credit Facilities contain additional covenants which will require Forest to maintain its properties and those of its subsidiaries, together with insurance thereon, to provide certain information to the Lender Group, including financial statements, notices and reports and to permit inspections of the books and records of Forest and its subsidiaries, to comply with applicable laws, including environmental laws and ERISA, to pay taxes and contractual obligations and to use the proceeds of the loans for working capital and other general corporate purposes.

    EVENTS OF DEFAULT. The Bank Credit Facilities contain customary events of default, including payment defaults, breach of representations, warranties and covenants (subject to certain cure periods), cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, judgment defaults in excess of $1 million and the failure of any of the loan documents to be in full force and effect.

                               THE EXCHANGE OFFER

GENERAL

    In connection with the sale of the Old Notes, the purchasers thereof became entitled to the benefits of certain registration rights under the Registration Agreement. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuer and the Company under the Registration Agreement. See "-- Registration Rights."

    For each $1,000 principal amount of Old Notes surrendered to the Issuer and the Company pursuant to the Exchange Offer, the holder of such Old Notes will receive $1,000 principal amount of Exchange Notes. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company and the Issuer will accept all Old Notes properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in integral multiples of $1,000 principal amount.

    Under existing interpretations of the staff of the SEC, including EXXON CAPITAL HOLDINGS CORPORATION, SEC No-Action Letter (available April 13, 1989), the Morgan Stanley Letter and MARY KAY COSMETICS, INC., SEC No-Action Letter (available June 5, 1991), the Issuer and the Company believe that the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Company or the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Issuer or the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Issuer and the Company that such conditions have been met. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes could not rely on the interpretation by the staff of the SEC enunciated in the Morgan Stanley Letter and similar no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including that (i) it is not an affiliate of the Issuer or the Company nor a broker-dealer tendering Old Notes acquired directly from the Issuer or the Company for its own account, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iii) it is not participating in, and it has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired Old Notes for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The staff of the SEC has taken the position in no-action letters issued to third parties including SHEARMAN & STERLING, SEC No-Action Letter (available July 2,
1993), that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with this Prospectus, as it may be amended or supplemented from time to time. Under the Registration Agreement, the Issuer and the Company are required to allow Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Notes. See "Plan of Distribution."

    The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Issuer and the Company having exchanged Exchange Notes for all outstanding Old Notes (other than Old Notes held by a Restricted Holder) pursuant to the Exchange Offer and (ii) the Issuer and the Company having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Old Notes that have been tendered and not withdrawn on the Expiration Date. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

    As of the date of this Prospectus, $125,000,000 aggregate principal amount of Old Notes are issued and outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

    The Issuer and the Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Issuer and the Company have given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving Exchange Notes from the Company and the Issuer and delivering Exchange Notes to such holders. If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company and the Issuer will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

    This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean           , 1997 unless the Issuer and
the Company, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Issuer and the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company and the Issuer are extending the Exchange Offer for a specified period of time. The Issuer and the Company reserve the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Issuer and the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Issuer and the Company to constitute a material change, the Issuer and the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment. Without limiting the manner in which the Issuer and the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Issuer and the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest payable semi-annually on March 15 and September 15 of each year, commencing March 15, 1998. Holders of Exchange Notes of record on March 1, 1998 will receive interest on March 15, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, September 29, 1997, to the date of exchange thereof. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the March 15, 1998 interest payment for the Old Notes, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on March 15, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, or an Agent's Message, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent along with an Agent's Message prior to the Expiration Date or
(iii) the Holder must comply with the guaranteed delivery procedures described below. The tender by a holder of Old Notes will constitute an agreement between such holder and the Issuer and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

    The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuer and the Company may enforce such agreement against such participant.

    The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Issuer or the Company. Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Issuer or any other person who has obtained a properly completed stock power from the registered holder.

    Any beneficial holder whose Old Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on behalf of the registered holder. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. If the Letter of Transmittal is signed by the record holder(s) of the Old Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in Depositary Trust Company ("DTC"), the signature must correspond with the name as it appears on the security position listing as the holder of the Old Notes. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal and the Exchange Notes are being issued directly to such registered holder (or deposited into the participant's account at DTC) or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC with an Agent's Message) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC with an Agent's Message) with the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Issuer and the Company reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Issuer and the Company also reserve the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in tender as to particular Old Notes. The Issuer and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer and the Company shall determine. Neither the Issuer, the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange

Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. In addition, the Company reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Termination," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will establish an account with respect to the Old Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "-- Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis and deliver an Agent's Message, may effect a tender if: (i) the tender is made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the registration number or numbers of such Old Notes (if applicable), and the total principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal, together with the Old Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC with an Agent's Message) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

    Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes, and that such holder is not a Restricted Holder.

    Old Notes tendered in exchange for Exchange Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at
DTC) must be received by the

Exchange Agent, with the Letter of Transmittal or an Agent's Message and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns and transfers the Old Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Issuer and the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Issuer, the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor and (v) if applicable because the Old Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Issuer and the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

    Notwithstanding any other term of the Exchange Offer, the Company and the Issuer will not be required to accept for exchange any Old Notes not theretofore accepted for exchange, and may terminate the Exchange Offer if they determine that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC.

    If the Issuer and the Company determine that they may terminate the Exchange Offer, as set forth above, the Issuer and the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Issuer and the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Old Notes will have certain rights against the Company and the Issuer under the Registration Agreement should the Issuer and the Company fail to consummate the Exchange Offer.

EXCHANGE AGENT

    Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                  By Mail:                                 By Overnight Courier:
             MARINE MIDLAND BANK                            MARINE MIDLAND BANK
           140 Broadway -- Level A                        140 Broadway -- Level A
        New York, New York 10005-1180                  New York, New York 10005-1180
     Attention: Corporate Trust Services            Attention: Corporate Trust Services
 (registered or certified mail recommended)

                  By Hand:                                Facsimile Transmission:
             MARINE MIDLAND BANK                              (212) 658-2292
           140 Broadway -- Level A                         Confirm by Telephone:
        New York, New York 10005-1180                         (212) 658-5931
     Attention: Corporate Trust Services

    DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Issuer and the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Issuer and the Company and their affiliates in person, by telegraph or telephone. The Issuer and the Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Issuer and the Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Issuer and the Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

    The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Issuer and the

Company. The Issuer and the Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Old Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    No gain or loss for accounting purposes will be recognized by the Issuer or the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Issuer over the term of the Exchange Notes under generally accepted accounting principles.

                            DESCRIPTION OF THE NOTES

    The Exchange Notes will be issued and the Old Notes were issued under an indenture dated as of September 29, 1997 (the "Indenture") between the Company, the Issuer, and State Street Bank and Trust Company, as trustee (the "Trustee"). A copy of the Indenture is available upon request. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms contained therein. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

    It is expected that the Old Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, Holders of Old Notes who do not exchange their Old Notes for Exchange Notes will vote together with Holders of the Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the Holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether Holders of requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the Holders of the Old Notes and the Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the Exchange Notes then outstanding.

    The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "1939 Act"). The following summary of certain terms and provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the 1939 Act, the Notes and the Indenture. A copy of the Indenture and the form of Notes is available upon request to the Issuer at the address set forth above under "Available Information."

    The Indenture provides for the issuance of up to $125.0 million of Old Notes and Exchange Notes in the aggregate and, prior to September 15, 2002, additional notes or additional series of notes in aggregate principal amount not to exceed $75.0 million in the aggregate (the Old Notes, any additional notes or series of notes issued under the Indenture and the Exchange Notes are collectively referred to herein as the "Notes"). All the Notes are identical in all respects other than purchase price and issuance date, except that the Old Notes contain terms with respect to transfer restrictions.

    The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." Capitalized terms used in this summary and not otherwise defined below have the meanings assigned to them in the Indenture. For purposes of this "Description of the Notes," references to the "Issuer" shall mean Canadian Forest Oil Ltd., excluding its subsidiaries, and references to the "Company" shall mean Forest Oil Corporation, excluding its subsidiaries.

GENERAL

    The Notes will mature on September 15, 2007, and will be limited to an aggregate principal amount of $200.0 million. The Notes will bear interest at the rate of 8 3/4% per annum from September 29, 1997, or from the most recent interest payment date to which interest has been paid. Interest on the Notes will be payable semiannually on March 15 and September 15 of each year, in the case of the Old Notes beginning on March 15, 1998, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the immediately preceding March 1 or September 1, as the case may be. See "The Exchange Offer -- Interest on the Exchange Notes." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    The obligations of the Issuer under the Notes will be unconditionally guaranteed on a senior subordinated and unsecured basis by the Company and, under the circumstances described below, certain Restricted Subsidiaries of the Company. See "-- Company Guarantee" and "-- Subsidiary Guarantees."

    Principal of, premium, if any, on and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at an office or agency of the Issuer, one of which will be maintained for such purpose in The City of New York (which initially will be an office of the Trustee) or such other office or agency permitted under the Indenture. At the option of the Issuer, payment of interest may be made by check mailed to the person entitled thereto as shown on the Security Register. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

    The interest rate on the Old Notes is subject to increase in certain circumstances (such additional interest being referred to as "Special Interest") if the Issuer and the Company do not file a registration statement relating to the Registered Exchange Offer on a timely basis, if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "Exchange Offer; Registration Rights." All references herein to interest shall include such Special Interest, if appropriate.

COMPANY GUARANTEE

    Pursuant to the Company Guarantee, the Company will unconditionally guarantee, on an unsecured senior subordinated basis, to each Holder of Notes and the Trustee, the full and prompt performance of the Issuer's obligations under the Indenture and the Notes, including the payment of principal of and interest, premium, if any, Special Interest, if any, and Additional Amounts, if any, on the Notes. The Company Guarantee will be subordinated as described under "-- Subordination."

SUBSIDIARY GUARANTEES

    Under the circumstances described below under "-- Certain Covenants -- Future Subsidiary Guarantors," the Issuer's payment obligations under the Notes will be jointly and severally guaranteed by one or more Subsidiary Guarantors. The Subsidiary Guarantee of each Subsidiary Guarantor will be an unsecured senior subordinated obligation of such Subsidiary Guarantor. See "-- Subordination."

    Certain mergers, consolidations and dispositions of Property may result in the addition of additional Subsidiary Guarantors or the release of Subsidiary Guarantors. See "-- Merger, Consolidation and Sale of Substantially All Assets." Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture satisfactory to the Trustee.

    Each of the Issuer, the Company and any Subsidiary Guarantor will agree to contribute to the Company or any Subsidiary Guarantor which makes payments pursuant to the Company Guarantee or its Subsidiary Guarantee, as applicable, an amount equal to the Issuer's, the Company's or such Subsidiary Guarantor's proportionate share of such payment, based on the net worth of the Issuer, the Company or such Subsidiary Guarantor relative to the aggregate net worth of the Issuer, the Company and the Subsidiary Guarantors.

SUBORDINATION

    The Notes will be unsecured senior subordinated obligations of the Issuer. The payment of the principal of, premium, if any, on and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the payment when due in cash of all Senior Indebtedness of the Issuer. The Notes will rank subordinate in right of payment to all existing and future Senior Indebtedness of the Issuer, PARI PASSU with any future Pari Passu Indebtedness of the Issuer and senior to any future Subordinated Indebtedness of the Issuer. The Company Guarantee and the Subsidiary Guarantee of any Subsidiary Guarantor will rank subordinate in right of payment to all existing and future Senior Indebtedness, PARI PASSU with any future Pari Passu Indebtedness and senior to any future Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable.

    At September 30, 1997, the Issuer had no outstanding Senior Indebtedness and the Company had outstanding Senior Indebtedness of $78.0 million (not including approximately $48.0 million of aggregate borrowing capacity available to the Company and the Issuer under the Bank Credit Facilities which, if borrowed, would be Senior Indebtedness of either the Issuer or the Company). As of such date, the Issuer had no outstanding Pari Passu Indebtedness or Subordinated Indebtedness, other than the Notes. As of such date, the Company had no outstanding Subordinated Indebtedness. The approximately $9.8 million principal amount of 11 1/4% Notes which remains outstanding constitutes Pari Passu Indebtedness of the Company. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries, including the Issuer, may Incur, the amounts of such Indebtedness could be substantial and such Indebtedness may be Senior Indebtedness or Pari Passu Indebtedness. In addition, any Subsidiary Guarantees could be effectively subordinated to all the obligations of the Subsidiary Guarantors under certain circumstances. The Notes, the Company Guarantee and any Subsidiary Guarantees will also be effectively subordinated to any secured Indebtedness of the Issuer, the Company and the Subsidiary Guarantors that is not otherwise Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness" and "Risk Factors -- Subordination" and "-- Possible Limitations on Enforceability of Guarantees."

    Neither the Issuer nor the Company may pay principal of, premium, if any, on or interest on, the Notes or the Company Guarantee or make any deposit pursuant to the provisions of the Indenture described under "-- Defeasance and Covenant Defeasance" or repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any principal, premium, interest or other amounts due in respect of any Senior Indebtedness of the Issuer or the Company is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness of the Issuer or the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Issuer or the Company, as applicable, may pay the Notes without regard to the foregoing if the Issuer or the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Issuer or the Company. During the continuance of any default (other than a default described in clause (i) or clause (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Issuer or the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), neither the Issuer nor the Company, as applicable, may pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Issuer or the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days after receipt of such notice by the Issuer or the Company and the Trustee unless earlier terminated (a) by written notice to the Issuer or the Company and the Trustee from the Representative which gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Indebtedness has been repaid in full in cash. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, the Issuer or the Company, as applicable, may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period. No more than one Payment Blockage Notice may be given in any consecutive 360-day period regardless of the number of defaults with respect to one or more issues of Senior Indebtedness of the Issuer or the Company.

    Upon any payment or distribution of the assets of the Issuer or the Company upon a total or partial liquidation, dissolution or winding up of the Issuer or the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Issuer or the Company or its property, the holders of Senior Indebtedness of the Issuer or the Company will be entitled to receive payment in full in cash before the Holders of the Notes are entitled to receive any payment of principal of, or premium, if any, or interest on, the Notes or the Company Guarantee. In addition, until the Senior Indebtedness of the Issuer or the Company is paid in full, any distribution made by or on behalf of the Issuer or the Company to which Holders of Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness of the Issuer or the Company, except that Holders of Notes may receive and retain shares of stock and any debt securities that are subordinated to all Senior Indebtedness of the Issuer or the Company to at least the same extent as the Notes or the Company Guarantee.

    The Subsidiary Guarantee of any Subsidiary Guarantor will be subordinated to Senior Indebtedness of such Subsidiary Guarantor to the same extent and in the same manner as the Notes and the Company Guarantee are subordinated to Senior Indebtedness of the Issuer and the Company.

    The Indenture provides that the subordination provisions of the Indenture applicable to the Notes, the Company Guarantee and any Subsidiary Guarantees may not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Designated Senior Indebtedness unless the holders of such Indebtedness consent in writing (in accordance with the provisions of such Indebtedness) to such amendment, waiver or modification.

OPTIONAL REDEMPTION

    Except as provided in the next succeeding paragraph, the Notes are not redeemable prior to September 15, 2002. At any time on or after September 15, 2002, the Notes are redeemable at the option of the Issuer, in whole or in part (equal to $1,000 in principal amount or an integral multiple thereof), on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest date), if redeemed during the 12-month period commencing on September 15 of the years indicated below.

                                                                         REDEMPTION
YEAR                                                                       PRICE
----------------------------------------------------------------------  ------------
2002..................................................................     104.375%
2003..................................................................     102.917%
2004..................................................................     101.458%
2005 and thereafter...................................................     100.000%

    Notwithstanding the foregoing, prior to September 15, 2000 the Issuer may, at any time or from time to time, redeem up to 33 1/3% of the aggregate principal amount of the Notes originally issued at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net proceeds of one or more Equity Offerings of the Company, PROVIDED that at least 66 2/3% of the aggregate principal amount of the Notes originally issued remains outstanding after the occurrence of such redemption and PROVIDED, FURTHER, that such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering. The redemption shall be made in accordance with procedures set forth in the Indenture.

    If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

REDEMPTION FOR CHANGES IN CANADIAN WITHHOLDING TAXES

    The Notes will be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, on not less than 30 nor more than 60 days' prior written notice, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon (if any) to the redemption date, in the event that any Obligor (as defined in "-- Additional Amounts") has become, or would become, obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts (as defined in "-- Additional Amounts") as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the Issue Date; PROVIDED, HOWEVER, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which such Obligor would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Notes, the Issuer shall deliver to the Trustee or any paying agent an Officer's Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred.

ADDITIONAL AMOUNTS

    All payments made by the Issuer under or with respect to the Notes, by the Company under or with respect to the Company Guarantee and by any Subsidiary Guarantor under or with respect to its Subsidiary Guarantee (the Issuer, the Company and any such Subsidiary Guarantor being referred to for purposes of this section "Additional Amounts" individually as an "Obligor" and collectively as the "Obligors") will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of any

Obligor) (hereunder "Taxes"), unless the applicable Obligor or any successor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If any Obligor or any successor, as the case may be, is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company Guarantee or any Subsidiary Guarantee, such Obligor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") in respect of a beneficial owner
(i) with which the Issuer does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of Notes or the receipt of payments thereunder. The Obligors will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law. The Obligors will furnish to the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment. The Obligors will, jointly and severally, indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of
(i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, the Company Guarantee or any Subsidiary Guarantee, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under (i) or (ii) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

    At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, Prepayment Offer, purchase price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

    The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and has agreed to indemnify the Holders for any such taxes paid by such Holders.

    The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

    For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the Notes and the Subsidiary Guarantees, see "Certain United States and Canadian Federal Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations."

SINKING FUND

    There will be no mandatory sinking fund payments for the Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment").

    Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Notes (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Issuer mails such notice (the "Change of Control Payment Date"); (iii) that any Note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (iv) that any Notes (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer. Prior to the mailing of the notice to Holders of Notes described above, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay or cause to be repaid in full all Indebtedness of the Company, the Issuer and any Subsidiary Guarantor that would prohibit the repurchase of the Notes pursuant to such Change of Control Offer or (ii) obtain any requisite consents under instruments governing any such Indebtedness of the Company, the Issuer and any Subsidiary Guarantor to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall repurchase Notes pursuant to this "Repurchase at the Option of Holders Upon a Change of Control" covenant.

    If the Company is unable to repay or cause to be repaid all Indebtedness that would prohibit the repurchase of the Notes or is unable to obtain the consents of the Holders of Indebtedness, if any, outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of the Notes validly tendered, then the Company will have breached such covenant. This breach will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amounts of the Notes outstanding. In addition, the failure by the Issuer to repurchase Notes at the conclusion of the Change of Control Offer will constitute an Event of Default under the Indenture without any waiting period or notice requirements. Such Event of Default would, in turn, constitute a default under the existing Bank Credit Facilities and may constitute a default under the terms of any other Indebtedness of the Issuer, the Company or any Subsidiary Guarantor then outstanding. In such circumstances, the subordination provisions in the Indenture would likely prohibit payments to Holders of Notes. See "-- Subordination."

    The Company and the Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company and the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

    The Issuer's obligation to repurchase the Notes upon a Change of Control will be guaranteed on a senior subordinated basis by the Company pursuant to the Company Guarantee and, to the extent any Restricted Subsidiary becomes a Subsidiary Guarantor, by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee.

    If a Change of Control were to occur, there can be no assurance that the Issuer, the Company and the Subsidiary Guarantors, if any, would have sufficient financial resources, or would be able to arrange financing, to repay any Indebtedness that would prohibit the repurchase of the Notes and pay the purchase price for all Notes tendered by the Holders thereof. In addition, as of the Issue Date the existing Bank Credit Facilities will, and any future Bank Credit Facilities or other agreements relating to indebtedness (including Senior Indebtedness or Pari Passu Indebtedness) to which the Issuer, the Company or a Subsidiary Guarantor becomes a party may, contain restrictions on the purchase of Notes. The provisions under the Indenture related to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified (at any time prior to the occurrence of such Change of Control) with the written consent of the Holders of a majority in principal amount of the Notes, PROVIDED that the written consent of all the Holders of outstanding Notes is required with respect to any such waiver or modification that would result in the imposition of any Taxes or the payment of any Additional Amounts.

    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party (including the Company or another Subsidiary of the Company) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    A "Change of Control" shall be deemed to occur if (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of all classes of the Voting Stock of the Company or, unless such person is a Restricted Subsidiary, the Issuer or currently exercisable warrants or options to acquire such Voting Stock, (ii) the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Subsidiary) shall have occurred, (iii) the shareholders of the Company or the Issuer shall have approved any plan of liquidation or dissolution of the Company or the Issuer, (iv) the Company or the Issuer consolidates with or merges into another Person or any Person consolidates with or merges into the Company or the Issuer in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or the Issuer is reclassified into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or the Issuer is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and the holders of the Voting Stock of the Company or the Issuer immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction or
(v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's or the Issuer's Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company or the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's or the Issuer's Board of Directors then in office.

    The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or transfer of "all or substantially all" the Company's and its Restricted Subsidiaries' assets taken as a whole. The Indenture will be governed by New York law, and there is no established quantitative definition under New York law of "substantially all" the assets of a corporation. Accordingly, if the Company and its Restricted Subsidiaries were to engage in a transaction in which they disposed of less than all the assets of the Company and its Restricted Subsidiaries taken as a whole, a question of interpretation could arise as to whether such disposition was of "substantially all" their assets and whether the Issuer was required to make a Change of Control Offer.

    Except as described above with respect to a Change of Control, the Indenture does not contain any other provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

BOOK-ENTRY SYSTEM

    The Notes will initially be issued in the form of one or more Global Securities held in book-entry form. The Notes will be deposited with the Trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

    Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amounts of the individual beneficial interests represented by such Global Security purchased by such persons in the Offering. Such accounts shall initially be designated by the Initial Purchasers with respect to Notes placed by the Initial Purchasers for the Issuer. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cedel or Euroclear. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    Payment of principal of, premium, if any, on and interest on Notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture. None of the Issuer, the Company, the Trustee, any agent of the Issuer or the Company and the Initial Purchasers will have any responsibility or liability for any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any Notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

    The Issuer has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, on or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. The Issuer expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

    So long as the Depository or its nominee is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Beneficial interests in Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the holders of such Global Security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Issuer understands that under existing industry practices, if the Issuer requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    The Depository has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with the Depository interests in a Global Security are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

    The Depository has advised the Issuer that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTIFICATED NOTES

    The Notes represented by a Global Security are exchangeable for certificated Notes only if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Issuer executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable, or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes represented by such Global Security. Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination

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to be registered in the name of the Depository or its nominee. If a Global
Security becomes exchangeable for certificated Notes, (i) certificated Notes will be issued only in fully registered form in denominations of $1,000 or an integral multiple thereof, (ii) payment of principal of, and premium, any repurchase price and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuer maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated Notes, although the Issuer may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge imposed in connection therewith. In addition, certificates representing the Old Notes will bear the legend referred to under "Notice to Investors" (unless the Issuer determines otherwise in accordance with applicable law) subject, with respect to such Notes, to the provisions of such legend.

CERTAIN COVENANTS

    LIMITATION ON INDEBTEDNESS. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either (a) after giving pro forma effect to such Incurrence and application, the Consolidated Interest Coverage Ratio would exceed 2.5 to 1.0 or (b) such Indebtedness is Permitted Indebtedness.

    "PERMITTED INDEBTEDNESS" means any and all of the following: (i) Indebtedness arising under the Indenture with respect to the Old Notes and the Exchange Notes and the Company Guarantee and any Subsidiary Guarantees relating thereto; (ii) Indebtedness (including guarantees) under Bank Credit Facilities, PROVIDED that the aggregate principal amount of all Indebtedness under Bank Credit Facilities, together with all Indebtedness Incurred pursuant to clause
(x) of this paragraph in respect of Indebtedness previously Incurred under Bank Credit Facilities, at any one time outstanding does not exceed the greater of
(a) $150.0 million, which amount shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under Bank Credit Facilities and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to the provisions of the Indenture described under "-- Limitation on Asset Sales" and (b) an amount equal to the sum of (1) $35.0 million and (2) 25% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; (iii) Indebtedness to the Company or any Wholly Owned Subsidiary by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Wholly Owned Subsidiaries (but only so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary); (iv) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed); (v) Indebtedness under Permitted Hedging Agreements; (vi) in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business; (vii) Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (i) through (vi) above; (viii) Non-recourse Purchase Money Indebtedness; (ix) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to clause (a) of the immediately preceding paragraph), PROVIDED that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (ix), together with all Indebtedness Incurred pursuant to clause (x) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (ix), at any one time outstanding does not exceed $30.0 million; (x) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (a) Indebtedness referred to in clauses (i), (ii), (vii), (viii) and (ix) of this paragraph (including Indebtedness previously Incurred pursuant to this clause (x)) and (b) Indebtedness Incurred pursuant to clause (a) of the immediately preceding paragraph, PROVIDED that, in the case of each of the foregoing clauses (a) and
(b), such Indebtedness is Permitted Refinancing

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Indebtedness and (xi) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property.

    LIMITATION ON LIENS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Notes, the Company Guarantee or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Liens securing Senior Indebtedness and Permitted Liens.

    LIMITATION ON RESTRICTED PAYMENTS.

    (a) The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment, (i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph under "-- Limitation on Indebtedness" or (iii) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

        (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

        (B) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after the Issue Date from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

        (C) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

        (D) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to any Subsidiary of the Company) on or after the Issue Date of convertible Indebtedness that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange or received by the Company from any such conversion or exchange of convertible Indebtedness issued or sold (other than to any Subsidiary of the Company) prior to the Issue Date, plus

        (E) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of

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    (x) the book value of all Investments previously made in such Unrestricted
    Subsidiary that were treated as Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary, plus

        (F) $25.0 million.

    (b) The limitations set forth in paragraph (a) above will not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which the payment of a dividend is permitted):

         (i) the payment of any dividend on Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with paragraph (a) above;

        (ii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries held by any current or former officers, directors or employees of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Company's Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying United States or Canadian Federal income tax obligations; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, redemptions, acquisitions and retirements shall not exceed the sum of (a) $1.0 million in any twelve-month period and (b) the aggregate net proceeds, if any, received by the Company during such twelve-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

        (iii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

        (iv) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

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        (v) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and (A) has an Average Life that is longer than the Average Life of the Notes and (B) has a Stated Maturity for its final scheduled principal payment that is more than one year after the Stated Maturity of the final scheduled principal payment of the Notes; and

        (vi) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the net cash proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (vi).

The actions described in clauses (i) and (ii) of this paragraph (b) shall be included in the calculation of the amount of Restricted Payments. The actions described in clauses (iii), (iv), (v) and (vi) of this paragraph (b) shall be excluded in the calculation of the amount of Restricted Payments, PROVIDED that the net cash proceeds from any issuance or sale of Capital Stock of the Company pursuant to such clauses (iii), (iv) or (vi) shall be excluded from any calculations pursuant to clauses (B) or (C) under the immediately preceding paragraph (a).

    LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES. The Indenture provides that the Company will not (a) permit any Restricted Subsidiary to issue any Capital Stock or Redeemable Stock other than to the Company or one of its Wholly Owned Subsidiaries or (b) permit any Person other than the Company or a Wholly-Owned Subsidiary to own any Capital Stock or Redeemable Stock of any other Restricted Subsidiary (other than directors' qualifying shares), except, in each case, for (i) the sale of the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by the Company or any other Restricted Subsidiary effected in accordance with the provisions of the Indenture described under "-- Limitation on Asset Sales"; (ii) the issuance of Capital Stock or Redeemable Stock by a Restricted Subsidiary to a Person other than the Company or a Restricted Subsidiary and (iii) the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof; PROVIDED, that the Issuer shall at all times remain a Restricted Subsidiary; PROVIDED FURTHER, that any sale or issuance of Capital Stock of a Restricted Subsidiary shall be deemed to be an Asset Sale to the extent the percentage of the total outstanding Voting Stock of such Restricted Subsidiary owned directly and indirectly by the Company is reduced as a result of such sale or issuance; PROVIDED, FURTHER that if a Person whose Capital Stock was issued or sold in a transaction described in this paragraph is, as a result of such transaction, no longer a Restricted Subsidiary, then the Fair Market Value of Capital Stock of such Person retained by the Company and the other Restricted Subsidiaries shall be treated as an Investment for purposes of the provisions of the Indenture described under "-- Limitation on Restricted Payments". In the event of the consummation of a sale of all the Capital Stock of a Restricted Subsidiary pursuant to the foregoing clause (i) and the execution and delivery of a supplemental indenture in form satisfactory to the Trustee, any such Restricted Subsidiary that is also a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

    LIMITATION ON ASSET SALES. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the

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Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Company Guarantee) or liabilities of any Restricted Subsidiary that made such Asset Sale (other than liabilities of the Issuer that are by their terms subordinated to the Notes or liabilities of any Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor's Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities ("Permitted Consideration"); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company and the Restricted Subsidiaries at any one time shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets.

    The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Issuer, the Company or a Subsidiary Guarantor), to (i) prepay, repay or purchase Senior Indebtedness of the Issuer, the Company or a Subsidiary Guarantor (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company other than Indebtedness owed by the Issuer to 611852 Saskatchewan Ltd. pursuant to the Canadian Credit Facility), (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or (iii) purchase Notes or purchase both Notes and one or more series or issues of other Pari Passu Indebtedness on a pro rata basis (excluding Notes and Pari Passu Indebtedness owned by the Company or an Affiliate of the Company).

    Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, an offer to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") must be made by the Issuer or the Company at a purchase price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Notes and such Pari Passu Indebtedness, and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and PROVIDED that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with the Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

    Within 30 days after the 365th day following the date of an Asset Sale, the Company or the Issuer shall, if it is obligated to make an offer to purchase the Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Holders of the Notes (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (i) that the Company or

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the Issuer is offering to purchase Notes pursuant to the provisions of the
Indenture, (ii) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Notes (or portions thereof) not properly tendered will continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (v) the aggregate principal amount of Notes to be purchased, (vi) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.

    The Company and the Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company or the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

    INCURRENCE OF LAYERED INDEBTEDNESS. The Indenture provides that (i) the Issuer will not Incur any Indebtedness which is subordinated or junior in right of payment to any Senior Indebtedness of the Issuer unless such Indebtedness constitutes Indebtedness junior to, or PARI PASSU with, the Notes in right of payment, (ii) the Company will not Incur any Indebtedness which is subordinated or junior in right of payment to any Senior Indebtedness of the Company unless such Indebtedness constitutes Indebtedness which is junior to, or PARI PASSU with, the Company Guarantee in right of payment and (iii) no Subsidiary Guarantor will Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness constitutes Indebtedness which is junior to, or PARI PASSU with, such Subsidiary Guarantor's Subsidiary Guarantee in right of payment.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of (a) $1.0 million but less than $7.5 million, an officer of the Company or, in the case of any such transaction or series of transactions involving the Issuer, an officer of the Issuer, certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by an Officer's Certificate delivered to the Trustee, (b) $7.5 million but less than $30.0 million, the Board of Directors of the Company or, in the case of any such transaction or series of transactions involving the Issuer, the Board of Directors of the Issuer (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee or (c) $30.0 million, (1) the Company or, in the case of any such transaction or series of transactions involving the Issuer, the Issuer receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and (2) the Board of Directors of the

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Company or, in the case of any such transaction or series of transactions involving the Issuer, the Board of Directors of the Issuer (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

    The limitations of the preceding paragraph do not apply to (i) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries, (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's charter, bylaws and applicable statutory provisions, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iv) loans made (a) to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer) of the Company, the proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or (b) to refinance loans, together with accrued interest thereon, made pursuant to this clause (iv), (v) advances and loans to officers, directors and employees of the Company or any Subsidiary, PROVIDED such loans and advances (excluding loans or advances made pursuant to the preceding clause (iv)) do not exceed $5.0 million at any one time outstanding, (vi) any Restricted Payment permitted to be paid pursuant to the provisions of the Indenture described under "-- Limitations on Restricted Payments," (vii) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, PROVIDED that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary),
(viii) the payment of Indebtedness outstanding under, or the extension, revision, amendment or modification of, or any guarantee of, the Canadian Credit Facility, or (ix) any transaction or series of transactions pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to
(i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or
(iii) transfer any of its Property to the Company or any other Restricted Subsidiary. Such limitation will not apply (a) with respect to clauses (i), (ii) and (iii), to encumbrances and restrictions (1) in Bank Credit Facilities and other agreements and instruments, in each case as in effect on the Issue Date,
(2) relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or (3) which result from the renewal, refinancing, extension or amendment of an agreement that is the subject of clause (a)(1) or (2) above or clause (b)(1) or (2) below, PROVIDED that such encumbrance or restriction is not materially less favorable to the Holders of Notes than those under or pursuant to the agreement so renewed, refinanced, extended or amended, and (b) with respect to clause (iii) only, to (1) any restriction on the sale, transfer or other disposition of Property relating to Indebtedness that is permitted to be Incurred and secured under the provisions of the Indenture described under "-- Limitation on Indebtedness" and "-- Limitation on Liens," (2) any encumbrance or restriction applicable to Property at the time it is acquired by the Company or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the

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Property so acquired and was not created in anticipation of or in connection with such acquisition, (3) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder and (4) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

    FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Restricted Subsidiary having an aggregate of $10.0 million or more of Indebtedness and Preferred Stock outstanding at any time to promptly execute and deliver to the Trustee a Subsidiary Guarantee, PROVIDED that (i) Saxon Petroleum Inc. shall not be required to execute and deliver a Subsidiary Guarantee until such time as it becomes a Wholly Owned Subsidiary and (ii) in determining the outstanding Indebtedness and Preferred Stock for purposes of this covenant of (a) Producers Marketing Limited, Indebtedness described in clause (vii) of the definition of Indebtedness shall be excluded and (b) Forest I Development Company ("Forest Development"), Indebtedness pursuant to the Production Payment Agreement dated February 1, 1992, as amended on April 30, 1995, between Forest Development and Bank of America, National Association, as successor to Strake Jesuit College Preparatory, Inc. shall be excluded.

    RESTRICTED AND UNRESTRICTED SUBSIDIARIES. Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (other than the Issuer) (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (i) such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (ii) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and
(iii)(a) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary, (b) the Subsidiary to be so designated has total assets of $1,000 or less or (c) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary and such Restricted Payment would be permitted to be made at the time of such designation under the provisions of the Indenture described under "-- Limitation on Restricted Payments." Notwithstanding the foregoing, Saxon Petroleum Inc. (i) may be designated as an Unrestricted Subsidiary until such time as it becomes a Wholly Owned Subsidiary and (ii) shall be designated as a Restricted Subsidiary at such time as it becomes a Wholly Owned Subsidiary. Except as provided in the second sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph under "-- Limitation on Indebtedness" and (ii) no Default or Event of Default would occur or be continuing.

    THE ISSUER. The Company will ensure that the Issuer remains a Restricted Subsidiary so long as any of the Notes remain outstanding.

MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS

    The Company shall not consolidate with or merge with or into any Person, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, unless: (i) the resulting, surviving or transferee person (the "Successor Company") shall be a Person organized or existing under the laws of (a) the United States of America, any State thereof or the District of Columbia or (b) Canada or any province thereof; (ii) a supplemental indenture is executed and delivered to the Trustee, in form satisfactory to the Trustee, by the Successor Company expressly assuming, if the Successor Company is neither the Company nor the Issuer, or confirming, if the Successor Company is the Company, the obligations of the Company to pay the principal of and interest on the Notes pursuant to the Company Guarantee and to perform all the covenants of the Company under the Indenture; (iii) each Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture, in form satisfactory to the Trustee, confirming the obligation of such Subsidiary Guarantor to pay the principal of and interest on the Notes pursuant to such Subsidiary Guarantor's Subsidiary Guarantee; (iv) in the case of a conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiairies, taken as a whole, such Property shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person; (v) immediately after giving effect to such transaction (and treating, for purposes of this clause (v) and clauses (vi) and (vii) below, any Indebtedness which becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (vi) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to, the Issuer or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of the first paragraph under "-- Limitation on Indebtedness;" (vii) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to, the Issuer or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; (viii) the Company shall have delivered to the Trustee an Officer's Certificate, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and (ix) the Trustee shall have received an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease will not result in the Company (or the Successor Company, if the Company is not the Successor Company) being required to make any deduction for or on account of Taxes (as defined under "Additional Amounts") from payments made under or in respect of the Company Guarantee.

    The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, and, except in the case of the lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, the Company shall be released from its obligations under the Company Guarantee and the Indenture.

    The Issuer shall not consolidate with or merge with or into any Person, except that the Issuer may consolidate with or merge into any Person so long as:
(i) the Successor Company shall be the Issuer, the Company or a Wholly Owned Subsidiary; (ii) if the Company or a Wholly Owned Subsidiary is the Successor Company, the Successor Company shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer to pay the principal of and interest on the Notes and to perform all the covenants of the Issuer under the

Indenture (in which case the Successor Company shall be considered as the issuer of the Notes); (iii) unless the Company shall be the Successor Company, the Company shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming the obligations of the Company to pay the principal of and interest on the Notes pursuant to the Company Guarantee and to perform all the covenants of the Company under the Indenture; (iv) each Subsidiary Guarantor shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming such Subsidiary Guarantor's obligations to pay the principal of and interest on the Notes pursuant to its Subsidiary Guarantee; (v) the Successor Company (if not the Issuer) shall be a Person organized or existing under the laws of (a) the United States of America, any State thereof or the District of Columbia or (b) Canada or any province thereof; (vi) immediately after giving effect to such transaction (and treating, for purposes of this clause (vi) and clauses (vii) and (viii) below, any Indebtedness which becomes or is anticipated to become an obligation of the Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred or be continuing; (vii) other than with respect to the consolidation of the Issuer with or the merger of the Issuer with or into the Company or a Wholly Owned Subsidiary, immediately after giving effect to such transaction the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of the first paragraph under "Limitation on Indebtedness;" (viii) other than with respect to the consolidation of the Issuer with or the merger of the Issuer with or into the Company or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;
(ix) the Issuer shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger or transfer complies with the Indenture; and (x) the Trustee shall have received an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease will not result in the Issuer being required to make any deduction for or on account of Taxes from payments made under or in respect of the Notes. The Issuer shall not convey, transfer or lease, in one transaction or a series of transactions, any of its Property other than in a transaction or series of transactions which comply with the provisions of the Indenture described under "-- Limitation on Asset Sales," PROVIDED that a conveyance, transfer or lease of all or substantially all the Property of the Issuer shall be subject to the provisions of the first paragraph of this covenant to the extent that such transaction constitutes the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole.

REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission and furnish to the Holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ADDITIONAL ASSETS" means (i) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the provisions of the Indenture described under "-- Certain Covenants -- Restricted and Unrestricted Subsidiaries," (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

    "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means (without duplication), as of the date of determination, the remainder of:

     (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); PROVIDED that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus

    (ii) the sum of (a) minority interests, (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (c) to the extent included in
(i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto). If the Company changes its method of accounting from the full cost method to the successful efforts method or

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a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

    "AFFILIATE" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "ASSET SALE" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, "dispositions," and including dispositions pursuant to any consolidation or merger) by such Person in any single transaction or series of transactions of (i) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries) or (ii) any other Property of such Person; PROVIDED, HOWEVER, that the term "Asset Sale" shall not include: (a) the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business; (b) the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business; (c) the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business; (d) any disposition that constitutes a Restricted Payment made in compliance with the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Restricted Payments;" (e) when used with respect to the Company, any disposition of all or substantially all of the Property of such Person permitted pursuant to the provisions of the Indenture described under "-- Merger, Consolidation and Sale of Substantially All Assets;" (f) the disposition of any Property by such Person to the Company or a Wholly Owned Subsidiary; (g) the disposition of any asset with a Fair Market Value of less than $2.0 million; or (h) any Production Payments and Reserve Sales, PROVIDED that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

    "AVERAGE LIFE" means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

    "BANK CREDIT FACILITIES" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including pursuant to the Second Amended and Restated Credit Agreement dated as of January 31, 1997, as amended on April 1, 1997, August 19, 1997 and September 26, 1997, among the Company, the Lenders named therein and The Chase Manhattan Bank, as agent, and the Second Amended and Restated Credit Agreement dated as of April 1, 1997, as amended on August 19, 1997 and September 26, 1997, among 611852 Saskatchewan Ltd., the Lenders named therein and The Chase Manhattan Bank of Canada, as agent) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, together with any extensions, revisions, amendments, modifications, refinancings or replacements thereof by a lender or syndicate of lenders.

    "CAPITAL LEASE OBLIGATION" means any obligation which is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation.

    "CAPITAL STOCK" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; PROVIDED, HOWEVER, that "Capital Stock" shall not include Redeemable Stock.

    "COMPANY GUARANTEE" means an unconditional, unsecured senior subordinated Guarantee of the Notes given by the Company pursuant to the terms of the Indenture.

    "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; PROVIDED, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; PROVIDED FURTHER that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (a) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (b) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

    "CONSOLIDATED INTEREST EXPENSE" means with respect to any Person for any period, without duplication, (i) the sum of (a) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including (1) any amortization of debt discount, (2) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (3) the interest portion of any deferred payment obligation, (4) all accrued interest and (5) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to any Bank Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (b) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock dividends of such Person's Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries; (c) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (d) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (e) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom, without duplication,
(i) items classified as extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), including, with respect to the Company, any loss realized in connection with the purchase of the 11 1/4% Notes; (ii) any gain or loss net of taxes (less all fees and expenses relating thereto), realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause (ii) apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured); (iii) the net income of any Restricted Subsidiary of such specified person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period; (iv) the net income (or loss) of any other Person in which such Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period; (v) for the purposes of "-- Certain Covenants -- Limitation on Restricted Payments" only, the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (vii) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; (viii) the cumulative effect of a change in accounting principles; (ix) any write-downs of non-current assets, PROVIDED that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and (x) any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of such Person or any of its Restricted Subsidiaries.

    "CONSOLIDATED NET WORTH" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

    "DEFAULT" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

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    "DESIGNATED SENIOR INDEBTEDNESS" means (i) Bank Credit Facilities of the
Company or the Issuer and (ii) any other Senior Indebtedness of the Company or Senior Indebtedness of the Issuer which has, at the time of determination, an aggregate principal amount outstanding of at least $10.0 million that is specifically designated in the instrument evidencing such Indebtedness and is designated in a notice delivered by the Company or the Issuer, as applicable, to the holders or a Representative of the holders of such Senior Indebtedness of the Company or the Issuer and the Trustee as "Designated Senior Indebtedness."

    "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

    "EBITDA" means, with respect to any Person for any period, an amount equal to the Consolidated Net Income of such Person for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (a) income tax expense (but excluding income tax expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income), (b) Consolidated Interest Expense, (c) depreciation and depletion expense, (d) amortization expense, (e) exploration expense (if applicable), and (f) any other noncash charges including unrealized foreign exchange losses (excluding, however, any such other noncash charge which requires an accrual of or reserve for cash charges for any future period); less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication (a) income tax recovery (excluding, however, income tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income) and (b) unrealized foreign exchange gains.

    "EQUITY OFFERING" means a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission following the Issue Date.

    "EXCHANGED PROPERTIES" means properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.

    "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

    "FAIR MARKET VALUE" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or property transferred or received by any Person, the fair market value of such consideration or other property as determined by (i) any officer of the Company if such fair market value is less than $7.5 million and (ii) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $7.5 million.

    "GAAP" means United States generally accepted accounting principles as in effect on the date of the Indenture, unless stated otherwise.

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    "GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America or Canada for the timely payment of which the full faith and credit of the United States of America or Canada is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or Canada, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or Canada which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depository receipt.

    "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a Guarantee by any Person shall not include
(a) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (ii) of the definition of Permitted Investments.

    "HOLDER" means the Person in whose name a Note is registered on the Securities Register.

    "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been Incurred (in an amount equal to its aggregate principal amount at its Stated Maturity) only on the date of original issue thereof.

    "INDEBTEDNESS" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including any such obligations Incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the

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
account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; PROVIDED, HOWEVER, that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; PROVIDED, HOWEVER, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

    "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

    "INVESTMENT" means, with respect to any Person (i) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); PROVIDED, HOWEVER, that Investments shall not include (a) in the case of clause (i) as used in the definition of "Restricted Payments" only, any such amount paid through the issuance of Capital Stock of the Company and (b) in the case of clause (i) or (ii), extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

    "ISSUE DATE" means the date on which the Old Notes first were issued under the Indenture.

    "LIEN" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Liens," a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

    "LIQUID SECURITIES" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange or the Nasdaq National Market and (iii) as to which the Company or the Restricted Subsidiary holding such securities is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; PROVIDED that securities meeting the requirements of clauses (i),

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(ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (y) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales," such securities shall be deemed not to have been Liquid Securities at any time. Notwithstanding the foregoing, securities meeting the requirements of clauses
(i) and (ii) above received by the Company or a Wholly Owned Subsidiary in connection with the disposition, in whole or in part, of the capital stock of Saxon Petroleum Inc. shall be treated as Liquid Securities from the date of receipt thereof until the earlier of (1) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (2) 24 months following the date of receipt of such securities.

    "MATERIAL CHANGE" means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers; and (ii) any dispositions of Properties during such quarter that were disposed of in compliance with the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Asset Sales."

    "NET WORKING CAPITAL" means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

    "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which (i) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets), and (ii) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

    "OFFICERS' CERTIFICATE" means a certificate signed by (i) the President or the Chief Executive Officer and (ii) the Chief Financial Officer, the Chief Accounting Officer or the Treasurer, of the Issuer and delivered to the Trustee, which shall comply with the Indenture.

    "OIL AND GAS BUSINESS" means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

    "OIL AND GAS HEDGING CONTRACT" means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

    "OIL AND GAS LIENS" means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farmout agreements, farmin agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; PROVIDED, HOWEVER, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

    "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer, the Company or a Subsidiary Guarantor that is PARI PASSU in right of payment to the Notes, the Company Guarantee or a Subsidiary Guarantee, as applicable.

    "PARI PASSU OFFER" means an offer by the Issuer, the Company or a Subsidiary Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

    "PERMITTED BUSINESS INVESTMENTS" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farmin agreements, farmout agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties, excluding however, Investments in corporations other than Restricted Subsidiaries.

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    "PERMITTED HEDGING AGREEMENTS" means (i) Exchange Rate Contracts and Oil and
Gas Hedging Contracts and (ii) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

    "PERMITTED INVESTMENTS" means any and all of the following: (i) Permitted Short-Term Investments; (ii) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (iii) Investments by any Restricted Subsidiary in the Company; (iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (v) Investments by the Company or any Restricted Subsidiary in (a) any Person that will, upon the making of such Investment, become a Restricted Subsidiary or (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; (vi) Investments in the form of securities received from Asset Sales, PROVIDED that such Asset Sales are made in compliance with the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Asset Sales;" (vii) Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (viii) relocation allowances for, and advances and loans to, officers, directors and employees of the Company or any of its Restricted Subsidiaries; PROVIDED such items do not exceed in the aggregate $5.0 million at any one time outstanding; (ix) Investments intended to promote the Company's strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 7.5% of Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon the return of capital thereof); (x) Investments made for the purpose of acquiring gas marketing contracts in an aggregate amount not to exceed $10.0 million at any one time outstanding; (xi) Investments made pursuant to Permitted Hedging Agreements of the Company and the Restricted Subsidiaries; and (xii) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (i) through (x) above).

    "PERMITTED LIENS" means any and all of the following: (i) Liens existing as of the Issue Date; (ii) Liens securing the Notes, the Company Guarantee, any Subsidiary Guarantees and other obligations arising under the Indenture; (iii) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Issuer, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), PROVIDED that such Liens are not extended to other Property of the Issuer, the Company or the Restricted Subsidiaries; (iv) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), PROVIDED that such Liens are not extended to other Property of the Issuer, the Company or the Restricted Subsidiaries; (v) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their Property (including (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (f) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the

                                      110
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deferred purchase price of Property (other than Trade Accounts Payable); (vi)
Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;
(vii) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $15.0 million; (viii) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (ix) Liens securing purchase money Indebtedness or Capital Lease Obligations, PROVIDED that such Liens attach only to the Property acquired with the proceeds of such purchase money Indebtedness or the Property which is the subject of such Capital Lease Obligations; (x) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations), PROVIDED that (a) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness and
(b) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets; (xi) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted by the provisions of the Indenture described under "-- Limitation on Restricted Payments;" (xii) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof; (xiii) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i), (ii), (iii), (iv), (ix) and (x) above; PROVIDED, HOWEVER, that (a) such new Lien shall be limited to all or part of the same Property (including future improvements thereon and accessions thereto) subject to the original Lien and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (xiv) Liens in favor of the Company, the Issuer, or a Restricted Subsidiary; and (xv) Liens not otherwise permitted by clauses (i) through (xiv) above incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and encumbering Property having an aggregate Fair Market Value not in excess of $5.0 million at any one time. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" shall not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than (a) any such Liens existing as of the Issue Date, (b) Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date, PROVIDED that any such Lien created in connection therewith is created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property and (c) Production Payments and Reserve Sales, other than those described in clauses (a) and (b) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with the provisions of the Indenture described under "-- Limitation on Asset Sales" and (d) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company and any Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of the immediately foregoing clauses (a), (b), (c) and (d), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Production Payments and Reserve Sales.

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
    "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness ("new Indebtedness") Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"); PROVIDED, HOWEVER, that (i) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (a) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and (b) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing, (ii) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (iii) such new Indebtedness has an Average Life at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life of the old Indebtedness at such time, (iv) such new Indebtedness is subordinated in right of payment to the Notes (or, if applicable, the Company Guarantee or the relevant Subsidiary Guarantee) to at least the same extent, if any, as the old Indebtedness and (v) if such old Indebtedness is Non-recourse Purchase Money Indebtedness or Indebtedness that refinanced Non-recourse Purchase Money Indebtedness, such new Indebtedness satisfies clauses (i) and (ii) of the definition of "Non-recourse Purchase Money Indebtedness."

    "PERMITTED SHORT-TERM INVESTMENTS" means (i) Investments in Government Obligations maturing within one year of the date of acquisition thereof, (ii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province thereof that is a member of the Federal Reserve System or comparable Canadian system and has capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term Indebtedness is rated "A" (or such similar equivalent rating), or higher, according to Moody's or Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc., (iii) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, PROVIDED that (a) all such deposits have been made in such accounts in the ordinary course of business and
(b) such deposits do not at any one time exceed $20.0 million in the aggregate,
(iv) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii),
(v) Investments in commercial paper or notes, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia, or Canada or any Province thereof, with a short-term rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or "R-1" (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer) or a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer), (vi) Investments in any money market mutual fund having assets in excess of $250.0 million all of which consist of other obligations of the types described in clauses (i), (ii), (iv) and (v) hereof and (vii) Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-1" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer).

    "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                                      112
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    "PREFERRED STOCK" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; PROVIDED, HOWEVER, that "Preferred Stock" shall not include Redeemable Stock.

    "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

    "PRODUCTION PAYMENTS AND RESERVE SALES" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

    "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

    "REDEEMABLE STOCK" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

    "REPRESENTATIVE" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness of the Issuer or the Company.

    "RESTRICTED PAYMENT" means (i) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company's shareholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock, or any options, warrants or other rights to acquire Capital Stock or Redeemable Stock, of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Indebtedness of the Company or a Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes, the Company Guarantee or the relevant Subsidiary Guarantee, as the case may be, PROVIDED that this clause (iii) shall not include any such payment with respect to (a) any such subordinated Indebtedness to the extent of Excess Proceeds remaining after compliance with the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Asset Sales" and to the extent required by the indenture or other agreement or instrument pursuant to which such subordinated Indebtedness was issued or (b) the purchase, repurchase or other acquisition of any such subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition, or (iv) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person.

    "RESTRICTED SUBSIDIARY" means (i) Canadian Forest Oil Ltd. and (ii) any other Subsidiary of the Company that has not been designated an Unrestricted Subsidiary pursuant to the provision of the Indenture described under "-- Certain Covenants -- Restricted and Unrestricted Subsidiaries."

    "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

    "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

    "SENIOR INDEBTEDNESS OF THE COMPANY" means the obligations of the Company with respect to Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Company Guarantee; provided, however, that Senior Indebtedness of the Company shall not include (i) Indebtedness of the Company to a Subsidiary of the Company (but only so long as such Indebtedness is held by such Subsidiary), (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness Incurred in violation of the Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company,
(v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) any Indebtedness of the Company that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (vii) Pari Passu or Subordinated Indebtedness of the Company, (viii) Indebtedness of the Company that is represented by Redeemable Stock, (ix) Indebtedness evidenced by the Company Guarantee and (x) in-kind obligations relating to net oil and gas balancing positions. "SENIOR INDEBTEDNESS OF ANY SUBSIDIARY GUARANTOR" has a correlative meaning; provided that clause (i) above shall be deemed to refer to Indebtedness of any Subsidiary Guarantor to the Company or any Subsidiary of the Company (other than as described in the proviso to clause (i) of the definition of "Senior Indebtedness of the Issuer").

    "SENIOR INDEBTEDNESS OF THE ISSUER" means the obligations of the Issuer with respect to Indebtedness of the Issuer, whether outstanding on the date of the Indenture or thereafter created, Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness of the Issuer shall not include (i) Indebtedness of the Issuer to the Company or any Subsidiary of the Company or the Issuer; provided, that Indebtedness of the Issuer to 611852 Saskatchewan Ltd. in an amount equal to the amount of Indebtedness outstanding at any time under the Canadian Credit Facility shall constitute Senior Indebtedness of the Issuer to the extent that such outstanding Indebtedness under the Canadian Credit Facility is not

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
guaranteed by the Issuer, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness Incurred in violation of the Indenture, (iv) amounts payable or any other Indebtedness to employees of the Issuer or any Subsidiary of the Issuer, (v) any liability for United States federal, state, local, or Canadian federal or provincial, or other taxes owed or owing by the Issuer, (vi) any Indebtedness of the Issuer that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code or corresponding provisions of the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangements Act (Canada), was without recourse to the Issuer, (vii) Pari Passu or Subordinated Indebtedness of the Issuer, (viii) Indebtedness of the Issuer that is represented by Redeemable Stock, (ix) Indebtedness evidenced by the Notes and
(x) in-kind obligations relating to net oil and gas balancing positions.

    "SIGNIFICANT SUBSIDIARY," means, at any date of determination, (a) the Issuer and (b) any other Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

    "STATED MATURITY," when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer, the Company or a Subsidiary Guarantor that is subordinated or junior in right of payment to the Notes, the Company Guarantee or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

    "SUBSIDIARY" of a Person means (i) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (a) the first Person, (b) the first Person and one or more of its Subsidiaries or (c) one or more of the first Person's Subsidiaries or (ii) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (a), (b) or (c) above.

    "SUBSIDIARY GUARANTOR" means, unless released from its Subsidiary Guarantee as permitted by the Indenture, any Restricted Subsidiary that becomes a Guarantor of the Notes in compliance with the provisions of the Indenture and executes a supplemental indenture agreeing to be bound by the terms of the Indenture, until a successor replaces such Restricted Subsidiary pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

    "SUBSIDIARY GUARANTEE" means an unconditional, unsecured senior subordinated Guarantee of the Notes given by any Restricted Subsidiary pursuant to the terms of the Indenture.

    "TRADE ACCOUNTS PAYABLE" means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

    "UNRESTRICTED SUBSIDIARY" means (i) each Subsidiary of the Company that the Company has designated pursuant to the provision of the Indenture described under "-- Certain Covenants -- Restricted and Unrestricted Subsidiaries" as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

    "VOLUMETRIC PRODUCTION PAYMENTS" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

    "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that the Issuer, the Company and the Subsidiary Guarantors will be discharged from all their obligations with respect to the Notes (except for certain obligations to exchange or register the transfer of Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold moneys for payment in trust and its obligations described under "Additional Amounts") upon the deposit in trust for the benefit of the Holders of the Notes of money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indenture and the Notes. Such defeasance or discharge may occur only if, among other things, the Issuer or the Company has delivered to the Trustee an Opinion of United States or Canadian Counsel, as appropriate, to the effect that
(i) the Company or the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur; (ii) Holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes and will be subject to Canadian federal, provincial or territorial income or other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit, defeasance and discharge not occurred; and (iii) the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder.

    The Indenture provides that if the Issuer takes the actions described below, it and the Company may omit to comply with certain covenants, including those described under "-- Repurchase at the Option of Holders Upon a Change of Control," "-- Certain Covenants" and in clauses (vi) and (vii) under the first paragraph and clauses (vii) and (viii) under the third paragraph of "-- Merger, Consolidation and Sale of Substantially All Assets," and the occurrence of the Events of Default described below in clauses (iii) and (iv) (with respect to such covenants) and clauses (v), (vi), (vii) (with respect to Significant Subsidiaries) and (viii)), under "-- Events of Default and Notice" will be deemed not to be or result in an Event of Default. In order to exercise such option, the Issuer or the Company will be required to deposit, in trust for the benefit of the Holders of the Notes, money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indenture and the Notes. The Issuer will also be required, among other things, to deliver to the Trustee an Opinion of United States or Canadian Counsel, as appropriate, to the effect that (i) Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur; (ii) Holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes and will be subject to Canadian federal, provincial or territorial income or other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred; and (iii) that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder. If the Issuer were to exercise this option and the Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes upon any acceleration resulting from such Event of Default. In such case, the Issuer would remain liable for such payments.

    If the Issuer exercises either of the options described above, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

EVENTS OF DEFAULT AND NOTICE

    The following are summaries of Events of Default under the Indenture with respect to the Notes: (i) failure to pay any interest on the Notes when due, continued for 30 days; (ii) failure to pay principal of (or premium, if any, on) the Notes when due; (iii) failure to comply with the provisions of the Indenture described under "Merger, Consolidation and Sale of Substantially All Assets;"
(iv) failure to perform any other covenant of the Issuer, the Company or any Subsidiary Guarantor in the Indenture, continued for 60 days after written notice to the Issuer from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (v) a default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money (other than Non-recourse Purchase Money Indebtedness) which results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an amount greater than $5.0 million if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture; (vi) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; (viii) the Company Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and the Company Guarantee) or the Company denies or disaffirms its obligations under the Company Guarantee; or (ix) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

    The Indenture provides that if an Event of Default (other than an Event of Default described in clause (vii) above) with respect to the Notes at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (vii) above with respect to the Notes at the time outstanding shall occur, the principal amount of all the Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

    No Holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.

MODIFICATION OF THE INDENTURE; WAIVER

    The Indenture provides that modifications and amendments of the Indenture may be made by the Issuer, the Company, the Subsidiary Guarantors, if any, and the Trustee without the consent of any Holders of Notes in certain limited circumstances, including (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole and certain other events specified in the provisions of the Indenture described under "-- Merger, Consolidation and Sale of Substantially All Assets," (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the 1939 Act, (v) to make any change that does not adversely affect the rights of any Holder of Notes in any material respect, (vi) to add or remove Subsidiary Guarantors pursuant to the procedure set forth in the Indenture and (vii) certain other modifications and amendments as set forth in the Indenture.

    The Indenture contains provisions permitting the Issuer, Company, the Subsidiary Guarantors and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, to execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Notes, except that no such supplemental indenture, amendment or waiver may, without the consent of all the Holders of outstanding Notes, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or change the time for payment of interest on any Notes, (iii) change the currency in which any amount due in respect of the Notes is payable, (iv) reduce the principal of or any premium on or change the Stated Maturity of any Notes or alter the redemption or repurchase provisions with respect thereto, (v) reduce the relative ranking of any Notes, (vi) release any security that may have been granted to the Trustee in respect of the Notes, (vii) at any time after a Change of Control or an Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer or Prepayment Offer, (viii) cause the Company, the Issuer or any Subsidiary Guarantor to be required to make any deduction or withholding from payments made under or with respect to the Notes, (ix) make any modification to the provisions of the Indenture described under "-- Additional Amounts" that would adversely affect the rights of the Holders to receive Additional Amounts as described thereunder, or (x) make certain other significant amendments or modifications as specified in the Indenture.

    The Holders of at least a majority in principal amount of the outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of at least a majority in principal amount of the outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holders of each outstanding Note.

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NOTICES

    Notices to Holders of the Notes will be given by mail to the addresses of such Holders as they may appear in the Security Register.

GOVERNING LAW

    The Indenture and the Notes are governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

CONSENT TO JURISDICTION AND SERVICE

    The Indenture provides that each of the Issuer, the Company and each Subsidiary Guarantor will irrevocably appoint CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in The City of New York and submits to such jurisdiction.

TRUSTEE

    State Street Bank & Trust Company is the Trustee under the Indenture. The Trustee maintains normal banking relationships with the Company and its Subsidiaries and may perform certain services for and transact other business with the Company and its Subsidiaries from time to time in the ordinary course of business.

      CERTAIN UNITED STATES AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The information included in this Prospectus with respect to United States Federal income tax considerations has been passed on for the Company by Ernst & Young LLP, independent certified public accountants and with respect to Canadian Federal income tax considerations has been passed on for the Company by Ernst & Young Chartered Accountants.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of the principal United States Federal income tax consequences of the receipt, ownership and disposition of the Exchange Notes to original purchasers thereof that, except as noted below, are United States Holders (as defined below) and that receive the Exchange Notes by tendering Old Notes and receiving Exchange Notes pursuant to the Exchange Offer. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of Exchange Notes and is limited to initial purchasers who hold the Exchange Notes as capital assets, within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular initial purchasers in light of their personal circumstances or to certain types of initial purchasers (such as certain financial institutions, insurance companies, tax-exempt entities or dealers in securities) and also does not discuss Exchange Notes held as a hedge against currency risks or as part of a straddle, as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of an Exchange Note and one or more other investments, or held by a holder whose functional currency is not the US dollar.

    INITIAL PURCHASERS OF OLD NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THE OLD NOTES

AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY OF ANY UNITED STATES FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

    As used herein, the term "United States Holder" means a holder of an Exchange Note who is an initial purchaser that is, for United States Federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state thereof (including the District of Columbia), (iii) an estate the income of which is includable in gross income for United States Federal income tax purposes regardless of its source, or (iv) a trust if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of such trust.

    TAXATION OF INTEREST. Interest paid or accrued on an Exchange Note, including any Additional Amounts paid as a result of the imposition of Canadian withholding taxes (see "Description of the Notes--Canadian Withholding Taxes"), will be taxable to a United States Holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such United States Holder's regular method of accounting for United States Federal income tax purposes.

    EXCHANGE OFFER. The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer should not be a taxable exchange. Consequently, a United States Holder should not recognize taxable income or loss as a result of exchanging an Old Note for an Exchange Note pursuant to the Exchange Offer. The holding period of an Exchange Note will include the holding period of the Old Note and the basis of the Exchange Note will be the same as the basis of the Old
Note immediately before the exchange.

    The Issuer will be required to pay additional cash interest on the Old Notes and the Exchange Notes if it fails to comply with certain of its Obligations under the Registration Agreement (see "Registered Exchange Offer; Registration Rights"). Such additional interest should be taxable to a United States Holder as ordinary income at the time it accrues or is received, in accordance with each such United States Holder's method of tax accounting. It is possible, however, that the Internal Revenue Service (the "IRS") may take a different position, in which case United States Holders might be required to include such additional interest in income prior to its receipt (regardless of their usual method of tax accounting).

    SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES. Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of an Exchange Note, a United States Holder generally will recognize gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such United States Holder's tax basis in the Exchange Note.

    Gain or loss recognized on the disposition of an Exchange Note generally will be capital gain or loss. In the case of a United States Holder who is an individual, such capital gain generally will be subject to tax at a 28% rate if the Exchange Note (including the time period the Old Note was held) has been held for more than 12 months but not more than 18 months, and a maximum capital gains rate of 20% will apply if the Exchange Note (including the time period the Old Note was held) has been held for more than 18 months.

    FOREIGN TAX CREDIT CONSIDERATIONS. Interest (including Additional Amounts) will constitute income from sources without the United States for United States foreign tax credit purposes. Payment of interest on the Exchange Notes to a United States Holder with whom the Issuer deals at arm's length will not be subject to Canadian withholding taxes (see "Certain Canadian Income Tax Considerations"). If, however, the cash interest payments on the Exchange Notes become subject to Canadian withholding taxes, United States Holders will be treated as having actually received the amount of such taxes withheld and as having paid such amount to the Canadian taxing authorities. As a result, the amount of interest income included in gross income by a United States Holder will generally be greater than the amount of cash actually received by the United States Holder from the Issuer with respect to such interest income. A United States Holder may be able, subject to generally applicable limitations, to claim a foreign tax credit or take a deduction for Canadian withholding taxes imposed on interest payments (including Additional Amounts). Interest income (including Additional Amounts) generally will constitute "passive income" or "financial services income" for foreign tax credit purposes. If, however, Canadian withholding tax is imposed at a rate of 5% or more, such income will constitute "high withholding tax interest."

    Gain on the sale, redemption or other taxable disposition of an Exchange Note will generally constitute United States source income for United States foreign tax credit purposes. Present law is unclear regarding the allocation of a loss recognized by a United States Holder on such a sale, redemption or other taxable disposition. Under proposed Treasury regulations, any capital loss recognized by a United States Holder would be allocated against foreign source income and may thus reduce the United States Holder's ability to claim foreign tax credits.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. Backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on an Exchange Note and to proceeds from the sale or other disposition of an Exchange Note before maturity. The Issuer, its agent or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment if a United States Holder fails to furnish its taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such United States Holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain United States Holders, including all corporations, are not subject to backup withholding and information reporting requirements. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such United States Holder's United States Federal income tax and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS.

UNITED STATES FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

    The following discussion is limited to the United States Federal income tax consequences relevant to a holder of an Exchange Note that is not a United States Holder (a "Non-U.S. Holder").

    PAYMENT OF INTEREST ON EXCHANGE NOTES. Payment of interest (including Additional Amounts) by the Issuer on the Exchange Notes will be exempt from United States Federal income and withholding tax if paid to a Non-U.S. Holder unless such Non-U.S. Holder has an office or other fixed place of business in the United States to which the interest income is attributable and such income is either derived in the active conduct of a banking, financing or similar business within the United States or received by a corporation, the principal business of which is the trading in stock or securities for its own account.

    SALE, EXCHANGE OR RETIREMENT OF EXCHANGE NOTES. A Non-U.S. Holder generally will not be subject to United States Federal income tax (and generally no tax will be withheld) with respect to gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of an Exchange Note unless (i) the gain is treated as effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, redemption, retirement at maturity or other disposition of the Exchange Note and certain other conditions are met.

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
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The following is, as of the date hereof, a summary of the principal Canadian federal income tax consequences to a holder (other than an Initial Purchaser) of Exchange Notes who acquires such Exchange Notes pursuant to the Exchange Offer and who, for purposes of the INCOME TAX ACT (Canada)(the "ITA") and at all relevant times, is not resident in Canada. This summary is based on the current provisions of the ITA and the regulations thereunder, the current published administrative practices of Revenue Canada, and all specific proposals to amend the ITA and the regulations announced by or on behalf of the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF EXCHANGE NOTES. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, HOLDING AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICATION AND EFFECT OF CANADIAN FEDERAL, PROVINCIAL, TERRITORIAL, AND LOCAL TAX LAWS.

    The payment by the Issuer of interest, principal or premium, if any, on the Exchange Notes to a holder who is not resident in Canada and with whom the Issuer deals at arm's length within the meaning of the ITA will be exempt from Canadian withholding tax. For the purposes of the ITA, related persons (as therein defined) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length.

    No other taxes on income (including taxable capital gains) will be payable under the ITA in respect of the holding, redemption or disposition of the Exchange Notes by holders who are neither residents nor deemed to be residents of Canada for the purposes of ITA and who do not use or hold and are not deemed by such laws to use or hold the Exchange Notes in carrying on business in Canada for the purposes of the ITA, except that in certain circumstances holders who are non-resident insurers carrying on an insurance business in Canada and elsewhere may be subject to such taxes.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

    The Company and the Issuer have agreed pursuant to a Registration Agreement (the "Registration Agreement") with the Initial Purchasers, for the benefit of the Holders of the Old Notes, that the Company and the Issuer will, at the Company's cost, use their reasonable best efforts to (i) file a registration statement (the "Exchange Offer Registration Statement") within 60 days after the date of the original issuance of the Old Notes with the Commission with respect to a registered offer to exchange the Old Notes for the Exchange Notes having terms substantially identical in all material respects to the Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the date of the original issuance of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer will offer the Exchange Notes in the Exchange Offer. The Company and the Issuer will use their reasonable best efforts to keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Old Notes. For each Old Note surrendered to the Issuer pursuant to the Registered Exchange Offer, the Holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on such Old Note, from the date of its original issue.

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
Under existing Commission interpretations, the Exchange Notes would be freely transferable by Holders other than affiliates of the Issuer after the Registered Exchange Offer without further registration under the Securities Act if the Holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Issuer, as such terms are interpreted by the Commission; PROVIDED that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Agreement, the Company and the Issuer are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

    A Holder of Old Notes (other than certain specified Holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Issuer, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    In the event that (i) applicable interpretations of the staff of the Commission do not permit the Company and the Issuer to effect such a Registered Exchange Offer, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 120 days after the date of the original issuance of the Old Notes or the Registered Exchange Offer is not consummated within 150 days after the date of the original issuance of the Old Notes, (iii) the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer or the Initial Purchasers do not receive freely tradeable Exchange Notes in the Registered Exchange Offer or (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or such Holder does not receive freely tradeable Exchange Notes in the Registered Exchange Offer other than by reason of such Holder being an affiliate of the Issuer (it being understood that the requirement that a Participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Notes shall not result in such Exchange Notes being not "freely tradeable"), the Company and the Issuer will, at the Company's cost, use their reasonable best efforts to (a) as promptly as practicable, file a Shelf Registration Statement covering resales of the Old Notes or the Exchange Notes, as the case may be, (b) cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until two years after its effective date (or until one year after such effective date if such Shelf Registration Statement is filed at the request of an Initial Purchaser). The Company and the Issuer will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the Exchange Notes, as the case may be. A Holder selling such Old Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security Holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such Holder (including certain indemnification obligations).

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
    In the event that (a) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 60th day following the date of the original issuance of the Old Notes,
(b) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 120th day following the date of the original issuance of the Old Notes, (c) either the Exchange Offer has not been consummated or a Shelf Registration Statement has not been declared effective on or prior to the 150th day following the date of the original issuance of the Old Notes or (d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Old Notes or Exchange Notes in accordance with and during the periods specified in the Registration Agreement (each such event referred to in clauses (a) through (d) a "Registration Default"), interest ("Special Interest") will accrue on the Old Notes and the Exchange Notes (in addition to the stated interest on the Old Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Special Interest will accrue at a rate of 0.5% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.5% per annum.

    All accrued Special Interest shall be paid to Holders of the Old Notes in the same manner in which payments of other interest are made pursuant to the Indenture. See "Description of the Notes -- General."

    The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is available upon request to the Company.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer and the Company have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Agreement (including certain indemnification rights and obligations). In
addition, until       ,      , all dealers effecting transactions in the
Exchange Notes may be required to deliver a prospectus.

    Neither the Issuer nor the Company will receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Agreement to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and to indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                       TRANSFER RESTRICTIONS ON OLD NOTES

OFFERS AND SALES BY THE INITIAL PURCHASERS

    The Old Notes were not registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Old Notes were offered and sold only (i) in the United States to "Qualified Institutional Buyers" as defined in Rule 144A under the Securities Act and (ii) outside the United States to non-U.S. persons in reliance upon Regulation S under the Securities Act.

    Each purchaser of the Old Notes was deemed to have represented and agreed as follows:

        (1) it is acquiring the Old Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a QIB or a foreign purchaser outside the United States;

        (2) it acknowledges that the Old Notes have not been registered under the Securities Act and that a prospectus has not been and will not be filed in any province or territory of Canada to qualify the sale of Old Notes in such jurisdictions, and may not be sold, pledged or otherwise transferred except as permitted below;

        (3) it understands and agrees (x) that such Old Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within two years after the date of original issuance of the Old Notes or if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Issuer, it decides to resell, pledge or otherwise transfer such Old Notes on which the legend set forth below appears, such Old Notes may be resold, pledged or transferred only (i) to the Issuer, (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Old Note if such Old Note is not in book-entry form), (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Old Note if such Old Note is not in book-entry form), other than in Canada or to or for the benefit of a resident of Canada prior to 40 days following the original issue of the Old Notes except pursuant to a prospectus qualifying the Old Notes for sale under the securities law in any province or territory of Canada in which such purchaser resides or an exemption from the prospectus requirements of such laws, and, if such transfer is being effected by an Initial Foreign Purchaser or any foreign purchaser who has purchased Old Notes from an Initial Foreign Purchaser or from any person other than a QIB or an institutional "accredited investor," as defined under Rule 501(a)(1), (2),
    (3) or (7) under the Securities Act (an "Institutional Accredited Investor") pursuant to this clause (iii) prior to the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act), the transferee shall have certified to the Issuer and the Trustee for the Old Notes that such transferee is a non-U.S. person (within the meaning of Regulation S) and that such transferee is acquiring the Old Notes in an offshore transaction, (iv) to an Institutional Accredited Investor (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Old Note if such Old Note is not in book-entry form) who has certified to the Issuer and the Trustee for the Old Notes that such transferee is an Institutional Accredited Investor and is acquiring the Old Notes for investment purposes and not for distribution in violation of the Securities Act or applicable Canadian securities laws or any other applicable securities laws (provided that no Initial Foreign Purchaser or any foreign purchaser who has purchased Old Notes from an Initial Foreign Purchaser or from any person other than a QIB or an Institutional Accredited Investor pursuant to clause (iii) shall be permitted to transfer any Old Notes so purchased by it to an Institutional Accredited Investor pursuant to this clause (iv) prior to the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act), (v) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Old Notes from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Old Notes by an Institutional Accredited Investor, such holder will deliver to the Issuer and the Trustee such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions.

        (4) it understands that the notification requirement referred to in (3) above will be satisfied, in the case only of transfer by physical delivery of certificated Old Notes other than a Global Security, by virtue of the fact that the following legend will be placed on the Old Notes unless otherwise agreed by the Issuer:

           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS OF THIS SECURITY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OTHER THAN IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO 40 DAYS FOLLOWING THE ORIGINAL ISSUE OF THE OFFERED NOTES EXCEPT PURSUANT TO A PROSPECTUS QUALIFYING THE OFFERED NOTES FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA OR AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF SUCH LAWS, AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD"

           (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE ISSUER AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S OF THE SECURITIES ACT)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITES STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

        (5) it (i) is able to fend for itself in the transactions contemplated by this Offering Memorandum; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Old Notes; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

        (6) it has received a copy of this Offering Memorandum and acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of the Company and the Issuer and receive answers thereto, as it deemed necessary in connection with its decision to purchase the Old Notes; and

        (7) it understands that the Issuer, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and agreements deemed to have been made by its purchase of the Old Notes are no longer accurate, it shall promptly notify the Issuer and the Initial Purchasers; and if it is acquiring the Old Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.

    Any Old Notes not exchanged in the Exchange Offer for Exchange Notes will continue to be subject to the transfer restrictions described above.

                                 LEGAL MATTERS

    The validity of the issuance of the Exchange Notes offered hereby will be passed on for the Company by Vinson & Elkins L.L.P., Houston, Texas and for the Issuer by Bennett Jones Vechere, Calgary, Alberta.

                                    EXPERTS

    The consolidated financial statements of Forest Oil Corporation as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of the Company, have been incorporated by reference and included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for oil and gas sales in 1994.

    The consolidated financial statements of ATCOR Resources Ltd., which appear in the Current Report of Form 8-K/A of Forest Oil Corporation dated January 28, 1997, have been incorporated by reference herein in reliance upon the report dated February 1, 1996 of Price Waterhouse, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Price Waterhouse is a Canadian partnership, resident in Canada.

    Forest's U.S. reserve estimates set forth in this Prospectus have been reviewed by Ryder Scott Company and are included herein in reliance upon the authority of said firm as experts in petroleum engineering.

    The reserve estimates of Canadian Forest Oil Ltd. set forth in this Prospectus have been prepared by McDaniel & Associates Ltd. and are included herein in reliance upon the authority of said firm as experts in petroleum engineering.

    The reserve estimates of Saxon set forth in this Prospectus have been prepared by Fekete & Associates, Inc. and are included herein in reliance upon the authority of said firm as experts in petroleum engineering.

                              CERTAIN DEFINITIONS

    Unless otherwise indicated in this Prospectus, natural gas volumes are stated at the legal pressure base of the state or area in which the reserves are located at 60 Fahrenheit. Natural gas equivalents are determined using the ratio of six MCF of natural gas to one barrel of crude oil, condensate or natural gas liquids to that one barrel of oil is referred to as six MCF of natural gas equivalent or "MCFE".

    As used in this Prospectus, the following terms have the following specific meanings: "MCF" means thousand cubic feet, "MMCF" means million cubic feet, "BCF" means billion cubic feet, "MCFE" means thousand cubic feet equivalent, "MMCFE" means million cubic feet equivalent, "BCFE" means billion cubic feet equivalent, "MMBTU" means million British thermal units and "BBTU" means billion British Thermal Units. "MCF/D" means thousand cubic feet per day, "MMCF/D" means million cubic feet per day and "MMCFE/D" means million cubic feet equivalent per day.

    "BBLS" means barrels, "MBBLS" means thousand barrels and "MMBBLS" means million barrels. "BBLS/D" means barrels per day.

    The term "spot market" as used herein refers to natural gas sold under contracts with a term of six months or less or contracts which call for a redetermination of sales prices every six months or earlier.

    With respect to information concerning the Company's working interests in wells or drilling locations, "gross" oil and gas wells or "gross" acres is the number of wells or acres in which the Company has an interest, and "net" oil and gas wells or "net" acres are determined by multiplying "gross" wells or acres by the Company's working interest in those wells or acres. A working interest in an oil and gas lease is an interest that gives the owner the right to drill, produce, and conduct operating activities on the property and to receive a share of production of any hydrocarbons covered by the lease. A working interest in an oil and gas lease also entitles its owner to a proportionate interest in any well located on the lands covered by the lease, subject to all royalties, overriding royalties and other burdens, to all costs and expenses of exploration, development and operation of any well located on the lease, and to all risks in connection therewith.

    "Capital expenditures" means costs associated with exploratory and development drilling (including exploratory dry holes); leasehold acquisitions; seismic data acquisitions; geological, geophysical and land related overhead expenditures; delay rentals; controlling interests in other independent oil and natural gas companies; producing property acquisitions; and other miscellaneous capital expenditures.

    A "development well" is a well drilled as an additional well to the same horizon or horizons as other producing wells on a prospect, or a well drilled on a spacing unit adjacent to a spacing unit with an existing well capable of commercial production and which is intended to extend the proven limits of a prospect. An "exploratory well" is a well drilled to find commercially productive hydrocarbons in a unproved area, or to extend significantly a known prospect.

    A "farmout" is an assignment to another party of an interest in a drilling location and related acreage conditional upon performing future exploratory efforts including the drilling of a well on that location.

    "Reserves" means natural gas and crude oil, condensate and natural gas liquids on a net revenue interest basis, found to be commercially recoverable. "Proved developed reserves" includes proved developed producing reserves. "Proved developed producing reserves" includes only those reserves expected to be recovered from existing completion intervals in existing wells. "Proved undeveloped reserves" includes those reserves expected to be recovered from new wells on proved undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  Condensed Consolidated Balance Sheets as of June 30, 1997 and December 31, 1996 (Unaudited)..............        F-2

  Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 1997 and 1996
    (Unaudited)............................................................................................        F-3

  Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1997 and 1996
    (Unaudited)............................................................................................        F-4

  Notes to Condensed Consolidated Financial Statements (Unaudited).........................................        F-5

CONSOLIDATED FINANCIAL STATEMENTS

  Independent Auditors' Report.............................................................................       F-10

  Consolidated Balance Sheets as of December 31, 1996 and 1995.............................................       F-11

  Consolidated Statements of Operations for the Years Ended December 31, 1996, 1995 and 1994...............       F-12

  Consolidated Statements of Shareholders' Equity..........................................................       F-13

  Consolidated Statements of Cash Flows for the Years Ended December 1996, 1995 and 1994...................       F-14

  Notes to Consolidated Financial Statements...............................................................       F-15

                             FOREST OIL CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                     ASSETS

                                                                                        JUNE 30,     DECEMBER 31,
                                                                                          1997           1996
                                                                                      ------------  --------------
                                                                                             (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.........................................................  $      5,615          8,626
  Accounts receivable...............................................................        48,944         55,462
  Other current assets..............................................................         4,678          4,996
                                                                                      ------------  --------------
    Total current assets............................................................        59,237         69,084
Net property and equipment, at cost.................................................       497,030        458,242
Goodwill and other intangible assets, net...........................................        28,196         29,439
Other assets........................................................................         7,549          6,693
                                                                                      ------------  --------------
                                                                                      $    592,012        563,458
                                                                                      ------------  --------------
                                                                                      ------------  --------------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Cash overdraft....................................................................  $        903          4,682
  Current portion of long-term debt.................................................            --          2,091
  Accounts payable..................................................................        51,174         64,811
  Accrued interest..................................................................         4,801          4,584
  Other current liabilities.........................................................         3,601          5,565
                                                                                      ------------  --------------
    Total current liabilities.......................................................        60,479         81,733

Long-term debt......................................................................       223,884        168,859
Other liabilities...................................................................        17,921         19,844
Deferred revenue....................................................................            --          7,591
Deferred income taxes...............................................................        35,097         33,716
Minority interest...................................................................        12,985          9,272
Shareholders' equity:
  Preferred stock...................................................................            --         15,827
  Common stock......................................................................         3,279          3,053
  Capital surplus...................................................................       456,617        438,556
  Accumulated deficit...............................................................      (212,861)      (214,190)
  Foreign currency translation......................................................        (2,572)          (803)
  Treasury stock at cost............................................................        (2,817)            --
                                                                                      ------------  --------------
    Total shareholders' equity......................................................       241,646        242,443
                                                                                      ------------  --------------
                                                                                      $    592,012        563,458
                                                                                      ------------  --------------
                                                                                      ------------  --------------

     See accompanying notes to condensed consolidated financial statements.

                             FOREST OIL CORPORATION
         CONDENSED CONSOLIDATED STATEMENTS OF PRODUCTION AND OPERATIONS
                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                         ----------------------
                                                                                          JUNE 30,    JUNE 30,
                                                                                            1997        1996
                                                                                         -----------  ---------
                                                                                          (IN THOUSANDS EXCEPT
                                                                                           PRODUCTION AND PER
                                                                                             SHARE AMOUNTS)
PRODUCTION
  Natural gas (mmcf)...................................................................       23,033     19,444
                                                                                         -----------  ---------
                                                                                         -----------  ---------
  Oil, condensate and natural gas liquids (thousands of barrels).......................        1,491      1,233
                                                                                         -----------  ---------
                                                                                         -----------  ---------
STATEMENTS OF CONSOLIDATED OPERATIONS
  Revenue:
    Marketing and processing...........................................................  $    98,209     83,589
    Oil and gas sales:
      Gas..............................................................................       45,700     35,467
      Oil, condensate and natural gas liquids..........................................       26,809     21,055
                                                                                         -----------  ---------
        Total oil and gas sales........................................................       72,509     56,522
  Miscellaneous, net...................................................................        1,650        303
                                                                                         -----------  ---------
        Total revenue..................................................................      172,368    140,414
  Expenses:
    Marketing and processing...........................................................       93,906     79,165
    Oil and gas production.............................................................       18,671     15,856
    General and administrative.........................................................        8,547      6,337
    Interest...........................................................................       10,033     12,220
    Depreciation and depletion.........................................................       36,756     26,989
    Minority interest in earnings (loss) of subsidiary.................................          161       (171)
                                                                                         -----------  ---------
        Total expenses.................................................................      168,074    140,396
                                                                                         -----------  ---------
Earnings (loss) before income taxes....................................................        4,294         18
Income tax expense (benefit):
  Current..............................................................................        1,273      2,567
  Deferred.............................................................................        1,695        738
                                                                                         -----------  ---------
                                                                                               2,968      3,305
                                                                                         -----------  ---------
Net earnings (loss)....................................................................  $     1,326     (3,287)
                                                                                         -----------  ---------
                                                                                         -----------  ---------
Weighted average number of common and common equivalent shares outstanding.............       33,353     22,477
                                                                                         -----------  ---------
                                                                                         -----------  ---------
Earnings (loss) attributable to common stock...........................................  $     1,137     (4,367)
                                                                                         -----------  ---------
                                                                                         -----------  ---------
Primary and fully diluted earnings (loss) per common and common equivalent share.......  $       .03       (.19)
                                                                                         -----------  ---------
                                                                                         -----------  ---------

     See accompanying notes to condensed consolidated financial statements.

                             FOREST OIL CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                                SIX MONTHS ENDED
                                                                                              --------------------
                                                                                              JUNE 30,   JUNE 30,
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net earnings (loss).......................................................................  $   1,326     (3,287)
  Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
    Depreciation and depletion..............................................................     36,756     26,989
    Amortization of deferred debt costs.....................................................        349        481
    Deferred income tax expense.............................................................      1,695        738
    Minority interest in earnings (loss) of subsidiary......................................        161       (171)
    Other, net..............................................................................        (63)     1,075
    (Increase) decrease in accounts receivable..............................................      6,871     (5,771)
    Decrease in other current assets........................................................        103        488
    Increase (decrease) in accounts payable.................................................     (6,020)     5,764
    Increase (decrease) in accrued interest and other current liabilities...................     (8,532)       799
    Settlement of volumetric production payment obligation..................................     (6,832)        --
    Amortization of deferred revenue........................................................     (1,524)    (5,152)
                                                                                              ---------  ---------
        Net cash provided by operating activities...........................................     24,290     21,953
Cash flows from investing activities:
  Acquisition of subsidiaries:
    Current assets..........................................................................         --    (22,304)
    Property and equipment..................................................................         --   (144,099)
    Goodwill and other intangible assets....................................................         --    (31,163)
    Current liabilities.....................................................................         --     23,562
    Long-term debt..........................................................................         --        696
    Other liabilities.......................................................................         --      1,542
    Deferred taxes..........................................................................         --     35,575
                                                                                              ---------  ---------
      Cash paid for acquisitions of subsidiaries............................................         --   (136,191)
  Capital expenditures for property and equipment...........................................    (81,877)   (27,490)
  Proceeds from sales of assets.............................................................      8,096      2,965
  Increase in other assets, net.............................................................        (51)      (511)
                                                                                              ---------  ---------
        Net cash used by investing activities...............................................    (73,832)  (161,227)
Cash flows from financing activities:
  Proceeds from bank borrowings.............................................................    101,136    118,704
  Repayments of bank borrowings.............................................................    (46,464)  (111,814)
  Repayments of production payment obligation...............................................     (1,716)    (1,589)
  Proceeds from common stock offering, net of offering costs................................         --    136,591
  Proceeds from the exercise of options.....................................................      1,589         --
  Costs of preferred stock conversion.......................................................       (800)        --
  Deferred debt costs.......................................................................       (326)        --
  Payment of preferred stock dividends......................................................       (540)        --
  Decrease in cash overdraft................................................................     (3,779)    (1,045)
  Decrease in other liabilities, net........................................................     (2,517)      (647)
                                                                                              ---------  ---------
        Net cash provided by financing activities...........................................     46,583    140,200
Effect of exchange rate changes on cash.....................................................        (52)       (37)
                                                                                              ---------  ---------
Net increase (decrease) in cash and cash equivalents........................................     (3,011)       889
Cash and cash equivalents at beginning of period............................................      8,626      3,287
                                                                                              ---------  ---------
Cash and cash equivalents at end of period..................................................  $   5,615      4,176
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Cash paid during the period for:
  Interest..................................................................................  $   9,406     10,352
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Income taxes..............................................................................  $   4,288      1,492
                                                                                              ---------  ---------
                                                                                              ---------  ---------

     See accompanying notes to condensed consolidated financial statements.

                             FOREST OIL CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

(1)  BASIS OF PRESENTATION

    The condensed consolidated financial statements included herein are unaudited. In the opinion of management, all adjustments, consisting of normal recurring accruals, have been made which are necessary for a fair presentation of the financial position of the Company at June 30, 1997 and the results of operations for the six month periods ended June 30, 1997 and 1996. Interim results are not necessarily indicative of expected annual results because of the impact of fluctuations in prices received for liquids and natural gas and other factors. For a more complete understanding of the Company's operations and financial position, reference is made to the consolidated financial statements of the Company, and related notes thereto, filed with the Company's annual report for the year ended December 31, 1996, included elsewhere herein.

(2)  ACQUISITIONS

    On December 20, 1995 the Company purchased a 56% economic (49% voting) interest in Saxon Petroleum Inc. (Saxon) for approximately $22,000,000. Saxon is a Canadian exploration and production company with headquarters in Calgary, Alberta and operations concentrated in western Alberta. In the transaction, Forest received from Saxon 40,800,000 voting common shares, 12,300,000 nonvoting common shares which are convertible to voting common shares at any time, 15,500,000 convertible preferred shares and warrants to purchase 5,300,000 common shares. In exchange, Forest transferred to Saxon its preferred shares of Archean Energy Ltd., issued to Saxon 1,060,000 common shares of Forest and paid Saxon $1,500,000 CDN. The preferred shares of Archean Energy, Ltd. were recorded at their historical carrying value of $11,301,000. The Forest common shares issued to Saxon were recorded at their estimated fair value determined by reference to the quoted market price of the shares immediately preceding the announcement of the acquisition. In January 1996, Saxon sold these shares in a public offering of Forest Common Stock and used the proceeds to reduce its bank debt.

    Since Forest has majority voting control over Saxon as a result of the voting common shares that it owns and proxies that it holds, it has accounted for Saxon as a consolidated subsidiary from the date of its acquisition.

    In September 1996, the preferred shares of Archean were redeemed for cash at their approximate carrying value.

    On January 31, 1996 the Company acquired ATCOR Resources Ltd. of Calgary, Alberta for approximately $136,000,000 including acquisition costs of approximately $1,000,000. The purchase was funded by the net proceeds of a Common Stock offering and approximately $8,300,000 drawn under the Company's bank credit facility. The exploration and production business of ATCOR was renamed Canadian Forest Oil Ltd. (Canadian Forest).

    As part of the Canadian Forest acquisition, Forest also acquired ATCOR's natural gas marketing business, which was renamed Producers Marketing Ltd. (ProMark). ProMark is a wholly owned subsidiary of Canadian Forest. Goodwill and other intangibles recorded in the acquisition included approximately $15,000,000 associated with certain natural gas marketing contracts, which is being amortized over the average life of the contracts of 12 years and approximately $17,000,000 of goodwill associated with the gas marketing business acquired which is being amortized over 20 years.

                             FOREST OIL CORPORATION

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

(2)  ACQUISITIONS (CONTINUED)
    On January 21, 1997 Forest converted its preferred shares of Saxon into 27,192,983 nonvoting common shares. On March 13, 1997 Forest acquired 3,158,142 voting common shares and 2,380,608 nonvoting common shares of Saxon in exchange for 131,489 common shares of Forest pursuant to an equity participation agreement. These transactions increased Forest's economic interest in Saxon to 66%.

    The consolidated balance sheet of Forest includes the accounts of Saxon and Canadian Forest at December 31, 1996 and June 30, 1997. The consolidated statements of operations include the results of operations of Saxon effective January 1, 1996 and the results of operations of Canadian Forest effective February 1, 1996. The following pro forma consolidated statement of operations information for the six months ended June 30, 1996 assumes that the Common Stock offering and the acquisition of Canadian Forest occurred as of January 1, 1996.

                                                                                  Pro Forma Six Months
                                                                                  Ended June 30, 1996
                                                                                 ----------------------
                                                                                 (In thousands, except
                                                                                   per share amounts)
Revenue:
  Marketing and processing.....................................................        $   96,930
  Oil and gas sales............................................................            60,232
  Miscellaneous, net...........................................................               303
                                                                                                                 -
                                                                                       ----------
    Total revenue..............................................................        $  157,465
                                                                                                                 -
                                                                                                                 -
                                                                                       ----------
                                                                                       ----------
Net loss.......................................................................        $   (2,905)
                                                                                                                 -
                                                                                                                 -
                                                                                       ----------
                                                                                       ----------
Primary and fully diluted loss per common share................................        $     (.18)
                                                                                                                 -
                                                                                                                 -
                                                                                       ----------
                                                                                       ----------

    Summarized consolidated financial information for Canadian Forest Oil Ltd. as of June 30, 1997 and for the six months ended June 30, 1997 is as follows:

                                                                                      1997
                                                                                   -----------

SUMMARIZED CONSOLIDATED BALANCE SHEET INFORMATION:
ASSETS
  Current assets.................................................................  $    20,458
  Net property and equipment.....................................................      120,642
  Intercompany receivable........................................................       20,999
  Goodwill and other intangible assets, net......................................       28,196
                                                                                   -----------
                                                                                   $   190,295
                                                                                   -----------
                                                                                   -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities............................................................  $    22,480
  Intercompany payable...........................................................       32,948
  Other liabilities..............................................................          356
  Deferred income taxes..........................................................       37,383
  Shareholders' equity...........................................................       97,128
                                                                                   -----------
                                                                                   $   190,295
                                                                                   -----------
                                                                                   -----------
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS:
  Revenue........................................................................  $   114,556
                                                                                   -----------
                                                                                   -----------
  Earnings before income taxes...................................................  $     2,208
                                                                                   -----------
                                                                                   -----------
  Net earnings...................................................................  $       106
                                                                                   -----------
                                                                                   -----------

    The Company prepares full cost ceiling test computations on a country-by-country basis and, accordingly, has not prepared such computation for Canadian Forest Oil Ltd. on a stand-alone basis.

                             FOREST OIL CORPORATION

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

(3)  COMMON STOCK

    On January 31, 1996, 13,200,000 shares of Common Stock were sold for $11.00 per share in a public offering. Of this amount 1,060,000 shares were sold by Saxon and 12,140,000 shares were sold by Forest. The net proceeds to Forest and Saxon from the issuance of shares totaled approximately $136,000,000 after deducting issuance costs and underwriting fees.

    On August 1, 1996 The Anschutz Corporation (Anschutz) exercised its option to purchase 2,250,000 shares of Forest's Common Stock for $26,200,000 or approximately $11.64 per share.

    On November 5, 1996 the Company exchanged 2,000,000 shares of Common Stock plus approximately $13,500,000 in cash to extinguish approximately $43,000,000 of nonrecourse secured debt owed to Joint Energy Development Investments Limited Partnership (JEDI), a Delaware limited partnership whose general partner is an affiliate of Enron Corp. (Enron). In connection with this transaction, Anschutz acquired 1,628,888 shares of Common Stock by exercising warrants to purchase 388,888 shares of Common Stock at $10.50 per share and by converting 620,000 shares of Forest's Second Series Preferred Stock into 1,240,000 shares of Common Stock.

    On November 14, 1996 the Company filed a shelf registration with the Securities and Exchange Commission to issue up to $250,000,000 in one or more forms of debt or equity securities. Except as otherwise provided in an applicable prospectus supplement, the net proceeds from the sale of the securities will be used for the acquisition of oil and gas properties, capital expenditures, the repayment of subordinated debentures or other debt, repayments of borrowings under revolving credit agreements, or for other general corporate purposes.

    On February 7, 1997 the Company called for redemption all 2,877,673 shares of its $.75 Convertible Preferred Stock. This conversion eliminated all outstanding preferred stock from Forest's capital structure. In response to its call for redemption, 2,783,945 shares or 96.7% of the shares outstanding were tendered for conversion into Common Stock on or before the February 21, 1996 deadline. The remaining 93,728 preferred shares were redeemed by the Company at the redemption price of $10.06 per share (at a total cost of $942,904) on February 28, 1997. Lehman Brothers Inc. purchased 65,616 shares of Common Stock to fund the cash requirement of the redemption in accordance with the terms of its standby purchase agreement with Forest. Redemption of the $.75 Convertible Preferred Stock eliminated approximately $2,200,000 of annual preferred dividend payments.

                             FOREST OIL CORPORATION

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

(4)  NET PROPERTY AND EQUIPMENT

    The components of net property and equipment are as follows:

                                                                                           DECEMBER 31,
                                                                           JUNE 30, 1997       1996
                                                                           -------------  --------------
                                                                                  (IN THOUSANDS)
Oil and gas properties...................................................  $   1,532,501      1,457,212
Buildings, transportation and other equipment............................         10,008         10,993
                                                                           -------------  --------------
                                                                               1,542,509      1,468,205
Less accumulated depreciation, depletion and valuation allowance.........      1,045,479      1,009,963
                                                                           -------------  --------------
                                                                           $     497,030        458,242
                                                                           -------------  --------------
                                                                           -------------  --------------

(5)  GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets recorded in the acquisition of ProMark consist of the following:

                                                                              JUNE 30,    DECEMBER 31,
                                                                                1997          1996
                                                                              ---------  --------------
                                                                                   (IN THOUSANDS)
Goodwill....................................................................  $  16,599        16,728
Gas marketing contracts.....................................................     14,482        14,594
                                                                              ---------       -------
                                                                                 31,081        31,322
Less accumulated amortization...............................................      2,885         1,883
                                                                              ---------       -------
                                                                              $  28,196        29,439
                                                                              ---------       -------
                                                                              ---------       -------

    Goodwill is being amortized on a straight line basis over twenty years. The amount attributed to the value of gas marketing contracts acquired is being amortized on a straight line basis over the average life of such contracts of twelve years.

                             FOREST OIL CORPORATION

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

(6)  LONG-TERM DEBT

    The components of long-term debt are as follows:

                                                                              JUNE 30,     DECEMBER 31,
                                                                                1997           1996
                                                                             -----------  --------------
                                                                                   (IN THOUSANDS)
Credit Facility............................................................  $    58,500         26,400
Canadian Credit Facility...................................................       32,948         32,500
Saxon Credit Facility......................................................       22,104             --
Production payment obligation..............................................       10,880         12,596
11 1/4% Senior Subordinated Notes..........................................       99,452         99,421
                                                                             -----------  --------------
                                                                                 223,884        170,917
Less current portion.......................................................           --          2,058
                                                                             -----------  --------------
  Long-term debt...........................................................  $   223,884        168,859
                                                                             -----------  --------------
                                                                             -----------  --------------

(7)  DEFERRED REVENUE

    From 1991 to 1994, the Company sold volumetric production payments to Enron to fund capital expenditures and property acquisitions. On June 30, 1997 the Company purchased from Enron the obligation related to its last remaining volumetric production payment. The purchase price of approximately $6,832,000 plus expenses was funded by the Company's bank credit facility. Reserves of approximately 3.5 BCFE, which were dedicated to repayment of this volumetric production payment, reverted to the Company's interest.

(8)  EARNINGS (LOSS) PER SHARE

    Primary earnings (loss) per share is computed by dividing net earnings
(loss) attributable to common stock by the weighted average number of common shares and common share equivalents outstanding during each period, excluding treasury shares. Net earnings (loss) attributable to common stock represents net earnings (loss) less preferred stock dividend requirements. Common share equivalents include, when applicable, dilutive stock options and warrants using the treasury stock method.

    Fully diluted earnings (loss) per share assumes, in addition to the above,
(i) that convertible preferred stock was converted at the beginning of each period or date of issuance, if later, and (ii) any additional dilutive effect of stock options and warrants. The assumed exercises and conversions were antidilutive for the six months ended June 30, 1997 and 1996.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Forest Oil Corporation:

    We have audited the accompanying consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Forest Oil Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for oil and gas sales from the sales method to the entitlements method effective January 1, 1994.

                                          KPMG Peat Marwick LLP

Denver, Colorado
February 12, 1997

                             FOREST OIL CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                               DECEMBER 31,
                                                                                          -----------------------
                                                                                             1996         1995
                                                                                          -----------  ----------
                                                                                              (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.............................................................  $     8,626       3,287
  Accounts receivable...................................................................       55,462      17,395
  Other current assets..................................................................        4,996       2,557
                                                                                          -----------  ----------
      Total current assets..............................................................       69,084      23,239
Net property and equipment, at cost, full cost method (Notes 5 and 6)...................      458,242     277,599
Investment in affiliate (Note 4)........................................................           --      11,301
Goodwill and other intangible assets, net...............................................       29,439          --
Other assets............................................................................        6,693       8,904
                                                                                          -----------  ----------
                                                                                          $   563,458     321,043
                                                                                          -----------  ----------
                                                                                          -----------  ----------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Cash overdraft........................................................................  $     4,682       2,055
  Current portion of long-term debt (Note 5)............................................        2,091       2,263
  Accounts payable......................................................................       64,811      17,456
  Accrued interest......................................................................        4,584       4,029
  Other current liabilities.............................................................        5,565       6,617
                                                                                          -----------  ----------
      Total current liabilities.........................................................       81,733      32,420
Long-term debt (Notes 3 and 5)..........................................................      168,859     193,879
Other liabilities.......................................................................       19,844      27,139
Deferred revenue (Note 6)...............................................................        7,591      15,137
Deferred income taxes...................................................................       33,716          --

Commitments and contingencies (Notes 10, 12 and 13)

Minority interest (Note 2)..............................................................        9,272       8,171

Shareholders' equity (Notes 2, 3, 5, 8 and 9):
  Preferred stock.......................................................................       15,827      24,359
  Common stock, 30,541,105 shares in 1996 (10,660,291 shares in 1995)...................        3,053       1,066
  Capital surplus.......................................................................      438,556     241,241
  Common shares to be issued in debt restructuring......................................           --       6,073
  Accumulated deficit...................................................................     (214,190)   (217,495)
  Foreign currency translation..........................................................         (803)     (1,407)
  Treasury stock, at cost, none in 1996 and 1,060,000 shares in 1995....................           --      (9,540)
                                                                                          -----------  ----------
      Total shareholders' equity........................................................      242,443      44,297
                                                                                          -----------  ----------
                                                                                          $   563,458     321,043
                                                                                          -----------  ----------
                                                                                          -----------  ----------

          See accompanying Notes to Consolidated Financial Statements.

                             FOREST OIL CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   YEARS ENDED DECEMBER 31,
                                                                               ---------------------------------
                                                                                  1996        1995       1994
                                                                               -----------  ---------  ---------
                                                                                (IN THOUSANDS EXCEPT PER SHARE
                                                                                           AMOUNTS)
Revenue:
  Marketing and processing...................................................  $   187,374         --         --
  Oil and gas sales:
    Gas......................................................................       80,111     59,084     91,309
    Gas contract settlement (Note 15)........................................           --      4,263         --
    Oil, condensate and natural gas liquids..................................       48,602     18,928     23,232
                                                                               -----------  ---------  ---------
      Total oil and gas sales................................................      128,713     82,275    114,541
  Miscellaneous, net.........................................................        1,387        181      1,406
                                                                               -----------  ---------  ---------
      Total revenue..........................................................      317,474     82,456    115,947
Expenses:
  Marketing and processing...................................................      178,706         --         --
  Oil and gas production.....................................................       32,199     22,463     22,384
  General and administrative.................................................       13,623      9,081     11,166
  Interest...................................................................       23,307     25,323     26,773
  Depreciation and depletion.................................................       63,068     43,592     65,468
  Minority interest in loss of subsidiary....................................          (19)        --         --
  Provision for impairment of oil and gas properties.........................           --         --     58,000
                                                                               -----------  ---------  ---------
      Total expenses.........................................................      310,884    100,459    183,791
                                                                               -----------  ---------  ---------
Earnings (loss) before income taxes, cumulative effect of change in
  accounting principle and extraordinary item................................        6,590    (18,003)   (67,844)
Income tax expense (benefit) (Note 7):
  Current....................................................................        3,943         (7)         9
  Deferred...................................................................        1,508         --         --
                                                                               -----------  ---------  ---------
                                                                                     5,451         (7)         9
                                                                               -----------  ---------  ---------
Earnings (loss) before cumulative effect of change in accounting principle
  and extraordinary item.....................................................        1,139    (17,996)   (67,853)
Cumulative effect of change in accounting principle for oil and gas sales
  (Note 1)...................................................................           --         --    (13,990)
                                                                               -----------  ---------  ---------
Earnings (loss) before extraordinary item....................................        1,139    (17,996)   (81,843)
Extraordinary item -- gain on extinguishment of debt (Note 3)................        2,166         --         --
                                                                               -----------  ---------  ---------
Net earnings (loss)..........................................................  $     3,305    (17,996)   (81,843)
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
Weighted average number of common shares outstanding.........................       27,163      7,360      5,619
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
Earnings (loss) attributable to common stock.................................  $     1,147    (20,156)   (84,004)
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
Primary and fully diluted earnings (loss) per common share:
  Loss attributable to common stock before cumulative effect of change in
    accounting principle and extraordinary item..............................  $      (.04)     (2.74)    (12.46)
  Cumulative effect of change in accounting principle........................           --         --      (2.49)
                                                                               -----------  ---------  ---------
  Loss attributable to common stock before extraordinary item................         (.04)     (2.74)    (14.95)
  Extraordinary item -- gain on extinguishment of debt.......................          .08         --         --
                                                                               -----------  ---------  ---------
  Earnings (loss) attributable to common stock...............................  $       .04      (2.74)    (14.95)
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------

          See accompanying Notes to Consolidated Financial Statements.

                             FOREST OIL CORPORATION
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                           COMMON SHARES TO     ACCUMU-
                                                     PREFERRED     COMMON       CAPITAL    BE ISSUED IN DEBT     LATED
                                                       STOCK        STOCK       SURPLUS      RESTRUCTURING      DEFICIT
                                                    -----------  -----------  -----------  -----------------  -----------
                                                                               (IN THOUSANDS)
Balance December 31, 1993.........................   $  15,845          565      195,977              --        (117,656)
  Net loss........................................          --           --           --              --         (81,843)
  Exercise of employee stock options (Note 9).....          --            1          104              --              --
  $.75 Convertible Preferred Stock dividends paid
    in cash (Note 8)..............................          --           --       (2,161)             --              --
  Treasury stock contributed to the Retirement
    Savings Plan and other (Note 10)..............          --           --       (1,583)             --              --
  Foreign currency translation....................          --           --           --              --              --
                                                    -----------  -----------  -----------         ------      -----------
Balance December 31, 1994.........................      15,845          566      192,337              --        (199,499)
  Net loss........................................          --           --           --              --         (17,996)
  Issuance of Common Stock to Anschutz (Note 3)...          --          376       27,796              --              --
  Issuance of Second Series Convertible Preferred
    Stock to Anschutz (Notes 3 and 8).............       8,518           --           --              --              --
  Issuance of warrants to Anschutz (Notes 3 and
    9)............................................          --           --        8,310              --              --
  Issuance of warrants to JEDI (Note 3)...........          --           --       12,117              --              --
  Costs associated with equity issued to Anschutz
    and JEDI (Note 3).............................          --           --       (3,940)             --              --
  Common Stock issued in acquisition of Saxon
    (Notes 2 and 9)...............................          --          106        9,434              --              --
  Common Stock issued and treasury stock
    contributed to the Retirement Savings Plan
    (Note 10).....................................          --            2       (1,425)             --              --
  $.75 Convertible Preferred Stock dividends paid
    in cash (Note 8)..............................          --           --         (540)             --              --
  $.75 Convertible Preferred Stock dividends paid
    in Common Stock (Note 8)......................          --           16          (16)             --              --
  Conversion of $.75 Convertible Preferred Stock
    to Common Stock (Note 8)......................          (4)          --            4              --              --
  Common shares to be issued in JEDI Exchange
    (Note 3)......................................          --           --           --           6,073              --
  Unfunded pension liability (Note 10)............          --           --       (2,836)             --              --
  Foreign currency translation....................          --           --           --              --              --
                                                    -----------  -----------  -----------         ------      -----------
Balance December 31, 1995.........................      24,359        1,066      241,241           6,073        (217,495)
  Net earnings....................................          --           --           --              --           3,305
  Issuance of Common Stock, net of offering costs
    and minority interest effect of $706,000 (Note
    9)............................................          --        1,214      124,613              --              --
  Common shares issued in JEDI Exchange (Note 3)..          --          168        5,905          (6,073)             --
  Exercise of Anschutz Option (Notes 3 and 9).....          --          225       25,962              --              --
  Exercise of Anschutz A Warrant (Notes 3 and
    9)............................................          --           39        4,044              --              --
  Issuance of Common Stock to JEDI (Note 3).......          --          200       26,736              --              --
  Exercise of Public Warrants (Note 9)............          --            2          334              --              --
  Conversion of Second Series Preferred Stock to
    Common Stock (Note 8).........................      (8,518)         124        8,394              --              --
  Exercise of employee stock options (Note 9).....          --            3          398              --              --
  Common Stock issued and treasury stock
    contributed to the Retirement Savings Plan and
    other (Note 10)...............................          --            3          398              --              --
  $.75 Convertible Preferred Stock dividends paid
    in cash (Note 8)..............................          --           --       (1,619)             --              --
  $.75 Convertible Preferred Stock dividends paid
    in Common Stock (Note 8)......................          --            9           (9)             --              --
  Conversion of $.75 Convertible Preferred Stock
    to Common Stock (Note 8)......................         (14)          --           14              --              --
  Unfunded pension liability (Note 10)............          --           --        2,145              --              --
  Foreign currency translation....................          --           --           --              --              --
                                                    -----------  -----------  -----------         ------      -----------
Balance December 31, 1996.........................   $  15,827        3,053      438,556              --        (214,190)
                                                    -----------  -----------  -----------         ------      -----------
                                                    -----------  -----------  -----------         ------      -----------

                                                       FOREIGN
                                                      CURRENCY      TREASURY
                                                     TRANSLATION      STOCK
                                                    -------------  -----------

Balance December 31, 1993.........................         (785)       (5,790)
  Net loss........................................           --            --
  Exercise of employee stock options (Note 9).....           --            --
  $.75 Convertible Preferred Stock dividends paid
    in cash (Note 8)..............................           --            --
  Treasury stock contributed to the Retirement
    Savings Plan and other (Note 10)..............           --         3,964
  Foreign currency translation....................         (552)           --
                                                         ------    -----------
Balance December 31, 1994.........................       (1,337)       (1,826)
  Net loss........................................           --            --
  Issuance of Common Stock to Anschutz (Note 3)...           --            --
  Issuance of Second Series Convertible Preferred
    Stock to Anschutz (Notes 3 and 8).............           --            --
  Issuance of warrants to Anschutz (Notes 3 and
    9)............................................           --            --
  Issuance of warrants to JEDI (Note 3)...........           --            --
  Costs associated with equity issued to Anschutz
    and JEDI (Note 3).............................           --            --
  Common Stock issued in acquisition of Saxon
    (Notes 2 and 9)...............................           --        (9,540)
  Common Stock issued and treasury stock
    contributed to the Retirement Savings Plan
    (Note 10).....................................           --         1,826
  $.75 Convertible Preferred Stock dividends paid
    in cash (Note 8)..............................           --            --
  $.75 Convertible Preferred Stock dividends paid
    in Common Stock (Note 8)......................           --            --
  Conversion of $.75 Convertible Preferred Stock
    to Common Stock (Note 8)......................           --            --
  Common shares to be issued in JEDI Exchange
    (Note 3)......................................           --            --
  Unfunded pension liability (Note 10)............           --            --
  Foreign currency translation....................          (70)           --
                                                         ------    -----------
Balance December 31, 1995.........................       (1,407)       (9,540)
  Net earnings....................................           --            --
  Issuance of Common Stock, net of offering costs
    and minority interest effect of $706,000 (Note
    9)............................................           --         9,540
  Common shares issued in JEDI Exchange (Note 3)..           --            --
  Exercise of Anschutz Option (Notes 3 and 9).....           --            --
  Exercise of Anschutz A Warrant (Notes 3 and
    9)............................................           --            --
  Issuance of Common Stock to JEDI (Note 3).......           --            --
  Exercise of Public Warrants (Note 9)............           --            --
  Conversion of Second Series Preferred Stock to
    Common Stock (Note 8).........................           --            --
  Exercise of employee stock options (Note 9).....           --            --
  Common Stock issued and treasury stock
    contributed to the Retirement Savings Plan and
    other (Note 10)...............................           --            --
  $.75 Convertible Preferred Stock dividends paid
    in cash (Note 8)..............................           --            --
  $.75 Convertible Preferred Stock dividends paid
    in Common Stock (Note 8)......................           --            --
  Conversion of $.75 Convertible Preferred Stock
    to Common Stock (Note 8)......................           --            --
  Unfunded pension liability (Note 10)............           --            --
  Foreign currency translation....................          604            --
                                                         ------    -----------
Balance December 31, 1996.........................         (803)           --
                                                         ------    -----------
                                                         ------    -----------

          See accompanying Notes to Consolidated Financial Statements.

                             FOREST OIL CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        YEARS ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1996       1995       1994
                                                                                     ---------  ---------  ---------
                                                                                             (IN THOUSANDS)
Cash flows from operating activities:
  Earnings (loss) before cumulative effect of change in accounting principle and
    extraordinary item.............................................................  $   1,139    (17,996)   (67,853)
  Adjustments to reconcile loss before cumulative effect of change in accounting principle and extraordinary item to net cash provided (used) by operating activities:
    Depreciation and depletion.....................................................     63,068     43,592     65,468
    Amortization of deferred debt costs............................................      1,253      1,015      1,029
    Provision for impairment of oil and gas properties.............................         --         --     58,000
    Deferred income tax expense....................................................      1,508         --         --
    Interest added to principal....................................................      3,059        574      2,205
    Minority interest in net loss of subsidiary....................................        (19)        --         --
    Other, net.....................................................................        792      1,714      2,033
    (Increase) decrease in accounts receivable.....................................    (17,441)     4,285      4,839
    (Increase) decrease in other current assets....................................       (921)      (152)     1,078
    Increase (decrease) in accounts payable........................................     19,417    (11,458)     4,021
    Increase (decrease) in accrued interest and other current liabilities..........      3,506     (3,865)     2,941
    Proceeds from volumetric production payments...................................         --         --      4,353
    Amortization of deferred revenue...............................................     (7,546)   (20,771)   (35,673)
                                                                                     ---------  ---------  ---------
        Net cash provided (used) by operating activities...........................     67,815     (3,062)    42,441
Cash flows from investing activities:
  Acquisition of subsidiaries:
    Current assets.................................................................    (22,304)    (1,437)        --
    Property and equipment.........................................................   (144,099)   (26,530)        --
    Goodwill and other intangible assets...........................................    (31,163)        --         --
    Current liabilities............................................................     23,562      2,139         --
    Long-term debt.................................................................        701     16,183         --
    Other liabilities..............................................................      1,376         --         --
    Deferred taxes.................................................................     35,575        353         --
    Minority interest..............................................................         --      8,171         --
                                                                                     ---------  ---------  ---------
        Cash paid for acquisitions of subsidiaries.................................   (136,352)    (1,121)        --
  Capital expenditures for property and equipment..................................   (108,332)   (27,098)   (42,780)
  Proceeds from sales of assets....................................................     17,875      8,715     12,941
  Increase (decrease) in other assets, net.........................................        (58)     2,285     (2,468)
                                                                                     ---------  ---------  ---------
        Net cash used by investing activities......................................   (226,867)   (17,219)   (32,307)
Cash flows from financing activities:
  Proceeds from bank borrowings....................................................    194,018     82,600     31,500
  Repayments of bank borrowings....................................................   (176,641)   (91,800)   (23,500)
  Proceeds from nonrecourse secured loan...........................................         --         --      1,400
  Repayments of nonrecourse secured loan...........................................    (13,881)    (1,143)        --
  Repayments of production payment obligation......................................     (3,622)    (2,316)    (2,771)
  Redemptions and repurchases of subordinated debentures and secured notes.........         --         --     (7,171)
  Proceeds from common stock offering, net of offering costs.......................    136,073         --         --
  Proceeds from exercise of warrants and options...................................     31,945         --        105
  Proceeds from capital stock and warrants issued, net.............................         --     41,060         --
  Payment of preferred stock dividends.............................................     (1,079)      (540)    (2,161)
  Debt issuance costs..............................................................         (3)      (491)      (772)
  Increase (decrease) in cash overdraft............................................      2,627     (2,390)       551
  Decrease in other liabilities, net...............................................     (4,937)    (4,282)   (11,307)
                                                                                     ---------  ---------  ---------
        Net cash provided (used) by financing activities...........................    164,500     20,698    (14,126)
Effect of exchange rate changes on cash............................................       (109)         1        (88)
                                                                                     ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents...............................      5,339        418     (4,080)
Cash and cash equivalents at beginning of year.....................................      3,287      2,869      6,949
                                                                                     ---------  ---------  ---------
Cash and cash equivalents at end of year...........................................  $   8,626      3,287      2,869
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Cash paid during the year for:
  Interest.........................................................................  $  15,040     22,138     23,989
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
  Income taxes.....................................................................  $   3,428         --          9
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

          See accompanying Notes to Consolidated Financial Statements.

                             FOREST OIL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION -- Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America. The Company was incorporated in New York in 1924, the successor to a company formed in 1916, and has been publicly held since 1969. The Company is active in several of the major exploration and producing areas in and offshore the United States and in Canada.

    The consolidated financial statements include the accounts of Forest Oil Corporation and its consolidated subsidiaries (Forest or the Company). Significant intercompany balances and transactions are eliminated. The Company generally consolidates all subsidiaries in which it controls over 50% of the voting interests. Entities in which the Company does not have a direct or indirect majority voting interest are generally accounted for using the equity method.

    In the course of preparing the consolidated financial statements, management makes various assumptions and estimates to determine the reported amounts of assets, liabilities, revenue and expenses, and in the disclosures of commitments and contingencies. Changes in these assumptions and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, actual results could differ from amounts estimated.

    Unless otherwise indicated, all share amounts, share prices and per share amounts have been adjusted to give effect to a 5 to 1 reverse stock split that was effective on January 8, 1996.

    CASH EQUIVALENTS -- For purposes of the statements of cash flows, the Company considers all debt instruments with original maturities of three months or less to be cash equivalents.

    PROPERTY AND EQUIPMENT -- The Company uses the full cost method of accounting for oil and gas properties. Separate cost centers are maintained for each country in which the Company has operations. During 1996, the Company's oil and gas operations were conducted in the United States and in Canada. During 1995 and 1994, the Company's oil and gas operations were conducted solely in the United States. All costs incurred in the acquisition, exploration and development of properties (including costs of surrendered and abandoned leaseholds, delay lease rentals, dry holes and overhead related to exploration and development activities) are capitalized. Capitalized costs applicable to each cost center are depleted using the units of production method. A reserve is provided for estimated future costs of site restoration, dismantlement and abandonment activities as a component of depletion. Unusually significant investments in unproved properties, including related capitalized interest costs, are not depleted pending the determination of the existence of proved reserves. As of December 31, 1996, 1995 and 1994, there were undeveloped property costs of $30,046,000, $28,380,000 and $30,441,000, respectively, which were not being depleted in the United States and costs of $13,870,000 which were not being depleted in Canada. Of the undeveloped costs in the United States not being depleted at December 31, 1996, approximately 46% were incurred in 1996, 9% in 1995, 3% in 1994, 40% in 1993 and 2% in 1992. All of the undeveloped properties in Canada not being depleted at December 31, 1996 were acquired in 1996.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Depletion per unit of production was determined based on conversion to common units of measure using one barrel of oil as an equivalent to six thousand cubic feet (MCF) of natural gas. Depletion per unit of production (MCFE) for each of the Company's cost centers was as follows:

                                                                                 UNITED STATES     CANADA
                                                                                ---------------  -----------
1994..........................................................................     $    1.13             --
1995..........................................................................          1.06             --
1996..........................................................................          1.12            .85

    Pursuant to full cost accounting rules, capitalized costs less related accumulated depletion and deferred income taxes for each cost center may not exceed the sum of (1) the present value of future net revenue from estimated production of proved oil and gas reserves; plus (2) the cost of properties not being amortized, if any; plus (3) the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less (4) income tax effects related to differences in the book and tax basis of oil and gas properties. As a result of this limitation on capitalized costs, the accompanying financial statements include a provision for impairment of oil and gas property costs of $58,000,000 in the United States in 1994.

    Gain or loss is recognized only on the sale of oil and gas properties involving significant reserves.

    Buildings, transportation and other equipment are depreciated on the straight-line method based upon estimated useful lives of the assets ranging from five to forty-five years.

    Net property and equipment at December 31 consists of the following:

                                                                                 1996          1995
                                                                             -------------  -----------
                                                                                   (IN THOUSANDS)
Oil and gas properties.....................................................  $   1,457,212    1,216,027
Buildings, transportation and other equipment..............................         10,993       10,502
                                                                             -------------  -----------
                                                                                 1,468,205    1,226,529
Less accumulated depreciation, depletion and valuation allowance...........      1,009,963      948,930
                                                                             -------------  -----------
                                                                             $     458,242      277,599
                                                                             -------------  -----------
                                                                             -------------  -----------

    GOODWILL AND OTHER INTANGIBLE ASSETS -- Goodwill and other intangible assets recorded in the acquisition of the Company's gas marketing subsidiary consist of the following at December 31, 1996:

                                                                                               1996
                                                                                          --------------
                                                                                          (IN THOUSANDS)
Goodwill................................................................................    $   16,728
Gas marketing contracts.................................................................        14,594
                                                                                          --------------
                                                                                                31,322
Less accumulated amortization...........................................................         1,883
                                                                                          --------------
                                                                                            $   29,439
                                                                                          --------------
                                                                                          --------------

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Goodwill is being amortized on a straight line basis over twenty years. The amount attributed to the value of gas marketing contracts acquired is being amortized on a straight line basis over the average life of such contracts of twelve years.

    GAS MARKETING -- The Company's gas marketing subsidiary, ProMark, enters into fixed price agreements to purchase and sell natural gas. ProMark's general strategy for this business is to enter into offsetting purchase and sales contracts. Net open positions relating to these contracts do occur, but have not been significant to date. Revenue from the sale of the gas is recorded as marketing revenue and the cost of the gas sold is recorded as marketing expense.

    ProMark also provides natural gas marketing aggregation services for third parties. Fees earned for such services are recorded as marketing revenue as the services are performed.

    OIL AND GAS SALES -- The Company changed its method of accounting for oil and gas sales from the sales method to the entitlements method effective January 1, 1994. Under the sales method previously used by the Company, all proceeds from production credited to the Company were recorded as revenue until such time as the Company had produced its share of related reserves. Under the entitlements method, revenue is recorded based upon the Company's share of volumes sold, regardless of whether the Company has taken its proportionate share of volumes produced.

    Under the entitlements method, the Company records a receivable or payable to the extent it receives less or more than its proportionate share of the related revenue. The Company believes that the entitlements method is preferable because it allows for recognition of revenue based on the Company's actual share of jointly owned production and provides a better matching of revenue and related expenses.

    The cumulative effect of the change for the periods through December 31, 1993 was a charge of $13,990,000. The effect of this change on 1994 was an increase in earnings from operations of $3,584,000 and an increase in production volumes of 1,555,000 MCF. There were no related income tax effects in 1994.

    As of December 31, 1996 the Company had produced approximately 2.6 BCF more than its entitled share of production. The estimated value of this imbalance of approximately $4,355,000 is included in the accompanying consolidated balance sheet as a short-term liability of $1,650,000 and a long-term liability of $2,705,000.

    HEDGING TRANSACTIONS -- In order to minimize exposure to fluctuations in oil and natural gas prices, the Company hedges the price of future oil and natural gas production by entering into certain contracts and financial arrangements. These instruments are accounted for as hedges when the instrument is designated as a hedge of the related production and there exists a high degree of correlation between the fair value of the instrument and the fair value of the hedged production. The degree of correlation is assessed periodically. Gains and losses related to these hedging transactions are recognized as adjustments to therevenue recorded for the related production. Costs associated with the purchase of certain hedging instruments are deferred and amortized against revenue related to the hedged production.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INCOME TAXES -- The Company uses the asset and liability method of accounting for income taxes which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between financial accounting bases and tax bases of assets and liabilities.

    FOREIGN CURRENCY TRANSLATION -- The functional currency of the Company's Canadian operations is the Canadian dollar. Assets and liabilities related to the Company's Canadian operations are generally translated at current exchange rates, and related translation adjustments are reported as a component of shareholders' equity. Income statement accounts are translated at the average rates during the period.

    EARNINGS (LOSS) PER SHARE -- Primary earnings (loss) per share is computed by dividing net earnings (loss) attributable to common stock by the weighted average number of common shares and common share equivalents outstanding during each period, excluding treasury shares. Net earnings (loss) attributable to common stock represents net earnings (loss) less preferred stock dividend requirements of $2,158,000 in 1996, $2,160,000 in 1995 and $2,161,000 in 1994.
Common share equivalents include, when applicable, dilutive stock options and warrants using the treasury stock method.

    Fully diluted earnings (loss) per share is computed assuming, in addition to the above, (i) that convertible preferred stock was converted at the beginning of each period or date of issuance, if later, and (ii) any additional dilutive effect of stock options and warrants. The effects of these assumptions were anti-dilutive in 1996, 1995 and 1994.

    RECLASSIFICATIONS -- Certain amounts in prior years' financial statements have been reclassified to conform to the 1996 financial statement presentation.

(2)  ACQUISITIONS:

    During 1995, the Company completed acquisitions totaling $26,807,000. The most significant of these was the purchase on December 20, 1995 of a 56% economic (49% voting) interest in Saxon Petroleum Inc. (Saxon) for approximately $22,000,000. Saxon is a Canadian exploration and production company with headquarters in Calgary, Alberta and operations concentrated in western Alberta. In the transaction, Forest received from Saxon 40,800,000 voting common shares, 12,300,000 nonvoting common shares, 15,500,000 convertible preferred shares and warrants to purchase 5,300,000 common shares. The preferred shares and the nonvoting common shares of Saxon are convertible into voting common shares at any time. In exchange, Forest transferred to Saxon its preferred shares of Archean Energy, Ltd., issued to Saxon 1,060,000 common shares of Forest and paid Saxon $1,500,000 CDN. The preferred shares of Archean Energy, Ltd. were recorded at their historical carrying value of $11,301,000. The Forest common shares issued to Saxon were recorded at their estimated fair value determined by reference to the quoted market price of the shares immediately preceding the announcement of the acquisition.

    Since Forest has majority voting control over Saxon as a result of the voting common shares that it owns and proxies that it holds, it has accounted for Saxon as a consolidated subsidiary from the date of its acquisition. The Company did not record any production or results of operations of Saxon for the period from December 20 to December 31, 1995 as the results of operations for such period were not significant.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(2)  ACQUISITIONS: (CONTINUED)
    The Forest common shares held by Saxon were recorded as treasury stock on Forest's consolidated balance sheet at December 31, 1995. In January 1996, Saxon sold these shares in a public offering of Forest Common Stock and used the proceeds to reduce its bank debt.

    In September 1996, the preferred shares of Archean were redeemed for cash at their approximate carrying value.

    Subsequent to December 31, 1996 Forest converted its preferred shares of Saxon into 27,192,983 nonvoting common shares and purchased 3,158,142 voting common shares and 2,380,608 nonvoting common shares of Saxon pursuant to an equity participation agreement. These transactions increased Forest's economic interest in Saxon to 66%.

    On January 31, 1996 the Company completed the acquisition of ATCOR Resources Ltd. of Calgary, Alberta for approximately $136,000,000, including acquisition costs of approximately $1,000,000. The purchase was funded by the net proceeds of a Common Stock offering and approximately $8,300,000 drawn under the Company's bank credit facility. The exploration and production business of ATCOR was renamed Canadian Forest Oil Ltd. (Canadian Forest). Canadian Forest's principal reserves and producing properties are located in Alberta and British Columbia, Canada. As part of the Canadian Forest acquisition, Forest also acquired ATCOR's natural gas marketing business which was renamed Producers Marketing Ltd. (ProMark). ProMark is a wholly owned subsidiary of Canadian Forest.

    The consolidated balance sheet of Forest includes the accounts of Saxon and Canadian Forest at December 31, 1996. The consolidated statements of operations include the results of operations of Saxon effective January 1, 1996 and the results of operations of Canadian Forest effective February 1, 1996.

    The following unaudited pro forma consolidated statements of operations information assumes that the Common Stock offering and the acquisitions of Saxon and Canadian Forest occurred as of January 1, 1995:

                                                                                  PRO FORMA YEAR ENDED
                                                                                      DECEMBER 31,
                                                                                 ----------------------
                                                                                    1996        1995
                                                                                 -----------  ---------
                                                                                     (IN THOUSANDS
                                                                                  EXCLUDING PER SHARE
                                                                                        AMOUNTS)
Revenue:
  Marketing and processing.....................................................  $   200,715    139,444
  Oil and gas sales............................................................      132,423    129,326
  Miscellaneous, net...........................................................        1,387        132
                                                                                 -----------  ---------
    Total revenue..............................................................  $   334,525    268,902
                                                                                 -----------  ---------
                                                                                 -----------  ---------
Earnings (loss) before income taxes, and extraordinary item....................  $     7,512     (9,680)
                                                                                 -----------  ---------
                                                                                 -----------  ---------
Net earnings (loss)............................................................  $     3,687    (15,972)
                                                                                 -----------  ---------
                                                                                 -----------  ---------
Primary earnings (loss) per share..............................................  $       .06       (.81)
                                                                                 -----------  ---------
                                                                                 -----------  ---------
Fully diluted earnings (loss) per share........................................  $       .05       (.81)
                                                                                 -----------  ---------
                                                                                 -----------  ---------

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(2)  ACQUISITIONS: (CONTINUED)
    Summarized consolidated financial information for Canadian Forest Oil Ltd. as of December 31, 1996 and for the period from January 31, 1996 (acquisition date) to December 31, 1996 is as follows:

                                                                                                1996
                                                                                             -----------
SUMMARIZED CONSOLIDATED BALANCE SHEET INFORMATION:
ASSETS
  Current assets...........................................................................  $    29,511
  Net property and equipment...............................................................      137,278
  Goodwill and other intangible assets, net................................................       29,439
                                                                                             -----------
                                                                                             $   196,228
                                                                                             -----------
                                                                                             -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities......................................................................  $    29,880
  Intercompany payable.....................................................................       32,500
  Other liabilities........................................................................          805
  Deferred income taxes....................................................................       32,912
  Shareholders' equity.....................................................................      100,131
                                                                                             -----------
    Total liabilities and equity...........................................................  $   196,228
                                                                                             -----------
                                                                                             -----------
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS:
  Revenue..................................................................................  $   224,757
                                                                                             -----------
                                                                                             -----------
  Earnings before income taxes.............................................................  $     9,685
                                                                                             -----------
                                                                                             -----------
  Net earnings.............................................................................  $     4,739
                                                                                             -----------
                                                                                             -----------

    The Company prepares full cost ceiling test computations on a country-by-country basis and, accordingly, has not prepared such computation for Canadian Forest Oil Ltd. on a stand-alone basis.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(3)  ANSCHUTZ AND JEDI TRANSACTIONS:

    During 1995 and 1996, the Company consummated transactions with The Anschutz Corporation (Anschutz) and with Joint Energy Development Investments Limited Partnership (JEDI), a Delaware limited partnership the general partner of which is an affiliate of Enron Corp. (Enron).

    Pursuant to a purchase agreement between the Company and Anschutz, Anschutz purchased 3,760,000 shares of the Company's Common Stock and 620,000 shares of a new series of preferred stock which were convertible into 1,240,000 additional shares of Common Stock for a total consideration of $45,000,000. The preferred stock had a liquidation preference of $18.00 per share and received dividends ratably with the Common Stock. In addition, Anschutz received a warrant that entitled it to purchase 3,888,888 shares of the Company's Common Stock for $10.50 per share (the A Warrant). The A Warrant was scheduled to expire July 27, 1998.

    The Anschutz investment was made in two closings. At the first closing, which occurred on May 19, 1995, Anschutz loaned the Company $9,900,000. The loan carried interest at 8% per annum. The loan was nonrecourse to the Company and was secured by oil and gas properties owned by the Company, the preferred stock of Archean Energy Ltd., and a cash collateral account with an initial balance of $2,000,000. At the second closing, which occurred in July 1995, Anschutz converted the loan into 1,100,000 shares of Common Stock and the shares issued were recorded at the carrying amount of the loan ($9,900,000). At the second closing, Anschutz purchased an additional 2,660,000 shares of Common Stock, the convertible preferred stock and the A Warrant for $35,100,000. The total proceeds received by the Company at the second closing were allocated based on the relative fair market values of the Common Stock ($18,272,000), convertible preferred stock ($8,518,000) and the A Warrant ($8,310,000) issued. The Company also entered into a shareholders agreement with Anschutz pursuant to which Anschutz agreed to certain voting, acquisition, and transfer limitations regarding its shares of Common Stock for five years after the second closing.

    At the second closing on July 27, 1995, Forest and JEDI restructured JEDI's existing loan which had a principal balance of approximately $62,368,000 before unamortized discount of $4,984,000. As a part of the restructuring, the existing JEDI loan balance was divided into two tranches: a $40,000,000 tranche, which bore interest at the rate of 12.5% per annum and was due and payable in full on December 31, 2000; and an approximately $22,400,000 tranche, which did not bear interest and was due and payable in full on December 31, 2002. JEDI also relinquished the net profits interest that it held in certain properties of the Company. In consideration, JEDI received a warrant (the B Warrant) that entitled it to purchase 2,250,000 shares of the Company's Common Stock for $10.00 per share. The B Warrant was recorded at its estimated fair value. The fair value of the B warrant was estimated to be approximately $12,100,000, representing the amount determined using the Black-Scholes Option Pricing Model, based on the market value of the stock at the date of the transaction, less a discount of 10% to reflect the size of the block of shares to be issued and the estimated brokerage fees on the ultimate disposition of the shares.

    Also at the second closing, JEDI granted an option to Anschutz (the Anschutz Option), pursuant to which Anschutz was entitled to purchase from JEDI up to 2,250,000 shares of the Company's Common Stock at a purchase price per share equal to the lesser of (a) $10.00 plus 18% per annum from July 27, 1995 to the date of exercise of the option, or (b) $15.50. The Anschutz Option was scheduled to terminate on July 27, 1998. JEDI was to satisfy its obligations under the Anschutz Option by exercising

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(3) ANSCHUTZ AND JEDI TRANSACTIONS: (CONTINUED) the B Warrant. The Company also agreed to use the proceeds from the exercise of the A Warrant to pay principal and interest on the $40,000,000 tranche of the JEDI loan.

    As a result of the loan restructuring and the issuance of the B Warrant, the Company reduced the recorded amount of the related liability to approximately $45,493,000. No gain or loss was recorded on the loan restructuring since the estimated fair value of the restructured loan and the B warrant was approximately equal to the original loan balance.

    In December 1995, JEDI exchanged the $22,400,000 tranche and the B Warrant for 1,680,000 shares of Common Stock (the JEDI Exchange). The fair value of the 1,680,000 shares of Common Stock was estimated to be $15,400,000 based on the quoted market price of the Common Stock at the date of the transaction, less a discount of 35% to reflect the shareholder agreement with JEDI that limited JEDI's ability to vote the shares or to transfer the shares before July 27, 1998, the size of the block of stock and the estimated brokerage fees on the ultimate disposition of the shares. No gain or loss was recorded on the exchange since the estimated fair value of the Common Stock issued less the estimated fair value of the B warrant reacquired was approximately equal to the carrying amount of the $22,400,000 tranche.

    Pursuant to the JEDI Exchange, the Company assumed JEDI's obligations under the Anschutz Option. Under the Anschutz Option, the Company was then obligated to issue shares directly to Anschutz that previously would have been issued to JEDI pursuant to the B Warrant.

    On August 1, 1996 The Anschutz Corporation exercised the Anschutz Option to purchase 2,250,000 shares of Common Stock for $26,200,000 or approximately $11.64 per share. Proceeds received by Forest were used primarily to fund a portion of 1996 capital expenditures.

    On November 5, 1996 the Company exchanged 2,000,000 shares of Common Stock plus approximately $13,500,000 cash to extinguish approximately $43,000,000 of nonrecourse secured debt then owed to JEDI. In connection with this transaction, Anschutz acquired 1,628,888 shares of Common Stock by exercising a portion of the A Warrant to purchase 388,888 shares of common stock at $10.50 per share and by converting 620,000 shares of Forest's Second Series Preferred Stock into 1,240,000 shares of Common Stock. The term of the remaining 3,500,000 warrants held by Anschutz was extended to July 27, 1999. The fair value of the shares of Common Stock issued to JEDI was estimated based on the quoted market price of the Common Stock at the date of the transaction, less a discount of 7 1/2% to reflect the lock-up agreement with JEDI that limited JEDI's ability to transfer the shares before May 31, 1997, the size of the block of shares to be issued and the estimated brokerage fees on the ultimate disposition of the shares. The fair value of the Common Stock issued and the cash paid to JEDI, including related expenses of the transaction, was less than the carrying amount of the debt extinguished. Accordingly, the Company recorded an extraordinary gain on extinguishment of debt in the fourth quarter of 1996 of approximately $2,166,000.

(4)  INVESTMENT IN AFFILIATE:

    In 1992, the Company sold its Canadian assets and related operations to CanEagle Resources Corporation (CanEagle) for approximately $51,250,000 in Canadian funds ($41,000,000 U.S.). In the transaction, the Company received cash of approximately $28,000,000 CDN ($22,400,000 U.S.), net of expenses, and provided financing in the aggregate principal amount of $22,000,000 CDN ($17,600,000 U.S.). On June 24, 1994 CanEagle sold a significant portion of its oil and gas properties to a third party. In

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(4)  INVESTMENT IN AFFILIATE: (CONTINUED)
conjunction with this transaction, the Company received $6,124,000 CDN ($4,400,000 U.S.) and exchanged its investment in CanEagle for shares of preferred stock of a newly formed entity, Archean Energy, Ltd. (Archean). The Company accounted for the proceeds from the 1992 and 1994 transactions as reductions in the carrying value of its investment in CanEagle. The preferred shares of Archean were recorded at an amount equal to the remaining carrying value of the Company's investment in CanEagle.

    The Company accounted for its investment in Archean (and CanEagle prior to June 24, 1994) in a manner analagous to equity accounting. Losses were recognized to the extent that losses were attributable to the Company's interest. Earnings were recognized only if realization was assured. Under this method, no earnings or losses were recognized in 1996, 1995 or 1994.

    In December 1995, in connection with the Saxon acquisition, the Company transferred its Archean preferred stock to Saxon and the Company continued to account for the investment in Archean at its historical carrying value. In September 1996, the preferred shares of Archean were redeemed for cash at their approximate carrying value.

(5)  LONG-TERM DEBT:

    Long-term debt at December 31 consists of the following:

                                                                                    1996        1995
                                                                                 -----------  ---------
Credit facility................................................................  $    26,400     23,800
Canadian Forest credit facility................................................       32,500         --
Saxon credit facility..........................................................           --     16,437
Nonrecourse secured loan.......................................................           --     40,322
Production payment obligation..................................................       12,596     16,218
11 1/4% Senior Subordinated Notes..............................................       99,421     99,365
                                                                                 -----------  ---------
                                                                                     170,917    196,142
Less current portion...........................................................       (2,058)    (2,263)
                                                                                 -----------  ---------
Long-term debt.................................................................  $   168,859    193,879
                                                                                 -----------  ---------
                                                                                 -----------  ---------

    CREDIT FACILITY:

    The Company has a secured credit facility (the Credit Facility) with The Chase Manhattan Bank, NA. (Chase) as agent for a group of banks. Under the Credit Facility, as amended, the Company may borrow up to $60,000,000 for working capital and/or general corporate purposes. Advances under this facility bear interest at rates ranging from the banks' prime rate to prime plus 3/4% or, alternatively, the London interbank offered rate (LIBOR) plus 1.0% to LIBOR plus 1 3/4% depending on the ratio of debt to total capitalization for the Company. The borrowing base is subject to formal redetermination semi-annually, but may be changed at the banks' discretion at any time. The Credit Facility is secured by a lien on, and a security interest in, a majority of the Company's domestic proved oil and gas properties and related assets (subject to prior security interests granted to holders of volumetric production payment agreements) and a pledge of accounts receivable. The maturity date of the Credit Facility is January 31, 2000. Under the terms of the Credit Facility, the Company is subject to certain covenants and financial tests, including restrictions or requirements with respect to working capital, cash flow, additional debt, liens,

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(5)  LONG-TERM DEBT: (CONTINUED)
asset sales, investments, mergers, cash dividends on capital stock and reporting responsibilities. At December 31, 1996 notes payable of $26,400,000 were outstanding under the Credit Facility with interest at rates ranging from 7.00% to 8.75% per annum. The Company has also used the Credit Facility for a $1,500,000 letter of credit.

    CANADIAN FOREST CREDIT FACILITY:

    On February 8, 1996 a newly-formed Canadian subsidiary of Forest entered into a credit agreement (the Canadian Credit Facility) with The Chase Manhattan Bank of Canada for the benefit of Canadian Forest and ProMark. The borrowing base under the Canadian Credit Facility is $60,000,000 CDN. The borrowing base is subject to formal redeterminations semi-annually, but may be changed by the bank at its discretion at any time. The maturity date of the Canadian Credit Facility is February 7, 1999. The Canadian Credit Facility is indirectly secured by substantially all the assets of Canadian Forest. Funds drawn under the Canadian Credit Facility can be used for general corporate purposes. Under the terms of the Canadian Credit Facility, the three Canadian subsidiaries are subject to certain covenants and financial tests including restrictions or requirements with respect to working capital, cash flow, additional debt, liens, asset sales, investments, mergers, cash dividends and reporting responsibilities. At December 31, 1996 the outstanding balance under this facility was $32,500,000 (US) with interest at rates ranging from 7.25% to 7.3125% per annum. Canadian Forest has entered into interest rate swaps which fix the interest rate on approximately $22,000,000 of long-term debt at 10.055% to 10.55% with terms expiring in 1998. The Company has also used this facility for a letter of credit in the amount of $3,081,000 CDN.

    SAXON CREDIT FACILITY:

    Saxon has a revolving credit facility with a borrowing base of $20,000,000 CDN. The loan is subject to semi-annual review and has demand features; however, repayments are not required provided that borrowings are not in excess of the borrowing base and Saxon complies with other existing covenants. At December 31, 1996 there was no outstanding balance under this facility.

    NONRECOURSE SECURED LOAN:

    On December 30, 1993, the Company entered into a nonrecourse secured loan agreement with JEDI. The terms of the JEDI loan were restructured in 1995 as described in Note 3. Under the terms of the restructured JEDI loan, the Company was required to make payments based on the net proceeds, as defined, from certain subject properties. Payments under the JEDI loan were due monthly and were equal to 90% of total net operating income from the secured properties, reduced by 80% of allowable capital expenditures, as defined. On November 5, 1996 the Company exchanged 2,000,000 shares of Common Stock plus approximately $13,500,000 cash to extinguish the remaining balance of the nonrecourse secured debt owed to JEDI of approximately $43,000,000. See Note 3.

    PRODUCTION PAYMENT OBLIGATION:

    The dollar-denominated production payment was entered into in 1992 to finance property acquisitions. The original amount of the dollar-denominated production payment was $37,550,000, which was recorded as a liability of $28,805,000 after a discount to reflect a market rate of interest of 15.5%. At

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(5)  LONG-TERM DEBT: (CONTINUED)
December 31, 1996 the remaining principal amount was $16,981,000 and the recorded liability was $12,596,000. Under the terms of this production payment, the Company must make a monthly cash payment which is the greater of a base amount or 85% of net proceeds from the subject properties located in the United States, as defined, except that the amount required to be paid in any given month shall not exceed 100% of the net proceeds from the subject properties. The Company retains a management fee equal to 10% of sales from the properties, which is deducted in the calculation of net proceeds. The Company's current estimate, based on expected production and prices, budgeted capital expenditure levels and expected discount amortization, is that 1997 payments will reduce the recorded liability by approximately $2,058,000, which amount is included in current liabilities, increase the recorded liability by approximately $1,022,000 in 1998, and reduce the recorded liability by $975,000 in 1999, $2,433,000 in 2000 and $2,038,000 in 2001. Properties to which approximately 3% of the Company's estimated proved reserves are attributable, on an MCFE basis, are dedicated to this production payment financing.

    11 1/4% SENIOR SUBORDINATED NOTES:

    On September 8, 1993 the Company completed a public offering of $100,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due September 1, 2003. The Senior Subordinated Notes were issued at a price of 99.259% yielding 11.375% to the holders. The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after September 1, 1998 initially at a redemption price of 105.688%, plus accrued interest to the date of redemption, declining at the rate of 1.896% per year to September 1, 2000 and at 100% thereafter.

    Under the terms of the Senior Subordinated Notes, the Company must meet certain tests before it is able to pay cash dividends or make other restricted payments, incur additional indebtedness, engage in transactions with its affiliates, incur liens and engage in certain sale and leaseback arrangements. The terms of the Senior Subordinated Notes also limit the Company's ability to undertake a consolidation, merger or transfer of all or substantially all of its assets. In addition, the Company is, subject to certain conditions, obligated to offer to repurchase Senior Subordinated Notes at par value plus accrued and unpaid interest to the date of repurchase, with the net cash proceeds of certain sales or dispositions of assets. Upon a change of control, as defined, the Company will be required to make an offer to purchase the Senior Subordinated Notes at 101% of the principal amount thereof, plus accrued interest to the date of purchase.

(6)  DEFERRED REVENUE:

    From April 1991 through July 1994, the Company entered into various volumetric production payments with entities affiliated with Enron for net proceeds of $139,058,000. Under the terms of these production payments, the Company was required to deliver 80.1 BCF of natural gas and 770,000 barrels of oil over periods ranging from three to eight years.

    The Company is required to deliver the scheduled volumes from the subject properties or to make a cash payment for volumes produced but not delivered, in combination not to exceed a specified percentage of monthly production. If production levels are not sufficient to meet scheduled delivery commitments, the Company must account for and make up such shortages, at market-based prices, from future production. The Company is responsible for royalties and for production costs associated

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(6)  DEFERRED REVENUE: (CONTINUED)
with operating the properties subject to the production payment agreements. The Company may grant liens on properties subject to the production payment agreements, but it must notify prospective lienholders that their rights are subject to the prior rights of the production payment owner.

    Amounts received under the production payments were recorded as deferred revenue. Volumes associated with amortization of deferred revenue for the years ended December 31, 1996, 1995 and 1994 were as follows:

                                                                                         NET SALES VOLUMES
                                                                                    ATTRIBUTABLE TO PRODUCTION
                                                          VOLUMES DELIVERED (1)       PAYMENT DELIVERIES (2)
                                                       ---------------------------  ---------------------------
                                                       NATURAL GAS                  NATURAL GAS
                                                          (MMCF)      OIL (MBBLS)      (MMCF)      OIL (MBBLS)
                                                       ------------  -------------  ------------  -------------
1996.................................................        3,721            87          3,168            74
1995.................................................       11,045           173          9,120           145
1994.................................................       19,985           218         16,005           182

------------------------

(1) Amounts settled in cash in lieu of volumes were $1,641,000, $2,433,000 and $5,742,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

(2) Represents volumes required to be delivered to Enron affiliates net of estimated royalty volumes.

    Future amortization of deferred revenue, based on the scheduled deliveries under the production payment agreements, is as follows:

                                                                                     NET SALES VOLUMES
                                                      VOLUMES REQUIRED TO BE    ATTRIBUTABLE TO PRODUCTION
                                                        DELIVERED TO ENRON        PAYMENT DELIVERIES (1)
                                        ANNUAL       -------------------------  ---------------------------
                                     AMORTIZATION       NATURAL GAS (MMCF)          NATURAL GAS (MMCF)
                                    ---------------  -------------------------  ---------------------------
                                    (IN THOUSANDS)
1997..............................     $   2,439                 1,410                       1,008
1998..............................         1,592                   892                         637
1999..............................         1,352                   757                         541
Thereafter........................         2,208                 1,237                         884
                                         -------                 -----                       -----
                                       $   7,591                 4,296                       3,070
                                         -------                 -----                       -----
                                         -------                 -----                       -----

------------------------

(1) Represents volumes required to be delivered to Enron net of estimated royalty volumes.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(7)  INCOME TAXES:

    The income tax expense (benefit) is different from amounts computed by applying the statutory Federal income tax rate for the following reasons:

                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
                                                                                            (IN THOUSANDS)
Tax expense (benefit) at 35% of income (loss) before income taxes, cumulative
  effects of changes in accounting principles and extraordinary item..............  $   2,300     (6,367)   (23,749)
Change in the valuation allowance for deferred tax assets attributable to income
  (loss) before income taxes, cumulative effects of changes in accounting
  principles and extraordinary item...............................................       (367)     5,732     23,220
Canadian earnings taxed at a higher effective rate................................      1,068         --         --
Canadian Crown payments (net of Alberta Royalty Tax Credit) not deductible for tax
  purposes........................................................................      2,799         --         --
Canadian resource allowance.......................................................     (3,005)        --         --
Non-deductible depletion and amortization.........................................      1,694         --         --
Expiration of tax carryforwards...................................................        643        535        455
Other.............................................................................        319         93         83
                                                                                    ---------  ---------  ---------
Total income tax expense (benefit)................................................  $   5,451         (7)         9
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    Deferred income taxes generally result from recognizing income and expenses at different times for financial and tax reporting. In the U.S., differences result in part from capitalization of certain development, exploration and other costs under the full cost method of accounting, recording proceeds from the sale of properties in the full cost pool, and the provision for impairment of oil and gas properties for financial accounting purposes. In Canada, differences result in part from accelerated cost recovery of oil and gas capital expenditures for tax purposes.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(7)  INCOME TAXES: (CONTINUED)
    The components of the net deferred tax liability at December 31, 1996 and 1995 are as follows:

                                                                                              1996        1995
                                                                                           ----------  ----------
                                                                                               (IN THOUSANDS)
Deferred tax assets:
  Allowance for doubtful accounts........................................................  $      296         283
  Accrual for retirement benefits........................................................       1,128       1,223
  Accrual for medical benefits...........................................................       2,220       2,220
  Accrual for sales recorded on the entitlement method...................................       1,499       2,920
  Accrual for interest rate swaps........................................................         509          --
  Net operating loss carryforward........................................................      46,828      39,264
  Depletion carryforward.................................................................       6,958       6,958
  Investment tax credit carryforward.....................................................       2,576       3,219
  Alternative minimum tax credit carryforward............................................       2,187       2,187
  Other..................................................................................         613         243
                                                                                           ----------  ----------
    Total gross deferred tax assets......................................................      64,814      58,517
    Less valuation allowance.............................................................     (43,999)    (45,124)
                                                                                           ----------  ----------
    Net deferred tax assets..............................................................      20,815      13,393
Deferred tax liabilities:
  Property and equipment.................................................................     (48,475)    (13,393)
  Deferred income on long term contracts.................................................      (6,014)         --
  Other..................................................................................         (42)         --
                                                                                           ----------  ----------
    Total gross deferred tax liabilities.................................................     (54,531)    (13,393)
                                                                                           ----------  ----------
    Net deferred tax liability...........................................................  $  (33,716)         --
                                                                                           ----------  ----------
                                                                                           ----------  ----------

    The net change in the total valuation allowance for the year ended December 31, 1996 was a decrease of $1,125,000, which includes a decrease in the valuation allowance of $758,000 attributable to the extraordinary gain.

    The Alternative Minimum Tax (AMT) credit carryforward available to reduce future U.S. Federal regular taxes aggregated $2,187,000 at December 31, 1996. This amount may be carried forward

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(7)  INCOME TAXES: (CONTINUED)
indefinitely. U.S. Federal regular and AMT net operating loss carryforwards at December 31, 1996 were $133,795,000 and $130,142,000, respectively, and will expire in the years indicated below:

                                                                                   REGULAR       AMT
                                                                                 -----------  ---------
                                                                                     (IN THOUSANDS)
2000...........................................................................  $     3,590      4,975
2005...........................................................................        8,307         --
2008...........................................................................       28,999     31,799
2009...........................................................................       22,817     22,964
2010...........................................................................       45,736     46,058
2011...........................................................................       24,346     24,346
                                                                                 -----------  ---------
                                                                                 $   133,795    130,142
                                                                                 -----------  ---------
                                                                                 -----------  ---------

    AMT net operating loss carryforwards can be used to offset 90% of AMT income in future years.

    Investment tax credit carryforwards available to reduce future U.S. Federal income taxes aggregated $2,576,000 at December 31, 1996 and expire at various dates through the year 2001. Percentage depletion carryforwards available to reduce future U.S. Federal taxable income aggregated $19,879,000 at December 31, 1996. This amount may be carried forward indefinitely.

    Canadian tax pools available to reduce future Canadian Federal income taxes aggregated approximately $78,000,000 at December 31, 1996. These tax pool balances are deductible on a declining balance basis ranging from ten to one hundred percent of the balance annually. These amounts may be carried forward indefinitely.

    The availability of some of these U.S. Federal tax attributes to reduce current and future U.S. taxable income of the Company is subject to various limitations under the Internal Revenue Code. In particular, the Company's ability to utilize such tax attributes could be limited due to the occurrence of an "ownership change" within the meaning of Section 382 of the Internal Revenue Code resulting from the Anschutz transaction in 1995 and the public stock issuance in 1996. Under the general provisions of Section 382 of the Code, the Company's net operating loss carryforwards will be subject to an annual limitation as to their use of approximately $5,700,000. Even though the Company is limited in its ability to use the net operating loss carryovers under these provisions of Section 382, it may be entitled to use these net operating loss carryovers to offset (a) gains recognized in the five years following the ownership change on the disposition of certain assets, to the extent that the value of the assets disposed of exceeds their tax basis on the date of the ownership change or (b) any item of income which is properly taken into account in the five years following the ownership change but which is attributable to periods before the ownership change ("built-in gain"). The ability of the Company to use these net operating loss carryovers to offset built-in gain first requires that the Company have total built-in gains at the time of the ownership change which are greater than a threshold amount. In addition, the use of these net operating loss carryforwards to offset built-in gain cannot exceed the amount of the total built-in gain. The Company has not finalized its calculation of the amount of built-in gains at the date of the ownership change, but estimates that its ability to fully utilize its net operating loss carryforwards may be limited by these provisions.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(7)  INCOME TAXES: (CONTINUED)
    Due to limitations in the Internal Revenue Code, other than the Section 382 limitations discussed above, the Company believes it is unlikely that it will be able to use any significant portion of its investment tax credit carryforwards before they expire.

(8)  PREFERRED STOCK:

    $.75 CONVERTIBLE PREFERRED STOCK:

    The Company had 10,000,000 shares of $.75 Convertible Preferred Stock authorized, par value $.01 per share, of which there were 2,877,673 shares outstanding at December 31, 1996 and 2,880,173 shares outstanding at December 31, 1995, with an aggregate liquidation preference of $28,776,730 at December 31, 1996 and $28,801,730 at December 31, 1995. This stock was convertible at any time, at the option of the holder, at the rate of .7 shares of Common Stock for each share of $.75 Convertible Preferred Stock, subject to adjustment upon occurrence of certain events. During 1996, 2,500 shares of $.75 Convertible Preferred Stock were converted into 1,750 shares of Common Stock; during 1995, 800 shares of $.75 Convertible Preferred Stock were converted into 560 shares of Common Stock; there were no conversions in 1994. The $.75 Convertible Preferred Stock was redeemable, in whole or in part, at the option of the Company, after July 1, 1996 at $10.00 per share plus accumulated and unpaid dividends. Cumulative annual dividends of $.75 per share were payable quarterly, in arrears, on the first day of February, May, August and November, when and as declared. Until December 31, 1993, the Company was required to pay such dividends in shares of Common Stock. After such date, dividends could be paid in cash or, at the Company's election, in shares of Common Stock or in a combination of cash and Common Stock; however, the Company was prohibited from paying cash dividends on its $.75 Convertible Preferred Stock from the February 1, 1995 dividend through the March 8, 1996 dividend due to restrictions contained in the Credit Facility with its lending banks. After such date, dividends could be paid in cash or at the Company's election, in shares of Common Stock or in a combination of cash and Common Stock. Under the terms of the $.75 Convertible Preferred stock, Common Stock delivered in payment of dividends was valued for dividend payment purposes at between 75% and 90%, depending on trading volume, of the average last reported sales price of the Common Stock during a specified period prior to the record date for the dividend payment. During any period in which dividends on preferred stock were in arrears, no dividends or distributions, except for dividends paid in shares of Common Stock, could be paid or declared on the Common Stock, nor could any shares of Common Stock be acquired by the Company.

    The Company called for redemption on February 28, 1997 all 2,877,673 shares of its $.75 Convertible Preferred Stock. The redemption price was $10.00 per share plus accumulated and unpaid dividends to and including the date of redemption (for an aggregate redemption price of $10.06 per share). In lieu of cash redemption, prior to the close of business on February 21, 1997 the holders of the preferred shares had the right to convert each share into 0.7 share of Forest's Common Stock. As of February 21, 1997 2,783,945 shares or 96.7% of the shares outstanding were tendered for conversion into Common Stock. The remaining 93,728 shares that were not tendered for conversion were redeemed by the Company at the redemption price of $10.06 per share on February 28, 1997.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(8)  PREFERRED STOCK: (CONTINUED)
    SECOND SERIES PREFERRED STOCK:

    At December 31, 1995 the Company had 620,000 shares of Second Series Preferred Stock authorized, par value $.01 per share, of which there were 620,000 shares outstanding, with an aggregate liquidation preference of $11,160,000. Each share of Second Series Preferred Stock (1) was convertible into 2 shares of Common Stock, (2) had no right to vote, (3) had the right to receive dividends on the dates and in the form that dividends were payable on the Common Stock, and (4) had the right, upon any liquidation, dissolution or winding up of the Company, before any distribution is made on any shares of Common Stock, to be paid the amount of $18.00 and, after there shall have been paid to each share of Common Stock the amount of $9.00, had the right to receive distributions on the dates and in the form that distributions are payable on the Common Stock. On November 5, 1996 all 620,000 shares of the Company's Second Series Preferred Stock were converted into 1,240,000 shares of Common Stock.

(9)  COMMON STOCK:

    COMMON STOCK:

    The Company has 200,000,000 shares of Common Stock authorized, par value $.10 per share. On January 5, 1996 a 5-to-1 reverse stock split was approved by the Company's shareholders. The reverse split became effective on January 8, 1996. Unless otherwise indicated, all share amounts have been adjusted to give effect to the 5-to-1 reverse stock split.

    On January 31, 1996 13,200,000 shares of Common Stock were sold for $11.00 per share in a public offering. Of this amount 1,060,000 shares were sold by Saxon and 12,140,000 were sold by Forest. The net proceeds to Forest and Saxon from the issuance of shares totaled approximately $136,000,000 after deducting issuance costs and underwriting fees.

    In October 1993, the Board of Directors adopted a shareholders' rights plan (the Plan) and entered into the Rights Agreement. The Company paid a dividend distribution of one Preferred Share Purchase Right (the Rights) on each outstanding share of the Company's Common Stock. The Rights are exercisable only if a person or group acquires 20% or more of the Company's Common Stock or announces a tender offer which would result in ownership by a person or group of 20% or more of the Common Stock. Each Right initially entitles each shareholder to buy 1/100th of a share of a new series of Preferred Stock at an exercise price of $30.00, subject to adjustment upon certain occurrences. Each 1/100th of a share of such new Preferred Stock that can be purchased upon exercise of a Right has economic terms designed to approximate the value of one share of Common Stock. The Rights will expire on October 29, 2003, unless extended or terminated earlier. In connection with the Anschutz transaction, the Company amended the Rights Agreement to exempt from the provisions of the Rights Agreement shares of Common Stock acquired by Anschutz and JEDI in the Anschutz and JEDI transactions, including shares later acquired pursuant to the conversion of the Second Series Preferred Stock or the exercise of the A Warrant and the Anschutz Option. The amendment to the Rights Agreement did not exempt other shares of Common Stock acquired by Anschutz or JEDI from the provisions of the Rights Agreement.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(9)  COMMON STOCK: (CONTINUED)
    WARRANTS:

    At December 31, 1995 the Company had outstanding 1,244,715 warrants to purchase shares of its Common Stock (the Public Warrants). Each Public warrant entitled the holder to purchase one-fifth share of Common Stock at a price of $3.00 and was noncallable. During 1996, 112,185 warrants were exercised to purchase 22,437 shares of Common Stock. On October 1, 1996 the remaining Public Warrants expired.

    In December 1995, the Company assumed JEDI's obligations under the Anschutz Option. On August 1, 1996 Anschutz exercised the Anschutz Option for $26,200,000 or approximately $11.64 per share and Anschutz received 2,250,000 shares of Common Stock.

    At December 31, 1996 the Company has outstanding the A Warrant that is held by Anschutz. At that date, the A Warrant entitled the holder to purchase 3,500,000 shares of Common Stock at a price of $10.50 per share. The Warrant expires on July 27, 1999. On November 5, 1996 Anschutz exercised a portion of the A Warrant and purchased 388,888 shares of Common Stock at $10.50 per share.

    STOCK OPTIONS:

    In March 1992, the Company adopted the 1992 Stock Option Plan under which non-qualified stock options may be granted to key employees and non-employee directors. The aggregate number of shares of Common Stock which the Company may issue under options granted pursuant to this plan may not exceed 10% of the total number of shares outstanding or issuable at the date of grant pursuant to outstanding rights, warrants, convertible or exchangeable securities or other options. The exercise price of an option may not be less than 85% of the fair market value of one share of the Company's Common Stock on the date of grant. The options vest 20% on the date of grant and an additional 20% on each grant anniversary date thereafter.

    The following table summarizes the activity in the Company's stock-based compensation plan for the years ended December 31, 1994, 1995 and 1996:

                                                                                 WEIGHTED
                                                                                  AVERAGE     NUMBER OF
                                                                    NUMBER OF    EXERCISE       SHARES
                                                                     SHARES        PRICE     EXERCISABLE
                                                                   -----------  -----------  ------------
Outstanding at December 31, 1993.................................      610,800   $   19.99       155,320
  Granted at fair value..........................................       62,000       25.00
  Exercised......................................................       (7,000)      15.00
  Cancelled......................................................       (7,000)      25.00
                                                                   -----------  -----------
Outstanding at December 31, 1994.................................      658,800       20.46       372,080
  Cancelled......................................................      (30,800)      20.52
                                                                   -----------  -----------
Outstanding at December 31, 1995.................................      628,000       20.46       461,200
  Granted at fair value..........................................    1,383,900       12.74
  Exercised......................................................      (35,120)      11.42
  Cancelled......................................................     (515,200)      20.47
                                                                   -----------  -----------
Outstanding at December 31, 1996.................................    1,461,580   $   13.37       362,460
                                                                   -----------  -----------
                                                                   -----------  -----------

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(9)  COMMON STOCK: (CONTINUED)
    The fair value of each option granted in 1996 was estimated using the Black-Scholes option pricing model with the following assumptions: expected option life of 5 years; risk free interest rates ranging from 5.261% to 6.022%; estimated volatility of 59.95%; and dividend yield of zero percent. The weighted average fair market value of options granted during 1996 was estimated to be $7.22 per share based on these assumptions.

    The following table summarizes information about options outstanding at December 31, 1996:

                            OPTIONS OUTSTANDING
                 -----------------------------------------    OPTIONS EXERCISABLE
                                 WEIGHTED                   ------------------------
                                  AVERAGE       WEIGHTED                  WEIGHTED
                                 REMAINING       AVERAGE                   AVERAGE
   RANGE OF       NUMBER OF     CONTRACTUAL     EXERCISE     NUMBER OF    EXERCISE
EXERCISE PRICE     SHARES          LIFE           PRICE       SHARES        PRICE
---------------  -----------  ---------------  -----------  -----------  -----------
$   11.25-12.63      666,080          9.23      $   11.53      107,360    $   11.59
$   14.00-15.00      737,500          9.45          14.17      197,100        14.34
$         25.00       58,000          5.75          25.00       58,000        25.00
---------------  -----------           ---     -----------  -----------  -----------
$   11.25-25.00    1,461,580          9.20      $   13.37      362,460    $   15.23
---------------  -----------           ---     -----------  -----------  -----------
---------------  -----------           ---     -----------  -----------  -----------

    The Company applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost is recognized for options granted at a price equal to the fair market value of the common stock. Had compensation cost for the Company's stock-based compensation plan been determined using the fair value of the options at the grant date, the Company's net income for the year ended December 31, 1996 would have been $2,230,000 and net earnings per share would have been less than $.01 per share. There were no stock options granted in 1995; accordingly, no compensation cost would have been recognized in that year.

(10)  EMPLOYEE BENEFITS:

    PENSION PLANS:

    The Company has a qualified defined benefit pension plan which covers its U.S. employees (Pension Plan). The Pension Plan has been curtailed and all benefit accruals were suspended effective May 31, 1991.

    The benefits under the Pension Plan are based on years of service and the employee's average compensation during the highest consecutive sixty-month period in the fifteen years prior to retirement. No contribution was made to the Plan in 1996, 1995 or 1994.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(10)  EMPLOYEE BENEFITS: (CONTINUED)

    The following table sets forth the Pension Plan's funded status and amounts recognized in the Company's consolidated financial statements at December 31:

                                                                                     1996       1995
                                                                                  ----------  ---------
                                                                                     (IN THOUSANDS)
Actuarial present value of accumulated benefit obligation (all benefits are
  vested).......................................................................  $  (25,959)   (27,485)
                                                                                  ----------  ---------
                                                                                  ----------  ---------
Projected benefit obligation for service rendered to date.......................  $  (25,959)   (27,485)
Plan assets at fair market value, consisting primarily of listed stocks, bonds
  and other fixed income obligations............................................      24,897     24,270
                                                                                  ----------  ---------
Unfunded pension liability......................................................      (1,062)    (3,215)
Unrecognized net loss from past experience different from that assumed and
  effects of changes in assumptions.............................................       2,012      4,133
                                                                                  ----------  ---------
Pension asset recognized in the balance sheet...................................  $      950        918
                                                                                  ----------  ---------
                                                                                  ----------  ---------

    For 1996, the discount rate used in determining the actuarial present value of the projected benefit obligation was 7.75% and the expected long-term rate of return on assets was 9%. For 1995, the discount rate used in determining the actuarial present value of the projected benefit obligation was 7.25% and the expected long-term rate of return on assets was 9%. For 1994 the discount rate used in determining the actuarial present value of the projected benefit obligation was 9% and the expected long-term rate of return on assets was 9%.

    The components of net pension expense (benefit) for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                                             1996       1995       1994
                                                                           ---------  ---------  ---------
                                                                                   (IN THOUSANDS)
Net pension expense (benefit) included the following components:
  Interest cost on projected benefit obligation..........................  $   1,926      2,049      1,976
  Actual return on plan assets...........................................     (3,056)    (3,243)      (245)
  Net amortization and deferral..........................................      1,098      1,234     (1,955)
                                                                           ---------  ---------  ---------
Net pension expense (benefit)............................................  $     (32)        40       (224)
                                                                           ---------  ---------  ---------
                                                                           ---------  ---------  ---------

    The Company has a non-qualified unfunded supplementary retirement plan that provides certain officers with defined retirement benefits in excess of qualified plan limits imposed by Federal tax law. Benefit accruals under this plan were suspended effective May 31, 1991 in connection with suspension of benefit accruals under the Pension Plan. At December 31, 1996 the projected benefit obligation under this plan totaled $604,000, which amount is included in other liabilities in the accompanying balance sheet. The projected benefit obligation is determined using the same discount rate as is used for calculations for the Pension Plan.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(10)  EMPLOYEE BENEFITS: (CONTINUED)
    In 1993, as a result of the change in the discount rate for the Pension Plan and the supplementary retirement plan, the Company recorded a liability of $3,038,000, representing the unfunded pension liability, and a corresponding decrease in capital surplus. As a result of changes in the discount rate for the Pension Plan and the supplementary retirement plan, the Company records corresponding changes in the liability and capital surplus. In 1994, the Company reduced the liability representing the unfunded pension liability by approximately $1,570,000, with a corresponding increase in capital surplus. In 1995, the Company increased the unfunded pension liability by approximately $2,836,000, with a corresponding decrease in capital surplus. In 1996, the Company reduced the unfunded pension liability by approximately $2,145,000, with a corresponding increase in capital surplus.

    Canadian Forest's employees are members of a non-contributory defined benefit pension plan (Canadian Pension Plan). The benefits under the Canadian Pension Plan are based on years of service, the employee's average annual compensation during the highest consecutive sixty month period of pensionable service and the employee's age at retirement. Canadian Forest's contribution to the Canadian Pension Plan was $47,000 in 1996.

    The following table sets forth the Canadian Pension Plan's funded status and amounts recognized in the Company's consolidated financial statements at December 31:

                                                                                               1996
                                                                                          --------------
                                                                                          (IN THOUSANDS)
Actuarial present value of accumulated benefit obligation (all benefits are vested).....    $   (4,119)
                                                                                               -------
                                                                                               -------
Projected benefit obligation for service rendered to date...............................    $   (4,119)
Plan assets at fair market value, consisting primarily of listed stocks, bonds and other
  fixed income obligations..............................................................         4,922
                                                                                               -------
Pension surplus.........................................................................           803
Unrecognized net gain from past experience different from that assumed and effects of
  changes in assumptions................................................................          (915)
                                                                                               -------
Pension liability recognized in the balance sheet.......................................    $     (112)
                                                                                               -------
                                                                                               -------

    For 1996, the discount rate used in determining the actuarial present value of the projected benefit obligation was 7% and the expected long-term rate of return on assets was 7%.

    The components of net pension expense for the year ended December 31 is as follows:

                                                                                               1996
                                                                                          ---------------
                                                                                          (IN THOUSANDS)
Net pension expense included the following components:
  Interest cost on projected benefit obligation.........................................     $     456
  Actual return on plan assets..........................................................          (310)
  Net amortization and deferral.........................................................           (69)
                                                                                                ------
Net pension expense.....................................................................     $      77
                                                                                                ------
                                                                                                ------

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(10)  EMPLOYEE BENEFITS: (CONTINUED)
    RETIREMENT SAVINGS PLANS:

    The Company sponsors a qualified tax deferred savings plan in accordance with the provisions of Section 401(k) of the Internal Revenue Code for its U.S. employees. Employees may defer up to 10% of their compensation, subject to certain limitations. The Company matches the employee contributions up to 5% of employee compensation. In the first six months of 1995 and in 1994, Company contributions were made using treasury stock. In the last six months of 1995 and in the first nine months of 1996, Company contributions were made by issuing authorized but unissued shares of Common Stock. In the last three months of 1996, Company contributions were made in cash. The expense associated with the Company's contribution was $399,000 in 1996, $423,000 in 1995 and $516,000 in
1994.

    Canadian Forest also provides a savings plan which is available to all of its employees. Employees may contribute up to 4% of their salary, subject to certain limitations, with Canadian Forest matching the employee contribution in full. Certain limitations are in effect with respect to withdrawals from the plan. Canadian Forest's contribution to the plan was $95,000 in 1996.

    EXECUTIVE RETIREMENT AGREEMENTS:

    The Company entered into agreements in December 1990 (the Agreements) with certain former executives and directors (the Retirees) whereby each executive retired from the employ of the Company as of December 28, 1990. Pursuant to the terms of the Agreements, the Retirees are entitled to receive supplemental retirement payments from the Company in addition to the amounts to which they are entitled under the Company's retirement plan. In addition, the Retirees and their spouses are entitled to lifetime coverage under the Company's group medical and dental plans, tax and other financial services, and payments by the Company in connection with certain club membership dues. The Retirees also continued to participate in the Company's royalty bonus program until December 31, 1995. The Company has also agreed to maintain certain life insurance policies in effect at December 1990, for the benefit of each of the Retirees.

    The Company's obligation to one retiree under a revised retirement agreement is payable in Common Stock or cash, at the Company's option, in May of each year from 1993 through 1996 at approximately $190,000 per year with the balance of $149,000 payable in May 1997. The Agreements for the other six Retirees provide for supplemental retirement payments totaling approximately $970,000 per year through 1998 and approximately $770,000 per year in 1999 and 2000.

    The $2,881,000 present value of the amounts due under the agreements, discounted at 13%, is included in other current and long-term liabilities.

    LIFE INSURANCE:

    The Company provides life insurance benefits for certain key employees and retirees under split dollar life insurance plans. The premiums for the life insurance policies were $921,000, $921,000 and $916,000 in 1996, 1995 and 1994, respectively, including $831,000 in each of the years 1996, 1995 and 1994 for policies for retired executives. Under the life insurance plans, the Company is assigned a portion of the benefits which is designed to recover the premiums paid.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(10)  EMPLOYEE BENEFITS: (CONTINUED)
    POSTRETIREMENT BENEFITS:

    The Company accrues expected costs of providing postretirement benefits to employees, their beneficiaries and covered dependents in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," (SFAS No. 106).

    The following table sets forth the status of the postretirement benefit plan and the amounts recognized in the Company's consolidated financial statements at December 31:

                                                                                         1996       1995
                                                                                       ---------  ---------
                                                                                          (IN THOUSANDS)
Retired participants.................................................................  $   4,522      4,803
Active participants fully eligible for benefits......................................        256        201
Other active participants............................................................      1,101      1,026
                                                                                       ---------  ---------
Accumulated postretirement benefit obligation (APBO).................................      5,879      6,030
Plan assets at fair market value.....................................................         --         --
                                                                                       ---------  ---------
APBO in excess of plan assets........................................................      5,879      6,030
Unrecognized loss....................................................................       (166)      (595)
                                                                                       ---------  ---------
Accrued postretirement benefit liability.............................................  $   5,713      5,435
                                                                                       ---------  ---------
                                                                                       ---------  ---------

    The discount rates used in determining the actuarial present value of the APBO at December 31, 1996, 1995 and 1994 were 7.75%, 7.25% and 9%, respectively.

    The components of postretirement benefit expense for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                                                     1996        1995         1994
                                                                                   ---------     -----        -----
                                                                                             (IN THOUSANDS)
Service cost.....................................................................  $     131          83          103
Interest cost on APBO............................................................        418         421          407
                                                                                   ---------         ---          ---
Postretirement benefit cost......................................................  $     549         504          510
                                                                                   ---------         ---          ---
                                                                                   ---------         ---          ---

    For 1996, a 1% increase in health care cost trends would have increased the APBO by $723,000 and the service and interest cost by $84,000.

(11)  RELATED PARTY TRANSACTIONS:

    Prior to 1995, the Company used a real estate complex owned directly or indirectly by certain stockholders and members of the Board of Directors for Company-sponsored seminars, the accommodation of business guests, the housing of personnel attending corporate meetings and for other general business purposes. In 1994, in connection with the Company's termination of usage, the Company paid $662,000 on account of the business use of such property, and an additional $300,000 as a partial reimbursement of deferred maintenance costs.

    John F. Dorn resigned as an executive officer and director of the Company in 1993. The Company agreed to pay Mr. Dorn his salary at the time of his resignation through September 30, 1996. In addition,

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(11)  RELATED PARTY TRANSACTIONS: (CONTINUED)
the Company provided certain other benefits and services to Mr. Dorn. The present value of the severance package was estimated at $500,000, which amount was recorded as an expense and a liability at December 31, 1993. In March 1994, the Company sold certain non-strategic oil and gas properties to an entity controlled by Mr. Dorn and another former executive officer of the Company for net proceeds, after costs of sale and purchase price adjustments, of $3,661,000. The Company established the sales price based upon an opinion from an independent third party.

(12)  COMMITMENTS AND CONTINGENCIES:

    Future rental payments for office facilities and equipment under the remaining terms of noncancelable leases are $1,810,000, $1,810,000, $1,773,000, $1,615,000 and $1,090,000 for the years ending December 31, 1997 through 2001, respectively.

    Net rental payments applicable to exploration and development activities and capitalized in the oil and gas property accounts aggregated $1,050,000 in 1996, $972,000 in 1995 and $851,000 in 1994. Net rental payments charged to expense amounted to $3,336,000 in 1996, $3,529,000 in 1995 and $3,512,000 in 1994.
Rental payments include the short-term lease of vehicles. None of the leases are accounted for as capital leases.

    A significant portion of Canadian Forest's natural gas production is sold through the ProMark Netback Pool. At December 31, 1996 the ProMark Netback Pool had entered into fixed price contracts to sell approximately 10.7 BCF of natural gas in 1997 at an average price of $1.66 per MCF and approximately 5.4 BCF of natural gas in 1998 at an average price of approximately $1.88 per MCF. Canadian Forest is obligated to deliver approximately 25% of the volumes of natural gas subject to these contracts.

    As part of ProMark's gas marketing activities, ProMark has entered into fixed price contracts to purchase and to resell natural gas through 1998. ProMark has commitments to purchase and commitments to resell approximately 300,000 MCF per day through October 31, 1997 and approximately 35,000 MCF per day thereafter through October 31, 1998. The Company could be exposed to loss in the event that a counterparty to these agreements failed to perform in accordance with the terms of the agreements.

    The Company, in the ordinary course of business, is a party to various legal actions. In the opinion of management, none of these actions, either individually or in the aggregate, will have a material adverse effect on the Company's financial condition, liquidity or results of operations.

(13)  FINANCIAL INSTRUMENTS:

    ENERGY SWAPS AND COLLARS:

    In order to hedge against the effects on the Company's future oil and gas production of declines in oil and natural gas prices, the Company enters into energy swap agreements with third parties and accounts for the agreements as hedges based on analogy to the criteria set forth in Statement of Financial Accounting Standards No. 80, "Accounting for Futures Contracts". In a typical swap agreement, the Company receives the difference between a fixed price per unit of production and a price based on an agreed-upon third party index if the index price is lower. If the index price is higher, the Company pays the difference. The Company's current swaps are settled on a monthly basis. For the

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(13)  FINANCIAL INSTRUMENTS: (CONTINUED)
years ended December 31, 1996, 1995 and 1994, the Company's gains (losses) under its swap agreements were $(10,422,000), $3,536,000 and $1,810,000, respectively. The Company also enters into collar agreements with third parties that are accounted for as hedges. A collar agreement is similar to a swap agreement, except that the Company receives the difference between the floor price and the index price only if the index price is below the floor price, and the Company pays the difference between the ceiling price and the index price only if the index price is above the ceiling price.

    The following table indicates outstanding energy swaps at December 31, 1996:

          PRODUCT                        VOLUME                    FIXED PRICE          DURATION
---------------------------  -------------------------------  ---------------------  --------------
Natural Gas                  441 to 5,671MMBTU/day            $2.300 to $2.535       1/97 - 12/99
Natural Gas                  100 to 250 MMBTU/day             $2.2505 to $3.003      1/97 - 12/02
Natural Gas                  5,000 MMBTU/day                  $1.9225                1/97 - 12/97
Natural Gas                  3,000 MMBTU/day                  $2.42                  1/97 - 12/97
Natural Gas                  10,000 MMBTU/day                 $2.728                 1/97 - 2/97
Natural Gas (1)              1,200 to 1,500 MMBTU/day         $1.159 (2)             1/97 - 6/98
Oil                          250 BBLS/day                     $18.85                 1/97 - 12/97
Oil                          332 BBLS/day                     $17.90                 1/97 - 6/97
Oil                          250 BBLS/day                     $20.05                 1/97 - 12/97
Oil                          250 BBLS/day                     $21.05                 1/97 - 12/97
Oil (1)                      350 BBLS/day                     $18.65                 1/97 - 12/97
Oil (1)                      350 BBLS/day                     $20.05                 1/97 - 12/97
Oil (1)                      350 BBLS/day                     $21.04                 1/97 - 12/97

------------------------

(1) Energy swaps related to the oil and gas operations of Canadian Forest and Saxon.

(2) Based on Alberta Energy Company "C" (AECO "C", U.S. $) basis. All other swaps are settled on the basis of New York Mercantile Exchange (NYMEX) prices.

    Subsequent to December 31, 1996 the Company entered into two additional oil swaps. The first oil swap hedges 200 barrels of oil per day from February 1997 to July 1997 at a fixed price of $23.67 per barrel (NYMEX basis). The second oil swap hedges 247 barrels of oil per day from January 1998 to December 1998 at a fixed price of $20.00 per barrel (NYMEX basis).

    The Company also uses basis swaps in connection with energy swaps to fix the differential between the NYMEX price and the index price at which the hedged gas is to be sold. At December 31, 1996 there are six basis swaps in place through April 1998, for a weighted average volume of 22,000 MMBTU/day. Subsequent to December 31, 1996, the Company entered into six additional basis swaps through December 1997, for a weighted average volume of 18,000 MMBTU/day.

    At December 31, 1996 the Company has an outstanding collar to hedge 10,000 MMBTU of natural gas per day from January 1997 through December 1997. The floor and ceiling price of the collar are $2.00 and $2.37 per MMBTU (NYMEX basis), respectively. Subsequent to December 31, 1996 the

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(13)  FINANCIAL INSTRUMENTS: (CONTINUED)
Company entered into a collar to hedge 7,000 MMBTU of gas per day from April 1997 to September 1997. The floor and ceiling price of the collar are $2.10 and $2.50 per MMBTU (NYMEX basis), respectively.

    At December 31, 1996 the Company has an outstanding call which covers 10,000 MMBTU of natural gas per day from January 1997 through December 1997. In this arrangement, the Company has effectively set a ceiling price of $2.00 per MMBTU (NYMEX basis) in exchange for a premium of $.086 per MMBTU.

    The Company is exposed to off-balance-sheet risks associated with swap or collar agreements arising from movements in the prices of oil and natural gas and from the unlikely event of non-performance by the counterparty to the swap or collar agreements.

    Set forth below is the estimated fair value of certain on- and off-balance sheet financial instruments, along with the methods and assumptions used to estimate such fair values as of December 31, 1996:

    CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE: The carrying amount of these instruments approximates fair value due to their short maturity.

    PRODUCTION PAYMENT OBLIGATION:

    The fair value of the Company's production payment obligation has been estimated as approximately $11,188,000 by discounting the projected future cash payments required under the agreement by 9.7%.

    11 1/4% SENIOR SUBORDINATED NOTES:

    The fair value of the Company's 11 1/4% Senior Subordinated Notes was approximately $107,500,000, based upon quoted market prices of the Notes.

    INTEREST RATE SWAP AGREEMENTS:

    The fair value of the Company's interest rate swap agreements was a loss of approximately $1,751,000, of which approximately $1,168,000 has been recorded as a liability at December 31, 1996.

    ENERGY SWAP AGREEMENTS:

    The fair value of the Company's energy swap agreements was a loss of approximately $5,615,000, based upon the estimated net amount the Company would have to pay to terminate the agreements.

    BASIS SWAP AGREEMENTS:

    The fair value of the Company's basis swap agreements was a gain of approximately $173,000, based upon the estimated net amount the Company would receive to terminate the agreements.

    ENERGY COLLAR AGREEMENTS:

    The fair value of the Company's energy collar agreements was a loss of approximately $109,000, based upon the estimated net amount the Company would have to pay to terminate the agreements.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(14)  MAJOR CUSTOMERS:

    The Company's sales to individual customers which exceeded 10% of the Company's total revenue in 1995 and 1994 (exclusive of the effects of energy swaps and hedges) are shown below. No single customer accounted for more than 10% of total revenue in 1996.

                                                                                      1995       1994
                                                                                    ---------  ---------
                                                                                       (IN THOUSANDS)
Enron Affiliates..................................................................  $  30,916     58,805
Chevron USA Production Company....................................................     11,893     12,829

    The amount shown for Enron Affiliates includes oil and natural gas sales to Enron Gas Marketing Inc., Enron Oil & Gas Company, EOTT Energy Corporation, Cactus Funding Corporation, Cactus Hydrocarbon III Limited Partnership, Enron Gas Services Corporation and Enron Reserve Acquisition. Approximately $6,272,000, $17,217,000 and $29,046,000 represent sales recorded for deliveries under volumetric production payments in the years ended December 31, 1996, 1995 and 1994, respectively.

(15)  GAS CONTRACT SETTLEMENT:

    The Company had gas sales contracts with Columbia Gas Transmission (Columbia) which were rejected by Columbia in 1991 in connection with its bankruptcy proceedings. The Company had a secured claim of approximately $1,600,000 relating to Columbia's failure to pay the contract price for a period of time prior to the rejection of the contracts. This amount was recorded as natural gas sales when the gas was delivered in 1991. The Company also had an unsecured claim relating to the rejection of the gas purchase contracts.

    The Company established a reserve of approximately $750,000 against the secured portion of the bankruptcy claim in 1991. This reserve was reversed in 1994 when it became apparent that the amount the Company would receive in the Columbia settlement would exceed the amount of the secured claim. The reversal of the reserve was recorded as miscellaneous revenue in 1994.

    In 1995, the creditors reached agreement with Columbia regarding settlement of the various claims. The Company recorded approximately $4,263,000 of revenue as a result of the settlement. This amount represents the Company's portion of the settlement amount related to its unsecured claim, net of a provision for royalties payable.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(16)  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                                           FIRST     SECOND      THIRD     FOURTH
                                                                          QUARTER    QUARTER    QUARTER    QUARTER
                                                                         ---------  ---------  ---------  ---------
                                                                          (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
1996
Revenue................................................................  $  60,870     79,544     83,969     93,091
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Earnings from operations...............................................  $  20,010     18,743     23,058     29,748
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Earnings (loss) before extraordinary item..............................  $    (386)    (2,901)       879      3,547
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Net earnings (loss)....................................................  $    (386)    (2,901)       879      5,713
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Net earnings (loss) attributable to common stock.......................  $    (926)    (3,441)       340      5,174
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Primary and fully diluted loss per share before extraordinary item.....  $    (.04)      (.14)       .01        .10
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Primary and fully diluted loss per share...............................  $    (.04)      (.14)       .01        .17
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
1995
Revenue................................................................  $  22,361     20,550     17,617     21,928
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Earnings from operations...............................................  $  14,900     12,740     10,177     12,914
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Net loss...............................................................  $  (3,144)    (4,815)    (6,574)    (3,463)
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Net loss attributable to common stock..................................  $  (3,684)    (5,355)    (7,114)    (4,003)
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------
Primary and fully diluted loss per share...............................  $    (.65)      (.94)      (.84)      (.42)
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(17)  BUSINESS AND GEOGRAPHICAL SEGMENTS:

    The Company operates in geographic segments in the United States and Canada, and in two business segments as follows:

                                                                                 UNITED
                                                                                 STATES      CANADA      TOTAL
                                                                               -----------  ---------  ---------
                                                                                        (IN THOUSANDS)
1996
  Gas marketing and processing:
    Revenue..................................................................  $       927    186,447    187,374
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
    Depreciation and depletion expense.......................................  $        --      2,263      2,263
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
    Operating profit.........................................................  $       927      5,478      6,405
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
    Identifiable assets......................................................  $               54,215     54,215
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
    Capital expenditures.....................................................  $        --      6,183      6,183
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
  Oil and gas operations:
    Revenue..................................................................  $    80,811     47,902    128,713
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
    Depreciation and depletion expense.......................................  $    39,880     20,925     60,805
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
    Operating profit.........................................................  $    21,142     14,567     35,709
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
    Identifiable assets......................................................  $   326,399    182,844    509,243
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------
    Capital expenditures.....................................................  $    74,734    169,384    244,118
                                                                               -----------  ---------  ---------
                                                                               -----------  ---------  ---------

    In 1995 and 1994, the Company's only business segment was oil and gas operations, which were conducted entirely in the United States.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED):

    The following information is presented in accordance with Statement of Financial Accounting Standards No. 69, "Disclosure about Oil and Gas Producing Activities," (SFAS No. 69), except as noted.

    (A) COSTS INCURRED IN OIL AND GAS EXPLORATION AND DEVELOPMENT ACTIVITIES -- The following costs were incurred in oil and gas exploration and development activities during the years ended December 31, 1996, 1995 and 1994:

                                                                               UNITED
                                                                               STATES       CANADA       TOTAL
                                                                              ---------  ------------  ---------
                                                                                        (IN THOUSANDS)
1996
  Property acquisition costs (undeveloped leases and proved properties).....  $  16,122    142,833(1)    158,955
  Exploration costs.........................................................     36,696      6,743        43,439
  Development costs.........................................................     21,916     19,808        41,724
                                                                              ---------  ------------  ---------
    Total...................................................................  $  74,734    169,384       244,118
                                                                              ---------  ------------  ---------
                                                                              ---------  ------------  ---------
1995
  Property acquisition costs (undeveloped leases and proved properties).....  $     844     25,963(2)     26,807
  Exploration costs.........................................................     12,739         --        12,739
  Development costs.........................................................     13,198         --        13,198
                                                                              ---------  ------------  ---------
    Total...................................................................  $  26,781     25,963        52,744
                                                                              ---------  ------------  ---------
                                                                              ---------  ------------  ---------
1994
  Property acquisition costs (undeveloped leases and proved properties).....  $   9,762         --         9,762
  Exploration costs.........................................................     15,693         --        15,693
  Development costs.........................................................     17,089         --        17,089
                                                                              ---------  ------------  ---------
  Total.....................................................................  $  42,544         --        42,544
                                                                              ---------  ------------  ---------
                                                                              ---------  ------------  ---------

------------------------

(1) Consists primarily of the oil and gas properties acquired in the purchase of Canadian Forest.

(2) Consists of the oil and gas properties acquired in the purchase of Saxon.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)
    (B) AGGREGATE CAPITALIZED COSTS -- The aggregate capitalized costs relating to oil and gas activities as of December 31 for the years indicated are as follows:

                                                                          1996            1995           1994
                                                                      -------------  ---------------  -----------
                                                                                    (IN THOUSANDS)
Costs related to proved properties..................................  $   1,381,289     1,169,636       1,109,158
Costs related to unproved properties:
  Costs subject to depletion........................................         32,007        18,011          32,288
  Costs not subject to depletion....................................         43,916        28,380          30,441
                                                                      -------------  ---------------  -----------
                                                                          1,457,212     1,216,027       1,171,887
Less accumulated depletion and valuation allowance..................      1,001,604       941,482         895,335
                                                                      -------------  ---------------  -----------
                                                                      $     455,608       274,545         276,552
                                                                      -------------  ---------------  -----------
                                                                      -------------  ---------------  -----------

    (C) RESULTS OF OPERATIONS FROM PRODUCING ACTIVITIES -- Results of operations from producing activities for the years ended December 31, 1996, 1995 and 1994 are presented below. Income taxes are different from income taxes shown in the Consolidated Statements of Operations because this table excludes general and administrative and interest expense.

                                                                                   UNITED
                                                                                   STATES      CANADA      TOTAL
                                                                                 -----------  ---------  ---------
                                                                                          (IN THOUSANDS)
1996
  Oil and gas sales............................................................  $    80,811     47,902    128,713
  Production expense...........................................................       19,789     12,410     32,199
  Depletion expense............................................................       39,331     20,297     59,628
  Income tax expense...........................................................           --      6,864      6,864
                                                                                 -----------  ---------  ---------
                                                                                      59,120     39,571     98,691
                                                                                 -----------  ---------  ---------
  Results of operations from producing activities..............................  $    21,691      8,331     30,022
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------
1995
  Oil and gas sales............................................................  $    82,275         --     82,275
  Production expense...........................................................       22,463         --     22,463
  Depletion expense............................................................       42,973         --     42,973
                                                                                 -----------  ---------  ---------
                                                                                      65,436         --     65,436
                                                                                 -----------  ---------  ---------
  Results of operations from producing activities..............................  $    16,839         --     16,839
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)

                                                                                   UNITED
                                                                                   STATES      CANADA      TOTAL
                                                                                 -----------  ---------  ---------
                                                                                          (IN THOUSANDS)
1994
  Oil and gas sales............................................................  $   114,541         --    114,541
  Production expense...........................................................       22,384         --     22,384
  Depletion expense............................................................       64,883         --     64,883
  Provision for impairment of oil and gas properties...........................       58,000         --     58,000
                                                                                 -----------  ---------  ---------
                                                                                     145,267         --    145,267
                                                                                 -----------  ---------  ---------
  Results of operations from producing activities..............................  $   (30,726)        --    (30,726)
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

    (D) ESTIMATED PROVED OIL AND GAS RESERVES -- The Company's estimate of its proved and proved developed future net recoverable oil and gas reserves and changes for 1994, 1995 and 1996 follows. The Canadian reserves at December 31, 1996 and 1995 include 100% of the reserves owned by Saxon, a consolidated subsidiary in which the Company holds a majority interest.

    Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangement, including energy swap agreements (see Note 13), but not on escalations based on future conditions.

    Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved mechanisms of primary recovery are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

    The Company's presentation of estimated proved oil and gas reserves excludes, for each of the years presented, those quantities attributable to future deliveries required under volumetric production payments (see Note 6). In order to calculate such amounts, the Company has assumed that deliveries under volumetric production payments are made as scheduled at expected BTU factors, and that delivery commitments are satisfied through delivery of actual volumes as opposed to cash settlements.

    The Company has also presented, as additional information, proved oil and gas reserves including quantities attributable to future deliveries required under volumetric production payments. The Company believes that this information is informative to readers of its financial statements as the related oil and gas property costs and deferred revenue are included on the Company's balance sheets for each of the years presented. This additional information is not presented in accordance with SFAS No. 69; however, the Company believes this additional information is useful in assessing its reserve acquisitions and financial position on a comprehensive basis.

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)

                                                                            LIQUIDS                             GAS
                                                               ---------------------------------  -------------------------------
                                                                            (MBBLS)                           (MMCF)
                                                                UNITED                             UNITED
                                                                STATES      CANADA       TOTAL     STATES     CANADA      TOTAL
                                                               ---------  -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1993.................................      7,797          --       7,797    244,096         --    244,096
  Revisions of previous estimates............................        989          --         989      7,848         --      7,848
  Extensions and discoveries.................................         41          --          41      9,894         --      9,894
  Production.................................................     (1,361)         --      (1,361)   (32,043)        --    (32,043)
  Sales of reserves in place.................................       (170)         --        (170)    (6,377)        --     (6,377)
  Purchases of reserves in place.............................         17          --          17      8,220         --      8,220
                                                               ---------  -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1994.................................      7,313          --       7,313    231,638         --    231,638
Additional disclosures:
  Volumes attributable to volumetric production payments.....        219          --         219     15,358         --     15,358
                                                               ---------  -----------  ---------  ---------  ---------  ---------
  Balance at December 31, 1994, including volumes
    attributable to volumetric production payments...........      7,532          --       7,532    246,996         --    246,996
                                                               ---------  -----------  ---------  ---------  ---------  ---------
                                                               ---------  -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1994.................................      7,313          --       7,313    231,638         --    231,638
  Revisions of previous estimates............................       (227)         --        (227)     2,398         --      2,398
  Extensions and discoveries.................................         18          --          18      6,861         --      6,861
  Production.................................................     (1,028)         --      (1,028)   (24,222)        --    (24,222)
  Sales of reserves in place.................................         (6)         --          (6)    (2,438)        --     (2,438)
  Purchases of reserves in place.............................         59       4,338       4,397      1,435     16,218     17,653
                                                               ---------  -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1995.................................      6,129       4,338      10,467    215,672     16,218    231,890
  Volumes attributable to volumetric production payments.....         74          --          74      6,238         --      6,238
                                                               ---------  -----------  ---------  ---------  ---------  ---------
  Balance at December 31, 1995, including volumes
    attributable to volumetric production payments...........      6,203       4,338      10,541    221,910     16,218    238,128
                                                               ---------  -----------  ---------  ---------  ---------  ---------
                                                               ---------  -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1995.................................      6,129       4,338      10,467    215,672     16,218    231,890
  Revisions of previous estimates............................        335        (431)        (96)    (4,989)    (3,446)    (8,435)
  Extensions and discoveries.................................        357       4,440       4,797     32,507      7,779     40,286
  Production.................................................     (1,030)     (1,645)     (2,675)   (25,456)   (13,872)   (39,328)
  Sales of reserves in place.................................        (16)       (612)       (628)    (1,132)      (326)    (1,458)
  Purchases of reserves in place.............................         23      12,126      12,149     14,653     96,572    111,225
                                                               ---------  -----------  ---------  ---------  ---------  ---------
Balance at December 31, 1996.................................      5,798      18,216      24,014    231,255    102,925    334,180
Additional disclosures:
  Volumes attributable to volumetric production payments.....         --          --          --      3,070         --      3,070
                                                               ---------  -----------  ---------  ---------  ---------  ---------
  Balance at December 31, 1996, including volumes
    attributable to volumetric production payments...........      5,798      18,216      24,014    234,325    102,925    337,250
                                                               ---------  -----------  ---------  ---------  ---------  ---------
                                                               ---------  -----------  ---------  ---------  ---------  ---------

    Purchases of reserves in place represent volumes recorded on the closing dates of the acquisitions for financial accounting purposes. The revisions of previous estimates for natural gas in 1994 include

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)
5,833 MMCF for an adjustment related to the change in accounting for oil and gas sales from the sales method to the entitlements method.

                                                          OIL AND CONDENSATE                       GAS
                                                    -------------------------------  -------------------------------
                                                                (MBBLS)                          (MMCF)
                                                     UNITED                           UNITED
                                                     STATES     CANADA      TOTAL     STATES     CANADA      TOTAL
                                                    ---------  ---------  ---------  ---------  ---------  ---------
Proved developed reserves at:
  December 31, 1993...............................      6,377         --      6,377    187,534         --    187,534
  December 31, 1994...............................      6,775         --      6,775    179,574         --    179,574
  December 31, 1995...............................      5,678      3,188      8,866    156,471     14,184    170,655
  December 31, 1996...............................      5,311     13,260     18,571    165,629     70,856    236,485

    The Company's proved developed reserves, including amounts attributable to volumetric production payments, are shown below. This disclosure is presented as additional information and is not intended to represent required disclosure pursuant to SFAS No. 69.

                                                          OIL AND CONDENSATE                       GAS
                                                    -------------------------------  -------------------------------
                                                                (MBBLS)                          (MMCF)
                                                     UNITED                           UNITED
                                                     STATES     CANADA      TOTAL     STATES     CANADA      TOTAL
                                                    ---------  ---------  ---------  ---------  ---------  ---------
Proved developed reserves, including amounts
  attributable to volumetric production payments
  at:
  December 31, 1993...............................      6,778         --      6,778    216,820         --    216,820
  December 31, 1994...............................      6,994         --      6,994    194,932         --    194,932
  December 31, 1995...............................      5,752      3,188      8,940    162,709     14,184    176,893
  December 31, 1996...............................      5,311     13,260     18,571    168,699     70,856    239,555

    (E) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS -- Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated, except in those instances where the sale of oil and natural gas is covered by contracts, energy swap agreements or volumetric production payments. At December 31, 1996 and 1995, the Canadian amounts include 100% of amounts attributable to the reserves owned by Saxon, a consolidated subsidiary in which the Company holds a majority interest. In the case of contracts, the applicable contract prices, including fixed and determinable escalations, were used for the duration of the contract. Thereafter, the current spot price was used. Future oil and gas sales also include the estimated effects of existing energy swap agreements as discussed in
Note 13.

    Future income tax expenses are estimated using the statutory tax rate of 35% in the United States and a combined Federal and Provincial rate of 44.62% in Canada. Estimates for future general and administrative and interest expenses have not been considered.

    Changes in the demand for oil and natural gas, inflation and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)
estimate of the current market value of the Company's proved reserves. Management does not rely upon the information that follows in making investment decisions.

    The Company's presentation of the standardized measure of discounted future net cash flows and changes therein excludes, for each of the years presented, amounts attributable to future deliveries required under volumetric production payments. In order to calculate such amounts, the Company has assumed that deliveries under volumetric production payments are made as scheduled, that production costs corresponding to the volumes delivered are incurred by the Company at average rates for the properties subject to the production payments, and that delivery commitments are satisfied through delivery of actual volumes as opposed to cash settlements.

    The Company has also presented, as additional information, the standardized measure of discounted future net cash flows and changes therein including amounts attributable to future deliveries required under volumetric production payments. The Company believes that this information is informative to readers of its financial statements because the related oil and gas property costs and deferred revenue are shown on the Company's balance sheets for each of the years presented. This additional information is not required to be presented in accordance with SFAS No. 69; however, the Company believes this additional information is useful in assessing its reserve acquisitions and financial position on a comprehensive basis.

                                                                                      DECEMBER 31, 1996
                                                                            -------------------------------------
                                                                               UNITED
                                                                               STATES       CANADA       TOTAL
                                                                            ------------  ----------  -----------
                                                                                       (IN THOUSANDS)
Future oil and gas sales..................................................  $    964,943     580,563    1,545,506
Future production and development costs...................................      (258,866)   (168,136)    (427,002)
                                                                            ------------  ----------  -----------
Future net revenue........................................................       706,077     412,427    1,118,504
10% annual discount for estimated timing of cash flows....................      (250,527)   (165,788)    (416,315)
                                                                            ------------  ----------  -----------
Present value of future net cash flows before income taxes................       455,550     246,639      702,189
Present value of future income tax expense................................       (71,339)    (70,981)    (142,320)
                                                                            ------------  ----------  -----------
Standardized measure of discounted future net cash flows..................       384,211     175,658      559,869
Additional disclosures:
  Amounts attributable to volumetric production payments..................         3,126          --        3,126
                                                                            ------------  ----------  -----------
  Total discounted future net cash flows, including amounts attributable
    to volumetric production payments.....................................  $    387,337     175,658      562,995
                                                                            ------------  ----------  -----------
                                                                            ------------  ----------  -----------

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)
    Undiscounted future income tax expense was $134,835,000 in the United States and $127,833,000 in Canada at December 31, 1996.

                                                                                      DECEMBER 31, 1995
                                                                            -------------------------------------
                                                                               UNITED
                                                                               STATES       CANADA       TOTAL
                                                                            ------------  ----------  -----------
                                                                                       (IN THOUSANDS)
Future oil and gas sales..................................................  $    554,609      93,021      647,630
Future production and development costs...................................      (195,399)    (43,060)    (238,459)
                                                                            ------------  ----------  -----------
Future net revenue........................................................       359,210      49,961      409,171
10% annual discount for estimated timing of cash flows....................      (122,528)    (19,108)    (141,636)
                                                                            ------------  ----------  -----------
Present value of future net cash flows before income taxes................       236,682      30,853      267,535
Present value of future income tax expense................................        (8,855)     (1,763)     (10,618)
                                                                            ------------  ----------  -----------
Standardized measure of discounted future net cash flows..................       227,827      29,090      256,917
Additional disclosures:
  Amounts attributable to volumetric production payments..................         8,476          --        8,476
                                                                            ------------  ----------  -----------
  Total discounted future net cash flows, including amounts attributable
    to volumetric production payments.....................................  $    236,303      29,090      265,393
                                                                            ------------  ----------  -----------
                                                                            ------------  ----------  -----------

    Undiscounted future income tax expense was $22,316,000 in the United States and $2,924,000 in Canada at December 31, 1995.

                                                                                      DECEMBER 31, 1994
                                                                            -------------------------------------
                                                                               UNITED
                                                                               STATES       CANADA       TOTAL
                                                                            ------------  ----------  -----------
                                                                                       (IN THOUSANDS)
Future oil and gas sales..................................................  $    502,186          --      502,186
Future production and development costs...................................      (193,376)         --     (193,376)
                                                                            ------------  ----------  -----------
Future net revenue........................................................       308,810          --      308,810
10% annual discount for estimated timing of cash flows....................      (100,480)         --     (100,480)
                                                                            ------------  ----------  -----------
Present value of future net cash flows before income taxes................       208,330          --      208,330
Present value of future income tax expense................................          (781)         --         (781)
                                                                            ------------  ----------  -----------
Standardized measure of discounted future net cash flows..................       207,549          --      207,549
Additional disclosures:
  Amounts attributable to volumetric production payments..................        22,600          --       22,600
                                                                            ------------  ----------  -----------
  Total discounted future net cash flows, including amounts attributable
    to volumetric production payments.....................................  $    230,149          --      230,149
                                                                            ------------  ----------  -----------
                                                                            ------------  ----------  -----------

    Undiscounted future income tax expense was $1,348,000 at December 31, 1994.

    CHANGES IN THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES -- An analysis of the changes in the standardized measure of discounted future net

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)
cash flows during each of the last three years is as follows. At December 31, 1996 and 1995, the Canadian amounts include 100% of the reserves owned by Saxon, a consolidated subsidiary in which the Company holds a majority interest.

                                                                                       DECEMBER 31, 1996
                                                                               ----------------------------------
                                                                                 UNITED
                                                                                 STATES      CANADA      TOTAL
                                                                               -----------  ---------  ----------
Standardized measure of discounted future net cash flows relating to proved
  oil and gas reserves, at beginning of year.................................  $   227,827     29,090     256,917
Changes resulting from:
  Sales of oil and gas, net of production costs..............................      (56,768)   (35,492)    (92,260)
  Net changes in prices and future production costs..........................      169,975     96,547     266,522
  Net changes in future development costs....................................      (14,192)    (8,256)    (22,448)
  Extensions, discoveries and improved recovery..............................       60,423     37,491      97,914
  Previously estimated development costs incurred during the period..........       19,734     18,939      38,673
  Revisions of previous quantity estimates...................................       (4,396)    (8,054)    (12,450)
  Sales of reserves in place.................................................       (2,405)    (3,993)     (6,398)
  Purchases of reserves in place.............................................       21,948    115,518     137,466
  Accretion of discount on reserves at beginning of year before income
    taxes....................................................................       24,549      3,085      27,634
  Net change in income taxes.................................................      (62,484)   (69,217)   (131,701)
                                                                               -----------  ---------  ----------
Standardized measure of discounted future net cash flows relating to proved
  oil and gas reserves, at end of year.......................................      384,211    175,658     559,869
Additional disclosures:
  Amounts attributable to volumetric production payments.....................        3,126         --       3,126
                                                                               -----------  ---------  ----------
  Total discounted future net cash flows relating to proved oil and gas reserves, including amounts attributable to volumetric production
    payments, at end of year.................................................  $   387,337    175,658     562,995
                                                                               -----------  ---------  ----------
                                                                               -----------  ---------  ----------

    The computation of the standardized measure of discounted future net cash flows relating to proved oil and gas reserves at December 31, 1996 was based on average natural gas prices of approximately $3.50 per MCF in the U.S. and approximately $2.10 per MCF in Canada and on average liquids prices of approximately $26.25 per barrel in the U.S. and approximately $19.10 per barrel in Canada. During March 1997, the Company was receiving average natural gas prices of approximately $1.90 per MCF in the U.S. and approximately $1.70 per MCF in Canada and was receiving average liquids prices of approximately $19.20 per barrel in the U.S. and approximately $17.00 per barrel in Canada. Had the lower March 1997 prices been used, the Company's standardized measure of discounted future net

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)
cash flows relating to proved oil and gas reserves at December 31, 1996 would have been significantly reduced.

                                                                                         DECEMBER 31, 1995
                                                                                 ---------------------------------
                                                                                   UNITED
                                                                                   STATES      CANADA      TOTAL
                                                                                 -----------  ---------  ---------
Standardized measure of discounted future net cash flows relating to proved oil
  and gas reserves, at beginning of year.......................................  $   207,549         --    207,549
Changes resulting from:
  Sales of oil and gas, net of production costs................................      (48,090)        --    (48,090)
  Net changes in prices and future production costs............................       43,991         --     43,991
  Net changes in future development costs......................................       (3,392)        --     (3,392)
  Extensions, discoveries and improved recovery................................        7,231         --      7,231
  Previously estimated development costs incurred during the period............        7,633         --      7,633
  Revisions of previous quantity estimates.....................................          127         --        127
  Sales of reserves in place...................................................       (3,114)        --     (3,114)
  Purchases of reserves in place...............................................          865     30,853     31,718
  Accretion of discount on reserves at beginning of year before income taxes...       23,102         --     23,102
  Net change in income taxes...................................................       (8,075)    (1,763)    (9,838)
                                                                                 -----------  ---------  ---------
Standardized measure of discounted future net cash flows relating to proved oil
  and gas reserves, at end of year.............................................      227,827     29,090    256,917
Additional disclosures:
  Amounts attributable to volumetric production payments.......................        8,476         --      8,476
                                                                                 -----------  ---------  ---------
  Total discounted future net cash flows relating to proved oil and gas reserves, including amounts attributable to volumetric production payments,
    at end of year.............................................................  $   236,303     29,090    265,393
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

                             FOREST OIL CORPORATION

                        DECEMBER 31, 1996, 1995 AND 1994

(18)  SUPPLEMENTAL FINANCIAL DATA -- OIL AND GAS PRODUCING
      ACTIVITIES (UNAUDITED): (CONTINUED)

                                                                                                     DECEMBER 31,
                                                                                                         1994
                                                                                                    --------------
                                                                                                    (IN THOUSANDS)
Standardized measure of discounted future net cash flows relating to proved oil and gas reserves,
  at beginning of year............................................................................   $    262,176
Changes resulting from:
  Sales of oil and gas, net of production costs...................................................        (69,607)
  Net changes in prices and future production costs...............................................        (80,526)
  Net changes in future development costs.........................................................          7,432
  Extensions, discoveries and improved recovery...................................................         10,817
  Previously estimated development costs incurred during the period...............................         10,000
  Revisions of previous quantity estimates........................................................         16,840
  Sales of reserves in place......................................................................        (10,630)
  Purchases of reserves in place..................................................................          8,467
  Accretion of discount on reserves at beginning of year before income taxes......................         32,334
  Net change in income taxes......................................................................         20,246
                                                                                                    --------------
Standardized measure of discounted future net cash flows relating to proved oil and gas reserves,
  at end of year..................................................................................        207,549
Additional disclosures:
  Amounts attributable to volumetric production payments..........................................         22,600
                                                                                                    --------------
  Total discounted future net cash flows relating to proved oil and gas reserves, including amounts attributable to volumetric production payments, at end
    of year.......................................................................................   $    230,149
                                                                                                    --------------
                                                                                                    --------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    CANADIAN FOREST OIL LTD. The Board of Directors of Canadian Forest Oil Ltd. ("Canadian Forest") has enacted By-law No. 1 as confirmed by the shareholder of Canadian Forest, which includes provision for the protection of directors and officers subject to the provisions of the Business Corporations Act (Alberta). The provisions of By-law No. 1 as affected by the Business Corporations Act (Alberta) may be summarized as follows:

    (a) except in respect of an action by or on behalf of Canadian Forest or of a body corporate of which Canadian Forest is or was a shareholder to procure a judgment in its favour, Canadian Forest may indemnify a director or officer of Canadian Forest, a former director of officer of Canadian Forest or a person who acts or acted at Canadian Forest's request as a director or officer of a body corporate of which Canadian Forest is or was a shareholder or creditor, from and against any liability in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of officer, provided such director or officer acted honestly and in good faith with a view to the best interests of Canadian Forest and in the case of criminal or administrative action or proceedings that is enforced by a monetary penalty he had reasonable grounds for believing that his conduct was lawful;

    (b) a director or officer or other person referred to in (a) above is entitled to indemnity from Canadian Forest, (in certain circumstances, only with the approval of the Court of Queen's Bench of Alberta) in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any proceeding to which he is made a party provided such person seeking indemnification is substantially successful on the merits in his defense of such proceedings, he fulfills the conditions set forth in (a) above and is fairly and reasonably entitled to indemnity; and

    (c) Canadian Forest may purchase and maintain insurance for the benefit of each director and officer against any liability incurred by him in his capacity as a director or officer of Canadian Forest or another body corporate except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of Canadian Forest or such other body corporate, as the case may be.

    As permitted and for the purposes described in paragraph (c) above, Canadian Forest has purchased and maintains insurance with such authorization. Directors and officers of Canadian Forest are insured, subject to all the terms, conditions and exclusions of the policy, against certain liabilities incurred by them in their capacity as directors and officers of Canadian Forest and its subsidiaries. This insurance provides for an annual limit for liability and reimbursement of payments of US $25,000,000. The deductible applicable to reimbursement of Canadian Forest is US $100,000, ($200,000 per occurrence in respect of securities claims) and there is no deductible applicable to individual directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

    FOREST OIL CORPORATION. Sections 721 through 724 of the Business Corporation Law of the State of New York (the "BCL"), in which Forest Oil Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

    Article IX of the By-laws of Forest Oil Corporation contains very broad indemnification provisions which permit the corporation to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this By-law is an exclusive method of indemnification.

    Article IX of the By-laws may only be amended prospectively. In addition, the Company cannot, except by elimination or amendment of such section of the By-laws, limit the rights of any indemnified person to indemnity or advancement of expenses provided in accordance with this By-law. It also permits the indemnified person to sue the Company for indemnification, shifting the burden of proof to the Company to prove that the indemnified person has not met the standards of conduct required for indemnification and requires the Company to pay the costs of such suit if the indemnified person is successful.

    The Restated Certificate of Incorporation of the Company limits the personal liability of the Company's directors to the fullest extent permitted under the BCL.

    Additionally, the BCL was amended in 1987 to allow New York corporations to limit or eliminate director's liability for certain breaches of duty. The Restated Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its shareholders for damages for any breach of duty in such a capacity unless a judgment or other final adjudication adverse to the director establishes that:

    (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or

    (b) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or

    (c) the director's act violated Section 719 of the BCL.

    A director's liability for any act or omission prior to the adoption of the amendment to the BCL to eliminate director's liability for certain breaches of duty shall not be eliminated or limited by virtue thereof and any repeal or modification of the foregoing provisions of, or the adoption of any provision of, the Restated Certificate of Incorporation inconsistent with the BCL shall not adversely affect any right, immunity or protection of director existing thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification or the adoption of such inconsistent provision.

    If the BCL is subsequently amended to permit the further elimination or limitation of the personal liability of a director, then the liability of the director shall be eliminated or limited to the fullest extent permitted by the BCL as so amended.

    The Company has insurance coverage which protects directors and officers of Forest Oil Corporation and its subsidiaries against judgments, settlements and legal costs incurred because of actual or alleged errors or omissions in connection with their activities as directors or officers of Forest Oil Corporation and its subsidiaries. One of the policies is a Directors and Officers Liability and Corporation Reimbursement Policy, which covers the period July 25, 1997 to July 25, 1998. Where Forest Oil Corporation or its subsidiaries indemnifies covered directors and officers, Forest Oil Corporation is responsible for a $100,000 ($200,000 for securities claims) deductible per loss. The maximum annual cumulative policy limit is $25 million.

    The Company also has Pension Trust Liability coverage as respects Forest Oil Corporation Pension Trust and the Retirement Savings Plan. It covers legal liability and defense of Plan sponsors and fiduciaries for certain claims based upon actual or alleged Breach of Fiduciary Duty (as defined in the policy) as respects the covered benefit plans. The coverage limit is $10 million (annual cumulative policy limit) and is subject to a deductible of $100,000 for each loss when indemnifiable by Forest Oil Corporation and its subsidiaries.

    These policies contain exclusions commonly found in such insurance policies including, but not limited to, exclusions for claims based on fines and penalties imposed by law or other matters deemed uninsurable by law, claims brought by one insured against another insured, claims based upon or attributable to an officer or director gaining any personal profit or advantage to which he or she is not legally entitled, adjudicated acts of active or deliberate dishonesty, and claims based upon attempts (whether alleged or actual, successful or unsuccessful) by persons to acquire securities of the Company against the opposition of the Company's Board of Directors and in connection with which the Company acquires its securities from such persons at a price not available to all other shareholders or gives consideration to such persons to terminate such attempts. Also excluded are those attempts (whether alleged or actual, successful or unsuccessful) by the Company to acquire its securities at a premium over the then existing market price other than pursuant to an offer to all of the holders of that class.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person thereof in connection with the securities being registered (and the Securities and Exchange Commission is still of the same opinion), the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following instruments and documents are included or incorporated by reference as Exhibits to this Registration Statement.

Exhibit 3(i)       Restated Certificate of Incorporation of Forest Oil Corporation dated
                   October 14, 1993, incorporated herein by reference to Exhibit 3(i) to
                   Form 10-Q for Forest Oil Corporation for the quarter ended September 30,
                   1993 (File No. 0-4597).

Exhibit 3(i)(a)    Certificate of Amendment of the Restated Certificate of Incorporation
                   dated as of July 20, 1995, incorporated herein by reference to Exhibit
                   3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended
                   June 30, 1995 (File No. 0-4597).

Exhibit 3(i)(b)    Certificate of Amendment of Restated Certificate of Incorporation dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b)
                   to Form 10-Q for Forest Oil Corporation for the quarter ended June 30,
                   1995 (File No. 0-4597).

Exhibit 3(i)(c)    Certificate of Amendment of the Restated Certificate of Incorporation
                   dated as of January 5, 1996, incorporated herein by reference to Exhibit
                   3(i)(c) to Forest Oil Corporation's Registration Statement on Form S-2
                   (File No. 33-64949).

Exhibit 3(ii)      Restated By-Laws of Forest Oil Corporation as of May 9, 1990, Amendment
                   No. 1 to By-Laws dated as of April 2, 1991, Amendment No. 2 to By-Laws dated as of May 8, 1991, Amendment No. 3 to By-Laws dated as of July 30,
                   1991, Amendment No. 4 to By-Laws dated as of January 17, 1992, Amendment
                   No. 5 to By-Laws dated as of March 18, 1993 and Amendment No. 6 to
                   By-Laws dated as of September 14, 1993, incorporated herein by reference to Exhibit 3(ii) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

Exhibit 3(ii)(a)   Amendment No. 7 to By-Laws dated as of December 3, 1993, incorporated herein by reference to Exhibit 3(ii)(a) to Form 10-K for Forest Oil
                   Corporation for the year ended December 31, 1993 (File No. 0-4597).

Exhibit 3(ii)(b)   Amendment No. 8 to By-Laws dated as of February 24, 1994, incorporated herein by reference to Exhibit 3(ii)(b) to Form 10-K for Forest Oil
                   Corporation for the year ended December 31, 1993 (File No. 0-4597).

Exhibit 3(ii)(c)   Amendment No. 9 to By-Laws dated as of May 15, 1995, incorporated herein by reference to Exhibit 3(ii)(c) to Form 10-Q for Forest Oil Corporation
                   for the quarter ended June 30, 1995 (File No. 0-4597).

Exhibit 3(ii)(d)   Amendment No. 10 to By-Laws dated as of July 27, 1995, incorporated herein by reference to Exhibit 3(ii)(d) to Form 10-Q for Forest Oil
                   Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

*Exhibit 3(iii)    Articles of Amalgamation of Canadian Forest Oil Ltd.

*Exhibit 3(iv)     Bylaws of Canadian Forest Oil Ltd.

*Exhibit 4.1       Indenture dated as of September 29, 1997 among Canadian Forest Oil Ltd., as Issuer, Forest Oil Corporation, as Guarantor, and State Street Bank
                   and Trust, as Trustee.

*Exhibit 4.2       Registration Agreement dated September 23, 1997 by and among Canadian
                   Forest Oil Ltd., Forest Oil Corporation and Salomon Brothers Inc, Lehman
                   Brothers Inc., Chase Securities Inc., and Morgan Stanley & Co.
                   Incorporated.

Exhibit 4.3        Second Amended and Restated Credit Agreement dated as of January 31,
                   1997 between Forest Oil Corporation and Subsidiary Guarantors and The
                   Chase Manhattan Bank, as agent, incorporated herein by reference to
                   Exhibit 4.4 to Form 10-K for Forest Oil Corporation for the year ended
                   December 31, 1996 (File No. 0-4597).

*Exhibit 4.4.1     Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of April 1, 1997.

*Exhibit 4.4.2     Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of August 19, 1997.

*Exhibit 4.4.3     Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of September 26, 1997.

Exhibit 4.5        Deed of Trust, Mortgage, Security Agreement, Assignment of Production,
                   Financing Statement (Personal Property including Hydrocarbons), and
                   Fixture Filing dated as of December 1, 1993, incorporated herein by reference to Exhibit 4.6 to Form 10-K for Forest Oil Corporation for the
                   year ended December 31, 1993 (File No. 0-4597).

Exhibit 4.6        Amendment No. 1 dated as of June 3, 1994 to the Deed of Trust, Mortgage,
                   Security Agreement, Assignment of Production, Financing Statement
                   (Personal Property including Hydrocarbons) and Fixture Filing dated as of December 1, 1993 between Forest Oil Corporation and The Chase
                   Manhattan Bank (National Association), as agent, incorporated herein by reference to Exhibit 4.9 of Form 10-K for Forest Oil Corporation for the
                   year ended December 31, 1994 (File No. 0-4597).

Exhibit 4.7        Amendment No. 2 dated as of August 31, 1995 to the Deed of Trust,
                   Mortgage, Security Agreement, Assignment of Production, Financing
                   Statement (Personal Property including Hydrocarbons) and Fixture Filing dated as of December 1, 1993 between Forest Oil Corporation and The
                   Chase Manhattan Bank (National Association), as agent, incorporated herein by reference to Exhibit 4.14 to Form 10-K for Forest Oil
                   Corporation for the year ended December 31, 1995 (File No. 0-4597).

Exhibit 4.8        Amendment No. 2 dated as of January 31, 1997 to the Deed of Trust,
                   Mortgage, Security Agreement, Assignment of Production, Financing
                   Statement (Personal Property including Hydrocarbons) and Fixture Filing dated as of June 3, 1994 between Forest Oil Corporation and The Chase
                   Manhattan Bank, as agent, incorporated herein by reference to Exhibit
                   4.8 to Form 10-K for Forest Oil Corporation for the year ended December
                   31, 1996 (File No. 0-4597).

Exhibit 4.9        Amendment No. 3 dated as of January 31, 1997 to the Deed of Trust,
                   Mortgage, Security Agreement, Assignment of Production, Financing
                   Statement (Personal Property including Hydrocarbons) and Fixture Filing dated as of December 1, 1993 between Forest Oil Corporation and The
                   Chase Manhattan Bank, as agent, incorporated herein by reference to
                   Exhibit 4.9 to Form 10-K for Forest Oil Corporation for the year ended
                   December 31, 1996 (File No. 0-4597).

Exhibit 4.10       Deed of Trust, Mortgage, Security Agreement, Assignment of Production,
                   Financing Statement (Personal Property including Hydrocarbons) and
                   Fixture Filing dated as of June 3, 1994 between Forest Oil Corporation and The Chase Manhattan Bank (National Association), as agent, incorporated herein by reference to Exhibit 4.9 of Form 10-K for Forest
                   Oil Corporation for the year ended December 31, 1994 (File No. 0-4597).

Exhibit 4.11       Amendment No. 1 dated as of August 31, 1995 to Deed of Trust, Mortgage,
                   Security Agreement, Assignment of Production, Financing Statement
                   (Personal Property including Hydrocarbons), and Fixture Filing dated
                   June 3, 1994, incorporated herein by reference to Exhibit 4.16 on Form
                   10-K for Forest Oil Corporation for the year ended December 31, 1995
                   (File No. 0-4597).

*Exhibit 4.12      Amendment No. 4 dated as of August 19, 1997 to the Deed of Trust,
                   Mortgage, Security Agreement, Assignment of Production, Financing
                   Statement (Personal Property including Hydrocarbons) and Fixture Filing dated as of December 1, 1993 between Forest Oil Corporation and The
                   Chase Manhattan Bank, as agent.

*Exhibit 4.13      Amendment No. 3 dated as of August 19, 1997 to the Deed of Trust,
                   Mortgage, Security Agreement, Assignment of Production, Financing
                   Statement (Personal Property including Hydrocarbons) and Fixture Filing dated as of June 3, 1994 between Forest Oil Corporation and The Chase
                   Manhattan Bank, as agent.

*Exhibit 4.14      Second Amended and Restated Credit Agreement dated as of April 1, 1997 among 611852 Saskatchewan Ltd. and The Chase Manhattan Bank of Canada,
                   as Administrative Agent.

*Exhibit 4.14.1    Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 19, 1997.

*Exhibit 4.14.2    Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of September 26, 1997.

*Exhibit 4.15      Second Amended and Restated Credit Agreement dated as of April 1, 1997 among Canadian Forest Oil Ltd. and Subsidiary Borrowers and 611852
                   Saskatchewan Ltd.

*Exhibit 4.15.1    Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 19, 1997.

*Exhibit 4.15.2    Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of September 26, 1997.

*Exhibit 4.16      Second Amended and Restated Security Agreement dated as of January 31,
                   1997 between Forest Oil Corporation, the Subsidiary Guarantors named therein and The Chase Manhattan Bank, as agent.

*Exhibit 4.17      Pledge Agreement dated as of August 19, 1997 between 3189503 Canada Ltd.
                   and The Chase Manhattan Bank.

*Exhibit 4.18      Guarantee dated as of August 19, 1997 by Forest Oil Corporation and The
                   Chase Manhattan Bank.

*Exhibit 4.19      Third Security Confirmation, Amendment and Supplemental Debenture
                   Agreement made as of August 19, 1997 among Canadian Forest Oil Ltd.,
                   Producers Marketing Ltd., 3189503 Canada Ltd., 611852 Saskatchewan Ltd.,
                   Forest Oil Corporation and The Chase Manhattan Bank.

*Exhibit 4.20      Second Security Confirmation, Amendment and Supplemental Debenture
                   Agreement made as of April 1, 1997 among Canadian Forest Oil Ltd.,
                   Producers Marketing Ltd., 3189503 Canada Ltd., 611852 Saskatchewan Ltd.,
                   Forest Oil Corporation and The Chase Manhattan Bank.

*Exhibit 4.21      Guarantee and Pledge Agreement dated as of April 1, 1997 between 3189503
                   Canada Ltd. and 611852 Saskatchewan Ltd.

*Exhibit 4.22      Limited Recourse Secured Guarantee dated as of April 1, 1997 between
                   Forest Oil Corporation and 611852 Saskatchewan Ltd.

*Exhibit 4.23      Limited Recourse Demand Debenture and Negative Pledge issued as of April
                   1, 1997 by Forest Oil Corporation to 611852 Saskatchewan Ltd.

*Exhibit 4.24      Deposit Agreement made as of April 1, 1997 by Forest Oil Corporation in favor of 611852 Saskatchewan Ltd.

*Exhibit 5.1       Opinion of Bennett Jones Verchere

*Exhibit 5.2       Opinion of Vinson & Elkins L.L.P.

*Exhibit 5.3       Opinion of Ernst & Young as to tax matters

*Exhibit 5.4       Opinion of Ernst & Young, Chartered Accountants

*Exhibit 23.1      Consent of KPMG Peat Marwick LLP.

*Exhibit 23.2      Consent of Ryder Scott Company.

*Exhibit 23.3      Consent of McDaniel & Associates Ltd.

*Exhibit 23.4      Consent of Fekete & Associates, Inc.

*Exhibit 23.5      Consent of Bennett Jones Verchere (included in Exhibit 5.1 hereto).

*Exhibit 23.6      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.2 hereto).

*Exhibit 23.7      Consent of Ernst & Young (included in Exhibit 5.3 hereto).

*Exhibit 23.8      Consent of Ernst & Young, Chartered Accountants (included in Exhibit 5.4 hereto).

*Exhibit 23.9      Consent of Price Waterhouse.

Exhibit 24.1       Powers of Attorney (included on the signature pages hereto).

*Exhibit 25.1      Statement of Eligibility of State Street Bank and Trust Company.

*Exhibit 99.1      Form of Letter of Transmittal.

------------------------

*   filed herewith.

ITEM 22.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Canadian Forest Oil Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, on October 31, 1997.

                                CANADIAN FOREST OIL LTD.

                                By:             /s/ ARTHUR C. EASTLY
                                     ------------------------------------------
                                                  Arthur C. Eastly
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Keyte, V. Bruce Thompson and Daniel L. McNamara, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitition, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, of their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ ARTHUR C. EASTLY
------------------------------  President and Chief          October 31, 1997
       Arthur C. Eastly           Executive Officer

     /s/ RONALD E. PRATT        Vice President, Finance
------------------------------    (Principal Financial and   October 31, 1997
       Ronald E. Pratt            Accounting Officer)

     /s/ DANIEL L. BAXTER
------------------------------  Director                     October 31, 1997
       Daniel L. Baxter

    /s/ ROBERT S. BOSWELL
------------------------------  Director                     October 31, 1997
      Robert S. Boswell

     /s/ WILLIAM L. DORN
------------------------------  Director                     October 31, 1997
       William L. Dorn

     /s/ ARTHUR C. EASTLY
------------------------------  Director                     October 31, 1997
       Arthur C. Eastly

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Forest Oil Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 31, 1997.

                                FOREST OIL CORPORATION

                                By:             /s/ WILLIAM L. DORN
                                     ------------------------------------------
                                                  William L. Dorn
                                               CHAIRMAN OF THE BOARD

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Keyte, V. Bruce Thompson and Daniel L. McNamara, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ ROBERT S. BOSWELL
------------------------------  President and Chief          October 31, 1997
      Robert S. Boswell           Executive Officer

                                Vice President and Chief
      /s/ DAVID H. KEYTE          Financial Officer
------------------------------    (Principal Financial       October 31, 1997
        David H. Keyte            Officer)

      /s/ JOAN C. SONNEN
------------------------------  Controller (Principal        October 31, 1997
        Joan C. Sonnen            Accounting Officer)

    /s/ PHILIP F. ANSCHUTZ
------------------------------  Director                     October 31, 1997
      Philip F. Anschutz

    /s/ ROBERT S. BOSWELL
------------------------------  Director                     October 31, 1997
      Robert S. Boswell

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ WILLIAM L. BRITTON
------------------------------  Director                     October 31, 1997
      William L. Britton

   /s/ CORTLANDT S. DIETLER
------------------------------  Director                     October 31, 1997
     Cortlandt S. Dietler

     /s/ WILLIAM L. DORN
------------------------------  Director                     October 31, 1997
       William L. Dorn

     /s/ JORDAN L. HAINES
------------------------------  Director                     October 31, 1997
       Jordan L. Haines

       /s/ JAMES H. LEE
------------------------------  Director                     October 31, 1997
         James H. Lee

    /s/ J. J. SIMMONS, III
------------------------------  Director                     October 31, 1997
      J. J. Simmons, III

     /s/ CRAIG D. SLATER
------------------------------  Director                     October 31, 1997
       Craig D. Slater

     /s/ DRAKE S. TEMPEST
------------------------------  Director                     October 31, 1997
       Drake S. Tempest

    /s/ MICHAEL B. YANNEY
------------------------------  Director                     October 31, 1997
      Michael B. Yanney